Filed Pursuant to Rule 424(b)(3) Registration No. 333-184006

BLUEROCK MULTIFAMILY GROWTH REIT, INC.

Maximum Offering of $550,000,000 in Shares of Common Stock

Bluerock Multifamily Growth REIT, Inc. was formed to acquire and develop a diversified portfolio of real estate, with a primary focus on well-located, Class A apartment properties with strong and stable cash flows, and to implement our advisor’s Value Creation strategy to generate attractive returns for our investors. We also intend to acquire well-located residential properties that we believe present significant opportunities for short-term capital appreciation, such as those requiring repositioning, renovation or redevelopment. We have elected to be treated as a real estate investment trust, or REIT, for federal income tax purposes.

We will invest primarily through joint ventures with our sponsor’s regional partners, which are generally leading regional apartment owner / operators that bring extensive ‘insider knowledge’ and a track record of success in markets in our target regions, and which invest capital alongside us as ‘skin in the game’. We will focus our portfolio on four demographically attractive regions with growing population and job growth, which are correlated with rental rates and occupancy, in order to earn attractive returns on equity. We believe building a focused portfolio in our target regions could make us an attractive acquisition target for a number of institutional investors or publicly traded REITs that have significant footprints in our target regions. As of the date of this prospectus, we own joint venture interests in seven apartment properties, located in five states. We intend to pursue a liquidity event, with a focus on a portfolio sale to an institutional investor or public REIT, one year after completion of our offering stage. We do not intend to conduct a follow-on offering after this offering.

In this follow-on offering, we are offering a maximum of $500,000,000 in shares of our common stock in our primary offering, at an offering price of $10.00 per share. Discounts are available to investors who purchase more than 50,000 shares and to other categories of purchasers. We also are offering up to $50,000,000 in shares pursuant to our distribution reinvestment plan at $9.50 per share. We expect to offer shares of common stock in our primary offering until the earlier of the date on which all of the shares under this follow-on offering have been sold or April 12, 2015, unless extended by our board of directors for an additional year as permitted under applicable law. We reserve the right to reallocate the shares we are offering between our primary offering and our distribution reinvestment plan. The minimum initial investment in our shares is $2,500 except for certain states as described in this prospectus.

This investment involves a high degree of risk. You should purchase our shares only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 16 for a discussion of material risks related to an investment in our shares, which include the following:

•	No current public trading market exists for our stock, and it may be difficult for you to sell your stock. If you sell your stock, it may be at a substantial discount.

•	As of the date of this prospectus, we have made a limited number of investments and, other than as described in a supplement to this prospectus, our advisor has not identified any investments in which there is a reasonable probability we will invest. If we are unable to acquire suitable real estate investments, or suffer a delay in doing so, we may not have cash flow available for distribution to you as a stockholder.

•	We set the offering price of our shares arbitrarily. This price is not based on the book value or net asset value of our shares or our expected operating income.

•	During the early stages of our operations, we have funded and expect to continue to fund distributions from offering proceeds, borrowings and the sale of assets to the extent distributions exceed our earnings or cash flows from operations. There is no limit on the amount of offering proceeds we may use to fund distributions. Distributions paid from sources other than cash flow or funds from operations may constitute a return of capital and reduce investor returns. Rates of distribution to you may not be indicative of our operating results.

•	For the year ended December 31, 2012, none of our distributions were covered by our cash flow from operations or our funds from operations for that same period.

•	This is a “blind pool” offering, and other than investments disclosed in this prospectus or in a supplement prior to an investor’s investment, investors will not be able to evaluate the economic or other merits of any of our investments prior to our making them.

•	We raised approximately $22.2 million of primary offering proceeds in our initial offering. Unless our rate of capital raising improves significantly, our portfolio may not reach the size necessary to meet our business objectives.

•	We rely on our advisor to manage our business and assets. Our advisor has a limited operating history.

•	You will have limited control over changes in our policies and day-to-day operations, which increases the uncertainty and risks you face as a stockholder. In addition, our board of directors may approve changes to our policies without your approval.

•	Our officers and non-independent directors also serve as officers and owners of our advisor and its affiliates, including our dealer manager, and experience significant conflicts, including conflicts created by our advisor’s compensation arrangements with us and other programs advised by them and their affiliates. Our agreements with our advisor and its affiliates, including our dealer manager, were not the result of arm’s-length negotiations.

•	Other programs owned or advised by our officers and non-independent directors or their affiliates may compete with us for the time and attention of our executives, and our officers and non-independent directors will experience conflicts of interest in allocating investment opportunities among other affiliated entities and us.

•	We may incur debt exceeding 300% of our net assets, which could lead to losses on highly leveraged assets and an inability to pay distributions to our stockholders.

•	We may fail to maintain our qualification as a REIT, which would result in higher taxes for us and reduced cash available for distribution to our stockholders.

•	Our board of directors may elect not to implement our policy to provide liquidity to stockholders one year after the completion of our offering stage, and our charter only requires our board to consider a liquidity event by the sixth anniversary of the termination of our offering stage. As such, you may have to hold your shares for an indefinite period of time.

	Price to Public	Selling Commissions	Dealer Manager Fee	Net Proceeds (Before Expenses)*

Primary Offering
Per share price	$10.00	$0.70	$0.30	$9.00
Total Maximum	$500,000,000	$35,000,000	$15,000,000	$450,000,000
Distribution Reinvestment Plan
Per Share	$9.50	$-	$-	$9.50
Total Maximum	$50,000,000	$-	$-	$50,000,000

* Net proceeds are calculated before paying for, or reimbursing our advisor for, our organization and offering expenses (other than selling commissions and dealer manager fee). The total amount of all items of compensation from any source, including from offering proceeds and in the form of trail commissions, if any, payable to underwriters, broker-dealers or associated persons thereof will not exceed an amount that equals 10% of the gross proceeds of this offering (excluding proceeds from shares to be sold through our distribution reinvestment plan). See “Plan of Distribution.”

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. The use of forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from your investment in our shares of common stock is prohibited.

The dealer manager for this offering is Bluerock Capital Markets, LLC, which is an affiliate of our advisor and us. The dealer manager will use its best efforts to sell the shares.

The date of this prospectus is April 12, 2013

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
RISK FACTORS	16
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	36
ESTIMATED USE OF PROCEEDS	37
MULTIFAMILY MARKET OVERVIEW	38
INVESTMENT STRATEGY, OBJECTIVES AND POLICIES	43
DESCRIPTION OF OUR INVESTMENTS	58
SELECTED FINANCIAL DATA	74
MANAGEMENT	78
MANAGEMENT COMPENSATION	91
PRIOR PERFORMANCE SUMMARY	96
CONFLICTS OF INTEREST	98
SUMMARY OF DISTRIBUTION REINVESTMENT PLAN	103
SHARE REPURCHASE PLAN	105
PRINCIPAL STOCKHOLDERS	107
DESCRIPTION OF CAPITAL STOCK	108
IMPORTANT PROVISIONS OF MARYLAND CORPORATE LAW AND OUR CHARTER AND BYLAWS	115
THE OPERATING PARTNERSHIP AGREEMENT	121
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS	124
ERISA CONSIDERATIONS	146
PLAN OF DISTRIBUTION	149
SALES LITERATURE	154
LEGAL MATTERS	154
EXPERTS	154
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	154
ADDITIONAL INFORMATION	155
EXHIBIT A FORM OF SUBSCRIPTION AGREEMENT	A-1
EXHIBIT B DISTRIBUTION REINVESTMENT PLAN	B-1
EXHIBIT C PRIOR PERFORMANCE TABLES	C-1

INVESTOR SUITABILITY STANDARDS

An investment in our common stock is suitable only for persons who have adequate financial means and desire a long-term investment. We have established suitability standards for initial stockholders and subsequent purchasers of our shares to help ensure, given the high degree of risk, the long-term nature, and the relative illiquidity of an investment in our shares, that shares of our common stock are an appropriate investment for investors in this offering. Our suitability standards require that a purchaser of our shares have either:

• a net worth of at least $250,000; or

• a gross annual income of at least $70,000 and a net worth of at least $70,000.

The following states have established suitability standards in addition to or that are different from those set forth above. In the following states, we will only sell shares to those investors who meet the standards set forth below:

Alabama — In addition to the suitability standards set forth above, investors must have a liquid net worth of at least 10 times their investment in us and similar programs.

California — Investors must have either (1) a net worth of at least $250,000 or (2) a gross annual income of at least $75,000 and a net worth of at least $100,000. In addition, investors may not invest more than 10% of their net worth in us.

Iowa — Investors must have either (1) a liquid net worth of $350,000 or (2) a gross annual income of $70,000 and a liquid net worth of at least $100,000. In addition, investors may not invest more than 10% of their liquid net worth in us or in any of our affiliates. Iowa defines “liquid net worth” as that portion of net worth (total assets exclusive of home, home furnishings and automobiles) that is comprised of cash, cash equivalents and readily marketable securities, but excluding IRA assets owned or held by investors.

Kentucky and Nevada — In addition to the suitability standards set forth above, investors may not invest more than 10% of their net worth in us.

Maine — In addition to the suitability standards set forth above, the Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. Maine defines “liquid net worth” as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Massachusetts — In addition to the suitability standards set forth above, investors must have either (i) a net worth of at least $500,000, or (ii) an annual gross income of at least $100,000 and a net worth of at least $100,000. In addition, an investor’s investment in this offering and in other illiquid direct participation programs may not exceed 10% of the investor’s liquid net worth.

Michigan — In addition to the suitability standards set forth above, investors may not invest more than 10% of their net worth in us or in any of our affiliates.

Missouri — In addition to the suitability standards set forth above, investors may not invest more than 10% of their liquid net worth in us.

New Mexico — In addition to the suitability standards set forth above, investors may not invest more than 10% of their liquid net worth in us or in any of our affiliates.

New Jersey — In addition to the suitability standards set forth above, investors must have either (i) a liquid net worth of $250,000 and an annual gross income of $100,000, or (ii) a minimum liquid net worth of $500,000. In addition, an investor’s total investment in this offering and similar direct participation investments shall not exceed 10% of such investor’s liquid net worth. New Jersey defines “liquid net worth” as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

North Dakota — In addition to the suitability standards set forth above, investors must have a net worth of at least ten times their investment in our offering.

Oregon — In addition to the suitability requirements set forth above, investors may not invest more than 10% of their liquid net worth in us. Oregon defines “liquid net worth” as the remaining balance of cash and other assets easily converted to cash after subtracting an investor’s total liabilities from total assets.

Tennessee — Investors must have either (1) a net worth of at least $500,000, or (2) a gross annual income of at least $100,000 and a net worth of at least $100,000. In addition, investors may not invest more than 10% of their liquid net worth in us.

For purposes of determining suitability of an investor, except as otherwise set forth above, net worth in all cases referenced above should be calculated excluding the value of an investor’s home, furnishings and automobiles.

In the case of sales to fiduciary accounts, these suitability standards must be met by one of the following: (1) the fiduciary account, (2) the person who directly or indirectly supplied the funds for the purchase of the shares or (3) the beneficiary of the account.

We, our sponsor, Bluerock Real Estate L.L.C., and each person selling common stock on our behalf are required to make reasonable efforts to determine that the purchase of our common stock is a suitable and appropriate investment for each stockholder in light of such person’s age, educational level, knowledge of investments, financial means and other pertinent factors. Our dealer manager and each person selling shares on our behalf must maintain records for at least six years of the information used to determine that an investment in our common stock is suitable and appropriate for each investor. Our dealer manager’s agreements with the participating broker-dealers require such broker-dealers to make inquiries diligently as required by law of all prospective investors in order to ascertain whether an investment in us is a suitable investment.

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HOW TO SUBSCRIBE

Investors seeking to purchase shares of our common stock should proceed as follows:

•	Read this entire prospectus and any appendices and supplements accompanying this prospectus.

•	Complete an execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Exhibit A.

•	Deliver a check made payable to “Bluerock Multifamily Growth REIT, Inc.” or “BMG” for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to the selling broker-dealer.

In general, the minimum initial investment for purchases of shares of our common stock is $2,500, except Tennessee residents must invest at least $5,000. For purposes of satisfying the minimum investment requirement for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs provided that each such contribution is made in increments of at least $500. An investment in our shares will not, in itself, create a retirement plan for you and, in order to create a retirement plan, you must comply with all applicable provisions of the federal income tax laws. After your initial purchase, any additional investments must be made in increments of at least $100, except for purchases of shares under our distribution reinvestment plan, which may be in lesser amounts.

By signing the subscription agreement, you represent and warrant to us that you have received a copy of this prospectus, that you meet the minimum net worth and annual gross income requirements imposed by your state and, if applicable, that you will comply with all federal and state law requirements with respect to resale of our shares of common stock. We rely on the representations and warranties made by you to help ensure that you are fully informed about an investment in our shares and that we adhere to our suitability standards regarding your investment. By making those representations and warranties to us, you will not waive any rights that you may have under federal or state securities laws.

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QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Below we have provided some of the more frequently asked questions and answers relating to our offering. Please see the remainder of this prospectus for more detailed information about this offering.

Q:	What is a REIT?

A:	REIT stands for “real estate investment trust.” In general, a REIT is a company that:

•	pools the capital of many investors to acquire or provide financing for real estate properties;

•	allows individual investors to invest in a diversified real estate portfolio managed by a professional management team;

•	is required to pay distributions to investors of at least 90% of its taxable income (excluding net capital gains) each year; and

•	avoids the federal “double taxation” treatment of income that generally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on its net income that it currently distributes if it complies with certain federal income tax requirements.

Q:	What is the experience of your management?

A:	Our advisor, Bluerock Multifamily Advisor, LLC, is responsible for managing our affairs on a day-to-day basis and for identifying and making acquisitions and investments on our behalf. Our advisor’s senior executives collectively have over 80 years of experience in various aspects of real estate, including acquisitions, development/redevelopment, property management, financings and dispositions. See “Management — The Advisor” for complete biographies of the key personnel of our advisor.

Q:	What is your Regional Partner Strategy?

A:	We will invest primarily through joint ventures with Bluerock’s regional partners, or Bluerock Regional Partners. Bluerock Regional Partners are generally leading regional apartment owner / operators that bring extensive ‘insider knowledge’ and a track record of success in markets in our target regions, and which invest capital alongside us as ‘skin in the game’. Our Regional Partner strategy allows us to draw on the collective market knowledge of some of the leading apartment owner / operators in the nation, in order to drive our returns on investment. Notwithstanding the investments of Bluerock Regional Partners, we expect to maintain substantial control over strategic decision-making in these ventures.

Q:	What is your Focused Target Strategy?

A:	Although we intend to diversify our portfolio by geographic location, we expect to focus on four demographically attractive regions which we believe provide high potential for attractive returns. These regions include: Florida/Georgia; Tennessee; North/South Carolina; and Texas. Within these states, we will seek to focus on submarkets where Bluerock Regional Partners have established relationships, transaction history, market knowledge and potential access to ‘‘off-market’’ investments, as well as an ability to direct property management and leasing operations efficiently.

Q:	What is the advisor’s Value Creation Strategy?

A:

Our advisor’s Value Creation Strategy consists of a series of initiatives which we believe can create a sustainable competitive advantage and long-term increases in apartment property value. The initiatives seek to transform the perception of the apartment from a purely functional one (i.e., as solely a place to live) to a lifestyle product / community (i.e., as a place to live, interact, and socialize) thereby creating an enhanced perception of value among residents, allowing for premium rental rates and improved resident retention.

We intend to implement our advisor’s Value Creation Strategy at our apartment properties, which we believe can create a sustainable competitive advantage and allow us to achieve long-term value creation at the apartment properties we acquire.

Q:	What types of real property will you acquire and develop?

A:	We intend to acquire and develop a diversified portfolio of real estate in the multifamily sector, with a primary focus on well-located, institutional quality apartment properties with strong and stable cash flows, and to implement the Value Creation Strategy with these properties. See “Investment Strategy, Objectives and Policies — Value Creation Strategy.” We also intend to acquire well-located residential properties that we believe present us with significant opportunities for short-term capital appreciation, such as those requiring repositioning, renovation or redevelopment, and those available at opportunistic prices from distressed or time-constrained sellers.

Q:	Do you currently own any assets?

A:	Yes. Our portfolio is currently comprised of joint venture interests in six apartment properties, having approximately 1,370,926 rentable square feet and comprising 1,453 apartment units, and one multifamily development project, located in five states. For additional details regarding our investments, see “Description of Our Investments.” This is considered to be a “blind pool” offering because we have made a limited number of investments and we have not identified any other specific assets to acquire with the proceeds from our initial offering or this follow-on offering as of the date of this prospectus. As a result, you will not have the opportunity to evaluate our investments, aside from our limited number of existing investments, prior to purchasing shares of our common stock. If we are delayed or unable to find suitable investments, we may not be able to achieve our investment objectives.

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Q:	What is an UPREIT?

A:	UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” An UPREIT is a REIT that holds all or substantially all of its properties through a partnership in which the REIT holds a general partner and/or limited partner interest, approximately equal to the value of capital raised by the REIT through sales of its capital stock. Using an UPREIT structure may give us an advantage in acquiring properties from persons who may not otherwise sell their properties because of unfavorable tax results. Generally, a sale of property directly to a REIT is a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may transfer the property to the UPREIT in exchange for limited partnership units in the partnership and defer taxation of gain until the seller later exchanges his limited partnership units on a one-for-one basis for REIT shares or for cash pursuant to the terms of the limited partnership agreement.

Q:	If I buy shares in this offering, will I receive distributions and how often?

A:	To maintain our qualification as a REIT, we are required to make annual aggregate distributions to our stockholders of at least 90% of our taxable income (excluding net capital gains). We intend to make distributions to our stockholders on a monthly basis.

Q:	Can I reinvest my distributions in additional shares of common stock?

A:	Yes, you may elect to participate in our distribution reinvestment plan, or DRIP, by checking the appropriate box on the subscription agreement, or by filling out an enrollment form we will provide you at your request. The purchase price for shares purchased under the distribution reinvestment plan is $9.50 per share.

Q:	Will the distributions I receive be taxable as ordinary income?

A:

Generally, distributions that you receive, including distributions reinvested pursuant to our DRIP should be taxed as ordinary income to the extent that they are paid from current or accumulated earnings and profits. We expect that some portion of your distributions may not be subject to tax in the year in which they are received because depreciation expense reduces the amount of taxable income but does not reduce cash available for distribution. The portion of your distribution which is not subject to tax as dividend income is considered a return of capital for tax purposes and will reduce the tax basis of your investment. Any distribution in excess of your tax basis will be treated as capital gain, provided the shares are held as capital assets. This, in effect, defers a portion of your tax until your investment is sold or our company is liquidated, at which time you will be taxed at capital gains rates then in effect. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

Q:	Are there any risks involved in buying shares of your common stock?
A:

Yes. This investment involves a high degree of risk. You should purchase our shares only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 16 for a discussion of material risks related to an investment in our shares, which include the following:

•	No current public trading market exists for our stock, and it may be difficult for you to sell your stock. If you sell your stock, it may be at a substantial discount.
•	As of the date of this prospectus, we have made a limited number of investments and, other than as described in a supplement to this prospectus, our advisor has not identified any investments in which there is a reasonable probability we will invest. If we are unable to acquire suitable real estate investments, or suffer a delay in doing so, we may not have cash flow available for distribution to you as a stockholder.
•	We set the offering price of our shares arbitrarily. This price is not based on the book value or net asset value of our shares or our expected operating income.
•	During the early stages of our operations, we have funded and expect to continue to fund distributions from offering proceeds, borrowings and the sale of assets to the extent distributions exceed our earnings or cash flows from operations. There is no limit on the amount of offering proceeds we may use to fund distributions. Distributions paid from sources other than cash flow or funds from operations may constitute a return of capital and reduce investor returns. Rates of distribution to you may not be indicative of our operating results.
•	For the year ended December 31, 2012, none of our distributions were covered by our cash flow from operations or our funds from operations for that same period.
•	This is a “blind pool” offering, and other than investments disclosed in this prospectus or in a supplement prior to an investor’s investment, investors will not be able to evaluate the economic or other merits of any of our investments prior to our making them.
•	We raised approximately $22.2 million of primary offering proceeds in our initial offering. Unless our rate of capital raising improves significantly, our portfolio may not reach the size necessary to meet our business objectives.
•	We rely on our advisor to manage our business and assets. Our advisor has a limited operating history.
•	You will have limited control over changes in our policies and day-to-day operations, which increases the uncertainty and risks you face as a stockholder. In addition, our board of directors may approve changes to our policies without your approval.
•	Our officers and non-independent directors also serve as officers and owners of our advisor and its affiliates, including our dealer manager, and experience significant conflicts, including conflicts created by our advisor’s compensation arrangements with us and other programs advised by them and their affiliates. Our agreements with our advisor and its affiliates, including our dealer manager, were not the result of arm’s-length negotiations.
•	Other programs owned or advised by our officers and non-independent directors or their affiliates may compete with us for the time and attention of our executives, and our officers and non-independent directors will experience conflicts of interest in allocating investment opportunities among other affiliated entities and us.
•	We may incur debt exceeding 300% of our net assets, which could lead to losses on highly leveraged assets and an inability to pay distributions to our stockholders.
•	We may fail to maintain our qualification as a REIT, which would result in higher taxes for us and reduced cash available for distribution to our stockholders.
•	Our board of directors may elect not to implement our policy to provide liquidity to stockholders one year after the completion of our offering stage, and our charter only requires our board to consider a liquidity event by the sixth anniversary of the termination of our offering stage. As such, you may have to hold your shares for an indefinite period of time.

Q:	How does a “best efforts” offering work?

A:	When securities are offered to the public on a “best efforts” basis, the broker-dealers participating in the offering are only required to use their best efforts to sell the securities and have no firm commitment or obligation to purchase any securities. Therefore, no specified dollar amount is guaranteed to be raised in this offering.

Q:	Who can buy shares of your common stock?

A:	You can buy shares of our common stock provided that you have a minimum of either (1) a net worth of at least $250,000 or (2) an annual gross income of at least $70,000 and a net worth of at least $70,000. For this purpose, net worth does not include your home, home furnishings or personal automobiles. These minimum amounts are higher in some states and some states may impose additional suitability restrictions on your investment as described in the “Investor Suitability Standards” section of this prospectus.

Q:	Is there any minimum investment required?

A:	Yes. Generally, the minimum investment is $2,500, except for purchases by our existing stockholders, including purchases made pursuant to our distribution reinvestment plan. Please note that certain states have imposed higher minimum investment amounts as described in the “How to Subscribe” section of this prospectus.

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Q:	How do I subscribe for shares?

A:	In order to purchase shares of our common stock in this offering, you should review this prospectus in its entirety, complete a subscription agreement for a specific number of shares, and pay for the shares at the time you subscribe.

Q:	How will you use the proceeds raised in this offering?

A:	We expect to use substantially all of the net proceeds from this offering to acquire and develop a diversified portfolio of real estate in the multifamily sector, with a primary focus on well-located, Class A properties, as well as well-located residential properties that we believe present us with significant opportunities for short-term capital appreciation, and those available at opportunistic prices from distressed or time-constrained sellers. Depending primarily upon the number of shares we sell in this offering, we estimate that between approximately 87.10% (assuming all shares available under our distribution reinvestment plan are sold) and approximately 86.08% (assuming no shares available under our distribution reinvestment plan are sold) of our gross offering proceeds will be available for investments. We will use the remainder to pay offering expenses, including selling commissions and the dealer manager fee, and to pay a fee to our advisor for its services in connection with the selection and acquisition of our real estate investments and acquisition expenses. Our organizational documents do not limit the amount of distributions we can fund from sources other than from operating cash flow, including offering proceeds. We expect to use the net proceeds from the sale of shares under our distribution reinvestment plan for general corporate purposes, including, but not limited to, the repurchase of shares under our share repurchase plan; capital expenditures related to our investments in real estate properties; reserves required by any financings of our investments in real estate properties; investments in real estate properties, which would include payment of acquisition fees to our advisor; and the repayment of debt.

Q:	If I buy shares of common stock in this offering, how can I sell them?

A:	At the time you purchase shares of our common stock, they will not be listed for trading on any national securities exchange or national market system. In fact, no public market for the shares currently exists and we cannot be sure whether one will ever develop. As a result, it may be difficult to find a buyer for your shares and realize a return on your investment. In addition, any potential buyer of your shares must meet the applicable suitability and minimum investment standards. You may not sell your shares if such sale would violate federal or state securities laws or cause any person or entity to directly or indirectly own more than 9.8% of our outstanding stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of outstanding shares of our common stock, unless otherwise excepted by our board of directors.

Our board of directors has adopted a share repurchase plan that permits you to sell your shares back to us, subject to conditions and limitations of the program. Shares may be repurchased in accordance with the terms of the share repurchase plan and subject to the funds available from the sale of shares under our dividend reinvestment plan during 2012. Our board of directors can amend the provisions of our share repurchase plan at any time without the approval of our stockholders.

Q:	What is your plan for a liquidity event?

A:	We intend to pursue a transaction providing liquidity for our stockholders, with a focus on a portfolio sale to an institutional investor or public REIT, one year after the completion of our offering stage. We do not intend to conduct a follow-on public equity offering of the securities of our company after this offering. We will consider our offering stage complete when we are no longer publicly offering equity securities through this offering and have not done so for one year. A liquidity event could include (1) the sale of all or substantially all of our assets either on a portfolio basis or individually followed by a liquidation, (2) a merger or another transaction approved by our board of directors in which our stockholders will receive cash and/or shares of a publicly traded company or (3) a listing of our shares on a national securities exchange. We cannot predict the exact date by which we will complete a liquidity event, as market conditions and other factors could cause us to delay a liquidity event beyond the above timeframe. The sale of all, or substantially all, of our assets as well as liquidation would require the affirmative vote of a majority of our then outstanding shares of common stock. If we do not consummate a liquidity event, our stockholders may have to hold their shares for an extended period of time or indefinitely. If we do not begin the process of listing our shares of common stock on a national securities exchange by the end of six years from the completion of our offering stage, or have not otherwise completed a liquidity event by such date, our charter requires that we seek stockholder approval of the liquidation of the company, unless a majority of our board of directors, including a majority of independent directors, determines that liquidation is not then in the best interests of our stockholders.

Q:	Will I receive notification as to how my investment is doing?

A:	You will receive periodic reports on the performance of your investment with us, including:

•	an annual report that updates and details your investment;

•	an annual report, including audited financial statements, as filed with the Securities and Exchange Commission; and

•	an annual IRS Form 1099-DIV.

Q:	When will I receive my tax information?

A:	We intend to mail your Form 1099-DIV tax information by January 31 of each year.

Q:	Who can I contact to answer my questions?

A:	If you have any questions regarding the offering or if you would like additional copies of this prospectus, you should contact your registered representative or:

Bluerock Multifamily Growth REIT, Inc.

c/o Bluerock Real Estate, L.L.C.

712 Fifth Avenue
9th Floor

New York, New York 10019

(877) 826-BLUE (2583)

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PROSPECTUS SUMMARY

  This summary highlights the material information from this prospectus. Because it is a summary, it may not contain all the information that is important to you. To fully understand this offering, you should carefully read this entire prospectus, including the “Risk Factors” section beginning on page 16 and the financial statements incorporated by reference in this prospectus. References in this prospectus to “us,” “we,” “our” or “our company” refer to both Bluerock Multifamily Growth REIT, Inc. and our operating partnership, Bluerock Multifamily Holdings, L.P., unless the context otherwise requires.

Bluerock Multifamily Growth REIT, Inc.

Bluerock Multifamily Growth REIT, Inc. is a Maryland corporation that has elected to be treated as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, which we refer to as the Code, commencing with our taxable year ended December 31, 2010.

We intend to acquire and develop a diversified portfolio of real estate investments, with a primary focus on well-located, Class A apartment properties with strong and stable cash flows. We intend to implement what we refer to as the Value Creation Strategy at these apartment properties, which we believe will increase rents, tenant retention and property values, and generate attractive returns for our investors. We also intend to acquire well-located residential properties that we believe present significant opportunities for short-term capital appreciation, such as those requiring repositioning, renovation or redevelopment, and properties available at opportunistic prices from distressed or time-constrained sellers.

Our portfolio will be focused on four demographically attractive regions with growing population and job growth, both of which are correlated with rental rates and occupancy, in order to earn attractive returns on invested equity. In addition, we believe building a focused portfolio in our target regions could make us an attractive acquisition target for a number of institutional investors, including several publicly traded REITs that have significant footprints in such markets. We intend to pursue a liquidity event, with a focus on a portfolio sale to an institutional investor or public REIT, one year after the completion of our offering stage.

We will invest primarily through joint ventures with Bluerock’s regional partners, or Bluerock Regional Partners. Bluerock Regional Partners are generally leading regional apartment owner / operators that bring extensive ‘insider knowledge’ and a track record of success in markets in our target regions, and which invest capital alongside us as ‘skin in the game’. Our Regional Partner strategy allows us to draw on the collective market knowledge of some of the leading apartment owner / operators in the nation, in order to drive our returns on investment. Notwithstanding the investments of Bluerock Regional Partners, we expect to maintain substantial control over strategic decision-making in these ventures.

As of the date of this prospectus, we own joint venture interests in six apartment properties, having approximately 1,370,926 rentable square feet and comprising 1,453 apartment units, and one multifamily development project, located in five states. The volume and value of properties we acquire and develop will depend on the proceeds raised in this offering.

The principal executive offices of our company and our advisor are located at 712 Fifth Avenue, 9th Floor, New York, New York 10019. Our telephone number is (877) 826-BLUE (2583). Information regarding our sponsor is also available at www.bluerockre.com.

Plan of Distribution

We are offering for sale a maximum of $500,000,000 in shares of our common stock to the public at a price of $10.00 per share. This offering is being conducted on a “best efforts” basis, which means that the broker-dealers participating in this offering are under no obligation to purchase any of the shares and, therefore, no specified dollar amount is guaranteed to be raised. In addition, we are offering up to $50,000,000 in shares at $9.50 per share to stockholders who elect to participate in our distribution reinvestment plan, described below. We reserve the right to reallocate the shares we are offering between the primary offering and our distribution reinvestment plan.

In addition to the shares to be issued pursuant to this offering and issued in the initial offering, we have issued to our advisor 1,000 shares of non-participating, non-voting, convertible stock. The convertible stock is non-voting, is not entitled to any distributions and is a separate class of stock from the common stock to be issued in this offering.

Our Initial Offering

We commenced our initial public offering of shares of our common stock on October 15, 2009, which we refer to as our initial offering. In our initial offering, we issued 2.4 million shares of our common stock for gross offering proceeds of approximately $22.2 million. In this follow-on offering, we are offering a maximum of $500,000,000 in shares of our common stock in our primary offering, at an offering price of $10.00 per share. Discounts are available to investors who purchase more than 50,000 shares and to other categories of purchasers.

Our Estimated Value Per Share

On December 17, 2012, our board of directors determined an estimated value per share of our common stock of $10.04 as of December 17, 2012. We are providing the estimated value per share to assist broker-dealers and stockholders in their evaluation of us.

The objective of our board of directors in determining the estimated value per share was to arrive at a value, based on the most recent data available, that it believed was reasonable based on a valuation utilizing independent appraisals of each of the properties in which we are invested. The appraisals were conducted by a third party independent firm in conformity with the requirements of the Code of Professional Ethics & Standards of Professional Practice of the Appraisal Institute, which include the Uniform Standards of Professional Appraisal Practice. The estimated value per share is based on (1) the estimated value of our assets based on independent appraisals less the estimated value of our liabilities, divided by (2) the number of outstanding shares of our common stock, all as of December 17, 2012. Investors are cautioned that the market for commercial real estate can fluctuate quickly and substantially and values of our assets and liabilities are expected to change in the future.

For additional discussion of how our board of directors determined our estimated value per share, see “Description of Capital Stock —Our Estimated Value Per Share.”

Our Investment Objectives

Our primary investment objectives are to:

•	preserve and protect your capital investment;

•	provide you with attractive and stable cash distributions;

•	increase the value of our assets in order to generate capital appreciation for you; and

•	provide you with a potential hedge against inflation through shorter-term tenant leases.

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Our Investment Strategy

We intend to achieve our investment objectives by acquiring a diverse portfolio of real estate investments. We plan to diversify our portfolio by investment type, size, property location and risk with the goal of attaining a portfolio of real estate that will generate attractive returns for our investors with the potential for capital appreciation. Our targeted portfolio allocation is as follows:

•	Class A Multifamily. We intend to allocate approximately 55% of our portfolio to investments in acquiring and developing well-located, primarily Class A apartment properties with strong and stable cash flows, typically located in our demographically attractive target regions with relatively high expectations of rent growth. As appropriate, we intend to implement our advisor’s Value Creation Strategy at these properties, which we anticipate will create sustainable long-term increases in property value and generate attractive returns for our investors by, among other benefits, generating higher rental revenue and reducing resident turnover. See “Investment Strategy, Objectives and Policies — Our Target Portfolio” and “Investment Strategy, Objectives and Policies — Value Creation Strategy.”

•	Value-Added Residential. We intend to allocate approximately 45% of our portfolio to investments in well-located residential properties that offer a significant potential for short-term capital appreciation through repositioning, renovation or redevelopment. In addition, we will seek to acquire properties available at opportunistic prices from distressed or time-constrained sellers in need of liquidity. As appropriate, we intend to implement our advisor’s Value Creation Strategy at these properties as well.

We may adjust our targeted portfolio allocation based on, among other things, prevailing real estate market conditions and the availability of attractive investment opportunities. We will not forego an attractive investment because it does not fit within our targeted asset class or portfolio composition.

We believe the probability of meeting our investment objectives will be maximized through the careful selection and underwriting of assets. When considering an investment opportunity, we will generally evaluate the following:

•	the performance and risk characteristics of that investment;

•	how that investment will fit within our target portfolio objectives; and

•	the expected returns of that investment on a risk-adjusted basis, relative to other investment alternatives.

As such, our portfolio composition may vary substantially from the target portfolio described above.

Focused Target Regions

Although we intend to diversify our portfolio by geographic location, we expect to focus on four demographically attractive regions which we believe provide high potential for attractive returns. These regions include: Florida/Georgia; Tennessee; North/South Carolina; and Texas. Within these states, we will seek to focus on submarkets where Bluerock Regional Partners have established relationships, transaction history, market knowledge and potential access to ‘‘off-market’’ investments, as well as an ability to direct property management and leasing operations efficiently.

Our preferred target regions have several distinct characteristics, which may include: projected short and long-term employment growth, a diverse and growing economic base driven by the presence of major colleges universities, technology, and the health care industry, markets dominated with a younger, more educated demographic profile with a high population of renters by choice, right to work states, robust infrastructures, high quality of life, and favorable renter economics.

Value Creation Strategy

Our advisor’s Value Creation Strategy consists of a series of initiatives that we believe can create a sustainable competitive advantage and allow us to realize long-term increases in apartment property value. This strategy seeks to transform the perception of the apartment from a purely functional one (i.e., as solely a place to live) to a lifestyle product / community (i.e., as a place to live, interact, and socialize) thereby creating an enhanced perception of value among residents, allowing for premium rental rates, and improved resident retention.

The initiatives consist of amenities and attributes that go beyond traditional features, and incorporate cosmetic and architectural improvements along with technology, music and activities to establish an enhanced sense of comfort and appeal to our target residents’ desire for a “sense of community” by creating places to gather, socialize and interact in a highly amenitized environment. This strategy is specifically targeted to appeal to the following two lucrative and rapidly growing segments of the multifamily market:

•	Lifestyle Renters are generally established, adult households with multiple housing choices open to them, which choose to rent an apartment for primarily nonfinancial reasons. They include Baby Boomers (individuals born in the U.S. between 1946 and 1964), who have become empty nesters and are seeking to live a simpler lifestyle without the responsibilities of home ownership, as well as older members of the Echo Boomers (the generation born in the U.S. between 1985 and 2000).

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•	Middle Market Renters are generally younger and more mobile than Lifestyle Renters, and while they can generally afford to own, they have chosen either to save their money (perhaps to purchase a larger house at a later date), to spend it on other goods and services or to invest in something other than housing, or they are in a personal or job transition. For Middle Market Renters an apartment can provide an inexpensive and maintenance-free residence.

As a further benefit, by appealing to and attracting the Lifestyle Renters and Middle Market renters, we believe the Value Creation Strategy can generate significant additional revenue-enhancing options at our properties, including the ability to provide and charge for premium units, upgrade packages and equipment rentals such as washer and dryers, flat screen televisions and premium sound systems.

Borrowing Policies

Under our charter, the maximum amount of our indebtedness may not exceed 300% of our net assets as of the date of any borrowing, which is generally expected to approximate 75% of the cost of our investments; however, we may exceed that limit if approved by a majority of our independent directors. As of the date of this prospectus, we are not in excess of this limitation. There is no limitation on the amount we may borrow for the purchase of any single property or other investment. Our board of directors must review our aggregate borrowings at least quarterly. We have entered into a $13.5 million working capital line of credit, with Bluerock Special Opportunity + Income Fund II, LLC and Bluerock Special Opportunity + Income Fund III, LLC, who are affiliates of our sponsor, of which $11.9 million in principal indebtedness was outstanding as of December 31, 2012. Other than proceeds raised in this offering, our working capital line of credit and mortgage financing secured by our existing investments, we have not established any financing sources at this time.

Summary Risk Factors

An investment in our common stock involves a number of risks. See “Risk Factors,” beginning on page 16 of this prospectus. Some of the more significant risks include those set forth below.

•	No public market exists for our common stock and it may never be listed on a national securities exchange or quoted on a national market system. You may not be able to easily resell your shares or to resell your shares at a price that is equal to or greater than the price you paid for them.

•	As of the date of this prospectus, we have made a limited number of investments and, other than as described in a supplement to this prospectus, our advisor has not identified any investments in which there is a reasonable probability we will invest. If we are unable to acquire suitable real estate investments, or suffer a delay in doing so, we may not have cash flow available for distribution to you as a stockholder.

•	We raised approximately $22.2 million in primary offering proceeds in our initial offering, which commenced on October 15, 2009. If the rate at which we raise offering proceeds does not improve significantly, our general and administrative costs may remain higher relative to the size of our portfolio and our portfolio may not be as diversified as it would be otherwise.

•	We set the offering price of our shares arbitrarily. This price is not based on the book value or net asset value of our shares or our expected operating income. Based solely on our net tangible book value as of December 31, 2012, investors purchasing in this offering will experience immediate and substantial dilution.

•	Our officers and non-independent directors have substantial conflicts of interest because they also are officers and owners of our advisor and its affiliates, including our sponsor and our dealer manager.

•	During the early stages of our operations, we have funded and expect to continue to fund distributions from offering proceeds, borrowings and the sale of assets to the extent distributions exceed our earnings or cash flows from operations. There is no limit on the amount of offering proceeds we may use to fund distributions. Distributions paid from sources other than cash flow or funds from operations may constitute a return of capital and reduce investor returns. Rates of distribution to you may not be indicative of our operating results.

•	For the year ended December 31, 2012, none of our distributions were covered by our cash flow from operations or our funds from operations for that same period.

•	This is a “blind pool” offering, and other than investments disclosed in this prospectus or in a supplement prior to an investor’s investment, investors will not be able to evaluate the economic or other merits of any of our investments prior to our making them.

•	We rely on our advisor, an affiliate of our officers and non-independent directors, to manage our business and select and manage our investments. Our advisor has a limited operating history. The success of our business will depend on the success of our advisor in performing these duties.

•	You will have limited control over changes in our policies and day-to-day operations, which increases the uncertainty and risks you face as a stockholder. In addition, our board of directors may approve changes to our policies without your approval.

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•	Our officers and non-independent directors also serve as officers and owners of our advisor and its affiliates, including our dealer manager, and experience significant conflicts, including conflicts created by our advisor’s compensation arrangements with us and other programs advised by them and their affiliates. Our agreements with our advisor and its affiliates, including our dealer manager, were not the result of arms’-length negotiations.

•	Other programs owned or advised by our officers and non-independent directors or their affiliates may compete with us for the time and attention of our executives, and our officers and non-independent directors will experience conflicts of interest in allocating investment opportunities among other affiliated entities and us.

•	Under our charter, the maximum amount of our indebtedness may not exceed 300% of our net assets, as of the date of any borrowing; however, we may exceed that limit if approved by a majority of our independent directors and if the excess borrowing is disclosed to stockholders along with the justification. We have exceeded this limitation in the past. For purposes of determining our leverage ratio and compliance with the limitation on borrowings imposed by our charter, we consider the debt attributable to our interest in the joint ventures through which we own our equity interests in real property as our borrowings.

•	We may fail to maintain our qualification as a REIT for federal income tax purposes. We would then be subject to corporate level taxation and we would not be required to pay any distributions to our stockholders.

•	We have issued 1,000 shares of non-participating, non-voting, convertible stock to our advisor, at a price of $1.00 per share. Upon certain events, the convertible stock will convert into shares of our common stock with a value equal to 15% of the excess of (i) our enterprise value plus the aggregate value of distributions paid to stockholders over (ii) the aggregate purchase price paid by stockholders for our shares plus an 8% cumulative, non-compounded annual return. The interests of stockholders purchasing in this offering will be diluted upon any such conversion.

•	We have invested and anticipate that we will continue to invest in multifamily development projects. These investments involve risks beyond those presented by stabilized, income-producing properties. These risks may diminish the return to our stockholders.

•	Our board of directors may elect not to implement, or may delay, our liquidity event within the contemplated one year after the completion of our offering stage, and our charter only requires our board to consider such an event by the sixth anniversary of the termination of our offering stage. As such, you may have to hold your shares for an indefinite period of time.

If we are unable to effectively manage the impact of these and other risks, our ability to meet our investment objectives would be substantially impaired. In turn, the value of our common stock and our ability to make distributions would be materially reduced.

Our Investments

As of the date of this prospectus, the Company’s portfolio consisted of interests in seven total properties, acquired through joint ventures. Six of our properties are currently operational and one of our properties is in development. The following table provides summary information regarding the Company’s operating investments ($ in thousands) as of December 31, 2012.

						Joint Venture Equity Investment Information
Multifamily Community Name/Location	Approx. Rentable Square Footage(1)	Number of Units	Date Acquired	Property Acquisition Cost(2)	Capitalization Rate(3)	Gross Amount of Our Investment	Our Ownership Interest in Property Owner	Approx. Annualized Base Rent (4)	Average Annual Effective Rent Per Unit(5)	Approx. % Leased
Springhouse at Newport News/Newport News, Virginia	310,826	432	12/3/2009	$29,250	8.3%	$2,670	38.25%	$4,290	$10	93%
The Reserve at Creekside Village/Chattanooga, Tennessee	211,632	192	3/31/2010	$14,250	7.4%	$717	24.70%	$2,233	$11	89%
The Estates at Perimeter/ Augusta, Georgia	266,148	240	9/1/2010	$24,950	7.3%	$1,931	25.00%	$2,968	$12	91%
Gardens at Hillsboro Village/Nashville, Tennessee	187,430	201	9/30/2010	$32,394	6.5%	$1,298	12.50%	$3,635	$18	92%
Enders Place at Baldwin Park/Orlando, Florida	234,600	198	10/02/2012	$25,100	6.7%	$4,599	48.40%	$3,518	$18	95%
MDA Apartments/Chicago, Illinois	160,290	190	12/17/2012	$54,900	5.9%	6,098	35.31%	$5,066	$26	91%

Total/Average	1,370,926	1,453		$180,844		$17,313		$21,710	$16	92%

(1) The approximate rentable square footage for the MDA Apartments includes 8,200 square feet of retail space.

(2) Property Acquisition Cost excludes acquisition fees and closing costs.

(3) The capitalization rate of the properties is equal to the estimated first year net operating income of the property divided by the purchase price of the property, excluding closing costs and acquisition fees. Estimated first year net operating income is total estimated gross income (rental income, tenant reimbursements, parking income and other property-related income) derived from the terms of in-place leases at the time of acquisition, less property and related expenses (property operating and maintenance expenses, management fees, property insurance and real estate taxes) based on the operating history of the property, contracts in place or under negotiation, and our plans for operation of the property for a one-year period of time after acquisition of the property. Estimated first year net operating income excludes other non-property income and expenses, interest expense from financings, depreciation and amortization and our company-level general and administrative expenses. Historical operating income is not necessarily indicative of future operating results.

(4) Annualized base rent is calculated by annualizing the current, in-place monthly base rent for leases as of December 31, 2012 and does not take into account any rent concessions or prospective rent increases.

(5) Annual effective rent per unit reflects tenant concessions available over the term of the lease.

On April 3, 2013, BR Augusta JV Member, LLC, or Augusta Member JV Entity, entered into a Membership Interest Purchase Agreement, or MIPA, with Trade Street Operating Partnership, LP, or Trade Street OP, an unaffiliated third party, for the sale of its entire joint venture interest in The Estates at Perimeter, formerly known as St. Andrews Apartments, located in Augusta, Georgia, or the Augusta property. The sale price for its joint venture interest is $13,725,000, subject to deduction for its portion of the outstanding indebtedness on the Augusta property in the amount of approximately $8,950,000 and subject to certain prorations and adjustments typical in a real estate transaction. The closing on the sale of Augusta Member JV Entity’s joint venture interest in the Augusta property is expected to occur on or before May 31, 2013. There is no assurance such sale will occur as the sale of Augusta Member JV Entity’s joint venture interest is subject to various contingencies as set forth in the MIPA. The MIPA also provides for certain representations, warranties and covenants by Augusta Member JV Entity, the breach of which could require Augusta Member JV Entity to indemnify Trade Street OP.

On October 18, 2012, we acquired a 58.575% indirect equity interest in the Berry Hill property, for an initial investment of $3.8 million. On December 17, 2012, we acquired an additional 5.158% indirect equity interest in the Berry Hill property. The Berry Hill property is anticipated to consist of approximately 194,275 rentable square feet encompassing 266 units.

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Our Board of Directors

We operate under the direction of our board of directors, the members of which are accountable as fiduciaries to us and to our stockholders. Our board of directors consists of five members, three of whom are independent of us and our advisor. Our directors are elected annually by our stockholders.

Our board of directors has adopted our investment policies and will review these investment policies at least annually to determine whether our policies continue to be in the best interests of our stockholders.

Our Sponsor — Bluerock

Bluerock Real Estate, L.L.C., our affiliate, which we refer to as our sponsor or Bluerock, is a national real estate investment firm headquartered in Manhattan with regional offices in Southfield, Michigan, Boise, Idaho, Newport Beach, California, and Orlando, Florida. Bluerock focuses on acquiring, managing, developing and syndicating stabilized, value-added and opportunistic multifamily and commercial properties throughout the United States. Bluerock and its principals have collectively sponsored or structured real estate transactions totaling approximately 30 million square feet and with approximately $6 billion in value. Bluerock and its affiliates currently serve as the managers of four private real estate funds. See “Management — Our Sponsor — Bluerock Real Estate, L.L.C.”

R. Ramin Kamfar is the Chief Executive Officer of Bluerock, and has 24 years of experience in various aspects of real estate, mergers and acquisitions, private equity investing, investment banking, and public and private financings.

Randy I. Anderson, Ph.D. is the President of Bluerock, and brings over 20 years of experience in various aspects of real estate research, strategy, and investment. Prior to Bluerock, Dr. Anderson was a Founding Partner of Franklin Square Capital Partners, where he helped pioneer the industry’s first non-traded Business Development Company (BDC) for retail investors, and helped create a $2.5 billion business within its first 3 years. Prior to Franklin Square, he was Division President at CNL Financial Group, where he built a successful business with over $700 million in AUM in his first year. He has also served as Chief Economist and Investment Committee member at the Marcus & Millichap Company, and as Vice President of Investment Research at Prudential Real Estate Investors. Dr. Anderson is the current editor of the Journal of Real Estate Portfolio Management; and also serves on the Board of the Real Estate Investment Securities Association.

James G. Babb, III is the Chief Investment Officer and Managing Director of Bluerock. Mr. Babb has been involved exclusively in real estate acquisition, management, financing and disposition for more than 20 years, primarily on behalf of investment funds since 1992. Prior to his tenure with Bluerock, Mr. Babb was one of the founding team members of Starwood Capital where he was involved in the formation of seven private real estate funds, which we refer to as the Starwood Funds, with investment objectives similar to ours (but not focused solely on multifamily sector investments) and that invested an aggregate of approximately $8 billion (including equity, debt and investment of income and sales proceeds) in approximately 250 separate transactions.

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Bluerock utilizes the Value Creation Strategy at select apartment properties that it owns or manages. This strategy focuses on creating a sustainable competitive advantage in the multifamily sector by implementing property improvements and operating initiatives designed to foster a “sense of community” among residents of the properties. It focuses on a targeted demographic of residents who desire superior amenities, including cosmetic and architectural improvements, as well as the incorporation of technology, music and activities to create a sense of comfort in their community.

Our Advisor

We are externally managed and advised by Bluerock Multifamily Advisor, LLC, a Delaware limited liability company, which was formed in July 2008 to serve as our advisor. Our advisor is majority-owned by BER Holdings, LLC, which is an affiliate of Bluerock.

Our advisor conducts our operations and manages our portfolio of real estate investments. Our advisor has substantial discretion with respect to the selection of specific investments consistent with our investment objectives and strategy, subject to the oversight and approval of our board of directors.

Our advisor performs its duties and responsibilities as our fiduciary pursuant to an advisory agreement. The term of the current advisory agreement ends October 14, 2013, and is subject to renewals by our board of directors for an unlimited number of successive one-year periods. Our officers and our affiliated directors are all officers of our advisor. Our advisor’s management team will draw upon relationships and resources of Bluerock in order to provide us with extensive experience in the multifamily sector of the real estate industry, including application of our Value Creation Strategy and initiatives as appropriate to particular properties. The names and biographical information of our directors and officers are set forth under “Management – Our Executive Officers and Directors.”

Our Dealer Manager

Bluerock Capital Markets, LLC, an affiliate of our advisor and us, serves as the dealer manager of this offering. Bluerock Capital Markets, is a member firm of FINRA. See “Prospectus Summary – Organizational Chart for Our Company, Our Advisor, Our Dealer Manager, and Affiliates.” Bluerock Capital Markets provides certain wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. Bluerock Capital Markets is located at 11 Fish Cove Road, Meredith, New Hampshire 03253, and its telephone number is (877) 826-BLUE (2583).

Compensation to Our Advisor and its Affiliates

Set forth below is a summary of the fees and compensation we expect to pay our advisor and its affiliates, including our dealer manager, for services related to this offering and for managing our business and assets.

Description of Fee	Calculation of Fee	Estimated Amount if Maximum Sold

	Offering Stage

Selling Commissions	We pay the dealer manager up to 7% of the gross proceeds of our primary offering, a portion of which may be reallowed to participating broker-dealers. No selling commissions are payable on shares sold under the distribution reinvestment plan.	$35,000,000
Dealer Manager Fee	We pay the dealer manager 3.0% of the gross proceeds of our primary offering. No dealer manager fee is payable on shares sold under the distribution reinvestment plan. The dealer manager expects to reallow a portion of the dealer manager fee to participating broker-dealers.	$15,000,000
Issuer Organization and Offering Costs	Our advisor or its affiliates may advance issuer organization and offering costs incurred on our behalf, and we will reimburse such advances, but only to the extent that such reimbursements do not exceed actual expenses incurred by our advisor or its affiliates and would not cause the cumulative selling commissions, dealer manager fee, and issuer organization and offering expenses paid by us to exceed 15% of the gross proceeds of our primary offering. We estimate such expenses will be approximately 1.44% of the gross proceeds of the primary offering if the maximum offering is sold.	$7,209,220

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Description of Fee	Calculation of Fee	Estimated Amount if Maximum Sold

Acquisition and Development Stage

Acquisition Fee

For its services in connection with the selection, due diligence and acquisition of a property or investment, our advisor receives an acquisition fee equal to 2.5% of the purchase price. The purchase price of a property or investment equals the amount paid or allocated to the purchase, development, construction or improvement of a property, inclusive of expenses related thereto, and the amount of debt associated with such real property or investment. The purchase price allocable for a joint venture investment equals the product of (1) the purchase price of the underlying property and (2) our economic ownership percentage in, or percentage of capital provided to, the joint venture.

$12,282,645 (assuming no debt)/ $49,130,578 (assuming leverage of 75% of cost).

Operating Stage

Asset Management Fee

We pay our advisor a monthly asset management fee for day-to-day management of our assets and operations, which equals one-twelfth of 0.65% of the higher of the cost or the value of each asset, where (A) cost equals the amount actually paid, excluding acquisition fees and expenses, to purchase each asset we acquire, including any debt attributable to the asset (including debt encumbering the asset after its acquisition), provided that, with respect to any properties we develop, construct or improve, cost will include the amount expended by us for the development, construction or improvement, and (B) the value of an asset is the fair market value established by the most recent independent valuation report, if available, without reduction for depreciation, bad debts or other non-cash reserves; provided, however, that 50% of the advisor’s asset management fee will not be payable until stockholders have received distributions in an amount equal to at least a 6% per annum cumulative, non-compounded return on invested capital, at which time all such amounts will become due and payable. For these purposes, “invested capital” means the original issue price paid for the shares of our common stock reduced by prior distributions identified as special distributions from the sale of our assets. The asset management fee will be based only on the portion of the cost or value attributable to our investment in an asset if we do not own all of an asset.

Actual amounts depend upon the assets we acquire and, therefore, cannot be determined at the present time.
Oversight Fee

We may contract property management services for certain properties directly to non-affiliated third parties, in which event we will pay our advisor an oversight fee equal to 1% of monthly gross revenues of such properties.

Actual amounts depend upon the gross revenues of the properties and, therefore, cannot be determined at the present time.

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Description of Fee	Calculation of Fee	Estimated Amount if Maximum Sold

Financing Fee

We pay our advisor a financing fee equal to 1% of the amount available under any loan or line of credit made available to us. The advisor may reallow some or all of this fee to reimburse third parties with whom it may subcontract to procure such financing for us.

Actual amounts depend upon the amount of indebtedness incurred to acquire an investment and, therefore, cannot be determined at the present time.
Reimbursable Expenses

We reimburse our advisor for all reasonable and actually incurred expenses in connection with the services provided to us, including related personnel, rent, utilities and information technology costs, subject to the limitation that we will not reimburse our advisor for any amount which would cause our total operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters to exceed the greater of 2% of our average invested assets or 25% of our net income, unless a majority of our independent directors has determined that such excess expenses were justified based on unusual and nonrecurring factors. We will not reimburse for personnel costs in connection with services for which our advisor receives acquisition, asset management or disposition fees.

Actual amounts depend upon expenses paid or incurred and, therefore, cannot be determined at the present time.
Disposition/Liquidation/Listing Fee

Disposition Fee	To the extent it provides a substantial amount of services in connection with the disposition of one or more of our properties or investments (except for securities that are traded on a national securities exchange), our advisor will receive fees equal to the lesser of (A) 1.5% of the sales price of each property or other investment sold or (B) 50% of the selling commission that would have been paid to a third-party sales broker in connection with such disposition. However, in no event may the disposition fees paid to our advisor or its affiliates and to unaffiliated third parties exceed in the aggregate 6% of the contract sales price.	Actual amounts depend upon the sale price of investments and, therefore, cannot be determined at the present time.

Common Stock Issuable Upon Conversion of Convertible Stock

Our convertible stock will convert to shares of common stock if and when:  (A) we have made total distributions on the then outstanding shares of our common stock equal to the original issue price of those shares plus an 8% cumulative, non-compounded, annual return on the original issue price of those shares or (B) subject to the conditions described below, we list our common stock for trading on a national securities exchange.  For these purposes and elsewhere in this prospectus, a “listing” which will result in conversion of our convertible stock to common stock also will be deemed to have occurred on the effective date of any merger of our company in which the consideration received by the holders of our common stock is cash and/or the securities of another issuer that are listed on a national securities exchange.

In general, each share of our convertible stock will convert into a number of shares of common stock equal to 1/1000 of the quotient of (A) 15% of the excess of (1) our “enterprise value” (as defined in our charter) plus the aggregate value of distributions paid to date on the then outstanding shares of our common stock over the (2) aggregate purchase price paid by stockholders for those shares plus an 8% cumulative, non-compounded, annual return on the original issue price of those shares, divided by (B) our enterprise value divided by the number of outstanding shares of common stock, in each case calculated as of the date of the conversion. In the event that either of the events triggering the conversion of the convertible stock occurs after our advisory agreement with our advisor is not renewed or terminates (other than because of a material breach by our advisor), the number of shares of common stock that our advisor will receive upon the conversion will be prorated to account for the period of time since our initial offering that the advisory agreement was in force.

Actual amounts depend on the value of our company at the time the convertible stock converts or becomes convertible and, therefore, cannot be determined at the present time.

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All of this compensation is more fully described under “Management Compensation.”

Summarized below are the fees earned and expenses reimbursable to our advisor and its affiliates, including the dealer manager, and any related amounts payable, for the years ended December 31, 2012, 2011, 2010 and 2009 (no amounts were incurred or payable for the year ended December 31, 2008):

	Incurred for the Year Ended December 31, 2012	Payable as of December 31, 2012	Incurred for the Year Ended December 31, 2011	Payable as of December 31, 2011	Incurred for the Year Ended December 31, 2010	Payable as of December 31, 2010	Incurred for the Year Ended December 31, 2009	Payable as of December 31, 2009
Type of Compensation
Selling Commissions	$711,737	$-	$200,681	$-	$395,574	$-	$-	$-
Dealer Manager Fee (1)	324,627	-	192,375	-	169,755	-	-	-
Asset Management and Oversight Fees	315,696	426,938	330,156	562,732	223,436	232,576	9,140	9,140
Acquisition Fees	848,737	322,440	-	81,776	362,766	81,776	191,953	-
Financing Fees	357,809	5,891	-	14,491	75,064	14,491	43.875	-
Other Offering Costs (2)	-	-	-	-	507,656	-	-	-
Reimbursable Organizational Costs	-	49,931	-	49,931	49,931	49,931	-	-
Reimbursable Operating Expenses (3)	411,719	431,850	719,372	900,512	973,607	-	-	-
Reimbursable Offering Costs	49,808	197,300	171,099	171,099	-	-	-	-

(1) Includes amounts reallowed from the dealer manager fee to selected dealers.

(2) Our advisor has incurred an additional $2.4 million of other offering expenses on our behalf; these will become payable as additional offering proceeds are raised in this offering to the extent that selling commissions, dealer manager fees and other organization and offering costs do not exceed 15% of gross offering proceeds.

(3) Under our advisory agreement our advisor and its affiliates have the right to seek reimbursement from us for all costs and expenses they incur in connection with their provision of services to us, including our allocable share of our advisor’s overhead, such as rent, employee costs, utilities and information technology costs. We do not, however, reimburse our advisor for personnel costs in connection with services for which our advisor receives acquisition, asset management or disposition fees or for personnel costs related to the salaries of our executive officers. From January 1, 2009 through March 31, 2011, our advisor and its affiliates incurred $677,415 of operating expenses on our behalf. Our charter limits our total operating expenses at the end of the four preceding fiscal quarters to the greater of (A) 2% of our average invested assets, or (B) 25% of our net income determined (1) without reductions for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and (2) excluding any gain from the sale of our assets for the period. Notwithstanding the above limitation, we may reimburse amounts in excess of the limitation if a majority of our independent directors determines that such excess amounts were justified based on unusual and non-recurring factors. Due to the limitation discussed above and because operating expenses incurred directly by us have exceeded the 2% threshold, the amount due to the advisor had not been recorded on its income statement as of December 31, 2010. Further, $973,607 had been recorded as a receivable from the advisor as of December 31, 2010 for the excess operating expenses incurred directly by the Company over the 2% threshold. Our board of directors, including all of our independent directors, reviewed our total operating expenses for the four fiscal quarters ended December 31, 2009 (and the four fiscal quarters ended each quarter after) and an estimate of our total operating expenses for the four fiscal quarters to end March 31, 2011 and unanimously determined the excess amount to be justified because of the costs of operating a public company in our early stages of operating. Upon approval of these costs on March 22, 2011, $1,646,818 of total costs were expensed and $677,415 became a liability to us, payable to our advisor and its affiliates. As the board of directors has previously approved such expenses, all 2011 and 2012 operating expenses have been and will be expensed as incurred. As of December 31, 2012, $677,415 has been paid to the Company’s advisor.

Estimated Use of Proceeds

We expect to use substantially all of the net proceeds from this offering to acquire and develop a diversified portfolio of real estate investments in the multifamily sector, with a primary focus on well-located, Class A properties, as well as well-located residential properties that we believe present us with significant opportunities for short-term capital appreciation, and those available at opportunistic prices from distressed or time-constrained sellers. Depending primarily upon the number of shares we sell in this offering, we estimate that between approximately 87.10% (assuming all shares available under our distribution reinvestment plan are sold) and approximately 86.08% (assuming no shares available under our distribution reinvestment plan are sold) of our gross offering proceeds will be available for investments. We will use the remainder to pay offering expenses, including selling commissions and the dealer manager fee, and to pay a fee to our advisor for its services in connection with the selection and acquisition of our real estate investments and acquisition expenses.

We expect to use the net proceeds from the sale of shares under our distribution reinvestment plan for general corporate purposes, including, but not limited to, the repurchase of shares under our share repurchase plan; capital expenditures related to our investments in real estate properties; reserves required by any financings of our investments in real estate properties; investments in real estate properties, which would include payment of acquisition fees to our advisor; and the repayment of debt. Our organizational documents do not limit the amount of distributions we can fund from sources other than from operating cash flow, including offering proceeds.

	Maximum Offering (Not Including Distribution Reinvestment Plan)		Maximum Offering (Including Distribution Reinvestment Plan)
	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$500,000,000	100.00%	$550,000,000	100.00%
Selling Commissions	35,000,000	7.00%	35,000,000	6.36%
Dealer Manager Fee	15,000,000	3.00%	15,000,000	2.73%
Issuer Organization and Offering Costs	7,209,220	1.44%	7,209,220	1.31%
Acquisition Fees(1)	11,036,020	2.21%	12,282,645	2.23%
Acquisition Expenses(1)	1,350,000	0.27%	1,485,000	0.27%
Amount Available for Investment(2)	$430,404,760	86.08%	$479,023,135	87.10%

(1)	For purposes of this table, we have assumed that no debt financing is used to acquire properties or other investments. However, we intend to leverage our investments with debt.
(2)	Amount Available for Investment may be used to pay distributions, and will be used to pay distributions to the extent distributions are actually paid from offering proceeds.

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Conflicts of Interest

Our officers and directors, and the owners and officers of our advisor and its affiliates, including our dealer manager, are also involved in the ownership and advising of other real estate entities and programs, including those sponsored by Bluerock and its affiliates or in which Bluerock is a manager or participant. These pre-existing interests, and similar additional interests as may arise in the future, may give rise to conflicts of interest with respect to our business, our investments and our investment opportunities. In particular, but without limitation:

•	Our advisor, its officers and their respective affiliates will face conflicts of interest relating to the purchase and leasing of real estate investments, and such conflicts may not be resolved in our favor. This could limit our investment opportunities, impair our ability to make distributions and reduce the value of your investment in us.

•	If we acquire properties from or make investments in entities owned or sponsored by affiliates of our advisor, the price may be higher than we would pay if the transaction was the result of arms’-length negotiations with a third-party, but we would do so only if our board of directors, including a majority of our independent directors, approves the investment and only if there is substantial justification for such excess price and such excess is reasonable.

•	The absence of arms’-length bargaining may mean that our agreements with our advisor, our dealer manager and their affiliates may not be as favorable to you as a stockholder as they otherwise might have been if negotiated at arms’-length.

•	Our advisor and its affiliates receive substantial fees and other compensation, including those based upon our acquisitions, the assets we own, manage and develop, and dispositions of such assets. Therefore, our advisor and its affiliates may make recommendations to us that we buy, hold or sell property or other investments in order to increase their own compensation. Further, our advisor will have considerable discretion with respect to the terms and timing of our acquisition, disposition and leasing transactions.

•	Our dealer manager receives fees in connection with our public offerings of equity securities.

•	Our advisor and its affiliates, including our officers, some of whom are also our directors, face conflicts of interest caused by their ownership of our advisor and our dealer manager and their roles with other programs, which could result in actions that are not in the long-term best interests of our stockholders.

•	If the competing demands for the time of our advisor, its affiliates and our officers result in them spending insufficient time on our business, we may miss investment opportunities or have less efficient operations, which could reduce our profitability and result in lower distributions to you.

•	Our officers, some of whom are also our directors, are also owners, officers and directors of our advisor and affiliates of our advisor, including Bluerock and our dealer manager, face conflicts of interest related to the positions they hold with those other entities, which could hinder our ability to successfully implement our business strategy or to generate returns to our stockholders.

•	As of the date of this prospectus, all of our investments have been made through joint venture arrangements with affiliates of our advisor. These arrangements were not the result of arms’-length negotiations of the type normally conducted between unrelated co-venturers, which could result in a disproportionate benefit to affiliates of our advisor.

These conflicts of interest, among others, could limit the time and quality of services that our officers and directors and our advisor and its officers devote to our company, because of the similar services they provide to other real estate entities, and could impair our ability to find or compete for acquisitions and tenants with such entities.

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Organizational Chart for Our Company, Our Advisor and Affiliates

The following chart shows our ownership structure and our relationship with our advisor and its affiliates.

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Distributions to Stockholders

In order to qualify as a REIT, we must distribute to our stockholders at least 90% of our annual taxable income (excluding net capital gains and income from operations or sales through a taxable REIT subsidiary, or TRS). We intend to make regular cash distributions to our stockholders out of our cash available for distribution, typically on a monthly basis. Our board of directors will determine the amount of distributions to be distributed to our stockholders. The board’s determination will be based on a number of factors, including funds available from operations, our capital expenditure requirements and the annual distribution requirements necessary to maintain our REIT qualification under the Code. As a result, our distribution rate and payment frequency may vary from time to time. Generally, our policy will be to pay distributions from cash flow from operations. However, some or all of our distributions may be paid from sources other than cash flows from operations, such as from the proceeds of this offering, borrowings, advances from our advisor or from our advisor’s deferral of its fees and expense reimbursements.

Since our inception on July 25, 2008 through December 31, 2012, we have paid total distributions, including distributions reinvested through our distribution reinvestment plan, of $1,872,261 and have had cumulative funds from operations (“FFO”) of ($7,759,457) and a cumulative net loss of ($3,140,281). For our fiscal year ended December 31, 2011, we paid total distributions, including distributions reinvested through our distribution reinvestment plan, of $554,202. Our FFO for the year ended December 31, 2011 was ($3,269,382) and our net loss for the year ended December 31, 2011 was ($4,315,331). For the year ended December 31, 2012, we paid total distributions, including distributions reinvested through our distribution reinvestment plan, of $1,125,350. Our FFO for the year ended December 31, 2012 was ($3,084,900). Our net income for the year ended December 31, 2012 was $3,920,841. For a discussion of how we calculate FFO and why our management considers it a useful measure of REIT operating performance as well as a reconciliation of FFO to our net loss, please see “Selected Financial Data—Funds from Operations and Modified Funds From Operations” below.

Distribution Reinvestment Plan

You may participate in our distribution reinvestment plan pursuant to which you may have the distributions payable to you reinvested in shares of our common stock at $9.50 per share. Regardless of whether you participate in our distribution reinvestment plan, you will be taxed on your distributions to the extent they constitute taxable income. If you elect to participate in the distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the distribution reinvestment plan. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. In addition, to the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend.

Share Repurchase Plan

Our board of directors has adopted a share repurchase plan that permits you to sell your shares back to us, subject to the significant conditions and limitations described below. Our board of directors can amend, suspend or terminate our share repurchase plan upon 30 days’ prior notice without the approval of our stockholders.

Stockholders seeking to have shares repurchased by us pursuant to our share repurchase plan must present for repurchase a minimum of 25% of their shares.

Except in the instance of a stockholder’s death or qualifying disability, we will repurchase shares at the lesser of (1) 100% of the average price per share the original purchaser paid to us for all of the shares (as adjusted for any stock distributions, combinations, splits, recapitalizations, special distributions and the like with respect to our common stock), or (2) $9.04 per share (i.e., 90% of our estimated net asset value per share of $10.04 as of December 17, 2012). Repurchases sought upon a stockholder’s death or “qualifying disability”, as that term is defined in our share repurchase plan, will be made at a repurchase price of $10.04 per share. All other terms of the share repurchase plan continue to apply, including the requirement that shares subject to repurchase must be held for at least one year.

Although our board of directors has not undertaken to update our estimated value per share, the price at which we repurchase shares of our common stock under our share repurchase plan may change in the future if we update our estimated value per share.

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We intend to repurchase shares quarterly under the plan. We will not repurchase in excess of 5% of the number of shares of common stock outstanding as of the same date in the prior calendar year. Generally, the cash available for repurchases will be limited to the net proceeds from the sale of shares under our distribution reinvestment plan during the previous fiscal year. However, to the extent that the aggregate proceeds received from the sale of shares pursuant to our distribution reinvestment plan are not sufficient to fund repurchase requests pursuant to the limitations outlined above, the board of directors may, in its sole discretion, choose to use other sources of funds to repurchase shares of our common stock. Such sources of funds could include cash on hand, cash available from borrowings and cash from liquidations of securities investments as of the end of the applicable month, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders or purchases of real estate assets. You will have no right to request repurchase of your shares if the shares are listed for trading on a national securities exchange.

ERISA Considerations

The section of this prospectus entitled “ERISA Considerations” describes the effect the purchase of shares may have on individual retirement accounts, or IRAs, and employee benefit plans subject to ERISA and/or the Code. ERISA refers to the Employee Retirement Income Security Act of 1974, as amended, and is a federal law that regulates the operation of certain employee benefit plans. Any plan trustee, fiduciary or other person considering purchasing shares for an employee benefit plan or an IRA should carefully read that section of this prospectus and should consult with counsel before making an investment in our common shares. That section of the prospectus should also be reviewed by fiduciaries of other retirement plans, such as governmental plans and church plans, that are not subject to ERISA but may be subject to similar state laws.

Restriction on Share Ownership

Our charter contains a restriction on ownership of our shares that generally prevents any one person from owning more than 9.8% in value of outstanding shares of our stock and more than 9.8% in value or in number of shares, whichever is more restrictive, of outstanding shares of our common stock, unless otherwise excepted by our board of directors. Our charter also contains other restrictions designed to help us maintain our qualification as a REIT. See “Description of Capital Stock — Restrictions on Ownership and Transfer.”

Liquidity Strategy

We intend to pursue a transaction providing liquidity for our stockholders, with a focus on a portfolio sale to an institutional investor or public REIT, one year after the completion of our offering stage. We do not intend to conduct a follow-on public equity offering of the securities of our company after this offering. We will consider our offering stage complete when we are no longer publicly offering equity securities through this offering and have not done so for one year. A liquidity event could include (1) the sale of all or substantially all of our assets either on a portfolio basis or individually followed by a liquidation, (2) a merger or another transaction approved by our board of directors in which our stockholders will receive cash and/or shares of a publicly traded company or (3) a listing of our shares on a national securities exchange. We cannot predict the exact date by which we will complete a liquidity event, as market conditions and other factors could cause us to delay a liquidity event. The sale of all, or substantially all, of our assets as well as liquidation would require the affirmative vote of a majority of our then outstanding shares of common stock. If we do not consummate a liquidity event, our stockholders may have to hold their shares for an extended period of time or indefinitely.

If we do not begin the process of listing our shares of common stock on a national securities exchange by the end of six years from the completion of our offering stage, or have not otherwise completed a liquidity event by such date, our charter requires that we seek stockholder approval of the liquidation of the company, unless a majority of our board of directors, including a majority of independent directors, determines that liquidation is not then in the best interests of our stockholders. If a majority of our board of directors, including a majority of our independent directors, determines that liquidation is not then in the best interests of our stockholders, our charter requires that a majority of our board of directors, including a majority of our independent directors, revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of our board of directors, including a majority of our independent directors, again determined that liquidation would not be in the best interest of our stockholders. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate, and we could continue to operate as before. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our properties and other assets.

Even if we decide to liquidate, we are under no obligation to conclude our liquidation within a set time because the timing of the sale of our assets will depend on real estate and financial markets, economic conditions of the areas in which the properties are located, and federal income tax effects on stockholders that may prevail in the future. We cannot assure you that we will be able to liquidate all of our assets. After commencing a liquidation, we would continue in existence until all properties and other assets are liquidated.

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Investment Company Act Considerations

We intend to conduct our operations so that neither we, nor our operating partnership nor the subsidiaries of our operating partnership are required to register as investment companies under the Investment Company Act of 1940, as amended, or the Investment Company Act.

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. Accordingly, under Section 3(a)(1) of the Investment Company Act, in relevant part, a company is not deemed to be an “investment company” if: (i) it neither is, nor holds itself out as being, engaged primarily, nor proposes to engage primarily, in the business of investing, reinvesting or trading in securities; and (ii) it neither is engaged nor proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and does not own or propose to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis. We believe that we, our operating partnership and most of the subsidiaries of our operating partnership will not fall within either definition of an investment company as we intend to invest primarily in real property through our wholly or majority-owned subsidiaries, the majority of which we expect to have at least 60% of their assets in real property or in other entities that they manage or co-manage that own real property. As these subsidiaries would be investing either solely or primarily in real property, they would be outside of the definition of “investment company” under Section 3(a)(1) of the Investment Company Act. As we are organized as a holding company that conducts its businesses primarily through the operating partnership, which in turn is a holding company conducting its business through its wholly and majority-owned subsidiaries, both we and our operating partnership intend to conduct our operations so that they comply with the 40% test. We will monitor our holdings to ensure continuing and ongoing compliance with this test.

In addition, we believe neither we nor the operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor the operating partnership will engage primarily or hold ourself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through the operating partnership’s wholly owned or majority-owned subsidiaries, we and the operating partnership will be engaged primarily in the non-investment company businesses of these subsidiaries.

Even if the value of investment securities held by our subsidiaries were to exceed 40%, we expect our subsidiaries to qualify for an exemption from registration as an investment company under the Investment Company Act pursuant to Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exemption generally requires that at least 55% of our subsidiaries’ portfolios be comprised of qualifying real estate assets and at least 80% of each of their portfolios be comprised of qualifying real estate assets and real estate-related assets under the Investment Company Act (and no more than 20% comprised of miscellaneous assets). For purposes of the exclusions provided by Sections 3(c)(5)(C), we will classify our investments based on no-action letters issued by the SEC staff and other SEC interpretive guidance. Although we intend to monitor our portfolio periodically and prior to each investment acquisition or disposition, there can be no assurance that we will be able to maintain this exemption from registration for each of these subsidiaries.

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In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within the definition of an investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from registration pursuant to Section 3(c)(6). Section 3(c)(6) excludes from the definition of investment company any company primarily engaged, directly or through majority-owned subsidiaries, in one or more of certain specified businesses. These specified businesses include the business described in Section 3(c)(5)(C) of the Investment Company Act. It also excludes from the definition of investment company any company primarily engaged, directly or through majority-owned subsidiaries, in one or more of such specified businesses from which at least 25% of such company’s gross income during its last fiscal year is derived, together with any additional business or businesses other than investing, reinvesting, owning, holding, or trading in securities. Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate assets owned by wholly owned or majority-owned subsidiaries of our operating partnership.

Qualification for exemption from registration under the Investment Company Act will limit our ability to make certain investments. In 2011, the SEC solicited public comment on a wide range of issues relating to Section 3(c)(5)(C) of the Investment Company Act, including the nature of the assets that qualify for purposes of the exemption and whether mortgage REITs should be regulated in a manner similar to investment companies. There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs, including the Division of Investment Management of the SEC providing more specific or different guidance regarding these exemptions, will not change in a manner that adversely affects our operations. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

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RISK FACTORS

Before you invest in our common stock, you should be aware that your investment is subject to various risks, including those described below. You should carefully consider these risks together with all of the other information included in this prospectus before you decide to purchase any shares of our common stock.

Investment Risks

No current public trading market exists for our stock, therefore, it may be difficult for you to sell your stock. If you sell your stock, it may be at a substantial discount.

No current public market exists for our stock and we can provide no assurances that a public market will ever exist for our stock. Our charter contains restrictions on the ownership and transfer of our stock, and these restrictions may inhibit your ability to sell your stock. Our charter contains a restriction on ownership of our shares that generally prevents any one person from owning more than 9.8% in value of our outstanding shares of stock and more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding shares of common stock, unless otherwise excepted by our board of directors. We have adopted a share repurchase plan, however it is limited in terms of the number of shares of stock which may be repurchased annually. Our board of directors may also limit, suspend or terminate our share repurchase plan at any time.

In addition, it may be difficult for you to sell your stock promptly or at all. If you are able to sell your shares of stock, you may only be able to sell them at a substantial discount from the price you paid. This may be the result, in part, of the fact that the amount of funds available for investment is expected to be reduced by selling commissions, dealer manager fees, organization and offering expenses, and acquisition fees and expenses. If our offering expenses are higher than we anticipate, we will have a smaller amount available for investment. You should consider our stock as an illiquid investment, and you must be prepared to hold your stock for an indefinite period of time. Please see “Description of Capital Stock — Restrictions on Ownership and Transfer” for a more complete discussion on certain restrictions regarding your ability to transfer your stock.

We have arbitrarily established the per share offering prices and the offering price may not reflect the true value of the shares; therefore, investors may be paying more for a share than the share is actually worth.

If we listed our shares on a national securities exchange, the share price might drop below our stockholder’s original investment. Neither prospective investors nor stockholders should assume that the per share price reflects the intrinsic or realizable value of our shares or otherwise reflects our value, earnings or other objective measures of worth. See “Plan of Distribution.”

Our board of directors determined an estimated value per share of $10.04 for our shares of common stock as of December 17, 2012. You should not rely on the estimated value per share as being an accurate measure of the current value of our shares of common stock or in making an investment decision.

On December 17, 2012, our board of directors determined an estimated per share value of $10.04 for our common stock as of December 17, 2012. We did not, however, change the price per share in this public offering or under our distribution reinvestment program. Our board of directors has not undertaken to update the estimated value per share. Our board of directors’ objective in determining the estimated value per share was to arrive at a value, based on the most recent data available, that it believed was reasonable based on a valuation using independent appraisals of each of the properties in which we are invested. However, the market for commercial real estate can fluctuate quickly and substantially and values are expected to change in the future and may decrease. Also, our board of directors did not consider certain other factors, such as a liquidity discount.

As with any valuation methodology, the appraisal methodologies used to determine the estimated value per share were based upon a number of assumptions, estimates and judgments that may not be accurate or complete. Further, different parties using different methodologies as well as different property-specific and general real estate and capital market assumptions, estimates, judgments and standards could derive a different estimated value per share, which could be significantly different from the estimated value per share determined by our board of directors. The estimated value per share does not represent the fair value of our assets less liabilities in accordance with GAAP. The estimated value per share is not a representation or indication that: a stockholder would be able to realize the estimated share value if he or she attempts to sell shares; a stockholder would ultimately realize distributions per share equal to the estimated value per share upon liquidation of assets and settlement of our liabilities or a sale of our company; shares of our common stock would trade at the estimated value per share on a national securities exchange; a third party would offer the estimated value per share in an arms’-length transaction to purchase all or substantially all of our shares of common stock; or the methodologies used to estimate the value per share would be acceptable to FINRA or under ERISA, with respect to their respective requirements.

Pursuant to FINRA regulations, we will disclose in our Annual Report distributed to our stockholders the estimated per share value of our common stock, the method by which such estimated per share value was developed and the date of the data used to develop the estimated per share value. Although our board of directors has voluntarily determined an estimated value per share of $10.04 as of December 17, 2012, we have determined that for the purposes of disclosing in our Annual Report an estimated per share value, the estimated per share value shall be deemed to be $10.00 per share as of December 31, 2012. The basis for this valuation is the fact that we continue to sell shares of our common stock in our public offering at the price of $10.00 per share (not taking into consideration purchase price discounts for certain categories of purchasers), and have not changed the price at which shares are acquired under our distribution reinvestment program.

 We have experienced losses in the past, and we may experience similar losses in the future.

From inception through December 31, 2012, we had a cumulative net loss of ($3,140,281).  Our losses can be attributed, in part, to the initial start-up costs and operating expenses incurred prior to purchasing properties or making other investments that generate revenue, including but not limited to costs and expenses incurred leading up to and during the period when our initial offering was suspended in connection with the restatement of our financial statements. In addition, acquisition costs and depreciation and amortization expenses substantially reduced our income. For the reasons described above, we cannot assure you that, in the future, we will be profitable or that we will realize growth in the value of our assets.

Our limited operating history makes it difficult for you to evaluate this investment.

We and our advisor have a limited operating history and may not be able to successfully operate our business or achieve our investment objectives. The past performance of other real estate investment programs sponsored by affiliates of our advisor may not be indicative of the performance we will achieve. We may not be able to conduct our business as described in our plan of operation.

We have paid and may continue to pay distributions from offering proceeds, borrowings or the sale of assets to the extent our cash flow from operations or earnings are not sufficient to fund declared distributions. Rates of distribution to you will not necessarily be indicative of our operating results. If we make distributions from sources other than our cash flows from operations or earnings, we will have fewer funds available for the acquisition of properties and your overall return may be reduced.

Our organizational documents permit us to make distributions from any source, including the net proceeds from this offering. There is no limit on the amount of offering proceeds we may use to pay distributions. During the early stages of our operations, we have funded and expect to continue to fund distributions from the proceeds of this offering, borrowings and the sale of assets to the extent distributions exceed our earnings or cash flows from operations. For the year ended December 31, 2012, none (or 0%) of our distributions paid during that period were covered by our cash flow from operations or our funds from operations for those same periods. To the extent we fund distributions from sources other than cash flow from operations, such distributions may constitute a return of capital and we will have fewer funds available for the acquisition of properties and your overall return may be reduced. Further, to the extent distributions exceed our earnings and profits, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder will be required to recognize capital gain.

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This is a blind pool offering, therefore you will not have the opportunity to evaluate our investments before we make them and we may make real estate investments that would have changed your decision as to whether to invest in our common stock.

Other than the investments described in this prospectus and described in a supplement to this prospectus, we have not acquired any properties or made any other investments, nor have we identified or contracted any probable investments. We are not able to provide you with information to evaluate our investments prior to acquisition. We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in the acquisition of real estate investments. We have established criteria for evaluating potential investments. See “Investment Strategy, Objectives and Policies.” However, except for the investments described in this prospectus and any investments that may be described in a supplement to this prospectus, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments prior to our investment. You will be relying entirely on the ability of our advisor to identify suitable investments and propose transactions for our board of directors to oversee and approve. These factors increase the risk that we may not generate the returns that you seek by investing in our shares.

We differ from prior programs sponsored by Bluerock in a number of respects, and therefore the past performance of those programs may not be indicative of our future results.

The past performance of other investment programs sponsored by Bluerock may not be indicative of our future results, and we may not be able to successfully implement and operate our business, which is different in a number of respects from the operations of those programs. As our portfolio is unlikely to resemble the portfolios of the prior Bluerock programs, the returns to our stockholders will vary from those generated by prior programs. We are the first publicly-offered investment program sponsored by Bluerock or any of its affiliates. Therefore, the prior Bluerock programs, which were conducted through privately-held entities, were not subject to the up-front commissions, fees and expenses associated with this offering or to many of the laws and regulations to which we are subject. Other than our company, Bluerock has no experience operating a REIT or any other publicly-offered investment program. As a result of all these factors, you should not assume that you will experience returns, if any, comparable to those experienced by investors in the prior programs sponsored by Bluerock or its affiliates.

Because we will continue to sell shares at a fixed price during the course of this offering and, at the same time, will be acquiring real estate investments with the proceeds of the offering, you will experience dilution to the extent that future shares are issued when and if the value of our underlying net assets exceeds the price you paid for your shares in the offering.

Under the terms of this offering, we will sell shares of our common stock at a fixed price of $10.00 per share. We may continue selling shares at $10.00 per share for the duration of this offering or until the maximum offering is sold. During such time, we may acquire real estate. Any future issuances of our shares, including any shares issued in connection with this follow-on offering, will have a dilutive effect on the earlier purchasers of our common stock to the extent that at the time of such future issuances, the value of our underlying net assets exceeds the price they paid for their shares.

You may experience substantial and immediate dilution by purchasing in this offering.

Our net tangible book value per share was $4.73 as of December 31, 2012. Based solely on this net tangible book value per share, investors who purchase in this offering will experience substantial and immediate dilution in their investment.

We raised approximately $22.2 million in primary offering proceeds in our initial offering, which commenced on October 15, 2009. If the rate at which we raise offering proceeds does not improve significantly, our general and administrative costs may remain higher relative to the size of our portfolio and our portfolio may not be as diversified as it would be otherwise.

This offering is being made on a “best efforts” basis whereby the participating broker-dealers are only required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of our common stock. We commenced our initial offering on October 15, 2009 and we raised approximately $22.2 million in primary offering proceeds in our initial offering. If the rate at which we raise offering proceeds does not improve significantly, our general and administrative costs may remain higher relative to the size of our portfolio, and our net income and the distributions we make to stockholders would be reduced. In addition, we will be limited in our ability to make additional investments resulting in less diversification in terms of the number of investments owned and the geographic regions in which our investments are located. In that case, the likelihood that any single property’s performance would materially reduce our overall profitability will increase.

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We have restated our financial statements for certain periods, which subjected us to significant cost and a number of additional risks and uncertainties, including increased costs for accounting and legal fees and the increased possibility of legal proceedings.

On November 11, 2010, the audit committee of our board of directors determined that our audited financial statements for the year ended December 31, 2009 and our unaudited interim financial statements for the periods ended March 31, 2010 and June 30, 2010 should no longer be relied upon because certain adjustments to our accounting methods regarding business combinations and investments in unconsolidated entities were necessary. As a result of such determination we filed an amended Annual Report on Form 10-K/A and amended Quarterly Reports on Form 10-Q/A to correct the errors identified. These restatements resulted in substantial unanticipated costs in the form of accounting, legal fees, and similar professional fees, in addition to the substantial diversion of time and attention of our Chief Financial Officer and members of our accounting team in preparing the restatements.

We may be subject to legal claims by current stockholders, regulators or others as a result of the offer and sale of shares of our common stock in the initial offering using incorrect financial statements. If such events occur, we may incur defense costs regardless of the outcome of these actions and insurance may not be sufficient to cover the losses we may incur. Likewise, such events might cause a further diversion of our management’s time and attention. If we do not prevail in one or more of these potential actions, we could be required to pay damages or settlement costs, which could be substantial relative to the current state of our company.

The cash distributions you receive may be less frequent or lower in amount than you expect.

Our directors determine the amount and timing of distributions. Our directors consider all relevant factors, including the amount of cash available for distribution, capital expenditure and reserve requirements and general operational requirements. We cannot assure you how long it may take to generate sufficient available cash flow to make distributions nor can we assure you that sufficient cash will be available to make distributions to you. We may borrow funds, return capital or sell assets to make distributions. We cannot predict the amount of distributions you may receive. We may be unable to pay or maintain cash distributions or increase distributions over time.

Also, because we may receive income from rents at various times during our fiscal year, distributions paid may not reflect our income earned in that particular distribution period. The amount of cash available for distributions will be affected by many factors, such as our ability to acquire properties as offering proceeds become available, the income from those investments and yields on securities of other real estate companies that we invest in, as well as our operating expense levels and many other variables. Further, if the aggregate amount of cash distributed in any given year exceeds the amount of our current and accumulated earnings and profits (as determined for federal income tax purposes), the excess amount will either be (1) a return of capital or (2) gain from the sale or exchange of property to the extent that a stockholder’s basis in our common stock equals or is reduced to zero as the result of our current or prior year distributions. For further information regarding the tax consequences in the event we make distributions other than from funds from operations, please see “Material Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders.” In addition, to the extent we make distributions to stockholders with sources other than cash flow from operations, the amount of cash that is available for investment in real estate assets will be reduced, which will in turn negatively impact our ability to achieve our investment objectives and limit our ability to make future distributions.

The properties we acquire or develop may not produce the cash flow that we expect in order to meet our REIT minimum distribution requirements. We may decide to borrow funds to meet the REIT minimum distribution requirements, which could adversely affect our overall financial performance.

We may decide to borrow funds in order to meet the REIT minimum distribution requirements even if our management believes that the then prevailing market conditions generally are not favorable for such borrowings or that such borrowings would not be advisable in the absence of such tax considerations. If we borrow money to meet the REIT minimum distribution requirement or for other working capital needs, our expenses will increase, our net income will be reduced by the amount of interest we pay on the money we borrow and we will be obligated to repay the money we borrow from future earnings or by selling assets, which may decrease future distributions to stockholders.

The inability of our advisor to retain or obtain key personnel and property managers could delay or hinder implementation of our investment strategies, which could impair our ability to make distributions and could reduce the value of your investment.

Our success depends to a significant degree upon the contributions of Messrs. Anderson, Babb and Ruddy, executive officers of us and our advisor. Neither we nor our advisor have employment agreements with any of these executive officers nor do we currently have key man life insurance on any of these key personnel. If any of Messrs. Anderson, Babb and Ruddy were to cease their affiliation with us or our advisor, our advisor may be unable to find suitable replacements, and our operating results could suffer. We believe that our future success depends, in large part, upon our advisor’s and property managers’ ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for highly skilled personnel is intense, and our advisor and any property managers we retain may be unsuccessful in attracting and retaining such skilled personnel. If we lose or are unable to obtain the services of highly skilled personnel or property managers, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

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We rely on Bluerock Capital Markets to sell our shares of common stock pursuant to this offering. If Bluerock Capital Markets is not able to market our shares effectively, we may be unable to raise sufficient proceeds to meet our business objectives.

We have engaged Bluerock Capital Markets to act as our dealer manager for this offering, and we rely on Bluerock Capital Markets to use its best efforts to sell the shares offered hereby. Although our sponsor is an affiliate of our dealer manager, it does not control our dealer manager’s day-to-day capital-raising efforts and we have no assurance that our dealer manager’s capital-raising efforts will be successful. It would also be challenging and disruptive to locate an alternative dealer manager for this offering. Without improved capital raising, our portfolio will be smaller relative to our general and administrative costs and less diversified than it otherwise would be, which could adversely affect the value of your investment in us.

If we internalize our management functions, we could incur other significant costs associated with being self-managed.

At some point in the future, our board of directors may consider internalizing the functions performed for us by acquiring our advisor’s assets. The method by which we could internalize these functions could take many forms. There is no assurance that internalizing our management functions will be beneficial to us and our stockholders and could reduce earnings per share and funds from operation per share. For example, we may not realize the perceived benefits or we may not be able to properly integrate a new staff of managers and employees or we may not be able to effectively replicate the services provided previously by our advisor, property manager or their affiliates. Internalization transactions involving the acquisition of advisors or property managers affiliated with entity sponsors have also, in some cases, been the subject of litigation. Even if these claims are without merit, we could be forced to spend significant amounts of money defending claims which would reduce the amount of funds available for us to invest in properties or other investments to pay distributions. All these factors could have a material adverse effect on our results of operations, financial condition and ability to pay distributions.

Our use of modified funds from operations, or MFFO, as a measure of operating performance may not be comparable to MFFO as reported by other REITs, and is subject to limitations as a method of evaluating our performance.

We use MFFO, as defined by the Investment Program Association, or IPA, as a supplemental measure to funds from operations, or FFO, as defined by the National Association of Real Estate Investment Trusts, Inc., to assist us in assessing the sustainability of our operating performance Our MFFO may not be comparable to MFFO or other similarly titled measures reported by other non-listed REITs or traded REITs that do not define the term in accordance with the current IPA definition or that interpret the current IPA definition differently. Our calculation of MFFO may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies. No regulatory body has passed judgment on the acceptability of the adjustments we have used to calculate MFFO. Therefore, investors should not rely on our presentation of MFFO as a method of comparing the operating performance of other REITs.

Further, MFFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance. MFFO does not represent cash generated from operating activities determined in accordance with GAAP and is not a measure of liquidity and should be considered in conjunction with reported net income and cash flows from operations computed in accordance with GAAP, as presented in our consolidated financial statements. MFFO has limitations as a performance measure in an offering such as the company's where the price of a share of common stock is a stated value and there is no net asset value determination during the offering stage and for a period thereafter. MFFO is not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining MFFO. Because MFFO excludes the effects of acquisition costs, which are an important component in the analysis of the historical performance of an asset, MFFO should not be construed as a historic performance measure. Further, the exclusion of impairments limits the usefulness of MFFO as a historical operating performance measure since an impairment indicates that the property’s operating performance has been permanently affected. Therefore, MFFO has significant limitations as an analytical tool, and investors should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Given these limitations, MFFO may be misleading to investors who choose to rely on it as a measure of our operating performance.

Risks Related to This Offering and Our Corporate Structure

A limit on the percentage of our securities a person may own may discourage a takeover or business combination, which could prevent our stockholders from realizing a premium price for their stock.

Our charter restricts direct or indirect ownership by one person or entity to no more than 9.8% in value of the outstanding shares of our stock and 9.8% in number of shares or value, whichever is more restrictive, of the outstanding shares of our common stock unless exempted (prospectively or retroactively) by our board of directors. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to our stockholders.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our board of directors may amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue and may classify or reclassify any unissued common stock or preferred stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of any such stock. If also approved by a majority of our independent directors not otherwise interested in the transaction, who will have access at our expense to our legal counsel or to independent legal counsel, our board of directors could authorize the issuance of up to 50,000,000 shares of preferred stock with terms and conditions that could have priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock. See “Description of Capital Stock — Preferred Stock.”

Because we are dependent upon our advisor and its affiliates to conduct our operations, any adverse changes in the financial health of our advisor or its affiliates or our relationship with them could hinder our operating performance and the return on your investment.

We are dependent on our advisor and its affiliates to manage our operations and acquire and manage our portfolio of real estate assets. Under the direction of our board of directors our advisor makes all decisions with respect to the management of our company. Our advisor has a limited operating history and limited experience operating a public company. It depends upon the fees and other compensation that it receives from us in connection with the purchase, management and sale of our properties to conduct its operations. Any adverse changes in the financial condition of our advisor or property manager or our relationship with our advisor or property manager could hinder its ability to successfully manage our operations and our portfolio of investments.

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You will have limited control over changes in our policies and day-to-day operations, which limited control increases the uncertainty and risks you face as a stockholder. In addition, our board of directors may change our major operational policies without your approval.

Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under Maryland General Corporation Law and our charter, our stockholders have a right to vote only on limited matters. See “Important Provisions of Maryland Corporate Law and Our Charter and Bylaws.”

Our advisor is responsible for the day-to-day operations of our company and the selection and management of investments and has broad discretion over the use of proceeds from this offering. Accordingly, you should not purchase shares of our common stock unless you are willing to entrust all aspects of the day-to-day management and the selection and management of investments to our advisor, who will manage our company in accordance with the advisory agreement. In addition, our advisor may retain independent contractors to provide various services for our company, and you should note that such contractors will have no fiduciary duty to you or the other stockholders and may not perform as expected or desired.

Your investment will be diluted upon conversion of the convertible stock.

Our advisor has been issued 1,000 shares of our convertible stock. Under certain circumstances, each outstanding share of our convertible stock may be converted into shares of our common stock, which will have a dilutive effect to our stockholders. Our convertible stock will be converted into shares of common stock if (1) we have made total distributions on the then outstanding shares of our common stock equal to the price paid for those shares plus an 8% cumulative, non-compounded, annual return on that price or (2) we list our common stock for trading on a national securities exchange (for this purpose, “listing” would also include a merger transaction whereby holders of our common stock receive cash and/or listed securities of another issuer). Upon the occurrence of any of these events, each share of convertible stock will be converted into shares of our common stock with a value equal to 15% of the excess of (i) our enterprise value plus the aggregate value of the distributions paid to date on the then outstanding shares over (ii) the aggregate purchase price paid by stockholders for those outstanding shares plus an 8% cumulative, non-compounded, annual return on that price. See “Description of Capital Stock — Convertible Stock.”

The conversion of the convertible stock held by our advisor due upon termination of the advisory agreement and the voting rights granted to the holder of our convertible stock, may discourage a takeover attempt or prevent us from effecting a merger that would otherwise be in the best interests of our stockholders.

If we engage in a merger in which we are not the surviving entity or our advisory agreement is terminated without cause, our advisor and its affiliates may be entitled to conversion of the convertible stock. The existence of this convertible stock may deter a prospective acquirer from bidding on our company, which may limit the opportunity for stockholders to receive a premium for their stock that might otherwise exist if an investor attempted to acquire us through a merger.

The affirmative vote of two-thirds of the outstanding shares of convertible stock, voting as a separate class, will be required (1) for any amendment, alteration or repeal of any provision of our charter that materially and adversely changes the rights of the holders of the convertible stock and (2) to effect a merger of our company into another entity, or a merger of another entity into our company, unless in each case each share of convertible stock (A) will remain outstanding without a material and adverse change to its terms and rights or (B) will be converted into or exchanged for shares of stock or other ownership interest of the surviving entity having rights identical to that of our convertible stock. In the event that we propose to merge with or into another entity, including another REIT, our advisor could, by exercising these voting rights, determine whether or not we are able to complete the proposed transaction. By voting against a proposed merger, our advisor could prevent us from effecting the merger, even if the merger otherwise would have been in the best interests of our stockholders.

If we sell substantially less than all of the shares we are offering, the costs we incur to comply with the rules of the SEC regarding internal controls over financial reporting and other fixed costs will be a larger percentage of our net income and will reduce the return on your investment.

We expect to incur significant costs in establishing and maintaining adequate internal controls over our financial reporting for the company and that our management will spend a significant amount of time assessing the effectiveness of our internal control over financial reporting. We do not anticipate that these costs or the amount of time our management will be required to spend will be significantly less if we sell substantially less than all of the shares we are offering.

Your rights as stockholders and our rights to recover claims against our officers, directors and advisor are limited.

Under Maryland law, our charter and under the terms of certain indemnification agreements with our directors, we may generally indemnify our directors, our advisor and their respective affiliates for any losses or liability suffered by any of them and hold these persons or entities harmless for any loss or liability suffered by us as long as: (1) these persons or entities have determined in good faith that the loss or liability was in our best interest; (2) these persons or entities were acting on our behalf or performing services for us; (3) the loss or liability was not the result of the negligence or misconduct of the directors (or, with respect to the independent directors, gross negligence or willful misconduct), the advisor or their respective affiliates or (4) the indemnity or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders. As a result, we and our stockholders may have more limited rights against our directors, officers, employees and agents, and our advisor and its affiliates, than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or our advisor in some cases.

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You may not be able to sell your stock under the share repurchase plan.

Our board of directors could choose to amend the terms of our share repurchase plan without stockholder approval. Our board is also free to amend, suspend or terminate the plan at any time. Therefore, in making a decision to purchase shares, you should not assume that you will be able to sell any of your shares back to us pursuant to our share repurchase plan. If our board terminates our share repurchase plan, you may not be able to sell your shares even if you deem it necessary or desirable to do so. In addition, the share repurchase plan includes numerous restrictions that would limit your ability to sell your stock. With respect to any year, we will not repurchase shares under our share repurchase plan to the extent that the aggregate dollar amount of shares submitted for repurchase in that year exceeds the proceeds of our distribution reinvestment plan from the prior year, other than in extraordinary circumstances as determined by our board of directors. If you are able to resell your shares to us pursuant to our share repurchase plan, you will likely receive substantially less than the amount paid to acquire the shares from us or the fair market value of your shares. See “Share Repurchase Plan.”

If we do not successfully implement our liquidity policy, you may have to hold your investment for an indefinite period.

Though we presently intend to pursue a transaction providing liquidity to stockholders one year after the completion of our offering stage, our charter does not require our board of directors to pursue such a liquidity event. We cannot predict the exact date by which we will complete a liquidity event, as market conditions and other factors could cause us to delay the commencement of a liquidity event beyond two years from the termination of our offering stage, and our charter only requires our board to consider such an event by the sixth anniversary of termination of our offering stage. If our board of directors does determine to pursue a liquidation, we would be under no obligation to conclude the process within a set time. The timing of the sale of assets will depend on real estate and financial markets, economic conditions in the areas in which properties are located, and federal income tax effects on stockholders, that may prevail in the future. We cannot guarantee that we will be able to liquidate all assets. After we adopt a plan of liquidation, we would remain in existence until all properties and assets are liquidated. If we do not pursue a liquidity event, or delay such an event due to market conditions, your shares may continue to be illiquid and you may, for an indefinite period of time, be unable to convert your investment to cash easily and could suffer losses on your investment.

Risks Related to Conflicts of Interest

Our advisor, our executive officers and their affiliates face conflicts of interest relating to the purchase and leasing of properties, and such conflicts may not be resolved in our favor, which could limit our investment opportunities, impair our ability to make distributions and reduce the value of your investment.

We rely on our advisor to identify suitable investment opportunities. We may be buying properties at the same time as other entities that are affiliated with or sponsored by our advisor. Other programs sponsored by our advisor or its affiliates also rely on our advisor, our executive officers and their affiliates for investment opportunities. Bluerock has sponsored privately offered real estate programs and may in the future sponsor privately and publicly offered real estate programs that have investment objectives similar to ours. Therefore, our advisor and its affiliates could be subject to conflicts of interest between our company and other real estate programs. Many investment opportunities would be suitable for us as well as other programs. Our advisor could direct attractive investment opportunities or tenants to other entities. Such events could result in our investing in properties that provide less attractive returns or getting less attractive tenants, thus reducing the level of distributions which we may be able to pay to you and the value of your investment. See “Conflicts of Interest.”

If we acquire properties from affiliates of our advisor, the price may be higher than we would pay if the transaction was the result of arms’-length negotiations.

The prices we pay to affiliates of our advisor for our properties will be equal to the prices paid by them, plus the costs incurred by them relating to the acquisition and financing of the properties or if the price to us is in excess of such cost, substantial justification for such excess must exist and such excess must be reasonable and consistent with current market conditions as determined by a majority of our independent directors. Substantial justification for a higher price could result from improvements to a property by the affiliate of our advisor or increases in market value of the property during the period of time the property is owned by the affiliates of our advisor as evidenced by an appraisal of the property. In no event will we acquire property from an affiliate at an amount in excess of its current appraised value as determined by an independent expert selected by our independent directors not otherwise interested in the transaction. An appraisal is “current” if obtained within the prior year. These prices will not be the subject of arms’-length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated in an arms’-length transaction. Even though we will use an independent third-party appraiser to determine fair market value when acquiring properties from our advisor and its affiliates, we may pay more for particular properties than we would have in an arms’-length transaction, which would reduce our cash available for investment in other properties or distribution to our stockholders.

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Payment of fees to our advisor and its affiliates will reduce cash available for investment and distribution.

Our advisor and its affiliates perform services for us in connection with the selection and acquisition of our real estate investments, and possibly the development, management and leasing of our properties. They are paid significant fees for these services, which reduces the amount of cash available for investment and for distribution to stockholders. The fees to be paid to our advisor and its affiliates were not determined on an arms’-length basis. We cannot assure you that a third-party unaffiliated with our advisor would not be willing to provide such services to us at a lower price. If the maximum offering amount is raised (including shares of stock issued pursuant to our distribution reinvestment plan), we estimate that 12.90% of the gross proceeds of this offering will be paid to our advisor, its affiliates and third parties for up-front fees and expenses associated with the offer and sale of our stock and the acquisition of our assets, including estimated acquisition fees of 2.5% of the cost of assets. The expenses we actually incur in connection with the offer and sale of our stock, excluding acquisition fees and expenses, may exceed the amount we expect to incur.

These fees increase the risk that the amount available for payment of distributions to our stockholders upon a liquidation of our portfolio would be less than the purchase price of the shares of stock in this offering. Substantial up-front fees also increase the risk that you will not be able to resell your shares of stock at a profit, even if our stock is listed on a national securities exchange. See “Management Compensation.”

Our advisor, our dealer manager and their affiliates, including our officers, some of whom are also directors, face conflicts of interest caused by compensation arrangements with us and other programs sponsored by affiliates of our advisor, including Bluerock, which could result in actions that are not in the long-term best interests of our stockholders.

Our advisor, our dealer manager and their affiliates receive substantial fees from us. These fees could influence our advisor’s advice to us, as well as the judgment of the affiliates of our advisor who serve as our officers, some of whom are also our directors. Among other matters, the compensation arrangements could affect their judgment with respect to property acquisitions from, or the making of investments in, other programs sponsored by Bluerock, which might entitle affiliates of our advisor to disposition fees and other possible fees in connection with its services for the seller.

Considerations relating to their compensation from other programs could result in decisions that are not in the best interests of our stockholders, which could hurt our ability to make distributions to you or result in a decline in the value of your investment.

If the competing demands for the time of our advisor, its affiliates and our officers result in them spending insufficient time on our business, we may miss investment opportunities or have less efficient operations, which could reduce our profitability and result in lower distributions to you.

We do not have any employees. We rely on the employees of our advisor and its affiliates for the day-to-day operation of our business. The amount of time that our advisor and its affiliates spend on our business will vary from time to time and is expected to be more while we are raising money and acquiring properties. Our advisor and its affiliates, including our officers, have interests in other programs and engage in other business activities. As a result, they will have conflicts of interest in allocating their time between us and other programs and activities in which they are involved. Because these persons have competing interests on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and fewer resources to our business than are necessary or appropriate to manage our business. We expect that as our real estate activities expand, our advisor will attempt to hire additional employees who would devote substantially all of their time to our business. There is no assurance that our advisor will devote adequate time to our business. If our advisor suffers or is distracted by adverse financial or operational problems in connection with its operations unrelated to us, it may allocate less time and resources to our operations. If any of these things occur, the returns on our investments, our ability to make distributions to stockholders and the value of your investment may suffer. See “Conflicts of Interest.”

Because other real estate programs offered through Bluerock Capital Markets are conducting offerings concurrently with our offering, Bluerock Capital Markets may face potential conflicts of interest arising from competition among us and these other programs for investors and investment capital, and such conflicts may not be resolved in our favor.

Bluerock Capital Markets, our dealer manager, also acts as the dealer manager for the private offerings of other Bluerock-sponsored real estate programs. These private offerings may be raising capital in their respective private offerings concurrently with our offering. In addition, other Bluerock-sponsored programs may seek to raise capital through public or private offerings conducted concurrently with our offering. As a result, Bluerock Capital Markets may face conflicts of interest arising from potential competition with these other programs for investors and investment capital. Such conflicts may not be resolved in our favor, and you will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment.

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Because Bluerock Capital Markets is one of our affiliates, you will not have the benefit of an independent due diligence review of us, which is customarily performed in underwritten offerings; the absence of an independent due diligence review increases the risks and uncertainty you face as a stockholder.

Bluerock Capital Markets, our dealer manager, is one of our affiliates. Because Bluerock Capital Markets is an affiliate, its due diligence review and investigation of us and the prospectus cannot be considered to be an independent review. Therefore, you do not have the benefit of an independent review and investigation of this offering of the type normally performed by an unaffiliated, independent underwriter in a public securities offering.

Risks Related to Our Transition of Dealer Managers in our Initial Offering

The No Objections Letter issued by FINRA to Bluerock Capital Markets to act as our dealer manager in our initial offering contains a qualification for the resolution of excess underwriting compensation issues relating to our former dealer manager, which could adversely affect our capital-raising efforts.

As required by the rules of FINRA, total underwriting compensation paid in connection with a public, non-traded REIT offering cannot exceed an amount equal to 10% of gross proceeds from the sale of shares of our common stock in the primary offering.  Payments made by our advisor’s affiliates and us to Select Capital Corporation, the dealer manager of our initial offering prior to Bluerock Capital Markets assuming those responsibilities, exceeded this underwriting compensation limit during Select’s term as our dealer manager.  Bluerock Capital Markets received a No Objections Letter (“NOL”) to act as our dealer manager for the initial offering in July 2011 and, as of that time, FINRA had not resolved this excess compensation issue and placed a qualification in the NOL that would allow FINRA to impose further requirements or restrictions on Bluerock Capital Markets serving as our dealer manager, including imposing restrictions on the nature, amount or other terms of the underwriting compensation paid in connection with the initial offering or any future offering, including this follow-on offering.  Such requirements or restrictions could require us to suspend our offering until FINRA is satisfied that its conditions have been addressed, which would likely have an adverse effect on our capital-raising efforts.

General Risks Related to Investments in Real Estate

Our operating results may be affected by economic conditions that have an adverse impact on the real estate market in general, and may cause us to be unable to realize appreciation in the value of our properties.

Our operating results will be subject to risks generally associated with the ownership of real estate, including, but not limited to changes in general economic conditions, changes in interest rates and the availability of mortgage funds that may make the sale of a property difficult.

We cannot predict the various market conditions affecting real estate investments that will exist at any particular time in the future when we effect a sale or disposition. Because of this uncertainty, we cannot assure you that we will realize any appreciation in the value of our real estate properties.

Competition from other apartment properties for tenants could reduce our profitability and the return on your investment.

The apartment property industry is highly competitive. This competition could reduce occupancy levels and revenues at our apartment properties, which would adversely affect our operations. We expect to face competition from many sources. We will face competition from other apartment communities both in the immediate vicinity and in the larger geographic market where our apartment communities will be located. Overbuilding of apartment properties may occur. If so, this will increase the number of apartment units available and may decrease occupancy and apartment rental rates. In addition, increases in operating costs due to inflation may not be offset by increased apartment rental rates.

Increased competition and increased affordability of single-family homes could limit our ability to retain residents, lease apartment units or increase or maintain rents.

Any apartment properties we may acquire will most likely compete with numerous housing alternatives in attracting residents, including single-family homes, as well as owner-occupied single and multifamily homes available to rent. Competitive housing in a particular area and the increasing affordability of owner occupied single and multifamily homes available to rent or buy caused by declining mortgage interest rates and government programs to promote home ownership could adversely affect our ability to retain our residents, lease apartment units and increase or maintain rental rates.

Increased construction of similar properties that compete with our properties in any particular location could adversely affect the operating results of our properties and our cash available for distribution to our stockholders.

We may acquire properties in locations which experience increases in construction of properties that compete with our properties. This increased competition and construction could:

•	make it more difficult for us to find tenants to lease units in our apartment properties;

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•	force us to lower our rental prices in order to lease units in our apartment properties; and/or

•	substantially reduce our revenues and cash available for distribution to our stockholders.

We compete with numerous other parties or entities for real estate assets and tenants and may not compete successfully.

We compete with numerous other persons or entities engaged in real estate investment activities, many of which have greater resources than we do. Some of these investors may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. Our competitors may be willing to offer space at rates below our rates, causing us to lose existing or potential tenants.

Many of our investments will be dependent on tenants for revenue, and lease terminations could reduce our revenues from rents, resulting in the decline in the value of your investment.

The underlying value of our properties and the ability to make distributions to you depend upon the ability of the tenants of our properties to generate enough income to pay their rents in a timely manner, and the success of our investments depends upon the occupancy levels, rental income and operating expenses of our properties and our company. Tenants’ inability to timely pay their rents may be impacted by employment and other constraints on their personal finances, including debts, purchases and other factors. These and other changes beyond our control may adversely affect our tenants’ ability to make lease payments. In the event of a tenant default or bankruptcy, we may experience delays in enforcing our rights as landlord and may incur costs in protecting our investment and re-leasing our property. We may be unable to re-lease the property for the rent previously received. We may be unable to sell a property with low occupancy without incurring a loss. These events and others could cause us to reduce the amount of distributions we make to stockholders and may also cause the value of your investment to decline.

Our operating results and distributable cash flow depend on our ability to generate revenue from leasing our properties to tenants on terms favorable to us.

Our operating results depend, in large part, on revenues derived from leasing space in our properties. We are subject to the credit risk of our tenants, and to the extent our tenants default on their leases or fail to make rental payments we may suffer a decrease in our revenue. In addition, if a tenant does not pay its rent, we may not be able to enforce our rights as landlord without delays and we may incur substantial legal costs. We are also subject to the risk that we will not be able to lease space in our value-added or opportunistic properties or that, upon the expiration of leases for space located in our properties, leases may not be renewed, the space may not be re-leased or the terms of renewal or re-leasing (including the cost of required renovations or concessions to customers) may be less favorable to us than current lease terms. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in decreased distributions to our stockholders. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property. Further, costs associated with real estate investment, such as real estate taxes and maintenance costs, generally are not reduced when circumstances cause a reduction in income from the investment. These events would cause a significant decrease in revenues and could cause us to reduce the amount of distributions to our stockholders.

Short-term multifamily and apartment leases expose us to the effects of declining market rent, which could adversely impact our ability to make cash distributions to our stockholders.

We expect that substantially all of our apartment leases will be for a term of one year or less. Because these leases generally permit the residents to leave at the end of the lease term without penalty, our rental revenues may be impacted by declines in market rents more quickly than if our leases were for longer terms.

Our focus on four geographic regions will limit our ability to diversify our investments geographically and fluctuations in market conditions or economic distress in those markets could materially and adversely affect the performance of our company.

We have targeted four geographic regions where we intend to purchase properties, all of which are located in the southeastern or south central United States. It is possible that we may invest a significant portion of our assets in a few specific submarkets within those regions. A concentration of our assets in a limited number of markets with similar demographics and economic characteristics could subject us to greater overall portfolio volatility. There is continued economic uncertainty on both national and local levels and, as indicated by the recent recession, economic fluctuations can be more severe in certain regions of the country. A weakening in economic or other conditions in those regions or submarkets in which we invest could materially and adversely affect our overall performance.

Costs incurred in complying with governmental laws and regulations may reduce our net income and the cash available for distributions.

Our company and the properties we expect to own are subject to various federal, state and local laws and regulations relating to environmental protection and human health and safety. Federal laws such as the National Environmental Policy Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Solid Waste Disposal Act as amended by the Resource Conservation and Recovery Act, the Federal Water Pollution Control Act, the Federal Clean Air Act, the Toxic Substances Control Act, the Emergency Planning and Community Right to Know Act and the Hazard Communication Act and their resolutions and corresponding state and local counterparts govern such matters as wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials and the remediation of contamination associated with disposals. The properties we acquire will be subject to the Americans with Disabilities Act of 1990 which generally requires that certain types of buildings and services be made accessible and available to people with disabilities. These laws may require us to make modifications to our properties. Some of these laws and regulations impose joint and several liability on tenants, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were illegal. Compliance with these laws and any new or more stringent laws or regulations may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. In addition, there are various federal, state and local fire, health, life-safety and similar regulations with which we may be required to comply, and which may subject us to liability in the form of fines or damages for noncompliance.

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Our properties may be affected by our tenants’ activities or actions, the existing condition of land when we buy it, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties. The presence of hazardous substances, or the failure to properly remediate these substances, may make it difficult or impossible to sell or rent such property. Any material expenditures, fines, or damages we must pay will reduce our ability to make distributions and may reduce the value of your investment.

Any uninsured losses or high insurance premiums will reduce our net income and the amount of our cash distributions to stockholders.

Our advisor will attempt to obtain adequate insurance to cover significant areas of risk to us as a company and to our properties. However, there are types of losses at the property level, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. We may not have adequate coverage for such losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions to stockholders.

We may have difficulty selling real estate investments, and our ability to distribute all or a portion of the net proceeds from such sale to our stockholders may be limited.

Real estate investments are relatively illiquid. We will have a limited ability to vary our portfolio in response to changes in economic or other conditions. We will also have a limited ability to sell assets in order to fund working capital and similar capital needs. When we sell any of our properties, we may not realize a gain on such sale. We may not elect to distribute any proceeds from the sale of properties to our stockholders; for example, we may use such proceeds to:

•	purchase additional properties;

•	repay debt, if any;

•	buy out interests of any co-venturers or other partners in any joint venture in which we are a party;

•	create working capital reserves; and/or

•	make repairs, maintenance, tenant improvements or other capital improvements or expenditures to our remaining properties.

Our ability to sell our properties may also be limited by our need to avoid a 100% penalty tax that is imposed on gain recognized by a REIT from the sale of property characterized as dealer property. In order to ensure that we avoid such characterization, we may be required to hold our properties for a minimum period of time, generally two years, and comply with certain other requirements in the Code.

As part of otherwise attractive portfolios of properties, we may acquire some properties with existing lock-out provisions, which may inhibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.

Loan provisions could materially restrict us from selling or otherwise disposing of or refinancing properties. These provisions would affect our ability to turn our investments into cash and thus affect cash available for distributions to you. Loan provisions may prohibit us from reducing the outstanding indebtedness with respect to properties, refinancing such indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness with respect to such properties.

Loan provisions could impair our ability to take actions that would otherwise be in the best interests of our stockholders and, therefore, may have an adverse impact on the value of our stock, relative to the value that would result if the loan provisions did not exist. In particular, loan provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.

Actions of our joint venture partners could subject us to liabilities in excess of those contemplated or prevent us from taking actions which are in the best interests of our stockholders which could result in lower investment returns to our stockholders.

We have entered into joint ventures with affiliates and other third parties to acquire or improve properties. We may also purchase properties in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present when acquiring real estate directly, including, for example:

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•	joint venturers may share certain approval rights over major decisions;

•	that such co-venturer, co-owner or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals, including inconsistent goals relating to the sale of properties held in the joint venture or the timing of termination or liquidation of the joint venture;

•	the possibility that our co-venturer, co-owner or partner in an investment might become insolvent or bankrupt;

•	the possibility that we may incur liabilities as a result of an action taken by our co-venturer, co-owner or partner;

•	that such co-venturer, co-owner or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our policy with respect to maintaining our qualification as a REIT;

•	disputes between us and our joint venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business and result in subjecting the properties owned by the applicable joint venture to additional risk; or

•	that under certain joint venture arrangements, neither venture partner may have the power to control the venture, and an impasse could be reached which might have a negative influence on the joint venture.

These events might subject us to liabilities in excess of those contemplated and thus reduce your investment returns. If we have a right of first refusal or buy/sell right to buy out a co-venturer, co-owner or partner, we may be unable to finance such a buy-out if it becomes exercisable or we may be required to purchase such interest at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to elect to purchase an interest of a co-venturer subject to the buy/sell right, in which case we may be forced to sell our interest as the result of the exercise of such right when we would otherwise prefer to keep our interest. Finally, we may not be able to sell our interest in a joint venture if we desire to exit the venture.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if we are subject to registration under the Investment Company Act, we will not be able to continue our business.

Neither we, nor our operating partnership, nor any of our subsidiaries intend to register as an investment company under the Investment Company Act. We expect that our operating partnership’s and subsidiaries’ investments in real estate will represent the substantial majority of our total asset mix, which would not subject us to the Investment Company Act. In order to maintain an exemption from regulation under the Investment Company Act, we intend to engage, through our operating partnership and our wholly and majority-owned subsidiaries, primarily in the business of buying real estate, and these investments must be made within a year after this offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of this offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns, which would reduce the cash available for distribution to investors and possibly lower your returns.

We expect that most of our assets will be held through wholly owned or majority-owned subsidiaries of our operating partnership. We expect that most of these subsidiaries will be outside the definition of investment company under Section 3(a)(1) of the Investment Company Act as they are generally expected to hold at least 60% of their assets in real property or in entities that they manage or co-manage that own real property. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. We believe that we, our operating partnership and most of the subsidiaries of our operating partnership will not fall within either definition of investment company as we intend to invest primarily in real property, through our wholly or majority-owned subsidiaries, the majority of which we expect to have at least 60% of their assets in real property or in entities that they manage or co-manage that own real property. As these subsidiaries would be investing either solely or primarily in real property, they would be outside of the definition of “investment company” under Section 3(a)(1) of the Investment Company Act. We are organized as a holding company that conducts its businesses primarily through the operating partnership, which in turn is a holding company conducting its business through its subsidiaries. Both we and our operating partnership intend to conduct our operations so that they comply with the 40% test. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe that neither we nor the operating partnership will be considered an investment company under Section 3(a)(1)(A) of the 1940 Act because neither we nor the operating partnership will engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through the operating partnership’s wholly owned or majority-owned subsidiaries, we and the operating partnership will be primarily engaged in the non-investment company businesses of these subsidiaries.

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In the event that the value of investment securities held by the subsidiaries of our operating partnership were to exceed 40%, we expect our subsidiaries to be able to rely on the exclusion from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires each of our subsidiaries relying on this exception to invest at least 55% of its portfolio in “mortgage and other liens on and interests in real estate,” which we refer to as “qualifying real estate assets” and maintain at least 80% of its assets in qualifying real estate assets or other real estate-related assets. The remaining 20% of the portfolio can consist of miscellaneous assets. What we buy and sell is therefore limited to these criteria. How we determine to classify our assets for purposes of the Investment Company Act will be based in large measure upon no-action letters issued by the SEC staff in the past and other SEC interpretive guidance. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. Pursuant to this guidance, and depending on the characteristics of the specific investments, certain joint venture investments may not constitute qualifying real estate assets and therefore investments in these types of assets may be limited. No assurance can be given that the SEC will concur with our classification of our assets. Future revisions to the Investment Company Act or further guidance from the SEC may cause us to lose our exclusion from registration or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.

In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within the definition of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from registration pursuant to Section 3(c)(6). Section 3(c)(6) excludes from the definition of investment company any company primarily engaged, directly or through majority-owned subsidiaries, in one or more of certain specified businesses. These specified businesses include the business described in Section 3(c)(5)(C) of the Investment Company Act. It also excludes from the definition of investment company any company primarily engaged, directly or through majority-owned subsidiaries, in one or more of such specified businesses from which at least 25% of such company’s gross income during its last fiscal year is derived, together with any additional business or businesses other than investing, reinvesting, owning, holding, or trading in securities. Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate assets owned by wholly owned or majority-owned subsidiaries of our operating partnership.

To ensure that neither we, nor our operating partnership nor subsidiaries are required to register as an investment company, each entity may be unable to sell assets they would otherwise want to sell and may need to sell assets they would otherwise wish to retain. In addition, we, our operating company or our subsidiaries may be required to acquire additional income or loss-generating assets that we might not otherwise acquire or forego opportunities to acquire interests in companies that we would otherwise want to acquire. Although we, our operating partnership and our subsidiaries intend to monitor our portfolio periodically and prior to each acquisition or disposition, any of these entities may not be able to maintain an exclusion from registration as an investment company. If we, our operating partnership or our subsidiaries are required to register as an investment company but fail to do so, the unregistered entity would be prohibited from engaging in our business, and criminal and civil actions could be brought against such entity. In addition, the contracts of such entity would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of the entity and liquidate its business.

For more information on issues related to compliance with the Investment Company Act, see “Investment Strategy, Objectives and Policies — Investment Company Act Considerations.”

Risks Associated with Debt Financing

We have used and may continue to use debt financing to acquire properties and otherwise incur other indebtedness, which increases our expenses and could subject us to the risk of losing properties in foreclosure if our cash flow is insufficient to make loan payments.

We are permitted to acquire real properties and other real estate-related investments including entity acquisitions by assuming either existing financing secured by the asset or by borrowing new funds. In addition, we may incur or increase our mortgage debt by obtaining loans secured by some or all of our assets to obtain funds to acquire additional investments or to pay distributions to our stockholders. We also may borrow funds if necessary to satisfy the requirement that we distribute at least 90% of our annual “REIT taxable income,” or otherwise as is necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.

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Although our charter imposes limits on our total indebtedness, there is no limit on the amount we may invest in any single property or other asset or on the amount we can borrow to purchase any individual property or other investment. If we mortgage a property and have insufficient cash flow to service the debt, we risk an event of default which may result in our lenders foreclosing on the properties securing the mortgage. Further, we may exceed the limits set forth in our charter if approved by a majority of our independent directors and the excess borrowing is disclosed to stockholders in our next quarterly report following the borrowing, along with justification for the excess.

If we cannot repay or refinance loans incurred to purchase our properties, or interests therein, then we may lose our interests in the properties secured by the loans we are unable to repay or refinance. See “Investment Strategy, Objectives and Policies — Borrowing Policies.”

High levels of debt or increases in interest rates could increase the amount of our loan payments, which could reduce the cash available for distribution to stockholders.

Our policies do not limit us from incurring debt and in the past our independent directors have approved borrowings in excess of the limit set forth in our charter in connection with all of our equity interests in real property acquired to date. As of December 31, 2012, the ratio of our borrowings to the cost of our assets was 250%.

These high debt levels cause us to incur higher interest charges, result in higher debt service payments, and may be accompanied by restrictive covenants. Interest we pay reduces cash available for distribution to stockholders. Additionally, with respect to our variable rate debt, increases in interest rates increase our interest costs, which reduces our cash flow and our ability to make distributions to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments and could result in a loss. In addition, if we are unable to service our debt payments, our lenders may foreclose on our interests in the real property that secures the loans we have entered into.

High mortgage rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our cash flow from operations and the amount of cash distributions we can make.

To qualify as a REIT, we will be required to distribute at least 90% of our annual taxable income (excluding net capital gains) to our stockholders in each taxable year, and thus our ability to retain internally generated cash is limited. Accordingly, our ability to acquire properties or to make capital improvements to or remodel properties will depend on our ability to obtain debt or equity financing from third parties or the sellers of properties. If mortgage debt is unavailable at reasonable rates, we may not be able to finance the purchase of properties. If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the debt becomes due or of being unable to refinance on favorable terms. If interest rates are higher when we refinance the properties, our income could be reduced. We may be unable to refinance properties. If any of these events occurs, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise capital by issuing more stock or borrowing more money.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to you.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage, or replace our advisor. These or other limitations may limit our flexibility and prevent us from achieving our operating plans.

Our ability to obtain financing on reasonable terms would be impacted by negative capital market conditions.

Recently, domestic and international financial markets have experienced unusual volatility and uncertainty. Although this condition occurred initially within the “subprime” single-family mortgage lending sector of the credit market, liquidity has tightened in overall financial markets, including the investment grade debt and equity capital markets. Consequently, there is greater uncertainty regarding our ability to access the credit market in order to attract financing on reasonable terms. Investment returns on our assets and our ability to make acquisitions could be adversely affected by our inability to secure financing on reasonable terms, if at all.

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Interest-only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to our stockholders.

We may finance our property acquisitions using interest-only mortgage indebtedness. During the interest-only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest-only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum or “balloon” payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan. If the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates. Increased payments and substantial principal or balloon maturity payments will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.

To hedge against interest rate fluctuations, we may use derivative financial instruments that may be costly and ineffective, may reduce the overall returns on your investment, and may expose us to the credit risk of counterparties.

To the extent consistent with maintaining our qualification as a REIT, we may use derivative financial instruments to hedge exposures to interest rate fluctuations on loans secured by our assets and investments in collateralized mortgage-backed securities. Derivative instruments may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements. Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time of the hedge and may differ from time to time.

To the extent that we use derivative financial instruments to hedge against interest rate fluctuations, we will be exposed to financing, basis risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby making the hedge less effective. Finally, legal enforceability risks encompass general contractual risks, including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to make distributions to you will be adversely affected.

Complying with REIT requirements may limit our ability to hedge risk effectively.

The REIT provisions of the Code may limit our ability to hedge the risks inherent to our operations. From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging transactions may include entering into interest rate swaps, caps and floors, options to purchase these items, and futures and forward contracts. Any income or gain derived by us from transactions that hedge certain risks, such as the risk of changes in interest rates, will not be treated as gross income for purposes of either the 75% or the 95% income test, as defined below in “Material Federal Income Tax Considerations — Gross Income Tests,” unless specific requirements are met. Such requirements include that the hedging transaction be properly identified within prescribed time periods and that the transaction either (1) hedges risks associated with indebtedness issued by us that is incurred to acquire or carry real estate assets or (2) manages the risks of currency fluctuations with respect to income or gain that qualifies under the 75% or 95% income test (or assets that generate such income). To the extent that we do not properly identify such transactions as hedges, hedge with other types of financial instruments, or hedge other types of indebtedness, the income from those transactions is not likely to be treated as qualifying income for purposes of the 75% and 95% income tests. As a result of these rules, we may have to limit the use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

You may not receive any profits resulting from the sale of one of our properties, or receive such profits in a timely manner, because we may provide financing for the purchaser of such property.

If we liquidate our company, you may experience a delay before receiving your share of the proceeds of such liquidation. In a forced or voluntary liquidation, we may sell our properties either subject to or upon the assumption of any then outstanding mortgage debt or, alternatively, may provide financing to purchasers. We may take a purchase money obligation secured by a mortgage as partial payment. We do not have any limitations or restrictions on our taking such purchase money obligations. To the extent we receive promissory notes or other property instead of cash from sales, such proceeds, other than any interest payable on those proceeds, will not be included in net sale proceeds until and to the extent the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In certain cases, we may receive initial down payments in the year of sale in an amount less than the selling price and subsequent payments may be spread over a number of years. In such cases, you may experience a delay in the distribution of the proceeds of a sale until such time.

Material Federal Income Tax Risks

Failure to remain qualified as a REIT would cause us to be taxed as a regular corporation, which would substantially reduce funds available for distributions to our stockholders.

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We elected to be taxed as a REIT under the federal income tax laws commencing with our taxable year ended December 31, 2010.  We believe that we have operated in a manner qualifying us as a REIT since our election and intend to continue to so operate. However, we cannot assure you that we will remain qualified as a REIT. In connection with this offering, we expect to receive an opinion from our special tax counsel, Hunton & Williams LLP, that we qualified to be taxed as a REIT under the federal income tax laws for our taxable years ended December 31, 2010 through December 31, 2012, and our organization and current and proposed method of operation will enable us to continue to qualify as a REIT for our taxable year ending December 31, 2013 and in the future. Investors should be aware that Hunton & Williams LLP’s opinion is based upon customary assumptions, will be conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, is not binding upon the Internal Revenue Service, or the IRS, or any court and speaks as of the date issued. In addition, Hunton & Williams LLP’s opinion will be based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Hunton & Williams LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements.

If we fail to qualify as a REIT in any taxable year, we will face serious tax consequences that will substantially reduce the funds available for distributions to our stockholders because:

•	we would not be able to deduct dividends paid to stockholders in computing our taxable income and would be subject to U.S. federal income tax at regular corporate rates;

•	we could be subject to the federal alternative minimum tax and possibly increased state and local taxes; and

•	unless we are entitled to relief under certain U.S. federal income tax laws, we could not re-elect REIT status until the fifth calendar year after the year in which we failed to qualify as a REIT.

In addition, if we fail to qualify as a REIT, we will no longer be required to make distributions. As a result of all these factors, our failure to qualify as a REIT could impair our ability to expand our business and raise capital, and it would adversely affect the value of our common stock. See “Material Federal Income Tax Considerations” for a discussion of material federal income tax consequences relating to us and our common stock.

Complying with REIT requirements may cause us to forego otherwise attractive opportunities or liquidate otherwise attractive investments.

To maintain our qualification as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of our capital stock. In order to meet these tests, we may be required to forego investments we might otherwise make. Thus, compliance with the REIT requirements may hinder our performance.

In particular, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified real estate assets. The remainder of our investment in securities (other than government securities, securities of TRSs and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities, securities of TRSs and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total assets can be represented by the securities of one or more TRSs. If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

Even if we remain qualified as a REIT, we may face other tax liabilities that reduce our cash flows.

Even if we remain qualified as a REIT, we may be subject to certain federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, and state or local income, property and transfer taxes. In addition, any taxable REIT subsidiary, or “TRS,” in which we own an interest will be subject to regular corporate federal, state and local taxes. Any of these taxes would decrease cash available for distributions to stockholders.

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Failure to make required distributions would subject us to U.S. federal corporate income tax.

We intend to continue to operate in a manner so as to qualify as a REIT for U.S. federal income tax purposes. In order to remain qualified as a REIT, we generally are required to distribute at least 90% of our REIT taxable income, determined without regard to the dividends paid deduction and excluding any net capital gain, each year to our stockholders. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our REIT taxable income, we will be subject to U.S. federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under the Code.

We may fail to qualify as a REIT if the IRS successfully challenges the valuation of our common stock used for purposes of our DRIP.

In order to satisfy the REIT distribution requirements, the dividends we pay must not be “preferential.” A dividend determined to be preferential will not qualify for the dividends paid deduction. To avoid paying preferential dividends, we must treat every stockholder of a class of stock with respect to which we make a distribution the same as every other stockholder of that class, and we must not treat any class of stock other than according to its dividend rights as a class. For example, if certain stockholders receive a distribution that is more or less than the distributions received by other stockholders of the same class, the distribution will be preferential. If any part of a distribution is preferential, none of that distribution will be applied towards satisfying our REIT distribution requirements.

Stockholders participating in our DRIP receive distributions in the form of shares of our common stock rather than in cash. Currently, the purchase price per share under our DRIP is equal to 95% of the “market price” of a share of our common stock. Because our common stock is not yet listed for trading, for these purposes, “market price” means the fair market value of a share of our common stock, as estimated by us. Pursuant to an IRS ruling, the prohibition on preferential dividends does not prohibit a REIT from offering shares under a distribution reinvestment plan at discounts of up to 5% of fair market value, but a discount in excess of 5% of the fair market value of the shares would be considered a preferential dividend. Any discount we offer is intended to fall within the safe harbor for such discounts set forth in the ruling published by the IRS. However, the fair market value of our common stock has not been susceptible to a definitive determination. If the purchase price under our DRIP is deemed to have been at more than a 5% discount at any time, we would be treated as having paid one or more preferential dividends. Similarly, we would be treated as having paid one or more preferential dividends if the IRS successfully asserted that the value of the common stock distributions paid to stockholders participating in our DRIP exceeded on a per-share basis the cash distribution paid to our other stockholders, which could occur if the IRS successfully asserted that the fair market value of our common stock exceeded the “market value” used for purposes of calculating the distributions under our DRIP. If we are determined to have paid preferential dividends as a result of our DRIP, we would likely fail to qualify as a REIT.

The prohibited transactions tax may subject us to tax on our gain from sales of property and limit our ability to dispose of our properties.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property other than foreclosure property, held primarily for sale to customers in the ordinary course of business. Although we intend to acquire and hold all of our assets as investments and not for sale to customers in the ordinary course of business, the IRS may assert that we are subject to the prohibited transaction tax equal to 100% of net gain upon a disposition of real property. For example, in the event we decide to dispose of our portfolio in one or more transactions and liquidate, the IRS could assert that net gain recognized on the sale of recently acquired assets is subject to the 100% prohibited transactions tax. Although a safe harbor to the characterization of the sale of real property by a REIT as a prohibited transaction is available, we cannot assure you that we can comply with the safe harbor or that we will avoid owning property that may be characterized as held primarily for sale to customers in the ordinary course of business. Consequently, we may choose not to engage in certain sales of our properties or may conduct such sales through a TRS, which would be subject to federal and state income taxation. Additionally, in the event that we must engage in sales of our properties, such as pursuant to a liquidation, any gains from the sales of properties classified as prohibited transactions would be taxed at the 100% prohibited transaction tax rate.

The ability of our board of directors to revoke our REIT qualification without stockholder approval may cause adverse consequences to our stockholders.

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT. If we cease to qualify as a REIT, we would become subject to U.S. federal income tax on our taxable income and would no longer be required to distribute most of our taxable income to our stockholders, which may have adverse consequences on our total return to our stockholders.

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Our ownership of any TRSs will be subject to limitations and our transactions with any TRSs will cause us to be subject to a 100% penalty tax on certain income or deductions if those transactions are not conducted on arm’s-length terms.

Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. In addition, the Code limits the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The Code also imposes a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis. Furthermore, we will monitor the value of our respective investments in any TRSs for the purpose of ensuring compliance with TRS ownership limitations and will structure our transactions with any TRSs on terms that we believe are arm’s length to avoid incurring the 100% excise tax described above. There can be no assurance, however, that we will be able to comply with the 25% REIT subsidiaries limitation or to avoid application of the 100% excise tax.

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You may be restricted from acquiring or transferring certain amounts of our common stock.

The stock ownership restrictions of the Code for REITs and the 9.8% stock ownership limits in our charter may inhibit market activity in our capital stock and restrict our business combination opportunities.

In order to qualify as a REIT, five or fewer individuals, as defined in the Code, may not own, beneficially or constructively, more than 50% in value of our issued and outstanding stock at any time during the last half of a taxable year. Attribution rules in the Code determine if any individual or entity beneficially or constructively owns our capital stock under this requirement. Additionally, at least 100 persons must beneficially own our capital stock during at least 335 days of a taxable year. To help insure that we meet these tests, among other purposes, our charter restricts the acquisition and ownership of shares of our capital stock.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, our charter prohibits any person from beneficially or constructively owning more than 9.8% of the aggregate of our outstanding shares (prospectively or retroactively) of capital stock or 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock. Our board of directors may not grant an exemption from these restrictions to any proposed transferee whose ownership in excess of 9.8% does not satisfy certain conditions designed to ensure that we will not fail to qualify as a REIT. These restrictions on transferability and ownership will not apply, however, if our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT.

We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of our common stock.

At any time, the U.S. federal income tax laws governing REITs or the administrative interpretations of those laws may be amended. We cannot predict when or if any new U.S. federal income tax law, regulation or administrative interpretation, or any amendment to any existing U.S. federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation, or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in the U.S. federal income tax laws, regulations or administrative interpretations.

You may have current tax liability on distributions if you elect to reinvest in shares of our common stock.

If you participate in our DRIP, you will be deemed to have received a cash distribution equal to the fair market value of the stock received pursuant to the plan. For federal income tax purposes, you will be taxed on this amount in the same manner as if you have received cash; namely, to the extent that we have current or accumulated earnings and profits, you will have ordinary taxable income. To the extent that we make a distribution in excess of such earnings and profits, the distribution will be treated first as a tax-free return of capital, which will reduce the tax basis in your stock, and the amount of the distribution in excess of such basis will be taxable as a gain realized from the sale of your common stock. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received. See “Material Federal Income Tax Considerations — Distribution Requirements.”

Dividends payable by REITs generally do not qualify for the reduced tax rates available for certain dividends.

The maximum tax rate applicable to “qualified dividend income” payable to U.S. stockholders taxed at individual rates is 20%. Dividends payable by REITs, however, generally are not eligible for the reduced rates. The more favorable rates applicable to regular corporate qualified dividends could cause investors who are taxed at individual rates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our common stock.

Distributions to tax-exempt investors may be classified as unrelated business taxable income and tax-exempt investors would be required to pay tax on the unrelated business taxable income and to file income tax returns.

Neither ordinary nor capital gain distributions with respect to our common stock nor gain from the sale of stock should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

•	under certain circumstances, part of the income and gain recognized by certain qualified employee pension trusts with respect to our stock may be treated as unrelated business taxable income if our stock is predominately held by qualified employee pension trusts, such that we are a “pension-held” REIT (which we do not expect to be the case);

•	part of the income and gain recognized by a tax exempt investor with respect to our stock would constitute unrelated business taxable income if such investor incurs debt in order to acquire the common stock; and

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•	part or all of the income or gain recognized with respect to our stock held by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17) or (20) of the Code may be treated as unrelated business taxable income.

We encourage you to consult your own tax advisor to determine the tax consequences applicable to you if you are a tax-exempt investor. See “Material Federal Income Tax Considerations — Taxation of Tax-Exempt Stockholders.”

Benefit Plan Risks Under ERISA or the Code

If you fail to meet the fiduciary and other standards under ERISA or the Code as a result of an investment in our stock, you could be subject to criminal and civil penalties.

Special considerations apply to the purchase of stock by employee benefit plans subject to the fiduciary rules of title I of ERISA, including pension or profit sharing plans and entities that hold assets of such plans, which we refer to as ERISA Plans, and plans and accounts that are not subject to ERISA, but are subject to the prohibited transaction rules of Section 4975 of the Code, including IRAs, Keogh Plans, and medical savings accounts. (Collectively, we refer to ERISA Plans and plans subject to Section 4975 of the Code as “Benefit Plans” or “Benefit Plan Investors”). If you are investing the assets of any Benefit Plan, you should consider whether:

•	your investment will be consistent with your fiduciary obligations under ERISA and the Code;

•	your investment will be made in accordance with the documents and instruments governing the Benefit Plan, including the Plan’s investment policy;

•	your investment will satisfy the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other applicable provisions of ERISA and the Code;

•	your investment will impair the liquidity of the Benefit Plan;

•	your investment will produce “unrelated business taxable income” for the Benefit Plan;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the Benefit Plan; and

•	your investment will constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Code may result in the imposition of civil and criminal penalties, and can subject the fiduciary to claims for damages or for equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Code, the fiduciary or IRA owner who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. In the case of a prohibited transaction involving an IRA owner, the IRA may be disqualified and all of the assets of the IRA may be deemed distributed and subjected to tax. Benefit Plan Investors should consult with counsel before making an investment in our common shares.

Plans that are not subject to ERISA or the prohibited transactions of the Code, such as government plans or church plans, may be subject to similar requirements under state law. Such plans should satisfy themselves that the investment satisfies applicable law.

An investment in our stock may not be suitable for every Benefit Plan, and may result in the plan fiduciary breaching its duty to the plan.

When considering an investment in our stock, persons with investment discretion over assets of any ERISA Plan should consider whether the investment satisfies the fiduciary requirements of ERISA. In particular, attention should be paid to the diversification requirements of Section 404(a)(1)(C) of ERISA in light of all the facts and circumstances, including the portion of the plan’s portfolio of which the investment will be a part. All ERISA Plan investors should also consider whether the investment is prudent under ERISA’s fiduciary standards. All Benefit Plans should determine whether the purchase of our stock meets plan liquidity requirements as there may be only a limited market in which to sell or otherwise dispose of our stock, and whether the investment is permissible under the plan’s governing instrument. We have not, and will not, evaluate whether an investment in our stock is suitable for any particular plan. Rather, we will accept entities as stockholders if an entity otherwise meets the suitability standards set forth in the “Suitability Standards” section in this prospectus.

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ERISA fiduciaries are required to determine annually the fair market value of each asset in the ERISA Plan. In addition, a trustee or custodian of an IRA must provide an IRA holder with a statement of the value of the IRA assets each year. The annual statement of value that we will be sending to stockholders subject to ERISA and the Code and to certain other plan stockholders is only an estimate and may not comply with the reporting and disclosure or annual valuation requirements under ERISA, the Code or other applicable law.

To assist fiduciaries subject to the annual reporting requirements of ERISA to prepare reports relating to an investment in our shares, we intend to provide reports of our annual estimates of the current value of a share of our common stock to those fiduciaries who identify themselves to us and request the reports. Until we develop an estimated value per share of our common stock for ERISA purposes, we intend to use the price paid per share as the estimated value of a share of our common stock, subject to certain reductions based on special distributions to stockholders due to sales of properties or other assets. When determining the estimated value of our shares, our advisor, or another firm we choose for that purpose, will estimate the value of our shares based on a number of assumptions that may not be accurate or complete. This estimated value is not likely to reflect the proceeds you would receive upon our liquidation or upon the sale of your shares. Accordingly, we can make no assurances that such estimated value will satisfy the applicable annual valuation requirements under ERISA and the Internal Revenue Code. The Department of Labor or the Internal Revenue Service may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our common shares. In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties or other sanctions.

We cannot assure you that:

•	a value included in the annual statement could actually be realized by us or by our stockholders upon liquidation;

•	stockholders could realize that value if they were to attempt to sell their stock; or

•	an annual statement of value would comply with any reporting and disclosure or annual valuation requirements under ERISA or other applicable law.

Our business and our ordinary operation could be affected if our assets are treated as the assets of Benefit Plans that purchase our stock.

As described in the “ERISA Considerations” section of this prospectus, Section 3(42) of ERISA and regulations of the Department of Labor identify the assets of a Benefit Plan that purchases an equity security in an entity. If the “publicly offered security” or another exception from the plan asset regulations does not apply, then an undivided interest in our underlying assets will be treated as assets of a Benefit Plan that purchases our stock. This could affect our business and our ordinary operations.

For example, if our assets are treated as assets of an investing Benefit Plan, then we and those who have authority or control over our assets and business could become ERISA fiduciaries of those Benefit Plans. Compliance with the standards of fiduciary conduct prescribed by ERISA could preclude us from entering into transactions that we might enter into in the ordinary course of our business. In addition, the fiduciary duties owed to Benefit Plan Investors could conflict with the duties owed to other investors and there could be conflicts in the duties that we owe among the Benefit Plan Investors.

In addition, ERISA and the Code prohibit certain transactions between Benefit Plans and parties related to the plan (referred to as “parties in interest” under ERISA and “disqualified persons” under Section 4975 of the Code). If we are deemed to be a fiduciary of a Benefit Plan Investor because our underlying assets are treated as assets of that Benefit Plan, then we would be a party in interest and disqualified person. Among other things, the prohibited transaction rules could prevent us from purchasing shares from a Benefit Plan under our share repurchase plan.

If our assets are treated as being assets of a Benefit Plan, we may be prohibited from engaging in certain transactions that we might otherwise enter into in the ordinary course of our business and operations. That could be the case, for example, if the other party to the transaction is a party in interest or disqualified person with respect to a Benefit Plan that holds our shares.

For a more complete discussion of the foregoing issues and other risks associated with an investment in our stock by retirement plans, please see the “ERISA Considerations” section of this prospectus.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements included in this prospectus that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in any forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward-looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	our ability to effectively raise capital and deploy the proceeds raised in this offering;

•	changes in economic conditions generally and the real estate and debt markets specifically;

•	legislative or regulatory changes (including changes to the laws governing the taxation of REITs);

•	the availability of capital;

•	interest rates; and

•	changes to generally accepted accounting principles, or GAAP.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus. All forward-looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

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ESTIMATED USE OF PROCEEDS

The table below sets forth our estimated use of proceeds from this offering assuming we sell (1) $500,000,000 in shares, the maximum offering amount, in the primary offering and no shares pursuant to our distribution reinvestment plan and (2) $500,000,000 in shares, the maximum offering amount, in the primary offering and $50,000,000 in shares, the maximum amount available pursuant to our distribution reinvestment plan. Shares of our common stock will be sold at $10.00 per share in the primary offering and at $9.50 per share pursuant to the distribution reinvestment plan. We reserve the right to reallocate shares of our common stock between the primary offering and the distribution reinvestment plan.

Many of the amounts set forth below represent management’s best estimate since they cannot be precisely calculated at this time. Depending primarily upon the number of shares we sell in this offering, we estimate that between approximately 87.10% (assuming all shares available under our distribution reinvestment plan are sold) and approximately 86.08% (assuming no shares available under our distribution reinvestment plan are sold) of our gross offering proceeds will be available for investments. On a per share basis, the funds available for investment would be between $8.61 and $8.71 for shares sold at $10.00 per share. We will use the remainder of the offering proceeds to pay offering expenses, including selling commissions and the dealer manager fee, and, upon investment in properties and other assets, to pay a fee to our advisor for its services in connection with the selection and acquisition of our real estate investments and acquisition expenses. We expect to use the net proceeds from the sale of shares under our distribution reinvestment plan for general corporate purposes, including, but not limited to, the repurchase of shares under our share repurchase plan; capital expenditures related to our investments in real estate properties; reserves required by any financings of our investments in real estate properties; investments in real estate properties, which would include payment of acquisition fees to our advisor; and the repayment of debt. We cannot predict with any certainty how much, if any, distribution reinvestment plan proceeds will be available for specific purposes. To the extent proceeds from our distribution reinvestment plan are used for investments in real estate properties, sales under our distribution reinvestment plan will result in greater fee income for our advisor because of acquisition and other fees.

During the early stages of our operations, we have funded and expect to continue to fund distributions from the proceeds of this offering, borrowings and the sale of our assets. Until such time as cash flows from operations and other sources of cash are sufficient to fund such distribution payments, if ever, we will have used less than 87.10% of the gross proceeds in this offering for investment in real estate (including the payment of acquisition expenses). Our organizational documents do not limit the amount of distributions we can fund from sources other than from operating cash flow.

If cash flow from operations or other financing sources are not available to fund distributions, it is possible that a significant portion of the net proceeds of this follow-on offering will be used to make distributions to our stockholders, including stockholders who purchased shares of our common stock in this follow-on offering and in our initial public offering. As of December 31, 2012, none of our distributions have been funded with cash flow or funds from operations, and all of such distributions have represented a return of capital to shareholders.

	Maximum Offering (Not Including Distribution Reinvestment Plan)		Maximum Offering (Including Distribution Reinvestment Plan)
	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$500,000,000	100.00%	$550,000,000	100.00%
Selling Commissions (1)	35,000,000	7.00%	35,000,000	6.36%
Dealer Manager Fee (1)	15,000,000	3.00%	15,000,000	2.73%
Issuer Organization and Offering Costs (2)(3)	7,209,220	1.44%	7,209,220	1.31%
Acquisition Fees (4)	11,036,020	2.21%	12,282,645	2.23%
Acquisition Expenses (4)	1,350,000	0.27%	1,485,000	0.27%
Amount Available for Investment	$430,404,760	86.08%	$479,023,135	87.10%

(1)	No selling commissions or dealer manager fees are payable on shares sold under the distribution reinvestment plan. The amounts in the table above assume that the full selling commissions and dealer manager fee are paid on all shares of our common stock offered to the public in the primary offering. Selling commissions and dealer manager fee may be reduced or eliminated in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisors and sales to our affiliates. The total amount of all items of compensation from any source, including from offering proceeds and in the form of trail commissions, if any, payable to underwriters, broker-dealers or associated persons thereof will not exceed an amount that equals 10% of the gross proceeds of this offering (excluding proceeds from shares to be sold through our distribution reinvestment plan).

(2)	Our advisor or its affiliates may advance issuer organization and offering costs incurred on our behalf, and we will reimburse such advances, but only to the extent that such reimbursements do not exceed actual expenses incurred by our advisor or its affiliates and would not cause the cumulative selling commissions (including trail commissions, if any), dealer manager fee, and issuer organization and offering expenses paid by us to exceed 15.0% of the gross proceeds of our primary offering.

(3)	Includes all issuer organization and offering expenses to be paid by us in connection with the offering, including our legal, accounting, printing, mailing, technology, filing fees, charges of our escrow agent and transfer agent, charges of our advisor for administrative services related to the issuance of shares in the offering and amounts to reimburse costs in connection with preparing supplemental sales materials and reimbursements for actual costs incurred for travel, meals and lodging by employees of our advisor and its affiliates to attend retail seminars hosted by broker-dealers or bona fide training and education meetings hosted by our advisor or its affiliates. We expect that our issuer organization and offering expenses will represent a lower percentage of the gross proceeds of our primary offering as the amount of proceeds we raise in the primary offering increases. In the table above, we have assumed that all issuer organization and offering expenses will constitute approximately 1.44% of gross proceeds from our primary offering if we raise the maximum offering amount.

(4)	For purposes of this table, we have assumed that no debt financing is used to acquire real estate investments. However, we intend to leverage our investments with debt.

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MULTIFAMILY MARKET OVERVIEW

General

The multifamily market is large and growing. According to U.S. Census data provided by the National Multi Housing Council (“NMHC”), there were approximately 17.8 million apartment residences (in structures with 5 or more units) in the United States in 2012 with a value of approximately $2.2 trillion, compared to 15 million apartment units in 1990 with an estimated value of $585 billion.

According to the NMHC, renters could make up one-half of all new households this decade comprising upwards of 7 million new renter households. Changes in population growth, demographics, societal preferences, environmental concerns, mobility, flexibility, and convenience are creating unprecedented demand for apartments. The NMHC cites apartments as both an economically smart choice for communities and households and an environmentally sustainable choice.

According to the Joint Center for Housing Studies of Harvard University State of the Nation’s Housing 2012 report (the “JCHS Harvard Report”), the rental market continues to be the bright spot in the housing sector. The number of renters surged by 5.1 million in the 2000s, the largest decade-long increase in the postwar era. In addition, rental markets have yet to benefit fully from the presence of the large-scale echo-boom generation. The JCHS Harvard Report posits that once the economy recovers and the echo boomers increasingly strike out on their own, rental markets will receive another significant lift. The growth in renter households is being driven by several groups including the traditional source of young, minority, and lower-income households, but also non-traditional groups such as middle-aged, white, married, and moderate income groups. In addition, this shift is also being driven by two underlying trends: 1) the rising number of renters who have deferred purchasing a home, and 2) the rising number of owners who have switched back to renting. The number of rental households climbed by 1 million in 2011 alone, the largest annual increase since the early 1980s. This increase was fueled to a great extent by 25-34 year olds.

Source: U.S. Census Bureau, John Burns Real Estate Consulting, 2012

The increase in rental households continues to be supported by declines in the homeownership rate. The JCHS Harvard Report notes that the 65.4% homeownership rate for the fourth quarter of 2012 is the lowest level since the first quarter of 1997 and that the persistent decline reflects both the high level of foreclosures and the slowdown of households moving into homeownership. It also concludes that with upward of two million foreclosures still in process and a rising number of households choosing to rent, further declines in the homeownership rate lie ahead. Tight credit conditions amid uncertainty in the mortgage market are dampening the recovery in the housing market.

Apartments serve the lifestyle needs of a diverse group of community residents. With a relatively low cost per resident ratio due to their high density nature, apartments are better able to provide the amenities that attract upper income households. Many households are drawn to the lack of maintenance and ability to relocate inexpensively that multifamily housing provides. Using well planned designs and monitoring systems, apartments are also able to provide security and crime prevention for their residents. Finally, an apartment property’s proximity to employment centers, public transportation and other neighborhood services offers renters a location advantage not available in single-family developments.

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According to Morgan Stanley’s Housing Market Insight report in July 2011 (the “Morgan Stanley Report”), “the combination of falling home prices, limited mortgage credit, continued liquidations, and better rental options is fundamentally changing the way Americans live.” Several key factors may in fact make it even harder to buy a home including mortgage reform, continued home price declines and long workout periods for distressed homes. The Morgan Stanley Report concludes that this change is only beginning and the U.S. will become a renter society for many years to come.

The JCHS Harvard Report concludes that barring a dramatic bounce back in homeownership, renter household growth should remain strong for some time. In the near term, larger shares of younger households are opting to rent while foreclosures are forcing many older households out of homeownership and into the rental market. But even as the economic recovery gains traction and homeownership rates level off, rental demand should get a boost from higher household formations among the echo boomers.

Employment/Household Formation Forecast

After growing from 2003-2007, U.S. non-farm employment declined in 2008 and 2009 during the Great Recession. 2010 saw a reversal of this trend with 1,022,000 net new jobs added. Further, the economy added approximately 2 million net new jobs in both 2011 and 2012. As the U.S. approaches a more stabilized economic recovery, job growth is expected to increase. The Bureau of Labor Statistics estimates 0.7% annual job growth through 2020 resulting in 20.5 million new jobs.

The improvement in employment growth is expected to facilitate new household creation. According to U.S. Census data, the number of U.S. households experienced a rare decline in 2008 due to significant “doubling-up” and adult-aged children moving in with their parents. However, 2010 marked a major reversal as more households were formed than in any year since 2005. Long-term household growth is expected to accelerate due to trends in population growth and immigration, including future household formations by echo boomers. The chart below shows historical data and 5 year projections of this age group (“Echo Boomer Renter Population”).

Demand for multifamily is highly correlated to job and household growth. According to Axiometrics, a leading multifamily research firm, for every 1,000 jobs created there is net new demand for up to 177 apartment units. The chart below, from Property and Portfolio Research, illustrates this correlation.

Source: Property and Portfolio Research

Job creation is also likely to spur apartment demand due to pent-up demand emanating from recession conditions. According to Ron Witten, founder of apartment market advisory firm, Witten Advisors, pent-up demand for apartments could total 500,000 units. Witten’s estimates are based on the hiccup rate in household formations during the recession, a shortfall which he estimates at about 1.7 million households. During the recession, the number of households under the age of 35 declined despite a rise in the number of people in that age bracket. This “doubling up” phenomenon referenced above was the source of the pent-up demand.

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Further, the multifamily market is subject to the basic forces of supply and demand as outlined below:

Demand Overview

Demographic forces are indicating strong growth for multifamily demand in the foreseeable future due to a variety of factors, including the following:

•	Increasing Number of Echo Boomers. According to the JCHS Harvard Report, at 84.7 million strong, the echo boomer generation is already larger than the baby-boomer generation at similar ages and is likely to grow even larger as new immigrants arrive. The oldest of the echo boomers, who turned 25 in 2010, are only now beginning to form their own households. This large cohort will be the primary driver of new household formations over the next two decades.

Echo Boomer Renter Population

Source: Marcus and Millichap, 2012 National Apartment Market Report ** Projections

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•	Propensity of Echo Boomers to Rent Longer . In their U.S. Real Estate Strategic Outlook, RREEF, a leading institutional asset management firm, indicates that echo boomers have “less of a propensity for homeownership than previous generations.” Thus, as they become renters, they are likely to remain renters much longer than previous generations, thereby increasing the overall rate of renter households. According to the NMHC, since more young adult households are renting and postponing buying homes, it is expected that rental demand will surge in the coming decade as more echo boomers enter the workforce and seek places to live. Growing economic insecurity regarding employment prospects, the need to adapt to the fast-paced knowledge-based economy, and the freedom to pursue economic opportunities wherever they present themselves also provide demand for the relatively short-term financial obligations of renting.

•	Increase in Baby Boomer Decision to Rent vs. Purchase. The NMHC also projects that additional demand for apartments will be generated by the baby boomers. As the echo boomer children leave home, their empty nester parents are also expected to become renters, as they seek to simplify their lifestyle, reduce home maintenance obligations and shed home ownership chores.

•	Immigration. According to projections developed by the Pew Research Center in a February 2008 report titled U.S. Population Projections: 2005-2050, 82% of the population increase from 2005-2050, which is approximately 117 million people, will be from immigrants and their U.S.-born descendants. 67 million will be the immigrants themselves and 50 million will be their U.S. born children and grandchildren. According to a November 2007 report by Marcus and Millichap’s National Multi-Housing Group entitled “Multifamily Investment: the Continued Case for Optimism,” approximately 85% of immigrants are expected to rent, compared with 32% of U.S. residents overall. In addition, immigrants on average rent apartments for about eight to ten years, a much longer period than non-immigrants.

•	Home Ownership Crisis. The resilient fundamentals of the national apartment market are being further bolstered by the rapidly growing number of individuals losing their homes in foreclosure or being forced to sell because they can no longer afford their mortgages. According to a report by RealtyTrac, Inc., a third-party company that maintains one of the largest foreclosure activity databases for the U.S., foreclosure filings for 1.84 million U.S. properties were reported in 2012. It is expected that many of these individuals will enter the renter market as “renters-by-necessity” and will stay renters for the foreseeable future. Additionally, the number of renters exiting apartments to purchase single-family homes has decreased dramatically as loans for first-time home buyers become increasingly scarce and qualifying standards become increasingly challenging. Diminishing home equity values have also quelled the desire of renters to purchase single-family homes. Further, according to John Burns Real Estate Consulting, the U.S. homeownership rate is projected to continue falling to 62.1% by 2015. The average household includes more than two people meaning roughly 8 million extra residents could be moving into rentals over the next four years.

Percentage of U.S. Homeownership

Source: U.S. Census Bureau, John Burns Real Estate Consulting

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•	Change in Demographics of Typical Households. A demographic shakeup in the traditional American household will also likely boost apartment demand. According to the NMHC, in 1955, married couples with children made up 44% of all households. Today, they constitute just 20% and the rate continues to decline. In fact, the NMHC projects 86% of household growth between 2000 and 2040 will be those without children. They also project the fastest growing population segments in the next decade to be young adults in their 20s and empty nesters in their 50s, those most likely to seek options other than single family homes.

•	Increased Population. By 2025, the U.S. will have over 41 million more people than in 2012 according to the U.S. Census Bureau.

Supply Overview

Projections of additions to supply in the short-term are generally based on permitting and construction activity, while longer term projections are based on economics, construction cost, land availability and demand.

Research from the National Association of Real Estate Investment Trusts (NAREIT) analysis shows that construction of multifamily units plunged to a nearly 20-year low during the Great Recession, creating a supply shortfall.

United States Census Bureau data indicate that in 2011 multifamily construction began on 167,300 units in buildings with five or more units, up from 97,300 in 2009. In 2012, multifamily starts increased to 233,400 for those same building types. While multifamily construction has been increasing, it is still below the roughly 340,000 starts averaged each year in the decade prior to the downturn. Further, according to data from the U.S. Census Bureau, U.S. multifamily starts have a cumulative shortfall of approximately 500,000 units from 2008-2011 compared to the 2000-2008 average. The NMHC projects that the U.S. will need approximately 300,000 units constructed each year moving forward while 2011 only delivered 129,900 units and 2012 only delivered 158,100 units.

Supply: Multifamily Construction near 20-Year Lows

Source: U.S. Census Bureau data.

Supply-Demand Imbalance

NAREIT concludes that a dearth of new apartment construction coupled with a record level of pent-up demand for apartment space has created an approximately 2.5 million unit supply-demand imbalance in apartment inventory. Further, NAREIT reports that it will take several years to bring enough new apartment stock to the market to meet the pent-up demand. It estimates that the 2.5 million unit imbalance is comprised of 2 million households in pent-up demand and a 500,000 unit shortfall that would have had to exist just to meet normal population growth over the last 4 years. For example, during 2011-12, an average of only 144,000 new multifamily units were completed versus the prior 10-year average of approximately 300,000 annually (source: U.S. Census Bureau).

Data from REIS, Inc. a leading commercial real estate research firm, confirms the U.S. is experiencing a supply-demand imbalance as a result of the increased demand and lack of construction which the Company expects will maintain high occupancy levels, increase rental rates, and potentially drive increasing values for apartment holdings. Specifically, REIS, Inc. shows a fourth quarter 2012 national vacancy rate of 4.5% and projects that rate to decline to 4.3% in 2013 and remain below 5% through 2017. REIS also projects new multifamily completions of 648,440 units from 2013-2017, and net absorption of 598,420 units during the same time period.

Source: REIS, Inc., Q4 2012

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INVESTMENT STRATEGY, OBJECTIVES AND POLICIES

Investment Strategy

We intend to acquire and develop a diversified portfolio of real estate investments, with a primary focus on well-located, Class A apartment properties with strong and stable cash flows. We intend to implement what we refer to as the Value Creation Strategy, which is described in more detail below. Further, we seek to take advantage of the current projected supply-demand imbalance caused by the increase in demand and lack of new construction for apartments.

We also intend to acquire well-located residential properties that we believe present significant possibilities for short-term capital appreciation, such as those requiring repositioning, renovation or redevelopment, and those available at opportunistic prices from distressed or time-constrained sellers. As appropriate, we intend to implement our Value Creation Strategy at these properties as well.

We will focus our portfolio on four demographically attractive regions with growing population and job growth, both of which are correlated with rental rates and occupancy, in order to earn attractive returns on invested equity. In addition, we believe building a focused portfolio in our target regions could make us an attractive acquisition target for a number of institutional investors, including several publicly traded REITs that have significant footprints in such markets. We intend to pursue a liquidity event, with a focus on a portfolio sale to an institutional investor or public REIT, one year after completion of our offering stage.

We will invest primarily through joint ventures with Bluerock’s regional partners, or Bluerock Regional Partners. Bluerock Regional Partners are generally leading regional apartment owner / operators that bring extensive ‘insider knowledge’ and a track record of success in markets in our target regions, and which invest capital alongside us as ‘skin in the game’. Our Regional Partner strategy allows us to draw on the collective market knowledge of some of the leading apartment owner / operators in the nation, in order to drive our returns on investment. Notwithstanding the investments of Bluerock Regional Partners, we expect to maintain substantial control over strategic decision-making in these ventures.

Subject to the provisions our charter, some of the above investments may be made in connection with programs sponsored, managed or advised by our affiliates or affiliates of our advisor, and we may enter into one or more joint ventures, tenant-in-common investments or other co-ownership arrangements for the acquisition, development or improvement of properties with third parties or affiliates of our advisor.

Our board of directors has delegated to its investment committee the authority to approve all property acquisitions, developments and dispositions, as well as all investments consistent with our investment objectives, for investments up to $50,000,000, including our financing of such investments. Our advisor will recommend suitable investments for consideration by the investment committee and, where required, the full board of directors. See “Management — Committees of the Board of Directors — Investment Committee.”

Investment Objectives

Our primary investment objectives are to:

•	preserve and protect your capital investment;

•	provide you with attractive and stable cash distributions;

•	increase the value of our assets in order to generate capital appreciation for you; and

•	provide you with a potential hedge against inflation through shorter-term tenant leases.

 Investment Approach

Our board, including a majority of our independent directors, may revise our investment policies, which we describe in more detail below, without the approval of our stockholders. Our board will review our investment policies at least annually to determine whether our policies are in the best interests of our stockholders. Our charter requires that our board include the basis for their determination in minutes of their meetings and in an annual report delivered to our stockholders.

Within our investment policies and objectives, our advisor will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets, subject to the provisions in our charter that the consideration paid for each property we acquire is ordinarily based on the fair market value as determined by a majority of our directors.

Our advisor’s senior executives, including Messrs. Anderson, Babb, and Ruddy, bring over 80 years of combined expertise gained through hands-on experience in acquisitions, asset management, dispositions, development/redevelopment, leasing, property management, portfolio management and in building operating and real estate companies.

Our Target Portfolio

We intend to achieve our investment objectives by acquiring a diverse portfolio of real estate investments. We plan to diversify our portfolio by investment type, size, property location and risk with the goal of attaining a portfolio that will generate attractive returns for our investors with the potential for capital appreciation, including opportunities that we believe may result in a 1.5x to 2.5x (i.e., 50% to 150%) return on initial equity investment. Our targeted portfolio allocation is as follows:

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•	Class A Multifamily. We intend to allocate approximately 55% of our portfolio to investments in well-located, Class A apartment properties that we believe demonstrate strong and stable cash flows, typically located in our demographically attractive regions with relatively high expectations of rent growth. As appropriate, we intend to implement our advisor’s Value Creation Strategy (as described below) at these properties, which we anticipate will create sustainable long-term increases in property value and lead to increased returns to our investors by, among other benefits, generating higher rental revenue and reducing resident turnover.

•	Value-Added Residential. We intend to allocate approximately 45% of our portfolio to investments in well-located, residential properties that offer a significant potential for short-term capital appreciation through repositioning, renovation or redevelopment. In addition, we will seek to acquire properties available at opportunistic prices from distressed or time-constrained sellers in need of liquidity. As appropriate, we intend to implement our advisor’s Value Creation Strategy at these properties as well.

Although the above outlines our target portfolio, we may make adjustments based on, among other things, prevailing real estate market conditions and the availability of attractive investment opportunities. We will not forego an attractive investment because it does not fit within our targeted asset class or portfolio composition. We may use the proceeds of this offering to purchase or invest in any type of real estate which we determine is in the best interest of our stockholders, subject to the provisions of our charter which limit certain types of investments.

We believe the probability of meeting our investment objectives will be maximized through the careful selection and underwriting of assets. When considering an investment, we will generally evaluate the following:

•	the performance and risk characteristics of that investment;

•	how that investment will fit within our target portfolio objectives; and

•	the expected returns of that investment on a risk-adjusted basis, relative to other investment alternatives.

As such, our actual portfolio composition may vary substantially from the target portfolio described above.

We will typically hold fee title or a long-term leasehold estate in the properties we acquire through our joint ventures. However, subject to any required approvals and maintaining our qualification as a REIT, we may also invest in or acquire entities that own and operate assets that meet our investment objectives. We will consider doing so if we believe it more efficient to acquire an entity that already owns assets meeting our investment objectives than to acquire such assets directly. Also, we may enter into one or more joint ventures, tenant-in-common investments or other co-ownership arrangements for the acquisition, development or improvement of properties with third parties or affiliates of our advisor, including other present and future real estate programs sponsored by affiliates of our advisor.

Focused Target Regions

Although we intend to diversify our portfolio by geographic location, we expect to focus on four demographically attractive regions which we believe provide high potential for attractive returns. These regions include: Florida/Georgia; Tennessee; North/South Carolina; and Texas. Within these states, we will seek to focus on submarkets where Bluerock Regional Partners have established relationships, transaction history, market knowledge and potential access to ‘‘off-market’’ investments, as well as an ability to direct property management and leasing operations efficiently. Our preferred target markets have the following distinct characteristics:

•	Strong Economic Drivers. Economic base characterized by growth industries and jobs of the future such as health care and technology leading to short and long-term employment growth, relatively low housing affordability, and low rent to income ratios allowing for significant future rent increases.

•	Favorable Business Climate. Regulatory conditions that attract, retain, and foster job growth and new business development including lower tax rates and right to work states.

•	Robust Infrastructure. Key fixtures such as technology centers, major colleges and universities, and modern transportation facilities and networks.

•	Renter Demographics. The presence of a young, educated workforce with a high population of renters by choice.

•	High Quality of Life. Areas with abundant recreation, leisure, cultural, and entertainment options and plentiful social opportunities including ample recreation, open space, vibrant downtowns, which foster population retention and growth.

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We will review and may periodically adjust our target markets in response to changing market conditions and to maintain a diverse portfolio. Our initial target cities are reflected in the map below:

Economic and real estate market conditions vary widely within each region and submarket, and we intend to spread our portfolio investments both across these regions and among the submarkets within these regions.

Exit Strategy

We intend to pursue a transaction providing liquidity for our stockholders one year after the completion of our offering stage. We believe building a focused portfolio in our target regions could make us an attractive acquisition target for a number of institutional investors, including several publicly traded REITs which have significant footprints in such regions.  We will explore the sale of our assets as a focused portfolio, which we believe could maximize value for our stockholders by capturing a portfolio premium.  In addition, we will explore a portfolio sale of our assets to a public REIT, which may allow us to capture a public market premium that exists when such REITs are trading above their net asset values.

Investment Size

We also intend to diversify by investment size. We expect that our real property investments will typically range in size from $20 million to $50 million; however, we may make occasional investments outside of this range if we believe that the investment will help us meet our investment objectives and its projected risk-adjusted return merits such concentration.

Value Creation Strategy

Our advisor’s Value Creation Strategy consists of a series of initiatives which we believe can create a sustainable competitive advantage and allow us to realize long-term increases in property value. This strategy seeks to transform the perception of the apartment from a purely functional one (i.e., as solely a place to live) to a lifestyle product/community (i.e., as a place to live, interact and socialize) thereby creating an enhanced perception of value among residents, allowing for premium rental rates and resulting in enhanced resident retention.

The initiatives consist of amenities and attributes that go beyond traditional features, and incorporate cosmetic and architectural improvements along with technology, music and activities to establish an enhanced sense of comfort and appeal to our target residents’ desire for a “sense of community” by creating places to gather, socialize and interact in a highly amenitized environment. These initiatives may include:

•	common areas with Wi-Fi allowing residents to stay connected online while socializing with friends;

•	unique places to gather and socialize, such as outdoor kitchens and fireplaces;

•	state-of-the-art fitness centers providing a range of fitness and wellness classes;

•	architecturally appealing common areas designed to encourage social interaction and a “sense of community”;

•	a state-of-the-art security system;

•	occasional live music and other performances;

•	group activities, such as book clubs, cooking classes and wine tastings;

•	resort-like pools; and

•	social activities incorporated into each property through a concierge program.

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 Where appropriate, our Value Creation Strategy initiatives may also include a “Green Lifestyle” program that incorporates environmentally sound and energy efficient products to enable the residents to live an environmentally friendly lifestyle, which we believe will further develop a “sense of community” by appealing to our target residents’ social and environmental concerns.

The Value Creation Strategy is specifically targeted to appeal to the following two lucrative and rapidly growing segments of the multifamily market:

Lifestyle Renters are generally established, adult households with multiple housing choices open to them, which choose to rent an apartment for primarily nonfinancial reasons. They include Baby Boomers who have become empty nesters and who are seeking to live a simpler lifestyle without the responsibilities of home ownership, as well as some older members of the Echo Boomer generation. Lifestyle Renter households generally meet three criteria:

•	they are old enough to be established in the labor force and to have stopped having to move every year or two for reasons of job or school;

•	they have adult interests and schedules; and

•	they earn enough income to purchase a home if they choose to do so and may have been homeowners previously.

Middle Market Renters are generally younger and more mobile than Lifestyle Renters, and while they can generally afford to own, they have chosen either to save their money (perhaps to purchase a larger house at a later date), to spend it on other goods and services or to invest it in something other than housing, or they are in a personal or job transition. For Middle Market Renters, an apartment can provide an inexpensive and maintenance-free residence. This segment is made up of several main subgroups, including:

•	young adults, who are in a transitional stage in terms of both their personal and work lives — they may be recent college graduates or others who are on a track to earn enough money to purchase a home, but have not yet reached that point or are too mobile to settle down;

•	women who live alone and who may choose apartments because they require little maintenance and may offer a sense of personal security that is often lacking in single-family homes; and

•	family households, including married couples with no children, couples with children and single-parent households.

As a further benefit, by appealing to and attracting the upper income segments of the rental market, we believe these initiatives can generate significant additional revenue-enhancing options at the properties, including the ability to provide and charge for premium units, upgrade packages, and equipment rentals such as washers and dryers, flat screen televisions and premium sound systems.

Investments in Class A Properties

We intend to allocate approximately 55% of our portfolio to investments in acquiring or developing well-located, primarily Class A apartment properties with strong and stable cash flows, typically located in supply constrained sub-markets with relatively high expectations of rent growth. Such properties typically will have been developed and/or renovated after 1995 and demonstrate a high potential to increase rents and generate capital appreciation through the implementation of our Value Creation Strategy to create communities which appeal to the rapidly growing Lifestyle Renter and Middle Market Renter segments of the market, and where we seek to create sustainable long-term increases in property value and lead to increased returns for our investors by, among other benefits, enhancing rental revenue and resident retention.

Investments in “Value-Added” Properties

We intend to allocate approximately 45% of our portfolio to “value-added” residential properties with the potential for short-term capital appreciation. These assets generally will be well-located and fundamentally sound residential properties where there is an opportunity to improve net operating income and overall property value, without limitation, through:

•	investment of additional funds;

•	aggressive marketing and management to increase rental revenue;

•	creation of incremental sources of revenue; and

•	disciplined management procedures to reduce operating costs.

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We may employ one or more of the following strategies with respect to the acquisition and management of these properties:

•	Renovating/Repositioning. These properties may be poorly managed, have significant deferred maintenance and/or suffer from a rental base that is below competing properties in the market and which, through a cost-effective renovation program and implementation of institutional-quality management practices and systems, can be repositioned to attract new residents at higher rental rates.

•	Redeveloping. These properties may have excess land or unrealized development rights allowing for additional units and/or common areas in order to generate incremental sources of revenue, increased operational efficiencies or improved land use.

•	Opportunistic Purchase. These properties can be acquired at what we believe are opportunistic prices (i.e., at prices below what would be available in an otherwise efficient market) from sellers who are distressed or face time-sensitive deadlines and are in need of liquidity.

•	Value Investing. These are well-located, fundamentally sound properties that can be acquired at attractive values in markets that are temporarily overbuilt or oversold, but which have solid demographic characteristics, and where the market recovery is expected to favorably impact the value of these properties.

•	Portfolio Purchase. Some portfolios which, due to large size, overly broad asset mix or mixed investment type (stabilized vs. value-added) may attract a limited pool of qualified potential purchasers, and therefore may be available with a bargain element for a well-capitalized purchaser able to purchase the portfolio as a whole.

In addition, although our Value Creation Strategy operating and property initiatives are primarily intended for the stabilized properties we acquire, we intend to implement some or all of these initiatives where appropriate for our value-added properties.

We generally intend to hold our properties for two to five years, which we believe is the optimal period to enable us to capitalize on the potential for increased income and capital appreciation. However, economic and market conditions, and changes in REIT tax law, may cause us to adjust our expected holding period in order to maximize our potential returns. We cannot predict the various market conditions that will exist at any given time in the future. Because of this uncertainty, we cannot assure you that we will be able to sell our properties at a profit, which could adversely affect our ability to realize any potential appreciation on our investments.

Investments in and Originating Real Estate-Related Investments

We do not intend to invest in or originate first and second mortgages, subordinated, bridge and other real estate-related loans, debt securities related to or secured by real estate assets, or common and preferred equity securities, including equity securities of other REITs or real estate companies. Excluded from this category are joint venture investments in which we exercise some control. Although we do not intend to make such investments, our charter does not limit the amount of gross offering proceeds that we may apply to loan investments. Our charter also does not place any limit or restriction on the percentage of our assets that may be invested in any type of loan or in any single loan, or the types of properties subject to mortgages or other loans in which we could invest.

Unimproved Properties

We may invest proceeds from this offering, but not more than 10% of our total assets, in unimproved properties. We will consider a property to be an unimproved property if it was not acquired for the purpose of producing rental or other operating income, has no development or construction in process at the time of acquisition, and no development or construction is planned to commence within one year of the acquisition.

Bluerock Regional Partner Strategy

We will invest primarily through joint ventures with Bluerock’s regional partners, or Bluerock Regional Partners. Bluerock Regional Partners are generally leading regional apartment owner / operators that bring extensive ‘insider knowledge’ and a track record of success in markets in our target regions, and which invest capital alongside us as ‘skin in the game’. Notwithstanding the investments of Bluerock Regional Partners, we expect to maintain substantial control over strategic decision-making in these ventures.

Our joint venture strategy allows us to draw on the collective market knowledge, including potentially proprietary deal flow of some of the leading apartment owner / operators in the nation, which we believe will enable us to generate above market returns on our investment. Each Bluerock Regional Partner, as part of their ongoing business, is actively involved in the process of utilizing its network of deal flow and knowledge of the region to access, select and underwrite what they believe are the most attractive deals available to them. As part of the acquisition process, Bluerock performs its own review and underwriting of select deals in the various regions, and compares their risk / reward characteristics across Regional Partners to then choose the most appropriate opportunities for our company. We believe that our investors should benefit from this “double underwriting” process which is designed to further mitigate risk through expert local knowledge, along with comparison of opportunities across multiple regions.

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To date, Bluerock Regional Partners have included some of the leading apartment owner/operators in the nation, including:

•	Archstone is one of the country’s preeminent apartment managers, owners and developers and is ranked the 8th largest apartment manager in the United States by the National Multi-Housing Counsel, with approximately 78,000 units under management and acquisitions totaling more than $16 billion since 1995.
•	Bell Partners is a diversified real estate investment and management company. Investing capital on behalf of individual and institutional investors. Bell is ranked as the 10th largest apartment manager in the United States by the National Multi-Housing Counsel, with approximately 65,000 units under management and with a portfolio valued at more than $5 billion.
•	Village Green is an award-winning, national manager of multifamily residential communities. They rank as the 28th largest apartment manager in the United States by the National Multi-Housing Counsel, with 39,500 units under management.
•	The Lynd Company is ranked as the 34th largest national apartment manager in the United States by the National Multi-Housing Counsel, with approximately 33,000 units under management and over $1 billion in multifamily investments.
•	Hawthorne Residential manages and invests in apartment properties located throughout the Southeast and Texas. Hawthorne’s senior management team has over 75 years of apartment industry experience, including the management of 58,000 apartment units located throughout the country. Hawthorne manages and invests in apartment properties for third-party clients, institutional investors and private investment groups with an objective to provide best in class service in the industry.

All rankings provided by the National Multi Housing Council, 2012.

Bluerock Regional Partners currently provide access to more than 150 markets in 28 states with more than 235,000 units under management, including more than 88,000 units under management within our Focused Target Regions.

We believe one of the most important elements in successful investing in multifamily real estate is significant intellectual capital with respect to local market knowledge, relationships and operational expertise. One of the critical elements of our investment process is the identification of uniquely qualified, specialized top-tier regional real estate operating partners who bring such intellectual capital in terms of specialized expertise, market knowledge, relationships and execution to the transaction.

Our advisor's principals have spent over 15 years developing and cultivating a broad network of operating partners who are knowledgeable, disciplined, have successful track records, possess significant local market knowledge and relationships, and that have a high degree of integrity. This network of partners brings the following advantages to augment the likelihood of success of an investment:

•	extensive knowledge base and familiarity with local market conditions to enable better deal sourcing and underwriting;

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•	significant local contacts and relationships which can promote deal flow and the sourcing of proprietary private-market transactions;

•	substantial local management and execution capabilities;

•	local name recognition that can increases our credibility in sourcing opportunities; and

•	the ability to leverage the operator's management team and operating infrastructure in order to limit the overhead burden for our investors.

We will generally require ‘skin in the game’ or meaningful capital contributions from a Bluerock Regional Partner in terms of an equity co-investment (generally 10% or more of required equity), and will structure transactions to provide an alignment of interests between our investors and Bluerock Regional Partners. This important feature allows our investors to invest alongside top-tier real estate operating firms nationally.

We will generally seek Bluerock Regional Partners who have the ability to provide property management services. In our advisor’s experience, regional partners can provide superior management execution as co-investors in the property than would be available from disinterested third party management companies. Our asset management team will then work with Bluerock Regional Partners to oversee the implementation of each asset's business plan, including budgeting, capital expenditures, tenant improvements and financial performance.

We may enter into joint ventures, partnerships, tenant-in-common investments, other co-ownership arrangements with real estate developers, owners and other third parties, including affiliates of our advisor, for the acquisition, development, improvement and operation of properties and as of the date of this prospectus, all of our investments in equity interests in real property have been made through joint venture arrangements with affiliates of Bluerock as well as unaffiliated third parties. A joint venture creates an alignment of interest with a private source of capital for the benefit of our stockholders, by leveraging our acquisition, development and management expertise in order to achieve one or more of the following four primary objectives:

•	increase the return on our invested capital;

•	diversify our access to equity capital;

•	broaden our invested capital into additional projects in order to promote our brand and increase market share; and

•	obtain the participation of sophisticated partners in our real estate decisions.

We may invest in joint ventures with our affiliates or affiliates of our advisor only if a majority of our directors, including a majority of our independent directors, approve the transaction as fair and reasonable and on substantially the same terms and conditions (i.e., pari passu) as those received by the other joint venturers. In determining whether to invest in a particular joint venture, our advisor will evaluate the investment that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for our selection of real property investments.

In the event that any joint venture with an entity affiliated with our advisor holds interests in more than one property or other investment, the interest in each may be specially allocated based upon the respective proportion of funds invested by each co-venturer. Entering into joint ventures with other programs sponsored by affiliates of our advisor will result in conflicts of interest. See “Conflicts of Interest — Joint Venture Investments.”

We will establish the terms with respect to any particular joint venture agreement on a case-by-case basis after our board of directors considers all of the facts that are relevant, such as the nature and attributes of our other potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, the liabilities and assets associated with the proposed joint venture and the size of our interest when compared to the interests owned by other partners in the venture. With respect to any joint venture investment, we expect to consider the following:

•	Our ability to manage and control the joint venture. We will seek to obtain certain approval rights in joint ventures we do not control. For proposed joint ventures in which we are to share control with another entity, we will consider procedures to address decisions in the event of an impasse.

•	Our ability to exit a joint venture. We will consider requiring buy/sell rights, redemption rights or forced liquidation rights to allow us to control the timing of our exit.

•	Our ability to control transfers of interests held by other partners to the venture. We will consider requiring consent provisions, rights of first refusal, and or forced redemption rights in connection with transfers.

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Our Advisor’s Approach to Evaluating Potential Investments

Our advisor has developed a disciplined investment approach that combines its experience with a structure that emphasizes thorough market research, local market knowledge, underwriting discipline, and risk management in evaluating potential investments, as follows:

•	National Market Research. The investment team extensively researches the acquisition and underwriting of each transaction, utilizing real-time market data, leading third party research information, and the transactional knowledge and experience of Bluerock’s network of professionals.

•	Local Market Knowledge. The expertise, and access to coveted off-market opportunities, is provided by Bluerock Regional Partners or real estate professionals with whom Bluerock has developed strong relationships over the years.

•	Underwriting Discipline. Our advisor follows a disciplined process to examine and evaluate a potential investment in terms of its income-producing capacity and prospects for capital appreciation, which includes a review of property fundamentals, such as tenant/lease base, lease rollover, expense structure, occupancy, and property capital expenditure; capital markets fundamentals, including cap rates, interest rates and holding period; and market fundamentals, such as rental rates, concession and occupancy levels at comparable properties, along with projected product delivery and absorption rates. Our advisor will strive to verify all assumptions by third-party research from credible sources, to the extent practical, in order to ensure consistency in the underwriting approach. Only those real estate assets meeting our investment criteria will be accepted for inclusion in our portfolio.

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•	Risk Management. Risk management is a fundamental principle in our advisor’s construction of our portfolio and in the management of each investment. Diversification of our portfolio by investment type, investment size and investment risk is critical to controlling portfolio-level risk.

When evaluating potential acquisitions, developments and dispositions, we generally consider the following factors as relevant:

•	strategically targeted markets;

•	income levels and employment growth trends in the relevant market;

•	employment, household growth and net migration of the relevant market’s population;

•	barriers to entry that would limit competition (zoning laws, building permit availability, supply of undeveloped or developable real estate, local building costs and construction costs, among other factors);

•	the location, construction quality, condition and design of the property;

•	the current and projected cash flow of the property and the ability to increase cash flow;

•	the potential for capital appreciation of the property;

•	purchase price relative to the replacement cost of the property;

•	the terms of resident leases, including the potential for rent increases;

•	the potential for economic growth and the tax and regulatory environment of the community in which the property is located;

•	the occupancy and demand by residents for properties of a similar type in the vicinity (the overall market and submarket);

•	the prospects for liquidity through sale, financing or refinancing of the property;

•	the benefits of integration into existing operations;

•	purchase prices and yields of available existing stabilized properties, if any;

•	competition from existing properties and properties under development and the potential for the construction of new properties in the area; and

•	potential for opportunistic selling based on demand and price of high quality assets, including condominium conversions.

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Conditions to Closing Real Property Investments

Our advisor will perform a diligence review on each property that we purchase. Our property acquisitions may also be supported by an appraisal. The purchase price of each property will not exceed its fair market value as determined by our independent directors at the time of our acquisition of the property. We will also generally seek to condition our obligation to close the purchase of any property on the delivery of certain documents from the seller or developer. Such documents, where available, include, but are not limited to:

•	historical operating statements from ownership for the past three years, with month and year-to-date for last year and the current year;

•	detailed rent roll for the most recent month, including concessions, security deposits, delinquencies, in place rents and street rents, including updated rent rolls as appropriate;

•	capital expenditure history through the current year-to-date, including detail of any exterior work;

•	personal property inventory;

•	tax bills and assessment notices for the property for the past three years, including any correspondence relating to tax appeals;

•	utility bills (gas, electric, water and sewer) for the past year, as well as current year-to-date;

•	aged receivables;

•	all contracts and service agreements, including equipment leases;

•	tenant and vendor correspondence files;

•	correspondence with government agencies;

•	any current or prior code violations;

•	environmental, asbestos, soil, physical and engineering reports;

•	surveys;

•	form leases;

•	list of personnel, wages and benefits;

•	plans and specifications (including as-built);

•	certificates of occupancy;

•	unexpired warranties;

•	corporate units agreements;

•	list of any pending litigation affecting either the property or the residents;

•	title commitment and copies of underlying recorded documents; and

•	business licenses and permits.

In order to be as thorough as reasonably possible in our due diligence, our advisor will typically obtain additional third-party reports. Such reports may include, property condition, soil, mechanical-electrical-plumbing, structural, roof, air quality, mold, termite, radon, seismic, lease audit, net operating income audit and others. We will not purchase any property unless and until we obtain what is generally referred to as a “Phase I” environmental site assessment (and, in our discretion, additional environmental assessments) and are generally satisfied that any recognized environmental condition or issue identified in the assessment that affects the property and requires remediation has been or can be properly remediated on terms that fit the economic objectives of our investment and the criteria of any debt financing sought in connection with the investment.

Asset-Level Business Strategy

Our advisor’s investment approach also includes active and aggressive management of each asset acquired. Our advisor believes that active management is critical to creating value.

Prior to the purchase of an individual asset or portfolio, our asset managers will work closely with our advisor’s acquisition officers and underwriting teams to develop an asset-level business strategy. This is a forecast of the action items to be taken and the capital needed to achieve the anticipated returns. Our advisor will review asset-level business strategies quarterly to anticipate changes or opportunities in the market during a given phase of a real estate cycle. Our advisor will design this process to allow for realistic yet aggressive creation of value throughout the investment period. Furthermore, implementation of our Value Creation Strategy operating and property initiatives will play an important role in increasing property values and standardizing asset management procedures at a high level of performance.

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In an effort to keep an asset in compliance with our underwriting standards, our advisor’s acquisition officers will remain involved through the investment life cycle of the acquired asset and will actively consult with our asset management teams throughout the hold period. In addition, our advisor’s executive officers will continuously review the operating performance of investments against projections, and will provide the oversight necessary to detect and resolve issues as they arise.

Dispositions

We intend to hold our properties for an extended period, typically two to five years depending on the asset, which we believe is the optimal period to enable us to, as appropriate, implement our advisor’s Value Creation Strategy and capitalize on the potential for increased income and capital appreciation. The period that we will hold our investments will vary depending on the type of asset, interest rates and other factors.

Our advisor will develop a well-defined exit strategy for each investment. Specifically, our advisor will assign a sale date to each asset we acquire prior to its purchase as part of the original business plan for the asset. Our advisor will thereafter continually re-evaluate the exit strategy of each asset in response to the performance of the individual asset, market conditions and our overall portfolio objectives, to determine the optimal time to sell the asset in order to maximize stockholder value and returns. Periodic reviews of each asset will focus on the remaining available value creation opportunities for the asset and the demand for the asset in the marketplace.

Economic and market conditions may influence us to hold our investments for different periods of time. We may sell an asset before the end of the expected holding period if we believe that market conditions and asset positioning have maximized its value to us or the sale of the asset would otherwise be in the best interests of our stockholders. Due to restrictions placed on dealer sales by REITs, we may, depending on the facts and circumstances, need to make such sales through a TRS.

Borrowing Policies

We may incur indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties we purchase, publicly and privately-placed debt instruments or financings from institutional investors or other lenders. This indebtedness may be unsecured or secured by mortgages or other interests in our properties, or may be limited to the particular property to which the indebtedness relates. Our indebtedness, including our warehouse facilities and bank credit facilities, may include a recourse component, meaning that lenders retain a general claim against us as an entity. Further, such borrowings may also provide the lender with the ability to make margin calls and may limit the length of time which any given asset may be used as eligible collateral. The form of our indebtedness may be long-term or short-term, fixed or floating rate, or in the form of a revolving credit facility. Our advisor will seek to obtain financing on our behalf on the most favorable terms available. We may use borrowing proceeds to: finance acquisitions of new properties or assets; to pay for capital improvements, or repairs; to refinance existing indebtedness; to pay distributions; or to provide working capital.

We intend to focus our investment activities on obtaining a diverse portfolio of real estate investments. Careful use of debt will help us to achieve our diversification goals because we will have more funds available for investment. There is no limitation on the amount we may borrow for the purchase of any single property or other investment. Our charter limits our borrowings to 300% of our net assets as of the date of any borrowing, which is generally expected to approximate 75% of the cost of our investments; however, we may exceed that limit if a majority of our independent directors approves each borrowing in excess of our charter limitation and we disclose such borrowing to our stockholders in our next quarterly report with an explanation from our independent directors of the justification for the excess borrowing. We do not intend to exceed the leverage limit in our charter except in the early stages of our development when the costs of our investments are most likely to exceed our net offering proceeds. Our board of directors must review our aggregate borrowings at least quarterly.

On October 2, 2012, we entered into a working capital line of credit provided by Bluerock Special Opportunity + Income Fund II, LLC, or BEMT Co-Investor II, and Bluerock Special Opportunity + Income Fund III, LLC, or BEMT Co-Investor III, collectively the BEMT Co-Investors, both of which are affiliates of our sponsor, pursuant to which we may borrow up to $12.5 million, or the BEMT Co-Investor LOC. The BEMT Co-Investor LOC had an initial term of six (6) months, an initial maturity date of April 2, 2013, and was prepayable without penalty. The BEMT Co-Investor LOC was to bear interest compounding monthly at a rate of 30-day LIBOR + 6.00%, subject to a minimum rate of 7.50%, annualized for three months, and thereafter to bear interest compounding monthly at a rate of 30-day LIBOR + 6.00%, subject to a minimum rate of 8.50% for the remainder of the initial term. Interest on the BEMT Co-Investor LOC is paid on a current basis from cash flow distributed to us from our real estate assets, and is secured by a pledge of our unencumbered real estate assets, including those of its wholly owned subsidiaries. Pursuant to the terms of the BEMT Co-Investor LOC, we are entitled to extend the maturity date in our sole and absolute discretion, with at least five (5) days’ prior written notice to the BEMT Co-Investors, for an additional six (6) month period to bear interest compounding monthly at a rate of 30-day LIBOR + 6.00%, subject to a minimum rate of 8.50%.

On March 4, 2013, our company and the BEMT Co-Investors agreed to amend the BEMT Co-Investor LOC, or the BEMT Co-Investor LOC Amendment, by increasing the commitment amount thereunder from $12.5 million to $13.5 million and extending the initial term by six (6) months to October 2, 2013. All other terms of the BEMT Co-Investor LOC remain unchanged. In accordance with the requirements of our charter, the BEMT Co-Investor LOC Amendment was reviewed and approved by a majority of our board of directors (including a majority of the independent directors) as being fair, competitive, and commercially reasonable and no less favorable to our company than loans between unaffiliated parties under the same circumstances.

Other than our line of credit and financing sources as described in a supplement to this prospectus, we have no agreements or letters of intent in place for any financing sources.

By operating on a leveraged basis, we expect that we will have more funds available to us for investments. This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. Although we expect our liability for the repayment of indebtedness to be limited to the value of the property securing the liability and the rents or profits derived therefrom, our use of leverage increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property. Lenders may have recourse to assets not securing the repayment of the indebtedness. To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be limited. Our advisor will use its best efforts to obtain financing on the most favorable terms available to us.

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When interest rates are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties and other assets for cash with the intention of obtaining a loan for a portion of the purchase price at a later time. Our advisor will refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing, and an increase in property ownership if refinancing proceeds are reinvested in real estate.

Except with respect to the borrowing limits contained in our charter, we may reevaluate and change our debt policy in the future without a stockholder vote. Factors that we would consider when reevaluating or changing our debt policy include: then-current economic conditions, the relative cost of debt and equity capital, any acquisition opportunities, the ability of our properties and other investments to generate sufficient cash flow to cover debt service requirements and other similar factors. We will not borrow from our advisor or its affiliates to purchase properties or make other investments unless a majority of our independent directors, not otherwise interested in the transaction, approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between directors, including a majority of our unaffiliated parties under the same circumstances.

Liquidity Strategy

We intend to pursue a transaction providing liquidity for our stockholders, with a focus on a portfolio sale to an institutional investor or public REIT, one year after the completion of our offering stage. We do not intend to conduct a follow-on public equity offering of the securities of our company after this offering. We will consider our offering stage complete when we are no longer publicly offering equity securities through this offering and have not done so for one year. A liquidity event could include (1) the sale of all or substantially all of our assets either on a portfolio basis or individually followed by a liquidation, (2) a merger or another transaction approved by our board of directors in which our stockholders will receive cash and/or shares of a publicly traded company or (3) a listing of our shares on a national securities exchange. We cannot predict the exact date by which we will complete a liquidity event, as market conditions and other factors could cause us to delay a liquidity event. The sale of all, or substantially all, of our assets as well as liquidation would require the affirmative vote of a majority of our then outstanding shares of common stock. If we do not consummate a liquidity event, our stockholders may have to hold their shares for an extended period of time or indefinitely.

If we do not begin the process of listing our shares of common stock on a national securities exchange by the end of six years from the completion of our offering stage, or have not otherwise completed a liquidity event by such date, our charter requires that we seek stockholder approval of the liquidation of the company, unless a majority of our board of directors, including a majority of independent directors, determines that liquidation is not then in the best interests of our stockholders. If a majority of our board of directors, including a majority of our independent directors, determines that liquidation is not then in the best interests of our stockholders, our charter requires that a majority of our board of directors, including a majority of our independent directors, revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of our board of directors, including a majority of our independent directors, again determined that liquidation would not be in the best interest of our stockholders. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate, and we could continue to operate as before. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our properties and other assets.

Even if we decide to liquidate, we are under no obligation to conclude our liquidation within a set time because the timing of the sale of our assets will depend on real estate and financial markets, economic conditions of the areas in which the properties are located, and federal income tax effects on stockholders that may prevail in the future. We cannot assure you that we will be able to liquidate all of our assets. After commencing a liquidation, we would continue in existence until all properties and other assets are liquidated.

 Charter Imposed Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities prior to our shares being listed on a national securities exchange. Prior to such date, we will not:

•	borrow in excess of 300% of our “net assets,” as defined by the NASAA Statement of Policy Regarding Real Estate Investment Trusts, as amended from time to time, which we refer to as the NASAA REIT Guidelines; however, we may exceed that limit if a majority of our independent directors approves borrowings in excess of our charter limitation and we disclose such borrowing to our stockholders in our next quarterly report with an explanation from our independent directors of the justification for the excess borrowing;

•	invest more than 10% of our total assets in unimproved property or mortgage loans on unimproved property, which we define as property not acquired for the purpose of producing rental or other operating income or on which there is no development or construction in progress or planned to commence within one year;

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•	make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•	make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	invest in indebtedness secured by a mortgage on real property which is subordinate to the lien or other indebtedness of our advisor, our directors or any of our affiliates;

•	pay acquisition fees and acquisition expenses that are unreasonable or exceed 6% of the purchase price of the property; in the case of a loan, acquire or originate a loan if the related origination fees and expenses are not reasonable or exceed 6% of the funds advanced; or, in the case of an equity investment or other investment in securities, pay acquisition fees and acquisition expenses that are unreasonable or exceed 6% of the value of the investment as determined by a majority of our independent directors, provided that, notwithstanding the above, we may pay in excess of 6% if a majority of our independent directors determines that the transaction is commercially competitive, fair and reasonable to us;

•	acquire equity securities unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	issue options or warrants to our advisor, our directors, our sponsor or any of their affiliates except on the same terms as such options or warrants are sold to the general public;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•	issue debt securities in the absence of adequate cash flow to cover debt service unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known changes, is sufficient to service that higher level of debt as determined by the board of directors or a duly authorized executive officer;

•	issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our share repurchase plan or the ability of our operating partnership to issue redeemable partnership interests; or

•	make any investment that we believe will be inconsistent with our objectives of remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests.

On and after such date, we will (1) continue not to make any investment that we believe will be inconsistent with our objectives of remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests, and (2) abide by the continuing investment and financing restrictions and requirements imposed by any listing standards of the exchange upon which we list our shares (for example, a requirement to seek shareholder approval to issue in excess of 20% of our outstanding common stock if we list on the NYSE and NASDAQ, as well as periodic reviews of the financial health of listed companies as part of trading oversight). In addition, our charter includes many other investment limitations in connection with conflict-of-interest transactions, which limitations are described herein under “Conflicts of Interest.” Our charter also includes restrictions on roll-up transactions, which are described under “Description of Capital Stock” below.

Investment Company Act Considerations

We intend to conduct our operations so that neither we, nor our operating partnership nor the subsidiaries of our operating partnership are required to register as investment companies under the Investment Company Act.

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the “40% Test.” Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. Accordingly, under Section 3(a)(1) of the Investment Company Act, in relevant part, a company is not deemed to be an “investment company” if: (i) it neither is, nor holds itself out as being, engaged primarily, nor proposes to engage primarily, in the business of investing, reinvesting or trading in securities; and (ii) it neither is engaged nor proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and does not own or propose to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis. We believe that we, our operating partnership and most of the subsidiaries of our operating partnership will not fall within either definition of investment company as we intend to invest primarily in real property through our wholly or majority owned subsidiaries, the majority of which we expect will have at least 60% of their assets in real property or in entities that they manage or co-manage that own real property. As these subsidiaries would be investing either solely or primarily in real property, they would not be within the definition of “investment company” under Section 3(a)(1) of the Investment Company Act. We are organized as a holding company that conducts its business primarily through the operating partnership, which in turn is a holding company conducting its business through its subsidiaries, both we and our operating partnership intend to conduct our operations so that they comply with the 40% Test. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe neither we nor our operating partnership will be considered an investment company under Section 3(a)(1)(A) of the 1940 Act because neither we nor our operating partnership will engage primarily or hold ourself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through the operating partnership’s wholly owned or majority-owned subsidiaries, we and the operating partnership will be engaged primarily in the non-investment company businesses of these subsidiaries.

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Even if the value of investment securities held by our subsidiaries were to exceed 40%, we expect our subsidiaries to be able to rely on the exclusion from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires our subsidiaries to invest at least 55% of its portfolio in “mortgage and other liens on and interests in real estate,” which we refer to as “qualifying real estate assets” and maintain at least 80% of its assets in qualifying real estate assets or other real estate-related assets. The remaining 20% of the portfolio can consist of miscellaneous assets.

For purposes of the exclusions provided by Sections 3(c)(5)(C), we will classify the investments made by our subsidiaries based on no-action letters issued by the SEC staff and other SEC interpretive guidance.

Consistent with guidance issued by the SEC, we will treat our subsidiaries’ joint venture investments as qualifying assets that come within the 55% basket only if we have the right to approve major decisions affecting the joint venture; otherwise, they will be classified as real-estate related assets.

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In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within the definition of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from registration pursuant to Section 3(c)(6). Section 3(c)(6) excludes from the definition of investment company any company primarily engaged, directly or through majority owned subsidiaries, in one or more of certain specified businesses. These specified businesses include the business described in Section 3(c)(5)(C) of the Investment Company Act. It also excludes from the definition of investment company any company primarily engaged, directly or through majority owned subsidiaries, in one or more of such specified businesses from which at least 25% of such company’s gross income during its last fiscal year is derived, together with any additional business or businesses other than investing, reinvesting, owning, holding, or trading in securities. Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate investment assets owned by wholly owned or majority owned subsidiaries of our operating partnership.

Finally, to maintain compliance with the Investment Company Act exceptions, we, our operating company or our subsidiaries may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we, our operating partnership or our subsidiaries may have to acquire additional income-or loss-generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interests in companies that we would otherwise want to acquire and that may be important to our investment strategy. If our subsidiaries fail to satisfy the requirements of Section 3(c)(5)(C) and cannot rely on any other exemption or exclusion under the Investment Company Act, we could be characterized as an investment company. Our advisor will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company. Among other things, our advisor will attempt to monitor the proportion of our portfolio that is placed in investments in securities.

Disclosure Policies with Respect to Future Probable Acquisitions

Affiliates of our advisor are continually evaluating various potential investments and engaging in discussions and negotiations with sellers, developers and potential tenants regarding the purchase and development of properties and other investments for us and other programs sponsored by Bluerock. While this offering is pending, if we believe that a reasonable probability exists that we will acquire a property, group of properties or other assets, the purchase price of which exceeds 10% of our total assets, based on our most recent balance sheet that gives effect to any previous acquisitions, that were probable or completed since the date of the last balance sheet, this prospectus will be supplemented to disclose the probability of acquiring the asset. We expect that this will normally occur upon the signing of a purchase agreement for the acquisition of a specific asset, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any improvements proposed to be constructed thereon and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate.

You should understand that the disclosure of any proposed acquisition cannot be relied upon as an assurance that we will ultimately consummate such acquisition or that the information provided concerning the proposed acquisition will not change between the date of the supplement and any actual purchase.

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DESCRIPTION OF OUR INVESTMENTS

As of the date of this prospectus, the Company’s portfolio consists of interests in seven total properties, acquired through joint ventures. Six of our properties are currently operational and one of our properties is in development. The following table provides summary information regarding the Company’s operating investments ($ in thousands) as of December 31, 2012.

						Joint Venture Equity Investment Information
Multifamily Community Name/Location	Approx. Rentable Square Footage(1)	Number of Units	Date Acquired	Property Acquisition Cost(2)	Capitalization Rate(3)	Gross Amount of Our Investment	Our Ownership Interest in Property Owner	Approx. Annualized Base Rent (4)	Average Annual Effective Rent Per Unit(5)	Approx. % Leased
Springhouse at Newport News/Newport News, Virginia	310,826	432	12/3/2009	$29,250	8.3%	$2,670	38.25%	$4,290	$10	93%
The Reserve at Creekside Village /Chattanooga, Tennessee	211,632	192	3/31/2010	$14,250	7.4%	$717	24.70%	$2,233	$11	89%
The Estates at Perimeter/ Augusta, Georgia	266,148	240	9/1/2010	$24,950	7.3%	$1,931	25.00%	$2,968	$12	91%
Gardens at Hillsboro Village/Nashville, Tennessee	187,430	201	9/30/2010	$32,394	6.5%	$1,298	12.50%	$3,635	$18	92%
Enders Place at Baldwin Park/Orlando, Florida	234,600	198	10/02/2012	$25,100	6.7%	$4,599	48.40%	$3,518	$18	95%
MDA Apartments/Chicago, Illinois	160,290	190	12/17/2012	$54,900	5.9%	6,098	35.31%	$5,066	$26	91%
Total/Average	1,370,926	1,453		$180,844		$17,313		$21,710	$16	92%

(1) The approximate rentable square footage for the MDA Apartments includes 8,200 square feet of retail space.

(2) Property Acquisition Cost excludes acquisition fees and closing costs.

(3) The capitalization rate of the properties is equal to the estimated first year net operating income of the property divided by the purchase price of the property, excluding closing costs and acquisition fees. Estimated first year net operating income is total estimated gross income (rental income, tenant reimbursements, parking income and other property-related income) derived from the terms of in-place leases at the time of acquisition, less property and related expenses (property operating and maintenance expenses, management fees, property insurance and real estate taxes) based on the operating history of the property, contracts in place or under negotiation, and our plans for operation of the property for a one-year period of time after acquisition of the property. Estimated first year net operating income excludes other non-property income and expenses, interest expense from financings, depreciation and amortization and our company-level general and administrative expenses. Historical operating income is not necessarily indicative of future operating results.

(4) Annualized base rent is calculated by annualizing the current, in-place monthly base rent for leases as of December 31, 2012 and does not take into account any rent concessions or prospective rent increases.

(5) Annual effective rent per unit reflects tenant concessions available over the term of the lease.

On April 3, 2013, the Augusta Member JV Entity entered into a MIPA with Trade Street OP, an unaffiliated third party, for the sale of its entire joint venture interest in the Augusta property. The sale price for its joint venture interest is $13,725,000, subject to deduction for its portion of the outstanding indebtedness on the Augusta property in the amount of approximately $8,950,000 and subject to certain prorations and adjustments typical in a real estate transaction. The closing on the sale of Augusta Member JV Entity’s joint venture interest in the Augusta property is expected to occur on or before May 31, 2013. There is no assurance such sale will occur as the sale of Augusta Member JV Entity’s joint venture interest is subject to various contingencies as set forth in the MIPA. The MIPA also provides for certain representations, warranties and covenants by Augusta Member JV Entity, the breach of which could require Augusta Member JV Entity to indemnify Trade Street OP.

On October 18, 2012, we acquired a 58.575% indirect equity interest in the Berry Hill property, for an initial investment of $3.8 million. On December 17, 2012, we acquired an additional 5.158% indirect equity interest in the Berry Hill property. The Berry Hill property is anticipated to consist of approximately 194,275 rentable square feet encompassing 266 units.

On June 22, 2012, we, through our operating partnership, and our operating partnership’s wholly owned subsidiaries, BEMT Springhouse, LLC, or BEMT Springhouse, BEMT Creekside, LLC, or BEMT Creekside, and BEMT Meadowmont, LLC, or BEMT Meadowmont, entered into a Membership Interest Purchase and Sale Agreement, or the MIPA, with Bluerock Special Opportunity + Income Fund I, LLC, or BEMT Co-Investor, and Bluerock Special Opportunity + Income Fund II, LLC, or BEMT Co-Investor II pursuant to which we, on June 27, 2012, completed the purchase of an additional 1.0% joint venture equity interest in BR Springhouse Managing Member, LLC, or the Springhouse Managing Member JV Entity and an additional 2.0% joint venture equity interest in BR Creekside Managing Member, LLC, or the Creekside Managing Member JV Entity for an aggregate purchase price of $202,532, excluding closing costs, and sold all of its joint venture interest in BR Meadowmont Managing Member, LLC, or the Meadowmont Managing Member JV Entity, for an aggregate sale price of $3.1 million, excluding closing costs and a disposition fee paid to an affiliate of our advisor of $136,216. BEMT Co-Investor and BEMT Co-Investor II are managed by affiliates of our sponsor. The MIPA contains terms, conditions, representations, warranties, covenants and indemnities that are customary and standard in the real estate industry. The purchase and sale prices in the transactions were determined based on MAI, independent appraisals dated May 2012 for each of the properties underlying the subject joint ventures.

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Springhouse at Newport News

On December 3, 2009, through a wholly owned subsidiary of our operating partnership, we completed an investment in a joint venture along with BEMT Co-Investor, an affiliate of our sponsor, and Hawthorne Springhouse, LLC, or Hawthorne Springhouse, an unaffiliated entity, to acquire a 432-unit garden-style multifamily community known as Springhouse at Newport News, or the Springhouse Property, located in Newport News, Virginia.

Description of the Springhouse Property

The Springhouse Property is comprised of 432 units featuring one- and two-bedroom layouts in 24 two-story garden-style apartment buildings surrounding a central private lake on approximately 28 acres in Newport News, Virginia. The property contains approximately 310,826 rentable square feet and the average unit size is 720 square feet. As of December 31, 2012, the property had an average market rent of $828 per unit and was 93% occupied. Additional property amenities include a clubhouse, fitness center, swimming pool, tennis court, volleyball court, picnic area and a private lake with gazebo.

The Springhouse Property is located within a ten-minute drive of two major Newport News area employers, Northrop Grumman and the Fort Eustis Army Base. The Springhouse Property is situated between I-64 and Jefferson Avenue, the two main north-south thoroughfares in Newport News, within close proximity to the Newport News/Williamsburg International Airport. Several neighborhood-oriented retail centers are located within a five-minute drive of the property.

The Springhouse Property is located within the Hampton Roads MSA, which is home to 18 publicly traded corporations, the world’s largest naval base, a major East Coast port, and numerous internationally known tourist attractions. Historically, unemployment in the region has been below the national average. Traditionally, the Hampton Roads MSA has been home to the military, shipbuilding and healthcare, but over the past decade the region has attracted financial service firms, distribution companies, telemarketing and customer service operations.

Hawthorne Residential Partners, LLC, a Hawthorne Springhouse affiliate, is responsible for providing day-to-day property management services to the property. Hawthorne Residential Partners, LLC receives an annual management fee of 4% of gross receipts generated by the Springhouse Property. From this amount, 1% of gross property collections is re-allowed to the Springhouse Managing Member JV Entity as an oversight fee, which fee is shared equally between our advisor and Bluerock Property Management, LLC, an indirect wholly owned subsidiary of our sponsor. Under the property management agreement, Hawthorne Residential Partners, LLC is also entitled to receive a construction management fee of 5% of the cost of any approved capital project exceeding $10,000 (excluding regular recurring interior capital replacements).

For federal income tax purposes, the depreciable basis in the Springhouse Property is approximately $23.4 million. We calculate depreciation for income tax purposes using the straight-line method over 27.5 years. Real estate taxes on the property for the fiscal year 2012 are approximately $343,000, at a rate of 1.10%.

The table below describes the average effective annual rent per unit and the average occupancy rate for each of the last four years ended December 31, 2012, for the Springhouse Property ($ in thousands):

Period	Average Occupancy Rate	Average Effective Annual Rent Per Unit
Year ended December 31, 2012	93%	$10
Year ended December 31, 2011	92%	$9
Year ended December 31, 2010	92%	$9
Year ended December 31, 2009 (1)	91%	$4

(1)    Our interest in the Springhouse Property was acquired on December 3, 2009.

Joint Venture Parties and Structure

In connection with the closing of the Springhouse Property acquisition, we invested $2.5 million to acquire a 50% equity interest in the Springhouse Managing Member JV Entity through a wholly-owned subsidiary of our operating partnership, BEMT Springhouse. BEMT Co-Investor invested $2.5 million to acquire the remaining 50% interest in the Springhouse Managing Member JV Entity.

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Pursuant to the MIPA, BEMT Co-Investor sold a 1.0% equity interest in the Springhouse Managing Member JV Entity to BEMT Springhouse for $93,000 in cash, such that the Company now holds a 51.0% equity interest in the Springhouse Managing Member JV Entity through BEMT Springhouse and BEMT Co-Investor holds the remaining 49.0% equity interest. The Company funded the purchase price with a portion of the net proceeds of the disposition of its joint venture equity interest in the Meadowmont Managing Member JV Entity. The purchase price was determined by an MAI, independent appraisal of the Springhouse property dated May 2012, and reflects the indirect equity interest’s proportionate share of the appraised value of the Springhouse property. Prior to consummation of the transaction, the Company’s board of directors, including all of its independent directors, determined that the purchase of the additional equity interest for the consideration paid was fair and reasonable to the Company and that the excess of consideration over the price originally paid by BEMT Co-Investor to acquire the equity interest was substantially justified by the gain in market value of the Springhouse property since the initial acquisition.

The Springhouse Managing Member JV Entity contributed its capital to acquire a 75% equity interest in BR Hawthorne Springhouse JV, LLC, or the Springhouse JV Entity, and acts as the manager of the Springhouse JV Entity. Hawthorne invested $1.7 million to acquire the remaining 25% interest in the Springhouse JV Entity. The Springhouse JV Entity is the sole owner of BR Springhouse, LLC, or BR Springhouse, a special-purpose entity that holds title to the Springhouse property.

In connection with the MIPA, modifications were made to the governance rights with respect to the Springhouse Managing Member JV Entity, including BEMT Springhouse becoming the sole manager of the Springhouse Managing Member JV Entity and having control rights over daily administration of the Springhouse Managing Member JV Entity and certain property-level decisions of the Springhouse Managing Member JV Entity at the Springhouse JV Entity, including through its control of the management committee. These changes, along with our increase in ownership, will result in the Company having sufficient control over the Springhouse Managing Member JV Entity such that the Company would expect to consolidate all of the Springhouse Managing Member JV Entity on the Company’s financial statements. Investments reported on a consolidated basis will reflect gross amounts of assets, liabilities and noncontrolling interests in the balance sheet and gross amounts of revenues and expenses in the statement of operations. Prior to the transactions described herein, the Company’s investment in the Springhouse Managing Member JV Entity was reported on an unconsolidated basis under the equity method and reflected those amounts as a single net amount on each statement.

Additionally, under the terms of the operating agreement for the Springhouse Managing Member JV Entity, certain major decisions regarding the investments of the Springhouse Managing Member JV Entity require the unanimous approval of BEMT Co-Investor and us (through BEMT Springhouse). To the extent that we and BEMT Co-Investor are not able to agree on a major decision or at any time after December 3, 2012, either party may initiate a buy-sell proceeding. Additionally, any time after December 3, 2012, either party may initiate a proceeding to force the sale of the Springhouse Managing Member JV Entity’s interest in the Springhouse JV Entity to a third party, or, in the instance of the non-initiating party’s rejection of a sale, cause the non-initiating party to purchase the initiating party’s interest in the Springhouse Managing Member JV Entity. The operating agreement contains terms, conditions, representations, warranties and indemnities that are customary and standard for joint ventures in the real estate industry.

Under the terms of the operating agreement of the Springhouse JV Entity, major decisions with respect to the joint venture or the Springhouse property are made by the majority vote of an appointed management committee, which is controlled by the Springhouse Managing Member JV Entity. However, any decision with respect to the sale or refinancing of the Springhouse property requires the unanimous approval of the Springhouse Managing Member JV Entity and Hawthorne Springhouse. Further, to the extent that the Springhouse Managing Member JV Entity and Hawthorne Springhouse are not able to agree on a major decision or at any time after December 3, 2012, either party may initiate a buy-sell proceeding. Additionally, any time after December 3, 2012, either party may initiate a proceeding to force the sale of the Springhouse property to a third party, or, in the instance of the non-initiating party’s rejection of a sale, cause the non-initiating party to purchase the initiating party’s interest in the Springhouse JV Entity. The operating agreement contains terms, conditions, representations, warranties and indemnities that are customary and standard for joint ventures in the real estate industry.

As a result of the structure described above and the subsequent transfer of an interest in the Springhouse Managing Member JV Entity by BEMT Co-Investor, we and BEMT Co-Investor hold, respectively, a 38.25% and 36.75% indirect equity interest in the Springhouse property, and Hawthorne Springhouse holds the remaining 25% indirect equity interest. As of December 31, 2012, we have an aggregate of $2,669,755 in equity capital contributed to the Springhouse Managing Member JV Entity. We, BEMT Co-Investor and Hawthorne will each receive current distributions from the operating cash flow generated by the Springhouse property in proportion to these respective percentage equity interests.

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Senior Financing of the Springhouse Property

The acquisition of the Springhouse Property was funded with $6.7 million of gross equity from the Springhouse JV Entity, and a $23.4 million senior mortgage loan made to BR Springhouse by CWCapital LLC and subsequently sold to the Federal Home Loan Mortgage Corporation (Freddie Mac), or the Springhouse Senior Loan, which Springhouse Senior Loan is secured by the Springhouse Property. The Springhouse Senior Loan has a 10-year term, maturing on January 1, 2020. The effective interest rate on the loan is fixed at 5.66% per annum. The Springhouse Senior Loan had interest-only payments for the first two years and currently has fixed monthly payments of approximately $134,221 based on a 30-year amortization schedule.

Yield maintenance payments will be required to the extent prepaid before the sixth month prior to the maturity date; during the period from the sixth month prior to the maturity date to the third month prior to the maturity date, a prepayment premium of 1% of the loan amount will be required, and thereafter the loan may be prepaid without penalty.

The Reserve at Creekside Village

On March 31, 2010, through a wholly owned subsidiary, we completed an investment in a joint venture along with BEMT Co-Investor, BEMT Co-Investor II, both of which are affiliates of our sponsor, and Hawthorne Creekside, LLC, or Hawthorne Creekside, an unaffiliated entity, to acquire a 192-unit garden-style multifamily community known as The Reserve at Creekside Village, or the Creekside Property, located in Chattanooga, Tennessee.

Description of the Creekside Property

The Creekside Property is located in Chattanooga, Tennessee which is the fourth-largest city in that state. The property is comprised of 192 units, featuring one-, two- and three-bedroom layouts. The property contains approximately 211,632 rentable square feet and the average unit size is 1,102 square feet. As of December 31, 2012, the property had an average market rent of $969 per unit and was 89% occupied. The community features include gated access, a clubhouse, a fitness center, a resort-style swimming pool, and playgrounds.

Hawthorne Residential Partners, LLC, a Hawthorne affiliate, is responsible for providing day-to-day property management services to the property. Hawthorne Residential Partners, LLC receives an annual management fee of 4% of gross receipts generated by the Creekside Property, which is subordinated to an 8% per annum return on the Creekside Managing Member JV Entity’s total investment in the Creekside JV Entity. From this amount, 1% of gross property collections is re-allowed to the Creekside Managing Member JV Entity as an oversight fee, which fee is shared equally between our advisor and Bluerock Property Management, LLC, an indirect wholly owned subsidiary of our sponsor. Under the property management agreement, Hawthorne Residential Partners, LLC is also entitled to receive a construction management fee of 5% of the cost of any approved capital project exceeding $10,000 (excluding regular recurring interior capital replacements).

The joint venture has budgeted a total of approximately $81,000 for capital enhancement to the Creekside property to improve its competitive position.

For federal income tax purposes, the depreciable basis in the Creekside property will be approximately $13.1 million. We calculate depreciation for income tax purposes using the straight-line method over 27.5 years. Real estate taxes on the property for the fiscal year 2012 are approximately $275,000, at a rate of 5.25%.

The table below describes the average effective annual rent per unit and the average occupancy rate for each of the last three years ended December 31, 2012, for the Creekside Property ($ in thousands):

Period	Average Occupancy Rate	Average Effective Annual Rent Per Unit
Year ended December 31, 2012	89%	$11
Year ended December 31, 2011	95%	$11
Year ended December 31, 2010(1)	97%	$10

(1)   Our interest in the Creekside Property was acquired on March 31, 2010.

Joint Venture Parties and Structure

In connection with the closing of the Creekside property acquisition, we invested $541,932 to acquire a 33.33% equity interest in BR Creekside Managing Member, LLC, or the Creekside Managing Member JV Entity, through a wholly owned subsidiary of our operating partnership, BEMT Creekside, LLC, or BEMT Creekside. BEMT Co-Investor and BEMT Co-Investor II each invested $541,932 to acquire the remaining 66.66% interest in the Creekside Managing Member JV Entity.

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Pursuant to the MIPA, BEMT Co-Investor sold a 1.0% equity interest in the Creekside Managing Member JV Entity to BEMT Creekside for $54,766 in cash and BEMT Co-Investor II sold a 1.0% equity interest in the Creekside Managing Member JV Entity to BEMT Creekside for $54,766 in cash, such that the Company now holds a 35.33% equity interest in the Creekside Managing Member JV Entity through BEMT Springhouse, BEMT Co-Investor holds a 32.34% equity interest and BEMT Co-Investor II holds the remaining 32.33% equity interest. The Company funded the purchase price with a portion of the net proceeds of the disposition of its joint venture equity interest in the Meadowmont Managing Member JV Entity. The purchase price was determined by an MAI, independent appraisal of the Creekside property dated May 2012 and reflects the indirect equity interests’ proportionate share of the appraised value of the Creekside property. Prior to consummation of the transaction, the Company’s board of directors, including all of its independent directors, determined that the purchase of the additional equity interest for the consideration paid was fair and reasonable to the Company and that the excess of consideration over the price originally paid by each of BEMT Co-Investor and BEMT Co-Investor II to acquire their respective equity interests was substantially justified by the gain in market value of the Creekside property since the initial acquisition.

In connection with the MIPA, modifications were made to the governance rights with respect to the Creekside Managing Member JV Entity, including BEMT Creekside becoming the sole manager of the Creekside Managing Member JV Entity and having control rights over daily administration of the Creekside Managing Member JV Entity and certain property-level decisions of the Creekside Managing Member JV Entity at the Creekside JV Entity, including through its control of the managing committee. These changes, along with our increase in ownership, will result in the Company having sufficient control over the Creekside Managing Member JV Entity such that the Company would expect to consolidate all of the Creekside Managing Member JV Entity on the Company’s financial statements. Investments reported on a consolidated basis will reflect gross amounts of assets, liabilities and noncontrolling interests in the balance sheet and gross amounts of revenues and expenses in the statement of operations. Prior to the transactions described herein, the Company’s investment in the Creekside Managing Member JV Entity was reported on an unconsolidated basis under the equity method and reflected those amounts as a single net amount on each statement.

Additionally, under the terms of the operating agreement for the Creekside Managing Member JV Entity, certain major decisions regarding the investments of the Creekside Managing Member JV Entity require the unanimous approval of us (through BEMT Creekside), BEMT Co-Investor and BEMT Co-Investor II. To the extent that we, BEMT Co-Investor and BEMT Co-Investor II are not able to agree on a major decision or at any time after March 31, 2013, any party may initiate a buy-sell proceeding. Additionally, any time after March 31, 2013, any party may initiate a proceeding to force the sale of the Creekside Managing Member JV Entity’s interest in the Creekside JV Entity to a third party, or, in the instance of the non-initiating parties’ rejection of a sale, cause the non-initiating parties to purchase the initiating party’s interest in the Creekside Managing Member JV Entity.

The Creekside Managing Member JV Entity contributed $1.483 million of equity capital to acquire a 68% equity interest in BR Hawthorne Creekside JV, LLC, or the Creekside JV Entity, and acts as the manager of the Creekside JV Entity. Hawthorne invested $698,022 to acquire the remaining 32% interest in the Creekside JV Entity. The Creekside JV Entity is the sole owner of BR Creekside, LLC, a special-purpose entity that holds title to the Creekside Property, or BR Creekside. Under the terms of the operating agreement of the Creekside JV Entity, major decisions with respect to the joint venture or the Creekside Property are made by the majority vote of an appointed management committee, which is controlled by the Creekside Managing Member JV Entity. However, any decision with respect to the sale or refinancing of the Creekside Property requires the unanimous approval of the Creekside Managing Member JV Entity and Hawthorne Creekside. Further, to the extent that the Creekside Managing Member JV and Hawthorne are not able to agree on a major decision or at any time after March 31, 2013, either party may initiate a buy-sell proceeding. Additionally, any time after March 31, 2013, either party may initiate a proceeding to force the sale of the Creekside Property to a third party, or, in the instance of the non-initiating party’s rejection of a sale, cause the non-initiating party to purchase the initiating party’s interest in the Creekside JV Entity.

As a result of the structure described above and subsequent transfers of interests in the Creekside Managing Member JV Entity, we, BEMT Co-Investor and BEMT Co-Investor II each hold, respectively, a 24.706%, 22.61% and 22.61% indirect equity interest in the Creekside Property (69.925% in the aggregate), and Hawthorne Creekside holds the remaining 30.075% indirect equity interest. As of December 31, 2012, we have an aggregate of $717,117 in equity capital contributed to the Creekside Managing Member JV Entity. We, BEMT Co-Investor, BEMT Co-Investor II and Hawthorne Creekside each receive current distributions from the operating cash flow generated by the Creekside Property in proportion to these respective percentage equity interests.

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Senior Financing of the Creekside Property

The acquisition was funded with $2.323 million of gross equity from the Creekside JV Entity, and a $12.5 million senior mortgage HUD loan assumed by BR Creekside from the seller, or the Creekside Senior Loan. On October 14, 2010, we, through the Creekside JV Entity, entered into a HUD mortgage loan agreement with Walker & Dunlop, LLC, as lender, to refinance the existing HUD mortgage loan, or the Creekside Senior Loan.

The Creekside Senior Loan is secured by the Creekside Property and had an initial principal balance of $12.79 million. The loan has a 40-year term with a maturity date of November 1, 2050. The effective interest rate on the loan is fixed at 4.6% per annum, with fixed interest and principal payments of $59,155 due monthly based on a 40-year amortization schedule.

Until November 30, 2020, a prepayment premium equal to a percentage of the principal balance would be due upon prepayment of the Creekside Senior Loan. The prepayment premium was 8% on December 1, 2012 and reduces by 1% every December 1 until December 1, 2020 when the Creekside Senior Loan can be prepaid without penalty.

The Estates at Perimeter

On September 1, 2010, through a wholly owned subsidiary of our operating partnership, we completed an investment in a joint venture along with BEMT Co-Investor II, an affiliate of the Company’s sponsor, and Trade Street Capital, or Trade Street, an unaffiliated entity, to acquire a 240-unit multifamily community formerly known as St. Andrews Apartments, or the Augusta property, located in Augusta, Georgia.

Description of the Augusta Property

The Augusta property is located in Augusta, Georgia which is the second-largest metro area in that state. The property, built in 2007, is comprised of 240 units, featuring one-, two- and three-bedroom layouts within 10 three-story buildings. The property contains approximately 266,148 rentable square feet and the average unit size is 1,109 square feet. As of December 31, 2012, the property had an average market rent of $1,031 per unit and was 91% occupied. The community features include gated access, a clubhouse with swimming pool and conference room, and a fitness center.

Hawthorne Residential Partners, LLC, or Hawthorne, a nonaffiliated third party, is responsible for providing day-to-day property management services to the property. Hawthorne receives an annual management fee of 3% of gross receipts generated by the Augusta property. The management agreement is a one-year term agreement (originally commencing September 1, 2010) and provides for automatic annual extensions unless terminated by 30 days written notice by owner or manager.

For federal income tax purposes, the depreciable basis in the Augusta property is approximately $24.6 million. We calculate depreciation for income tax purposes using the straight-line method over 27.5 years. Real estate taxes on the property for the fiscal year 2012 are approximately $200,000, at a rate of 30.33%.

The table below describes the average effective annual rent per unit and the average occupancy rate for each of the last three years ended December 31, 2012, for the Augusta property ($ in thousands):

Period	Average Occupancy Rate	Average Effective Annual Rent Per Unit
Year ended December 31, 2012	91%	$12
Year ended December 31, 2011	93%	$12
Year ended December 31, 2010(1)	90%	$15

(1)   Our interest in the Augusta Property was acquired on September 1, 2010.

Joint Venture Parties and Structure

In connection with the closing of the Augusta property acquisition, we invested $1.9 million to acquire a 50% equity interest in BR Augusta JV Member, LLC, or the Augusta Member JV Entity, through a wholly-owned subsidiary of our operating partnership, BEMT Augusta, LLC, or BEMT Augusta. BEMT Co-Investor II invested $1.9 million to acquire the remaining 50% interest in the Augusta Member JV Entity. We borrowed $1.9 million from BEMT Co-Investor II in order to make our investment in the Augusta Member JV Entity, which borrowing we refer to as the BEMT Co-Investor II Augusta Loan. We repaid the BEMT Co-Investor II Augusta Loan in full on June 29, 2012.

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BEMT Augusta and BEMT Co-Investor II are co-managers of the Augusta Member JV Entity. Under the terms of the operating agreement for the Augusta Member JV Entity, certain major decisions regarding the investments of the Augusta Member JV Entity require the approval of the Company (through BEMT Augusta) and BEMT Co-Investor II. To the extent that the Company and BEMT Co-Investor II are not able to agree on a major decision or at any time after September 1, 2013, either party may initiate a buy-sell proceeding. Additionally, any time after September 1, 2013, either party may initiate a proceeding to force the sale of the Augusta Member JV Entity’s interest in the Augusta JV Entity to a third party, or, in the instance of the non-initiating parties’ rejection of a sale, cause the non-initiating parties to purchase the initiating party’s interest in the Augusta Member JV Entity. The operating agreement contains terms, conditions, representations, warranties and indemnities that are customary and standard for joint ventures in the real estate industry.

The Augusta Member JV Entity contributed its capital to acquire a 50% equity interest in BSF/BR Augusta JV, LLC, or the Augusta JV Entity, and acts as the manager of the Augusta JV Entity. Trade Street invested $3.85 million to acquire the remaining 50% interest in the Augusta JV Entity. The Augusta JV Entity is the sole owner of BSF/BR Augusta, LLC, a special-purpose entity that holds title to the Augusta property, or BR Augusta. Under the terms of the operating agreement of the Augusta JV Entity, major decisions with respect to the joint venture or the Augusta property are made by the majority vote of an appointed management committee, which is controlled by the Augusta Member JV Entity. However, any decision with respect to the sale or refinancing of the Augusta property requires the unanimous approval of the Augusta Member JV Entity and Trade Street. Further, to the extent that the Augusta Member JV Entity and Trade Street are not able to agree on a major decision or at any time after September 1, 2013, either party may initiate a buy-sell proceeding. Additionally, any time after September 1, 2013, either party may initiate a proceeding to force the sale of the Augusta property to a third party, or, in the instance of the non-initiating party’s rejection of a sale, cause the non-initiating party to purchase the initiating party’s interest in the Augusta JV Entity. The operating agreement contains terms, conditions, representations, warranties and indemnities that are customary and standard for joint ventures in the real estate industry.

As a result of the structure described above, we and BEMT Co-Investor II each hold a 25% indirect equity interest in the Augusta property (50% in the aggregate), and Trade Street holds the remaining 50% indirect equity interest. As of December 31, 2012, we have contributed an aggregate of $1,931,484 in equity capital to the Augusta Managing Member JV Entity. We, BEMT Co-Investor II, and Trade Street will each receive current distributions from the operating cash flow generated by the Augusta property in proportion to these respective percentage equity interests.

Senior Financing of the Augusta Property

The acquisition was funded with $7.7 million of gross equity from the Augusta JV Entity, and a $17.97 million senior mortgage loan made to BR Augusta by CWCapital LLC and subsequently assigned to the Federal National Mortgage Association (Fannie Mae), or the Augusta Senior Loan, which Augusta Senior Loan is secured by the Augusta property. The Augusta Senior Loan has a 7-year term, maturing on September 1, 2017. The effective interest rate on the loan is fixed at 4.25% per annum, with interest-only payments for the first two years and fixed monthly payments of approximately $88,344 based on a 30-year amortization schedule thereafter.

Anytime on or before April 30, 2017, a prepayment premium equal to a maximum of 1% of the principal balance would be due if the Augusta Senior Loan were prepaid. Beginning May 1, 2017, the Senior Loan can be prepaid without penalty.

Pending Disposition of Augusta Property

On April 3, 2013, the Augusta Member JV Entity entered into a MIPA with Trade Street OP, an unaffiliated third party, for the sale of its entire joint venture interest in the Augusta property. The sale price for its joint venture interest is $13,725,000, subject to deduction for its portion of the outstanding indebtedness on the Augusta property in the amount of approximately $8,950,000 and subject to certain prorations and adjustments typical in a real estate transaction. The closing on the sale of Augusta Member JV Entity’s joint venture interest in the Augusta property is expected to occur on or before May 31, 2013. There is no assurance such sale will occur as the sale of Augusta Member JV Entity’s joint venture interest is subject to various contingencies as set forth in the MIPA. The MIPA also provides for certain representations, warranties and covenants by Augusta Member JV Entity, the breach of which could require Augusta Member JV Entity to indemnify Trade Street OP.

Gardens at Hillsboro Village

On September 30, 2010, through a wholly owned subsidiary of our operating partnership, we completed an investment in a joint venture along with BEMT Co-Investor and BEMT Co-Investor II, both of which are affiliates of the Company’s sponsor, and Bell Partners, Inc., or Bell, an unaffiliated entity, to acquire a 201-unit multifamily community known as The Gardens at Hillsboro Village, or the Hillsboro Property, located in Nashville, Tennessee.

Description of the Hillsboro Property

The Hillsboro property is located in Nashville, Tennessee which is the capital of the state and the most populous metropolitan area in the state. The property, built in 1920 and renovated in 1997 and 1998, is comprised of 201 units, featuring studio, one-, two- and three-bedroom layouts. The property contains approximately 187,430 rentable square feet and the average unit size is 932 square feet. As of December 31, 2012, the property had an average market rent of $1,507 per unit and was 92% occupied. The community features include gated access, an outdoor swimming pool, a fitness center and courtyard and garden areas.

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Bell is responsible for providing day-to-day property management services to the property. Bell receives a management fee of 3% of monthly gross receipts generated by the Hillsboro property. Under the property management agreement, Bell is also entitled to receive a construction management fee of 5% of the cost of any approved capital project exceeding $10,000. In addition, Hillsboro Member JV Entity is charged a property management oversight fee equal to 1% of the monthly gross property collections, which fee is allocated 25% to our advisor and 75% to Bluerock Property Management, LLC, an indirect wholly-owned subsidiary of our sponsor. The management agreement is a one-year term, and provides for automatic annual extensions unless terminated by 30 days written notice by owner or manager.

For federal income tax purposes, the depreciable basis in the Hillsboro property will be approximately $23.1 million. We calculate depreciation for income tax purposes using the straight-line method over 27.5 years. Real estate taxes on the property for the fiscal year 2012 are approximately $376,500, at a rate of 4.66% .

The table below describes the average effective annual rent per unit and the average occupancy rate for each of the last three years ended December 31, 2012 for the Hillsboro Property ($ in thousands):

Period	Average Occupancy Rate	Average Effective Annual Rent Per Unit
Year ended December 31, 2012	92%	$18
Year ended December 31, 2011	100%	$17
Year ended December 31, 2010(1)	96%	$16

(1)   Our interest in the Hillsboro Property was acquired on September 30, 2010.

Joint Venture Parties and Structure

In connection with the closing of the Hillsboro property acquisition, we invested $1.3 million to acquire a 25% equity interest in BR Hillsboro Village JV Member, LLC, or the Hillsboro Member JV Entity, through a wholly owned subsidiary of its operating partnership, BEMT Hillsboro Village, LLC, or BEMT Hillsboro. BEMT Co-Investor invested $ 1.9 million to acquire a 37.5% interest and BEMT Co-Investor II invested $1.9 million to acquire the remaining 37.5% interest in the Hillsboro Member JV Entity. BEMT Hillsboro, BEMT Co-Investor and BEMT Co-Investor II are co-managers of the Hillsboro Member JV Entity. Under the terms of the operating agreement for the Hillsboro Member JV Entity, certain major decisions regarding the investments of the Hillsboro Member JV Entity require the unanimous approval of the Company (through BEMT Hillsboro), BEMT Co-Investor and BEMT Co-Investor II. If the Company, BEMT Co-Investor and BEMT Co-Investor II are not able to agree on a major decision or at any time after September 30, 2013, any party may initiate a buy-sell proceeding. Additionally, any time after September 30, 2013, any party may initiate a proceeding to force the sale of the Hillsboro Member JV Entity’s interest in the Hillsboro JV Entity to a third party, or, in the instance of the non-initiating parties’ rejection of a sale, cause the non-initiating parties to purchase the initiating party’s interest in the Hillsboro Managing Member JV Entity The operating agreement contains terms, conditions, representations, warranties and indemnities that are customary and standard for joint ventures in the real estate industry.

At closing, the Hillsboro Member JV Entity contributed its capital to acquire a 50% equity interest in Bell BR Hillsboro Village JV, LLC, or the Hillsboro JV Entity, and was empowered to become a manager of the Hillsboro JV Entity. Bell invested $5.03 million to acquire the remaining 50% interest in the Hillsboro JV Entity. The Hillsboro JV Entity is a special-purpose entity that holds title to the Hillsboro property. Under the terms of the operating agreement of the Hillsboro JV Entity upon repayment of the Bell loan (see below), major decisions with respect to the joint venture or the Hillsboro property are made by the majority vote of an appointed management committee, which is controlled by the Hillsboro Member JV Entity; provided however, any decision with respect to the sale or refinancing of the Hillsboro property requires the unanimous approval of the Hillsboro Member JV Entity and Bell. Subject to repayment of the Bell loan, to the extent that the Hillsboro Member JV Entity and Bell are not able to agree on a major decision or at any time after September 30, 2013, either party may initiate a buy-sell proceeding, and, at any time after September 30, 2013, either party may initiate a proceeding to force the sale of the Hillsboro property to a third party, or, in the instance of the non-initiating party’s rejection of a sale, cause the non-initiating party to purchase the initiating party’s interest in the Hillsboro JV Entity. The operating agreement contains terms, conditions, representations, warranties and indemnities that are customary and standard for joint ventures in the real estate industry.

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As a result of the structure described above, we hold an 12.5% indirect equity interest, BEMT Co-Investor holds an 18.75% indirect equity interest and BEMT Co-Investor II holds an 18.75% indirect equity interest in the Hillsboro Property (50% in the aggregate), and Bell holds the remaining 50% indirect equity interest. As of December 31, 2012, we have contributed an aggregate of $1,297,903 in equity capital to the Hillsboro Managing Member JV Entity. We, BEMT Co-Investor, BEMT Co-Investor II and Bell will each receive current distributions from the operating cash flow generated by the Hillsboro Property in proportion to these respective percentage equity interests.

Non - Affiliate Joint Venture Party Loan for our Investment in the Hillsboro Joint Venture

In connection with our investment in the joint venture, on September 30, 2010, BEMT Hillsboro JV Entity entered into a loan agreement with Bell pursuant to which it borrowed $2 million, or the Bell Loan. The Bell Loan had a 60 day term. The maturity date was November 29, 2010, and it was paid in full. It bore interest compounding monthly at a rate of 10%, accrued. The Bell Loan was secured by a pledge of BEMT Hillsboro JV entity's membership interest in the Hillsboro JV entity. Due to the unique investment opportunity presented by the Hillsboro property, including the opportunity to distinguish the Company competitively from other early-stage non-traded REITs, the board of directors expressly considered and approved leverage in excess of the Company’s general charter-imposed limitations in connection with entering into the Bell loan.

Senior Financing of the Hillsboro Property

The acquisition was funded with $10.1 million of gross equity from the Hillsboro JV Entity, and a $23.185 million senior mortgage loan made to it by CBRE Multifamily Capital, Inc. and subsequently assigned to Fannie Mae, or the Hillsboro Senior Loan, which Hillsboro Senior Loan is secured by the Hillsboro property. The Hillsboro Senior Loan has a 7-year term, maturing on October 1, 2017. The effective interest rate on the loan is fixed at 3.97% per annum, with interest-only payments for the first two years and fixed monthly payments of approximately $110,200 based on a 30-year amortization schedule thereafter.

Anytime on or before March 31, 2017, a prepayment premium equal to a maximum of 1% of the principal balance would be due if the Hillsboro Senior Loan were prepaid. Beginning April 1, 2017, the Hillsboro Senior Loan can be prepaid without penalty.

Enders Place at Baldwin Park

On October 2, 2012, through a wholly-owned subsidiary of our operating partnership, we completed an investment in a multi-tiered joint venture along with Bluerock Special Opportunity + Income Fund III, LLC, or BEMT Co-Investor III, which is an affiliate of our sponsor, and Waypoint Enders Investors, LP, or Waypoint, and Waypoint Enders GP, LLC, or Waypoint GP, both unaffiliated entities, to acquire 198 units of a 220-unit multifamily housing community commonly known as Enders Place, or the Enders Property, located in Orlando, Florida. The Enders Property was acquired from Enders Holdings, LLC, an unaffiliated entity. The Enders Property is owned by Waypoint Enders Owner, LLC, a Delaware limited liability company, or the Enders JV Entity.

Description of the Enders Property

The Enders Property is located at 4248 New Broad Street, Orlando, Florida 32814, and is part of a community development known as “Baldwin Park”. The property, built in 2003, is comprised of 220 units, featuring studio, one-, two-, three-, and four-bedroom layouts. The property contains approximately 234,600 rentable square feet and the average unit size is 1,185 square feet. The community has access to all Baldwin Park amenities, including pools, fitness centers, community gathering rooms and playgrounds. The Enders Entity JV owns 198 units of the 220 units.

The Enders Property is subject to two separate condominium associations, the Enders Place at Baldwin Park Condominium Association, which is specific to the condominium units and common areas of the Enders Property (the “Enders Condo Association”), and the Baldwin Park Residential Owners Association, which governs the larger Baldwin Park community development of which the Enders Property is a part. The Enders Entity JV controls the Enders Condo Association.

Our advisor believes that the Enders Property is well located, has acceptable roadway access, is well-maintained and adequately insured, and has been professionally managed. We do not intend to make significant repairs or improvements to the Enders Property over the next few years.

For federal income tax purposes, the depreciable basis in the Enders Property will be approximately $21.0 million. We calculate depreciation for income tax purposes using the straight-line method over 27.5 years. Real estate taxes on the property for fiscal year 2012 are approximately $470,000, at an approximate rate of 19.27%.

As of December 31, 2012, the Enders Property had an average market rent of $1,481 per unit and was 95% occupied.

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Joint Venture Parties and Structure

Enders Member JV Entity

In connection with the closing of the Enders Property acquisition, we invested $4,716,846 to acquire a 95% equity interest in BR Enders Managing Member, LLC, or the Enders Member JV Entity, through a wholly-owned subsidiary of the Company’s operating partnership, BEMT Enders, LLC, or BEMT Enders. BEMT Co-Investor III invested $258,762 to acquire the remaining 5% interest in the Enders Member JV Entity.

BEMT Co-Investor III is the manager of the Enders Member JV Entity. Under the terms of the operating agreement of the Enders Member JV Entity, major decisions with respect to the joint venture are made by the majority vote of an appointed management committee, which is controlled by BEMT Enders. These major decisions include: (i) a merger or sale of all assets; (ii) admission or removal of members and additional equity issuances; (iii) liquidation, dissolution or termination; (iv) employing individuals; (v) incurring liabilities in excess of $25,000; (vi) expenses or distributions in excess of $25,000; (vii) entering into material agreements; (viii) acquiring other real property; (ix) appointing or removing representatives of the Enders Member JV Entity on the management committee of Waypoint Bluerock Enders JV, LLC, or the Waypoint Enders Entity; and (x) the amount and timing of additional capital contributions. If the Company and BEMT Co-Investor III are not able to agree on a major decision or at any time after October 2, 2015, any party may initiate a buy-sell proceeding. Additionally, any time after October 2, 2015, any party may initiate a proceeding to force the sale to a third party of the Enders Member JV Entity’s interest in the Waypoint Enders Entity, which is the managing member of the Enders JV Entity, or, in the instance of the non-initiating parties’ rejection of a sale, cause the non-initiating parties to purchase the initiating party’s interest in the Enders Member JV Entity. The operating agreement contains terms, conditions, representations, warranties and indemnities that are customary and standard for joint ventures in the real estate industry.

Distributions from the Enders Member JV Entity to BEMT Enders and BEMT Co-Investor will be made on a pari passu basis in accordance with the member’s ownership percentages.

Waypoint Enders Entity

The Enders Member JV Entity contributed all of its capital to acquire a 99.9% equity interest in the Waypoint Enders Entity, of which it is the managing member. Waypoint GP, which is the general partner of Waypoint, owns the remaining 0.1% interest in the Waypoint Enders Entity.

Under the terms of the operating agreement of the Waypoint Enders Entity, major decisions with respect to the joint venture or the Enders Property are made by the majority vote of an appointed management committee, which is controlled by the Enders Member JV Entity. These major decisions include: (i) hiring or terminating any property manager or asset manager, subject to Enders Member JV Entity’s termination of a property manager for cause; (ii) approval of operating budgets beginning with the 2014 calendar year and capital budgets beginning with the 2015 calendar year; (iii) a merger or sale of the Waypoint Enders Entity or its assets; (iv) refinancing or encumbering the Enders Property; (v) selling the Enders Property after October 2, 2013 or individual condominium units at the Enders Property after October 2, 2014; (vi) acquiring other real property; (vii) taking any material action with respect to the condominium or owner’s association affecting the Enders Property, including voting as a member of the condominium or association board or collapsing the condominium; (viii) filing or consenting to bankruptcy; and (ix) making additional capital calls after October 2, 2013, other than certain pre-approved and protective capital calls, among others, or JV Major Decisions.

Further, the Waypoint Enders Entity members have agreed that the following actions may not be taken without the prior written consent of the other member: (i) admission, withdrawal or removal of a member or transfer of an interest in a member resulting in a change of control, unless the member remains indirectly controlled by the member’s sponsor; (ii) issuing equity to a third party; (iii) a liquidation, dissolution or termination; (iv) any additional capital call up to October 2, 2014; (v) the sale of the Enders Property prior to October 2, 2013 or individual condominium units prior to October 2, 2014; or (vi) material increases from the approved annual operating budget or material changes in the nature thereof, or JV Prohibited Actions.

To the extent that the Enders Member JV Entity and Waypoint GP (a) are not able to agree on a JV Major Decision other than a refinancing event after October 2, 2013, or (b) are not able to agree on a JV Major Decision involving a refinancing event after October 2, 2014, either party may initiate a buy-sell proceeding. Any exercise of the buy-sell by a member will also trigger a buy-sell proceeding by that member’s affiliate at the Enders JV Entity. Prior to these lockout periods, no action may be taken on any JV Major Decision on which the members do not unanimously agree. The operating agreement contains terms, conditions, representations, warranties and indemnities that are customary and standard for joint ventures in the real estate industry.

Pursuant to the provisions of the operating agreement, distributions are made generally as follows: (i) first, to the Enders Member JV Entity in an amount equal to any special management incentive fee allocation distributed to the Waypoint Enders Entity from the Enders JV Entity, as described below; (ii) second, to the members until they have received a return of 18% per annum, compounded quarterly, on any capital contributed by the members and used by the Waypoint Enders Entity to advance a loan to Waypoint if it fails to make a required capital contribution to the Enders JV Entity (“priority capital”); (iii) third, to return undistributed priority capital to the advancing members; (iv) fourth, to the members until they have received a preferred return equal to the greater of (a) 10% per annum, compounded quarterly or (b) a member’s total capital contributions multiplied by 1.3; (v) fifth, to return undistributed capital to the respective members; and (vi) the balance, if any, 80% to the members in accordance with their ownership percentages and 20% to Waypoint GP.

Enders JV Entity

The Waypoint Enders Entity is the managing member of the Enders JV Entity, which is a special-purpose entity that holds title to the Enders Property. Under the terms of the operating agreement of the Enders JV Entity, JV Major Decisions are made by the majority vote of an appointed management committee, which is controlled by the Waypoint Enders Entity. The members have also agreed that Prohibited Actions may not be taken without the prior written consent of the other member.

To the extent that the Waypoint Enders Entity and Waypoint (a) are not able to agree on a JV Major Decision other than a refinancing event after October 2, 2013, or (b) are not able to agree on a JV Major Decision involving a refinancing event after October 2, 2014, either party may initiate a buy-sell proceeding. Any exercise of the buy-sell by a member will also trigger a buy-sell proceeding by that member’s affiliate at the Waypoint Enders Entity. The operating agreement contains terms, conditions, representations, warranties and indemnities that are customary and standard for joint ventures in the real estate industry.

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Pursuant to the provisions of the operating agreement, distributions are made generally as follows: (i) first, to the Waypoint Enders Entity in an amount equal to any special management incentive fee allocation as described below; and (ii) second, to the members pari passu in accordance with their ownership percentages. However, if a member fails to contribute required capital to the Enders JV Entity, the other member has the right to make a loan to that defaulting member at a rate of 18% per annum, compounded quarterly, with any principal and interest being paid to the non-defaulting member from the defaulting member’s distributions until repaid in full.

Bridge Real Estate Group, LLC d/b/a Waypoint Management, or BREG, will be responsible for providing day-to-day property management services to the Enders Property. It will receive a management fee of 3.3675% of monthly gross receipts generated by the Enders Property. If, at the end of each calendar quarter, the last three months’ actual controllable net operating income exceeds budgeted guidelines for such previous three-month period, BREG will receive an additional incentive fee equal to 0.3825% of the monthly gross receipts generated by the Enders Property during such 3-month period. If an incentive fee is not payable to BREG, it will be allocated and distributed to the Waypoint Enders Entity and then further distributed to the Enders Member JV Entity as a special management incentive fee allocation. The management agreement has a 1-year term which commenced on October 2, 2012, and provides for automatic annual extensions unless terminated.

Indirect Ownership Interests in Enders Property

As a result of the structure described above, we hold a 48.4% indirect equity interest, BEMT Co-Investor III holds a 2.5% indirect equity interest, and Waypoint Enders GP holds a .051% indirect equity interest in the Enders Property (50.951% in the aggregate), and Waypoint holds the remaining 49.049% direct equity interest.

Our equity capital investment in the joint venture was funded with a $4.8 million advance from our working capital line of credit with BEMT Co-Investor II and BEMT Co-Investor III, both affiliates of our sponsor, to us, the terms of which were described below.

Senior Financing and Guaranty Obligations related to the Enders Property

The aggregate purchase price for the Enders Property was $25.1 million, plus closing costs. The acquisition was funded with $9,188,000 of gross equity from the Enders JV Entity, and a $17.5 million senior mortgage loan made by Jones Lang Lasalle Operations, L.L.C. and subsequently assigned to Freddie Mac, or the Enders Senior Loan.

The Enders Senior Loan is secured by the Enders Property. The Enders Senior Loan has a 10-year term, maturing on November 1, 2022. The effective interest rate on the loan is fixed at 3.97% per annum, with interest-only payments for the first two years and fixed monthly payments of approximately $83,245 based on a 30-year amortization schedule thereafter.

After the expiration of the yield maintenance period on May 1, 2022, a prepayment premium equal to a maximum of 1% of the principal balance would be due if the Enders Senior Loan were prepaid. Beginning August 1, 2022, the Enders Senior Loan can be prepaid without penalty.

In conjunction with the closing of the Enders Senior Loan, BEMT Co-Investor III and Robert C. Rohdie, or Rohdie, guaranteed liabilities of the Enders JV Entity under the Enders Senior Loan, including environmental indemnities, in the instance of certain non-recourse carveout events. The Enders Member JV Entity agreed to indemnify Rohdie, and Waypoint and Waypoint GP and their employees, agents, representatives, officers and members (other than Rohdie), and any person, other than the Enders Member JV Entity or any affiliate thereof, acquiring a membership interest in the Waypoint Enders Entity, from certain losses arising under Rohdie’s mortgage guaranty caused by the Enders Member JV Entity or one of its affiliates, and to share any jointly-caused and no-fault losses with Waypoint and Waypoint GP in accordance with their respective ownership percentages. Additionally, we agreed to indemnify the Enders JV Entity against any losses incurred in connection with our execution and delivery of certain indemnity letters to the seller and HSH Nordbank, AG and to Jones Lang LaSalle Americas, Inc. in connection with the Rule 3-14 audit of the financial statements of the Enders Property.

Investment in 23Hundred@Berry Hill Development

On October 18, 2012, through a wholly-owned subsidiary of our operating partnership, we completed an investment in a multi-tiered joint venture along with BEMT Co-Investor III, which is an affiliate of our sponsor, and an affiliate of Stonehenge Real Estate Group, LLC, or Stonehenge, to develop a 266-unit class A, mid-rise apartment community located in Nashville, Tennessee, to be known as 23Hundred@Berry Hill, or the Berry Hill Property.

The Berry Hill Development

The Berry Hill Property is situated on a 2.93 acre parcel located at 2300 Franklin Pike, Nashville, Tennessee 37204. The property is currently improved with a vacant building that will be razed as part of the development. Once constructed, the Berry Hill Property will total 194,273 square feet, with 266 units in multiple buildings, with an average unit size of 736 square feet. It is located approximately three miles south of downtown Nashville, and will be located within walking distance to the West End area of Nashville. The land for the development of the Berry Hill Property was acquired from Horsepower J.V., a Tennessee joint venture and an unaffiliated entity, for approximately $5 million, plus closing costs.

The total projected development cost for the Berry Hill Property, including land acquisition, is approximately $33.7 million, or $129,580 per unit. The project is expected to be completed in mid-2014. Our advisor believes that the Berry Hill Property is well located, has acceptable roadway access, and will be adequately insured.

Commencing with lease up, the Berry Hill Property is expected to be managed by Matrix Residential, LLC, an unaffiliated entity, under a property management agreement. The management fee will be no more than 3% of annual gross cash revenues (except during the lease up phase), payable monthly.

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Joint Venture Parties and Structure

The organizational structure of the Berry Hill Property is such that: (1) the Berry Hill Property is owned by 23Hundred, LLC, a Delaware limited liability company, or the BH Project Owner, (2) the BH Project Owner is wholly owned by BR Stonehenge 23Hundred JV, LLC, or the BR Stonehenge JV Entity, (3) the BR Stonehenge JV Entity is a joint venture entity owned 82.5% by BR Berry Hill Managing Member, LLC, or the BR Berry Hill Member JV Entity, and 17.5% by Stonehenge 23Hundred JV Member, LLC, an affiliate of Stonehenge, or the Stonehenge Member, and (4) the BR Berry Hill Member JV Entity is a joint venture entity owned 71% by a wholly-owned subsidiary of the Company’s operating partnership, BEMT Berry Hill, LLC, or BEMT Berry Hill, and 29% by BEMT Co-Investor III.

Berry Hill Member JV Entity

We invested $3,788,725 to acquire a 71.0% equity interest in BR Berry Hill Member JV Entity through BEMT Berry Hill, a wholly-owned subsidiary of the Company’s operating partnership. BEMT Co-Investor III invested $1,547,507 to acquire the remaining 29.0% interest in the Berry Hill Member JV Entity.

BEMT Berry Hill is the manager of the Berry Hill Member JV Entity. Under the terms of the operating agreement of the Berry Hill Member JV Entity, major decisions with respect to the joint venture are made by the majority vote of an appointed management committee, which must be approved by both members. These major decisions include: (i) a merger or sale of all assets; (ii) admission or removal of members and additional equity issuances; (iii) liquidation, dissolution or termination; (iv) employing individuals; (v) incurring liabilities in excess of $25,000; (vi) expenses or distributions in excess of $25,000; (vii) entering into material agreements; (viii) material change in the strategic direction or material expansion of the business of the company; (ix) selling or refinancing any material asset; (x) confessing a judgment or submitting to arbitration; (xi) acquiring other real property; (xii) taking action likely to result in liability for any member or affiliate under any “bad boy” guaranties; (xiii) the amount and timing of contributions and distributions; and (xiv) amendment of the operating agreement or certificate of formation.

Under the terms of the Berry Hill Member JV Entity’s operating agreement, BEMT Berry Hill has the power to direct the activities of the Berry Hill Member JV Entity as a member and manager of BR Stonehenge JV Entity, which is the sole member of Project Owner.

If our Company, through BEMT Berry Hill, its wholly owned subsidiary, and BEMT Co-Investor III are not able to agree on a major decision or at any time after October 18, 2015, any party may initiate a buy-sell proceeding. Additionally, any time after October 18, 2015, any party may initiate a proceeding to force the sale to a third party of the Berry Hill Member JV Entity’s interest in the BR Stonehenge JV Entity, or, in the instance of the non-initiating parties’ rejection of a sale, cause the non-initiating parties to purchase the initiating party’s interest in the Berry Hill Member JV Entity. The operating agreement contains terms, conditions, representations, warranties and indemnities that are customary and standard for joint ventures in the real estate industry.

Distributions from the Berry Hill Member JV Entity to BEMT Berry Hill and BEMT Co-Investor III will be made on a pari passu basis in accordance with the members’ ownership percentages.

BR Stonehenge JV Entity

The BR Berry Hill Member JV Entity initially invested $5,336,232 to acquire an 82.5% equity interest in the BR Stonehenge JV Entity, and the Stonehenge Member initially invested $1,203,349 to acquire a 17.5% equity interest in the BR Stonehenge JV Entity, and have entered into a joint venture operating agreement. That operating agreement contains terms, conditions, and indemnities that are customary and standard for joint ventures in the real estate industry. In connection with entering into the joint venture with Stonehenge, our sponsor was paid a fee of $336,700. This fee was credited proportionally to the capital accounts of the Berry Hill Member JV Entity and further credited to the capital accounts of BEMT Berry Hill and the BEMT Co-Investor III in the Berry Hill Member JV Entity. The BR Berry Hill Member JV Entity and the Stonehenge Member have additionally committed to contribute an additional $2,660,393 and $564,326, respectively, in capital to the BR Stonehenge JV Entity, as called pursuant to the approved project budget.

Management and Major Decisions

The BR Berry Hill Member JV Entity and the Stonehenge Member are each co-managers of BR Stonehenge JV Entity, and have appointed a management committee to act on decisions of the manager under the operating agreement, which is controlled by the BR Stonehenge JV Entity. Decisions of the management committee are subject to major decisions that are reserved to the members. These major decisions include: (i) any capital transaction; (ii) admission of additional members, subject to certain permitted affiliate transfers; (iii) taking actions that would expose a party to liability under a loan guaranty; (iv) pledging an interest in the property; (v) filing or initiating a bankruptcy; (vi) any material amendment to the operating agreement of the BH Project Owner; (vii) borrowing more than $250,000 on any occasion or $500,000 in the aggregate in any calendar year; (viii) entering into any agreement with an affiliated party; (ix) seeking more than $250,000 in additional capital contributions, unless necessary for the Stonehenge Member to protect any outstanding guaranty as described below; (x) acquiring any real property other than the property; (xi) selling the project or property; (xii) approving any general contractor or co-developer; (xiii) approving the annual operating budget or modifications; (xiv) approving modifications to the project budget; and (xv) modifying the preliminary drawings for the project, or JV Major Decisions.

Prior to April 18, 2015, JV Major Decisions require the affirmative approval of both the BR Berry Hill Member JV Entity and the Stonehenge Member. On or after April 18, 2015, JV Major Decisions require the approval BR Berry Hill Member JV Entity only, provided, that the Stonehenge Member and its affiliates have been released in full from any guaranty they have provided under the construction loan described below, or will be released following consummation of the JV Major Decision. To the extent that the BR Berry Hill Member JV Entity and the Stonehenge Member are not able to agree on a JV Major Decision on or after April 18, 2015, either party may initiate a buy-sell proceeding compelling the other member to purchase the initiating party’s membership interest or sell to the initiating party the non-initiating party’s membership interest, or otherwise compel the sale of the property.

Development Agreement and Development Cost Overruns

The Project Owner entered into a development agreement with Stonehenge providing for development services for the project, and entered into a construction agreement with a joint venture between Cambridge Builders & Contractors, LLC and The Winter Construction Company, for construction services for the project. Under the terms of the development agreement, Stonehenge will be entitled to earn a development fee of up to $948,000. The BR Berry Hill Member JV Entity and the Stonehenge Member have agreed to a project budget pursuant to which the project will be developed. Under the terms of the operating agreement for the BR Stonehenge JV Entity, the Stonehenge Member is generally responsible for funding development cost overruns attributable to hard and soft costs over the budgeted items in the project budget, which will only be returned to the Stonehenge Member after the BR Berry Hill Member JV Entity has achieved a threshold internal rate of return as described below.

Additional Capital Contributions

Except for development cost overruns required to be funded by the Stonehenge Member, the operating agreement provides that the managers may call for mandatory additional capital contributions to fund any cash flow deficits caused by cost overruns that are attributable to taxes, insurance premiums, debt service or operating deficits, that are not otherwise caused by the fraud, gross negligence, or default by a member or certain of its affiliates under the operating agreement. Any such mandatory capital contributions will be funded on a priority return basis and be entitled to priority return of 10% per annum, cumulative and compounded monthly. Cost overruns caused by a member or its affiliates must be funded by, and are payable to, the defaulting member in the same manner as development costs overruns.

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The Stonehenge Member also has the right to unilaterally call additional capital contributions under the operating agreement, other than for development cost overruns, as long as the Stonehenge Member or its affiliate has an outstanding loan guaranty in order to fund any debt service shortfall or other payment that, if unpaid, would constitute a payment default on a guaranty. If BR Berry Hill Member JV Entity fails to contribute it proportional share of such a capital call, the Stonehenge Member will have the right to unilaterally cause the BR Stonehenge JV Entity to refinance the construction loan or obtain supplemental loans, enter into negotiations with the construction lender to restructure or modify the terms of the construction loan, or sell the project, as long as the Stonehenge Member or Stonehenge has not committed fraud or gross negligence or a default action under the operating agreement.

Distributions

Pursuant to the provisions of the operating agreement, distributions are made generally as follows: (1) first, pari passu, to the members in accordance with accrued but unpaid additional capital contribution priority return until paid in full, (2) second, to the members, pro rata, in accordance with their additional capital contributions until reduced to zero, (3) third, to the members, pro rata, in accordance with their ownership percentages until each member has received an internal rate of return of 10%, (4) fourth, to the applicable member an amount equal to any development cost overruns or cost overruns required to be funded by a member because of the bad act or default action of that member or its affiliates, (5) fifth, 62.5% to BR Berry Hill Member JV Entity and 37.5% to the Stonehenge Member until each member has received an internal rate of return of 20%, and (6) thereafter, 52.5% to the BR Berry Hill Member JV Entity and 47.5% to the Stonehenge Member.

Indirect Ownership Interests in Berry Hill Property

As a result of the structure described above, we hold a 58.575% indirect equity interest in the Berry Hill Property, BEMT Co-Investor holds a 23.925% indirect equity interest, and the Stonehenge Member holds the remaining 17.5% direct equity interest.

Our equity capital investment in the joint venture was funded with a $3.2 million from our working capital line of credit with BEMT Co-Investor II and BEMT Co-Investor III to us.

Construction Financing

The development of the Berry Hill Property will be funded with $10,101,000 of gross equity from the BR Stonehenge JV Entity, and a $23,569,000 construction loan made by Fifth Third Bank, an Ohio banking corporation, or the Berry Hill Construction Loan to the BH Project Owner, which Berry Hill Construction Loan is secured by the Berry Hill Property and improvements.  The Berry Hill Construction Loan is expected to be funded in draws as provided under the project budget. The Berry Hill Construction Loan has a 3-year term, maturing on September 30, 2015, and is subject to 2 one-year extensions, provided that certain conditions are met.

The effective interest rate on the loan is a variable per annum rate equal to the one-month LIBOR rate plus (i) 2.75% prior to construction completion, and (ii) 2.50% after construction completion. In the event that LIBOR becomes unavailable, the interest rate will become the prime rate plus the applicable spread. Payments are interest-only during the initial three-year term. In the event that the extension option is exercised, monthly payments will consist of principal plus interest. Principal payments shall be in equal monthly amounts calculated by determining the first two (2) years’ aggregate principal reduction of a thirty (30) year amortizing loan at the greater of (A) the actual interest rate, (B) a ten (10) year U.S. Treasury Note, plus two hundred fifty (250) basis points, or (C) six and one-half percent (6.5%), divided by twenty-four (24). The Berry Hill Construction Loan can be prepaid without penalty; provided that as long as the applicable interest rate is based on LIBOR, any payments made on a day other than the last day of an interest period shall be subject to breakage fees.

In conjunction with the closing of the Berry Hill Construction Loan, affiliates of Stonehenge provided a completion guaranty, a repayment guaranty of 50% of the outstanding principal amount of the loan, reducing to 25% of the outstanding principal upon achievement of a 1.20:1.00 debt service coverage ratio, and guaranties of certain non-recourse carveout events, and Cumberland Ventures, L.P., an entity unaffiliated with us, provided a $3.3 million letter of credit as credit support.

Acquisition of Additional Joint Venture Interest in 23Hundred @ Berry Hill Development

On December 17, 2012, through BEMT Berry Hill, the company completed the purchase of an additional 6.253% joint venture equity interest in BR Berry Hill Member JV Entity, which equates to an additional 5.158% indirect interest in the Berry Hill Property, from BEMT Co-Investor III in consideration of our commitment to fund an approximately $369,034 capital contribution to the BR Berry Hill Member JV Entity to the benefit of BEMT Co-Investor III. BEMT Co-Investor III is managed by an affiliate of the company’s sponsor. The company now holds a 77.253% equity interest in BR Berry Hill Member JV Entity through BEMT Berry Hill and BEMT Co-Investor III holds the remaining 22.747% equity interest. The consideration was based on the proportionate share of BEMT Co-Investor III’s cost to acquire its limited liability company interest in BR Berry Hill Member JV Entity, including additional capital advances to date. Prior to consummation of the transaction, our board of directors, including all of our independent directors, determined that the purchase of the additional equity interest for the consideration paid was fair and reasonable to the company.

Investment in MDA Apartments

On December 17, 2012, acting through a wholly-owned subsidiary of our operating partnership, we completed through BR VG MDA JV Member, LLC, or BR Member, an investment in a multi-tiered joint venture along with BEMT Co-Investor I and BR MDA Investors, LLC, or MDA Co-Investor, both of which are affiliates of our sponsor, through the acquisition of a membership interest in MDA City Apartments, LLC, or MDA Owner, the owner of a 190-unit apartment complex commonly known as “MDA Apartments” located at 185 N. Wabash, Chicago, Illinois, or the MDA Property. The other member of the MDA Owner is MDA Associates of Illinois, LLC, or the Holtzman Member, an entity controlled by Jonathan Holtzman, or Holtzman.

BR Member

The Company invested $6,098,306 to acquire a 62.5% equity interest in the BR Member through a wholly-owned subsidiary of the Company’s operating partnership, BEMT MDA, LLC, or BEMT MDA Member. BEMT Co-Investor I invested $3,366,265 to acquire a 34.5% interest in the BR Member and MDA Co-Investor invested $292,719 to acquire the remaining 3%.

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BEMT Co-Investor I is the manager of BR Member. Under the terms of the operating agreement of the BR Member, major decisions with respect to the joint venture are made by the majority vote of an appointed management committee, which is controlled by BEMT MDA Member. These major decisions include: (i) a merger or sale of all assets; (ii) admission or removal of members and additional equity issuances; (iii) liquidation, dissolution or termination; (iv) employing individuals; (v) incurring liabilities in excess of $25,000; (vi) expenses or distributions in excess of $25,000; (vii) entering into material agreements; (viii) acquiring other real property; (ix) appointing or removing representatives of the BR Member on the management committee of the MDA Owner; (x) any material change in the strategic direction of the BR Member; (xi) taking any action that would be reasonably likely to trigger any bad boy recourse under any guaranties provided by any affiliate of the BR Member; (xii) selling or disposing of any material asset of the company; (xiii) confessing a judgment against the company; (xiv) the amount and timing of additional capital contributions; and (xv) any major decisions reserved to the members under the operating agreement for the MDA Owner. If the company and BEMT Co-Investor I are not able to agree on a major decision or at any time after December 17, 2015, any party may initiate a buy-sell proceeding. Additionally, any time after December 17, 2015, either the company or BEMT Co-Investor I (but not MDA Co-Investor) may initiate a proceeding to force the sale to a third party of the BR Member’s interest in the MDA Owner, or, in the instance of the non-initiating parties’ rejection of a sale, cause the non-initiating parties to purchase the initiating party’s interest in the BR Member. The operating agreement contains terms, conditions, representations, warranties and indemnities that are customary and standard for joint ventures in the real estate industry.

Distributions from the BR Member to BEMT MDA Member, BEMT Co-Investor I and MDA Co-Investor will be made on a pari passu basis in accordance with the member’s ownership percentages.

MDA Owner Entity

The BR Member contributed all of its capital to acquire a 56.5% equity interest in the MDA Owner, of which it is a co-manager. Holtzman Member retained the remaining 43.5% equity interest in MDA Owner and is likewise both a co-investor and a co-manager.

Under the terms of the operating agreement of the MDA Owner, major decisions with respect to the joint venture or the MDA Property are made by the majority vote of an appointed management committee, which is controlled by the BR Member. These major decisions include: (i) acquiring and holding ownership of the MDA Property; (ii) borrowing money for the MDA Owner and in connection therewith encumbering assets of the MDA Owner; (iii) executing all instruments and documents on behalf of the MDA Owner; (iv) designating officers; and (v) performing all other acts on behalf of the MDA Owner to the extent not delegated to the members of the MDA Owner, or JV Major Decisions.

Further, the MDA Owner’s members have agreed that the following actions may not be taken without the prior written consent of the other member: (i) borrowing any loan secured by the MDA Property, including the senior mortgage loan; (ii) any sale of the MDA Property; (iii) entering into any affiliated transaction with any affiliate of a member of the MDA Owner (except for the property management agreement and asset management agreements entered into at closing); (iv) acquiring any other property; (v) taking any action that would reasonably be likely to violate any bad boy guaranties provided by the members of the MDA Owner or their affiliates; (vi) transferring any membership interest in the MDA Owner (subject to various preapproved transfers) and admitting new members or redeeming any membership interests; (vii) pledging its collateral other than in connection with the senior mortgage loan; (viii) filing a bankruptcy proceeding on behalf of the MDA Owner; (ix) approving the annual operating and capital budgets for the MDA Property; (x) merging, converting or consolidating the MDA Owner; (xi) liquidating or terminating the MDA Owner; (xii) amending the operating agreement, the management agreement or the asset management agreement; or (xiii) soliciting additional capital contributions from the members of the MDA Owner, or JV Prohibited Actions. The BR Member and the Holtzman Member have the right to attempt to resolve any deadlocks with respect to a JV Prohibited Action either through arbitration or, with respect to certain of the JV Prohibited Actions, to, beginning in December 2015, exercise their rights to cause a sale of the MDA Property under the operating agreement. Pursuant to the sale procedure, either member shall be entitled to demand a sale of the MDA Property, but, pursuant to the associated sale procedures, the Holtzman Member will have the unilateral right to acquire the membership interest of the BR Member in the MDA Owner at a price equivalent to its fair market value. The operating agreement contains terms, conditions, representations, warranties and indemnities that are customary and standard for joint ventures in the real estate industry.

Pursuant to the provisions of the operating agreement, distributions are made generally as follows: (i) first, during the initial 24 months of the ownership of the MDA Property, to the BR Member in an amount equal to an 8% internal rate of return (“IRR”) (provided any amount received in excess of an 8% per annum return shall be treated as return of capital); (ii) second, any distributable amounts received during the initial 24 months in excess of the amounts due the BR Member above would be distributed between the BR Member and the Holtzman Member pro rata in accordance with their percentage interests; (iii) third, beginning in the 25th month all distributions of operating cash flows will be paid to the BR Member until the BR Member has received an 8% preferred return for the current month and for any unpaid preferred returns for prior periods; (iv) beginning in the 25th month, all distribution of extraordinary cash flow shall be distributed to the BR Member and the Holtzman Member pro rata in accordance with their percentage interests; provided however, if the distributions of operating cash flow and extraordinary cash flow are insufficient to provide the BR Member with an 8% IRR, the distributions to the Holtzman Member will be reduced and the distributions to the BR Member will be increased in an amount necessary for the BR Member to receive its 8% IRR.

Indirect Ownership Interests in the MDA Property

As a result of the structure described above, we hold a 35.31% indirect equity interest in the MDA Property, BEMT Co-Investor I holds a 19.49% indirect equity interest, MDA Co-Investor holds a 1.70% indirect equity interest and Holtzman Member holds the remaining 43.5% indirect equity interest in the MDA Property.

In order to close the acquisition of the interest in the BR Member, the company made a draw of $6.0 million from the LOC. Further, BEMT MDA Member pledged its economic interests (but not its membership interests) in BR Member to secure the draw. Due to the unique investment opportunity presented by the MDA Property, including the accretive impact of the acquisition, the board of directors expressly considered and approved leverage in excess of our general charter-imposed limitations in connection with making the draw from the LOC.

The MDA Property

The aggregate valuation for the MDA Property was $54.9 million, plus closing costs. The acquisition was funded with $9,757,289 of gross equity from the BR Member and a $37.6 million senior mortgage loan. The terms of the senior mortgage loan are described below. The purchase price for the transaction was determined through negotiations between Holtzman and the Holtzman Member and its affiliates, or the Holtzman Group. Neither we nor our advisor is affiliated with the Holtzman Group and there is no material relationship between the Holtzman Group and us or our affiliates, or any of our directors, officers or their respective associates, other than in respect of this transaction and one prior joint venture transaction undertaken by affiliates of our advisor. In evaluating the MDA Property as a potential investment and determining whether the amount of consideration to be paid was appropriate, a variety of factors were considered, including overall valuation of net rental income, expected capital expenditures, the community features and amenities, location, environmental issues, demographics, price per unit and occupancy.

The MDA Property is located in Chicago, Illinois. The MDA Property was built in 1929, renovated in 2006, and is comprised of 190 Class-A multi-family units and approximately 8,200 square feet of retail space. The property contains approximately 160,290 rentable square feet and the average unit size is 844 square feet. As of December 31, 2012, the property had an average market rent of $2,222 per unit and was 91% occupied.

Our advisor believes that the MDA Property is well located, has acceptable roadway access, is well-maintained and adequately insured, and has been professionally managed. We do not intend to make significant repairs or improvements to the MDA Property over the next few years that are above and beyond the requirement to the senior mortgage loan. Pursuant to the senior mortgage loan we have established a reserve in the approximate amount of $680,000 which will be used primarily for exterior and recurring interior improvements.

For federal income tax purposes, the depreciable basis in the MDA Property will be approximately $50.8 million. We calculate depreciation for income tax purposes using the straight-line method over 27.5 years. Real estate taxes on the property for fiscal year 2012 are approximately $123,700, at an approximate rate of 5.46%.

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Village Green Management Company, LLC will be responsible for providing day-to-day property management services to the MDA Property. It will receive a base management fee of 3% of monthly gross receipts generated by the MDA Property, together with various fees for modernization and restoration activities, in addition to an incentive adjustment equal to a 0.25% increase or decrease in the base fee based on satisfaction of certain net operating income targets. The management agreement has a 1-year term which commenced December 17, 2012, and provides for automatic annual extensions unless terminated.

Senior Financing and Guaranty Obligations related to the MDA Property

The acquisition of the MDA Property was funded with $9,757,289 of gross equity from the BR Member, and a $37.6 million senior mortgage loan made by MONY Life Insurance Company, or the MDA Senior Mortgage Loan, which MDA Senior Mortgage Loan is secured by the MDA Property. The MDA Senior Mortgage Loan is a modification and extension of an existing loan secured by the MDA Property and has a 10-year term, maturing on January 1, 2023. The effective interest rate on the loan is fixed at 5.35% per annum, with three years interest only and thereafter fixed monthly payments of approximately $209,964 based on a 30-year amortization schedule thereafter.

The MDA Senior Mortgage Loan may be prepaid, in full, at any time beginning in the third year of the term on at least 30 business days’ prior notice and the payment of a prepayment premium equal to the greater of (a) 1% of the principal balance and (b) a yield maintenance amount determined under the promissory note.

In conjunction with the closing of the MDA Senior Mortgage Loan, BEMT Co-Investor I and Holtzman guaranteed liabilities of the MDA Owner under the Senior Mortgage Loan, including environmental indemnities, upon the occurrence of certain non-recourse carveout events. Holtzman further provided the lender with an additional recourse guaranty for up to $2,000,000 of the Senior Mortgage Loan balance, subject to release of the guaranty upon the MDA Property satisfying certain debt service levels. The guarantors agreed to indemnify one another under the mortgage guaranties (but not the Holtzman recourse guaranty) from certain losses arising under the mortgage guaranty caused by the other guarantor or one of its affiliates, and to share any jointly-caused and no-fault losses with the other guarantor in accordance with their respective ownership percentages.

Competition

We are subject to significant competition in seeking real estate investments and tenants. We compete with many third parties engaged in real estate investment activities including other REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, lenders, hedge funds, governmental bodies and other entities. We also face competition from other real estate investment programs, including other Bluerock programs, for investments that may be suitable for us. Many of our competitors have substantially greater financial and other resources than we have and may have substantially more operating experience than either us or our advisor. They also may enjoy significant competitive advantages that result from, among other things, a lower cost of capital.

Insurance

We believe that we have property and liability insurance with reputable, commercially rated companies. We also believe that our insurance policies contain commercially reasonable deductibles and limits, adequate to cover our investments. We expect to maintain such insurance coverage and to obtain similar coverage with respect to any additional investments we acquire in the near future. Further, our joint ventures have title insurance relating to our properties in an aggregate amount that we believe to be adequate.

Disposition of Joint Venture Interest in Meadowmont Apartments

On June 27, 2012, we (through BEMT Meadowmont, LLC, our wholly owned subsidiary) completed the sale of all of our 32.5% limited liability interest in BR Meadowmont Managing Member, LLC, or the Meadowmont Managing Member JV Entity, to BEMT Co-Investor II, for a purchase price of $3.1 million, excluding closing costs and a disposition fee paid to an affiliate of the advisor of $136,216. The Meadowmont Managing Member JV Entity held an indirect 50% equity interest in a 258-unit multifamily community known as The Apartments at Meadowmont, located in Chapel Hill, North Carolina. We had purchased our interest in the Meadowmont Managing Member JV Entity in April 2010 for $1.52 million and had a total investment of approximately $1.6 million prior to the disposition. The net proceeds received from this sale were approximately $3.0 million, after the disposition fee.

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Debt Obligations

Debt Obligations of Us

On October 2, 2012, we entered into a working capital line of credit provided by Bluerock Special Opportunity + Income Fund II, LLC, or BEMT Co-Investor II, and Bluerock Special Opportunity + Income Fund III, LLC, or BEMT Co-Investor III, collectively the BEMT Co-Investors, both of which are affiliates of our sponsor, pursuant to which we may borrow up to $12.5 million, or the BEMT Co-Investor LOC. The BEMT Co-Investor LOC had an initial term of six (6) months, an initial maturity date of April 2, 2013, and was prepayable without penalty. The BEMT Co-Investor LOC was to bear interest compounding monthly at a rate of 30-day LIBOR + 6.00%, subject to a minimum rate of 7.50%, annualized for three months, and thereafter to bear interest compounding monthly at a rate of 30-day LIBOR + 6.00%, subject to a minimum rate of 8.50% for the remainder of the initial term. Interest on the BEMT Co-Investor LOC is paid on a current basis from cash flow distributed to us from our real estate assets, and is secured by a pledge of our unencumbered real estate assets, including those of its wholly owned subsidiaries. Pursuant to the terms of the BEMT Co-Investor LOC, we are entitled to extend the maturity date in our sole and absolute discretion, with at least five (5) days’ prior written notice to the BEMT Co-Investors, for an additional six (6) month period to bear interest compounding monthly at a rate of 30-day LIBOR + 6.00%, subject to a minimum rate of 8.50%.

On March 4, 2013, our company and the BEMT Co-Investors agreed to amend the BEMT Co-Investor LOC, or the BEMT Co-Investor LOC Amendment, by increasing the commitment amount thereunder from $12.5 million to $13.5 million and extending the initial term by six (6) months to October 2, 2013. All other terms of the BEMT Co-Investor LOC remain unchanged. In accordance with the requirements of our charter, the BEMT Co-Investor LOC Amendment was reviewed and approved by a majority of our board of directors (including a majority of the independent directors) as being fair, competitive, and commercially reasonable and no less favorable to our company than loans between unaffiliated parties under the same circumstances.

Debt Obligations of Our Joint Ventures

In connection with our joint ventures’ acquisitions of the properties described above, such joint ventures have entered into loan agreements for senior financing of the acquisitions which are secured by the respective property. The following is a summary of the mortgage loans which encumber the properties in which we have invested as of December 31, 2012:

Property and Related Loan	Outstanding Principal Balance		Interest Rate	Loan Type	Maturity Date
Springhouse at Newport News Mortgage Loan(1)	$23.09 million		5.66%	Interest only for the first two years, followed by monthly principal and interest payments of $135,221 with principal calculated using an amortization term of 30 years.	01/01/2020
Reserve at Creekside Village Mortgage Loan(2)	$12.70 million		4.6%	Monthly principal and interest payments of $59,155 with principal calculated using an amortization term of 40 years.	11/01/2050
Estates at Perimeter Mortgage Loan(1)	$17.90 million		4.25%	Interest only for the first two years, followed by monthly principal and interest payments of $88,344 with principal calculated using an amortization term of 30 years.	09/01/2017
Gardens at Hillsboro Village Mortgage Loan(1)	$23.06 million		3.97%	Interest only for the first two years, followed by monthly principal and interest payments of $110,288 with principal calculated using an amortization term of 30 years.	10/01/2017
Enders Place at Baldwin Park Mortgage Loan(3)	$17.50 million		3.97%	Interest only for the first two years, followed by monthly principal and interest payments of $83,245 with principal calculated using an amortization term of 30 years.	11/01/2022
23Hundred @ Berry Hill Construction Loan(4)	$—	(5)	Variable (6)	Interest only during the initial three-year term. In the event that the extension option is exercised, monthly payments will consist of principal plus interest. Principal payments shall be in equal monthly amounts calculated by determining the first two (2) years’ aggregate principal reduction of a thirty (30) year amortizing loan at the greater of (A) the actual interest rate, (B) a ten (10) year U.S. Treasury Note, plus two hundred fifty (250) basis points, or (C) six and one-half percent (6.5%), divided by twenty-four (24).	09/30/2015(7)
MDA Apartments Mortgage Loan	$37.60 million		5.35%	Interest only during the initial 3-year term, followed by monthly principal and interest payments of $209,964 with principal calculated using an amortization term of 30 years.	01/01/2023(8)

(1)	May be prepaid subject to a prepayment penalty.
(2)	On or after December 1, 2012 until November 30, 2020, a prepayment premium equal to a percentage of the principal balance would be due. The prepayment premium is 8% on December 1, 2012 and reduces by 1% every December 1 until December 1, 2020 when the loan can be prepaid without penalty.
(3)	Until the expiration of the yield maintenance period, which expires on the date the note is assigned to a REMIC trust, if such assignment occurs prior to November 1, 2012, or May 1, 2022, a prepayment premium equal to a percentage of the principal balance would be due. After the expiration of the yield maintenance period until August 1, 2022, a prepayment premium equal to a maximum of 1% of the principal balance would be due if the loan were prepaid. Beginning August 1, 2022, the loan can be prepaid without penalty.
(4)	The Berry Hill Construction Loan can be prepaid without penalty; provided that, as long as the applicable interest rate is based on LIBOR, any payments made on a day other than the last day of an interest period shall be subject to breakage fees.
(5)	The Berry Hill Construction Loan is drawn on as funds are needed for construction, up to $23.57 million. As of December 31, 2012, the outstanding balance is $100.
(6)	The effective interest rate on the loan is a variable per annum rate equal to the one-month LIBOR rate plus (i) 2.75% prior to construction completion, and (ii) 2.50% after construction completion. In the event that LIBOR becomes unavailable, the interest rate will become the prime rate plus the applicable spread.
(7)	Subject to two (2) one-year extensions.
(8)	May be prepaid, in full, at any time beginning in the third year of the term on at least 30 business days’ prior notice and the payment of a prepayment premium equal to the greater of (a) 1% of the principal balance and (b) a yield maintenance amount determined under the promissory note.

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SELECTED FINANCIAL DATA

The following selected financial data should be read in conjunction with our consolidated financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended December 31, 2012, incorporated by reference into this prospectus. Investors should note that we acquired additional interests in our joint ventures for the Springhouse and Creekside Properties and disposed of all of our interest in the Meadowmont Property on June 27, 2012. Further, we acquired our joint venture interests in the Enders Place and Berry Hill properties in October 2012 and our interest in MDA on December 17, 2012.

The selected financial data presented below has been derived from our audited consolidated financial statements as of December 31, 2011 and 2012.

	As of December 31,
	2012	2011
Balance sheet data
Total net real estate investments	$146,589,933	$-
Total investments in unconsolidated real estate joint ventures	2,398,902	5,387,147
Total assets	156,631,431	5,916,882
Mortgage payable	96,099,690	-
Line of credit	11,935,830	-
Notes payable to affiliates	-	3,834,578
Total liabilities	113,147,458	6,281,022
Total stockholders’ equity (deficit)	11,037,961	(384,885)

	For the Year Ended December 31,
	2012	2011
Operating data
Total revenue	$4,525,657	$-
Total expenses	10,150,211	3,895,104
Equity income (loss) of unconsolidated joint ventures	13,435	(73,665)
Operating loss	(5,611,119)	(3,968,769)
Total other income (expense)(1)	12,976,427	(346,562)
Net income (loss) attributable to common shareholders	3,920,841	(4,315,331)
Per share data
Net income (loss) per common share – basic	$2.33	$(5.34)
Net income (loss) per common share – diluted	$2.31	$(5.34)
Other data
Cash flows used in operations	$(2,048,484)	$(1,051,693)
Cash flows provided by (used in) investing activities	(10,851,725)	(63,901)
Cash flows provided by financing activities	15,268,802	1,410,927
Weighted average number of common shares outstanding - basic	1,679,778	809,304
Weighted average number of common shares outstanding - diluted	1,696,253	809,304

(1) Total other income (expense) for the year ended December 31, 2012 includes a non-recurring gain on the sale of our interest in the Meadowmont property of $2,014,533, net of disposition fees, and a non-recurring gain on business combinations of $8,882,954, net of acquisition costs.

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Funds from Operations and Modified Funds from Operations

Funds from operations (“FFO”) is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance.  We consider FFO to be an appropriate supplemental measure of our operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. We define FFO, consistent with the National Association of Real Estate Investment Trusts (“NAREITs”) definition, as net income, computed in accordance with GAAP, excluding gains (or losses) from sales of property and impairment charges, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis.

In addition to FFO, we use modified funds from operations ("Modified Funds from Operations" or "MFFO"), as defined by the Investment Program Association (“IPA”). MFFO excludes from FFO the following items:

(1)	acquisition fees and expenses;
(2)	straight line rent amounts, both income and expense;
(3)	amortization of above or below market intangible lease assets and liabilities;
(4)	amortization of discounts and premiums on debt investments;
(5)	gains or losses from the early extinguishment of debt;
(6)	gains or losses on the extinguishment or sales of hedges, foreign exchange, securities and other derivative holdings except where the trading of such instruments is a fundamental attribute of our operations;
(7)	gains or losses related to fair value adjustments for derivatives not qualifying for hedge accounting, including interest rate and foreign exchange derivatives;
(8)	gains or losses related to consolidation from, or deconsolidation to, equity accounting;
(9)	gains or losses related to contingent purchase price adjustments; and
(10)	adjustments related to the above items for unconsolidated entities in the application of equity accounting.

We believe that MFFO is helpful in assisting management, investors and analysts assess the sustainability of our operating performance, and in particular, after our offering and acquisition stages are complete primarily because it excludes acquisition expenses that affect property operations only in the period in which the property is acquired. However, no regulatory body has passed judgment on the acceptability of the adjustments we have used to calculate MFFO. Therefore, investors should not rely on our presentation of MFFO as a method of comparing the operating performance of other REITs. Because we are currently in our offering and acquisition stage, we expect that the exclusion of acquisition expense will be our most significant adjustment for the near future. We have incurred $3,287,051 of acquisition expense during the year ended December 31, 2012. There were no acquisition expenses incurred during the year ended December 31, 2011.

In evaluating investments in real estate, including both business combinations and investments accounted for under the equity method of accounting, management's investment models and analysis differentiate costs to acquire the investment from the operations derived from the investment. Acquisition costs related to business combinations are to be expensed.  We believe by excluding expensed acquisition costs, MFFO provides useful supplemental information that is comparable for each type of our real estate investments and is consistent with management's analysis of the investing and operating performance of our properties.  In addition, it provides investors with information about our operating performance so they can better assess the sustainability of our operating performance after our offering and acquisition stages are completed.  Acquisition expenses include those incurred with our advisor or third parties. Table 1 presents our calculation of FFO and MFFO for the years ended December 31, 2012 and 2011.

Because we have been raising capital in our initial offering since our inception, did not commence real estate operations until the end of 2009, made several additional equity investments in 2010, made no investments in 2011 and made additional equity investments in 2012 as well as one disposition, the results presented in Table 1 below are not directly comparable and should not be considered an indication of our future operating performance. Table 2 presents additional information about our MFFO on a property-level basis and presents our calculation of our pro-rata share of our investments’ MFFO for the year ended December 31, 2012.

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TABLE 1	Year Ended December 31,
	2012	2011

Net income (loss) available to common shareholders(1)	$3,920,841	$(4,315,331)
Add: Pro-rata share of investments depreciation and amortization(2)	1,727,471	1,045,949
	5,648,312	(3,269,382)
Less: Pro-rata share of investments
gain on sale of joint venture interest and	(2,153,749)	-
gain on revaluation of equity on business combinations	(6,579,463)	-
FFO	$(3,084,900)	$(3,269,382)
Add: Pro-rata share of investments acquisition and disposition costs	1,932,816	-
MFFO	$(1,152,084)	$(3,269,382)

(1)	The net loss for the year ended December 31, 2011 includes $1,646,818 of excess operating expenses approved by our Board of Directors on March 22, 2011 relating to our total operating expenses for the four fiscal quarters ended December 31, 2009 and the four fiscal quarters ended each quarter thereafter through March 31, 2011.

(2)	The real estate depreciation and amortization amount includes our share of consolidated real estate-related depreciation and amortization of intangibles, less amounts attributable to noncontrolling interests, and our similar estimated share of unconsolidated depreciation and amortization, which is included in earnings of our unconsolidated real estate joint venture investments.

TABLE 2	Twelve Months Ended December 31, 2012
	Springhouse	Creekside	Meadowmont	Augusta	Hillsboro	Enders	MDA	Berry Hill	Total
Pro-rata share of properties’ income	$355,604	$114,450	$77,570	$214,632	$175,308	$140,033	$7,654	$(44,956)	$1,040,295
Less:
Depreciation and amortization	(768,350)	(252,574)	(109,625)	(196,775)	(106,369)	(244,061)	(49,717)	-	(1,727,471)
Affiliate loan interest, net	(11,151)	-	-	(67,417)	(21,697)	(78,263)	(20,827)	(52,175)	(251,530)
Asset management and oversight fees	(110,797)	(37,698)	(36,815)	(64,002)	(40,611)	(19,741)	(6,032)	-	(315,696)
Acquisition and disposition costs	(37,210)	(39,950)	(139,216)	-	-	(718,579)	(721,208)	(276,653)	(1,932,816)
Corporate operating expenses(1)	(212,121)	(91,161)	(140,379)	(78,291)	(66,494)	(242,434)	(532,001)	(262,272)	(1,625,153)
Add:
Gain on sale of joint venture interest	-	-	2,153,749	-	-	-	-	-	2,153,749
Gain on revaluation of equity on business combinations	2,284,657	1,242,964	-	-	-	-	3,051,842	-	6,579,463
Net income (loss)	$1,500,632	$936,031	$1,805,284	$(191,853)	$(59,863)	$(1,163,045)	$1,729,711	$(636,056)	$3,920,841
Add:
Depreciation and amortization	768,350	252,574	109,625	196,775	106,369	244,061	49,717	-	1,727,471
Less:
Gain on sale of joint venture interest	-	-	(2,153,749)	-	-	-	-	-	(2,153,749)
Gain on revaluation of equity on business combinations	(2,284,657)	(1,242,964)	-	-	-	-	(3,051,842)	-	(6,579,463)
FFO	$(15,675)	$(54,359)	$(238,840)	$4,922	$46,506	$(918,984)	$(1,272,414)	$(636,056)	$(3,084,900)
Add:
Acquisition and disposition costs	37,210	39,950	139,216	-	-	718,579	721,208	276,653	1,932,816

MFFO	$21,535	$(14,409)	$(99,624)	$4,922	$46,506	$(200,405)	$(551,206)	$(359,403)	$(1,152,084)

(1)	Corporate operating expenses have been allocated amongst our portfolio based on the percentage of our investment in the joint venture to our total investments in joint ventures.

Operating cash flow, FFO and MFFO may also be used to fund all or a portion of certain capitalizable items that are excluded from FFO and MFFO, such as tenant improvements, building improvements and deferred leasing costs.

Presentation of this information is intended to assist the reader in comparing the sustainability of the operating performance of different REITs, although it should be noted that not all REITs calculate FFO or MFFO the same way, so comparisons with other REITs may not be meaningful.  FFO or MFFO should not be considered as an alternative to net income (loss), as an indication of our liquidity, nor is either indicative of funds available to fund our cash needs, including our ability to make distributions.  Both FFO and MFFO should be reviewed in connection with other GAAP measurements.

Provided below is additional information related to selected non-cash items included in net loss above, which may be helpful in assessing our operating results.

•	Directors’ stock compensation of $81,250 and $68,125 was recognized for the years ended December 31, 2012 and 2011, respectively.
•	Amortization of deferred financing costs paid on behalf of our joint ventures of approximately $67,563 and $10,057 was recognized for years ended December 31, 2012 and 2011, respectively.

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Distributions

We intend to make regular cash distributions to our stockholders, typically on a monthly basis. Our board of directors will determine the amount of distributions to be distributed to our stockholders. The board’s determination will be based on a number of factors, including funds available from operations, our capital expenditure requirements and the annual distribution requirements necessary to maintain our REIT qualification under the Code. As a result, our distribution rate and payment frequency may vary from time to time. However, to qualify as a REIT for federal income tax purposes, we must make distributions equal to at least 90% of our “REIT taxable income” each year. Especially during the early stages of our operations, we may declare distributions in excess of cash flow provided by operations.

The cash distributions paid in the four quarters ended December 31, 2011 were approximately $366,163. Distributions funded through the issuance of shares under our distribution reinvestment plan in the four quarters ended December 31, 2011 were approximately $188,039. For the four quarters ended December 31, 2011, cash flow used in operations was approximately $(1,051,693). Distributions in excess of cash flow provided by operations were funded with proceeds from this offering.

The cash distributions paid in the four quarters ended December 31, 2012 were approximately $695,415. Distributions funded through the issuance of shares under our distribution reinvestment plan in the four quarters ended December 31, 2012 were approximately $429,935. For the four quarters ended December 31, 2012, cash flow used in operations was approximately $(2,048,484). Distributions in excess of cash flow provided by operations were funded with proceeds from this offering.

The following table presents information regarding our distributions by quarter for the years ended December 31, 2012 and 2011, respectively:

	Distributions Paid						Sources of Cash Distributions
	Cash	Distributions Reinvested (DRIP)	Total	Cash Flow Used in Operations	Total Distributions Declared	Declared Distributions Per Share(1)	Cash Flow Provided by Operations/ Percent of Total Cash Distributions Paid	Offering Proceeds/ Percent of Total Cash Distributions Paid
2012
First Quarter	$119,815	$77,893	$197,708	$(275,234)	$213,217	$0.175	$0.00/0	$197,708/100%
Second Quarter	158,737	96,455	255,192	(3,619)	272,107	0.175	0.00/0	255,192/100%
Third Quarter	194,505	118,919	313,424	(1,720,869)	332,188	0.175	0.00/0	313,424/100%
Fourth Quarter	222,358	136,668	359,026	(48,762)	374,316	0.175	0.00/0	359,026/100%
Total	$695,415	$429,935	$1,125,350	$(2,048,484)	$1,191,828	$0.700	$0.00/0	$1,125,350/100%

2011
First Quarter	$88,927	$28,113	$117,040	$(18,644)	$117,538	$0.175	$0.00/0	$117,040/100%
Second Quarter	83,135	46,179	129,314	(510,379)	134,526	0.175	0.00/0	129,314/100%
Third Quarter	92,101	51,968	144,069	(295,429)	148,402	0.175	0.00/0	144,069/100%
Fourth Quarter	102,000	61,779	163,779	(227,241)	176,628	0.175	0.00/0	163,779/100%
Total	$366,163	$188,039	$554,202	$(1,051,693)	$577,094	$0.700	$0.00/0	$554,202/100%

(1)	Distributions declared per share assumes the share was issued and outstanding each day during the period and is based on a declared daily distribution rate of $0.00191781.

For the year ended December 31, 2012, we paid total distributions, including distributions reinvested through our distribution reinvestment plan, of approximately $1,125,350. Our FFO for the year ended December 31, 2012 was approximately $(3,084,900). Our net income for the year ended December 31, 2012 was approximately $3,920,841. Since our inception on July 25, 2008 through December 31, 2012, we have paid total distributions, including distributions reinvested through our distribution reinvestment plan, of $1,872,261 and have had cumulative FFO of approximately $(7,759,457) and a cumulative net loss of approximately $(3,140,281). For a discussion of how we calculate FFO and why our management considers it a useful measure of REIT operating performance as well as a reconciliation of FFO to our net loss, please see “Funds from Operations and Modified Funds From Operations” above.

On November 7, 2011, our Board of Directors authorized and we declared distributions of $0.00191781 per common share based on daily record dates for the period from January 1, 2012 through March 31, 2012. Additionally, on March 7, 2012, our Board of Directors authorized and we declared distributions of $0.00191781 per common share based on daily record dates for the period from April 1, 2012 through June 30, 2012. On May 7, 2012, our Board of Directors authorized and we declared distributions of $0.00191781 per common share based on daily record dates for the period from July 1, 2012 through September 30, 2012. Additionally, on August 7, 2012, our Board of Directors authorized and we declared distributions of $0.00191781 per common share based on daily record dates for the period from October 1, 2012 through December 31, 2012. Distributions payable to each stockholder of record were or will be paid in cash on or before the 15th day of the following month. A portion of each distribution may constitute a return of capital for tax purposes. We intend to make regular cash distributions to our stockholders, typically on a monthly basis. As current corporate operating expenses exceed cash flow received from our investments in real estate joint ventures, we can make no assurance that our Board of Directors will continue to approve monthly distributions at the current rate; however the recently approved distributions and the distributions paid to date represent an amount that, if paid each month for a 12-month period, would equate to a 7.0% annualized rate based on a purchase price of $10.00 per share.

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Information Regarding Dilution

In connection with this ongoing offering of shares of our common stock, we are providing information about our net tangible book value per share. Our net tangible book value per share is a rough approximation of value calculated as total book value of our assets (exclusive of certain intangible items which include our net value for in-place leases and loan costs net of amortization) minus total liabilities, divided by the total number of shares of common stock outstanding. It assumes that the value of real estate assets diminishes predictably over time as shown through the depreciation and amortization of real estate investments. Real estate values have historically risen or fallen with market conditions. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. It is not intended to reflect the value of our assets upon an orderly liquidation of the company in accordance with our investment objectives. Our net tangible book value reflects dilution in the value of our common stock from the issue price as a result of (i) operating losses, which reflect accumulated depreciation and amortization of real estate investments as well as the fees and expenses paid to our advisor and its affiliates in connection with the selection, acquisition, management and sale of our investments, (ii) the funding of distributions from sources other than our cash flow from operations, and (iii) fees paid in connection with our initial public offering, including selling commissions and marketing fees re-allowed by our dealer manager to participating broker dealers.

As of December 31, 2012, our net tangible book value per share was $4.73. To the extent we are able to raise substantial additional proceeds in this offering, the liabilities that cause dilution in the value of our common stock are expected to decrease on a per share basis, resulting in increases in the net tangible book value per share.

The offering price of shares under the primary portion of our follow-on offering (ignoring purchase price discounts for certain categories of purchasers) is $10.00. After giving effect to (i) the sale of our common stock in the follow-on offering, and (ii) the deduction of selling commissions, dealer manager fee and issuer organization and offering costs, the pro forma net tangible book value as of December 31, 2012 would have been $442.3 million, or $8.47 per share of common stock. This amount represents an immediate dilution in pro forma net tangible book value of $1.53 per share of common stock to purchasers in the follow-on offering. The following table illustrates this per share dilution:

Follow-on public offering price		$10.00
Net tangible book value before the offering(1)	$4.73
Increase in pro forma net tangible book value attributable to the offering	$3.74
Pro forma net tangible book value after the offering(2)		$8.47
Dilution in pro forma net tangible book value to new investors(3)		$1.53

(1)	Net tangible book value per share of common stock before the offering is as of December 31, 2012.
(2)	Based on pro forma net tangible book value of approximately $442.3 million divided by the sum of (1) 2,219,432 shares of our common stock outstanding as of December 31, 2012, plus (2) 50,000,000 shares of common stock issued pursuant to the follow-on offering (not including shares issued pursuant to our distribution reinvestment plan).
(3)	Dilution is determined by subtracting pro forma net tangible book value per share of common stock after giving effect to the follow-on offering from the public offering price for a share of common stock in the follow-on offering.

Our offering price was not established on an independent basis and bears no relationship to the net value of our assets. Further, even without depreciation in the value of our assets, the other factors described above with respect to the dilution in the value of our common stock are likely to cause our offering price to be higher than the amount you would receive per share if we were to liquidate at this time.

MANAGEMENT

Our Board of Directors

We operate under the direction of our board of directors. The board is responsible for the management and control of our affairs. The board has retained our advisor to manage our day-to-day operations and our portfolio of real estate assets, subject to the board’s supervision.

Our directors are accountable to us and our stockholders as fiduciaries. This means that our directors must perform their duties in good faith and in a manner each director reasonably believes to be in our and our stockholders’ best interests. Further, our directors must act with such care as an ordinarily prudent person in a like position would use under similar circumstances. However, our directors and executive officers are not required to devote all of their time to our business and must only devote such time to our affairs as their duties may require. We do not expect that our directors will be required to devote a substantial portion of their time to us in discharging their duties.

In general, a majority of the independent directors must approve matters relating to minimum capital, duties of directors, the advisory agreement, liability and indemnification of directors, advisor or affiliate fees, compensation and expenses, investment policies, leverage and borrowing policies, meetings of stockholders, stockholders’ election of directors, and our distribution reinvestment plan. At the first meeting of our board of directors consisting of a majority of independent directors, our charter and each of the above matters were reviewed and ratified by a vote of the directors and a majority of the independent directors.

We have five directors, three of whom are independent directors. An “independent” director is a person who is not one of our officers or employees or an officer or employee of our advisor or its affiliates and has not been so for the previous two years. Serving as a director of another program sponsored by Bluerock, or having an ownership interest in our company, will not, by itself, preclude independent director status.

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Each director will serve until the next annual meeting of stockholders and until his successor has been duly elected and qualifies. The presence in person or by proxy of stockholders entitled to cast 50% of all the votes entitled to be cast at any stockholder meeting constitutes a quorum. With respect to the election of directors, each candidate nominated for election to the board of directors must receive the affirmative vote of a majority of the shares present, in person or by proxy, in order to be elected.

Although our board of directors may increase or decrease the number of directors, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time or may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of any special meeting called to remove a director will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

A vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred.

In addition to meetings of the various committees of the board, which committees we describe below, we expect our directors to hold at least four regular board meetings each year.

Committees of the Board of Directors

Our board of directors may establish committees it deems appropriate to address specific areas in more depth than may be possible at a full board meeting, provided that the majority of the members of each committee are independent directors. Our board of directors has established an audit committee and an investment committee.

We do not currently have a compensation committee because we do not plan to pay any compensation to our officers since we are externally managed by our advisor and have no employees.

Audit Committee

Our board of directors has established an audit committee. The audit committee meets on a regular basis, at least quarterly and more frequently as necessary. The audit committee’s primary functions are:

•	to evaluate and approve the services and fees of our independent registered public accounting firm;

•	to periodically review the auditors’ independence; and

•	to assist the board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, management’s system of internal controls and the audit and financial reporting process.

The audit committee is comprised of three individuals, all of whom are independent directors. The audit committee also considers and approves the audit and non-audit services and fees provided by the independent public accountants.

The members of our audit committee are Brian D. Bailey, I. Bobby Majumder and Romano Tio.

The background and experience of Messrs. Bailey, Majumder and Tio are described below in “Management —Our Executive Officers and Directors.”

Investment Committee

Our board of directors has delegated to the investment committee (1) certain responsibilities with respect to investments in specific real estate investments proposed by our advisor and (2) the authority to review our investment policies and procedures on an ongoing basis and recommend any changes to our board of directors.

Our board of directors has delegated to the investment committee the authority to approve all real property acquisitions, developments and dispositions, including real property portfolio acquisitions, developments and dispositions, as well as all other investments in real estate consistent with our investment objectives, for investments costing up to $50 million, including any financing of such investment. The board of directors, including a majority of the independent directors, must approve all investments for an investment costing greater than $50 million, including the financing of such investment. Our advisor will recommend suitable investments for consideration by the investment committee. If the members of the investment committee approve a given investment, then our advisor will be directed to make such investment on our behalf, if such investment can be completed on terms approved by the committee. Investments may be acquired from our advisor or its affiliates or our officers and directors or their affiliates, provided that a majority of our board of directors (including a majority of the independent directors), not otherwise interested in the transaction, approves the transaction as being fair and reasonable to our company and at a price to our company no greater than the cost of the investments to our advisor, its affiliates or any of our officers and directors or their affiliates, unless substantial justification exists for a price in excess of the cost to the affiliate and the excess is reasonable.

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The members of our Investment Committee are James G. Babb, III, Brian D. Bailey and Romano Tio.

The background and experience of Messrs. Babb, Bailey and Tio are described below in “Management — Our Executive Officers and Directors.”

Our Executive Officers and Directors

The individuals listed as our executive officers below also serve as officers and employees of our advisor. As executive officers of the advisor, they serve to manage the day-to-day affairs and carry out the directives of our board of directors in the review, selection and recommendation of investment opportunities and operating acquired investments and monitoring the performance of those investments to ensure that they are consistent with our investment objectives. The duties that these executive officers perform on our behalf will not involve the review, selection and recommendation of investment opportunities, but rather the performance of corporate governance activities on our behalf that require the attention of one of our corporate officers, including signing certifications required under Sarbanes-Oxley Act of 2002, as amended, for filing with the our periodic reports.

The following table and biographical descriptions set forth certain information with respect to the individuals who are our executive officers and directors:

Name	Age*	Position
R. Ramin Kamfar	49	Chairman of the Board
Randy I. Anderson	45	Chief Executive Officer
James G. Babb, III	48	Chief Investment Officer and Director
Jordan B. Ruddy	49	President and Chief Operating Officer
Jerold E. Novack	56	Senior Vice President and Chief Financial Officer
Michael L. Konig	51	Senior Vice President, Secretary and General Counsel**
Brian D. Bailey	46	Independent Director
I. Bobby Majumder	44	Independent Director
Romano Tio	52	Independent Director

*    As of January 1, 2013

** Mr. Konig is a non-board member secretary of our company

R. Ramin Kamfar, Chairman of the Board. Mr. Kamfar has served as our Chairman of the Board since August 2008. He also served as our Chief Executive Officer and the Chief Executive Officer of our advisor until February 2013. He has also served as the Chairman and Chief Executive Officer of Bluerock since its inception in October 2002. Mr. Kamfar has 24 years of experience in various aspects of real estate, mergers and acquisitions, private equity investing, investment banking, public and private financings, and retail operations. From 1988 to 1993, Mr. Kamfar worked as an investment banker at Lehman Brothers Inc., New York, New York, where he specialized in mergers and acquisitions and corporate finance. In 1993 Mr. Kamfar left Lehman to found a startup which he grew by 2002 into a leading public company in the ‘fast casual’ market with approximately 800 locations and $400 million in gross revenues and a portfolio of brands which included Einstein Bros. ® and Noah’s NY Bagels ® (now known as Einstein Noah Restaurant Group, Inc. (NASDAQ: BAGL). From 1999 to 2002, Mr. Kamfar also served as an active investor, advisor and member of the Board of Directors of Vsource, Inc., a technology company subsequently sold to Symphony House (KL: SYMPHNY), a leading business process outsourcing company focused on the Fortune 500 and Global 500. Mr. Kamfar received an M.B.A. degree with distinction in Finance in 1988 from The Wharton School of the University of Pennsylvania, located in Philadelphia, Pennsylvania, and a B.S. degree with distinction in Finance in 1985 from the University of Maryland located in College Park, Maryland.

Randy I. Anderson, Ph.D., Chief Executive Officer. Dr. Anderson serves as the Chief Executive Officer for the Company and for our advisor. He also serves as President of Bluerock which he joined in April 2012. Previously, Dr. Anderson was a founding partner of Franklin Square Capital Partners from March 2007 to December 2009, the firm that pioneered the non-traded Business Development Company. Prior to Franklin Square, Dr. Anderson served as the Chief Economist and a Division President for CNL Real Estate Advisors from June 2005 to March 2007, as the Chief Economist and Director of Research for the Marcus and Millichap Company from June 2002 to June 2005 where he served on the Investment Committee, and as Vice President of Research at Prudential Real Estate Advisors from January 2001 to June 2002. Dr. Anderson also served as the Howard Phillips Eminent Scholar Chair and Professor of Real Estate at the University of Central Florida where he directed the research and education institute until December 2012. Dr. Anderson is the current editor of the Journal of Real Estate Portfolio Management; was awarded the Counselors of Real Estate designation, named a Kinnard Young Scholar by the American Real Estate Society, and named both a NAIOP Research Foundation Distinguished Fellow and a Homer Hoyt Institute Fellow. Dr. Anderson also serves on the Board of the Real Estate Investment Securities Association. Dr. Anderson received his B.A. degree in Finance from North Central College in 1991 as a Presidential Scholar and holds a Ph.D. in Finance as a Presidential Fellow from the University of Alabama, where he graduated with highest distinction in 1996.

James G. Babb, III, Chief Investment Officer. Mr. Babb serves as our Chief Investment Officer and is on our board of directors, and is the Chief Investment Officer of our advisor. He previously served as our President from July 2008 until August 2012, and as the President of our advisor from July 2008 until February 2013. Mr. Babb is also a Managing Director and Chief Investment Officer of Bluerock, which he joined in July 2007. He oversees all real estate sourcing, diligence, structuring and acquisitions for Bluerock. He has been involved exclusively in real estate acquisition, management, financing and disposition for more than 20 years, primarily on behalf of investment funds since 1992. From 1992 to August 2003, Mr. Babb helped lead the residential and office acquisitions initiatives for Starwood Capital Group, or Starwood Capital. Starwood Capital was formed in 1992 and during his tenure raised and invested funds on behalf of institutional investors through seven private real estate funds, each of which had investment objectives similar to ours (but not limited to multifamily investments), and which in the aggregate ultimately invested approximately $8 billion in approximately 250 separate transactions. During such period, Mr. Babb led or shared investment responsibility for over 75 investment transactions totaling approximately $2.5 billion of asset value in more than 20 million square feet of residential, office and industrial properties located in 25 states and seven foreign countries, including a significant number of transactions that were contributed to the initial public offering of Equity Residential Properties Trust (NYSE: EQR), and to create i Star Financial Inc. (NYSE: SFI). Mr. Babb was also active in Starwood Capital’s efforts to expand its platform to invest in Europe. From August 2003 to July 2007, Mr. Babb founded his own principal investment company, Bluepoint Capital, LLC, a private real estate investment company focused on the acquisition, development and/or redevelopment of residential and commercial properties in the Northeast United States and Western Europe. Mr. Babb received a B.A. degree in Economics in 1987 from the University of North Carolina at Chapel Hill.

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Jordan B. Ruddy, President and Chief Operating Officer. Jordan Ruddy currently serves as the President and Chief Operating Officer of our company and of our advisor. He began his tenure as President of our company in August 2012, and as President of our advisor in February 2013. Mr. Ruddy is also the Chief Operating Officer for Bluerock, which he joined in 2002, and served as its President until January 2013. Mr. Ruddy has 20 years of experience in real estate acquisitions, financings, management and dispositions. From 2000 to 2001, Mr. Ruddy served as a real estate investment banker at Banc of America Securities LLC. From 1997 to 2000, Mr. Ruddy served as Vice President of Amerimar Enterprises, a real estate company specializing in value-added investments nationwide, where he managed acquisitions, financings, leasing, asset management and dispositions involving over 1.5 million square feet of commercial and multifamily real estate. From 1995 to 1997, Mr. Ruddy served as a real estate investment banker at Smith Barney Inc. From 1988 to 1993, Mr. Ruddy served in the real estate department of The Chase Manhattan Bank, most recently as a Second Vice President. Mr. Ruddy received an M.B.A. degree in Finance and Real Estate in 1995 from The Wharton School of the University of Pennsylvania, located in Philadelphia, Pennsylvania, and a B.S. degree with high honors in Economics in 1986 from the London School of Economics, located in London, England.

Jerold E. Novack, Senior Vice President and Chief Financial Officer. Mr. Novack serves as Senior Vice President and Chief Financial Officer of our company and our advisor. Mr. Novack has also served as the Senior Vice President — Chief Financial Officer of Bluerock since October 2004. Mr. Novack has over 25 years of experience in public and private financings, operations and management. From June 1994 to April 2002, Mr. Novack served in senior financial positions of New World Restaurant Group, Inc. (now known as Einstein Noah Restaurant Group, Inc. (NASDAQ: BAGL)), including as its Executive Vice President and Chief Financial Officer. From 1982 to 1993, Mr. Novack held various senior financial positions at several specialty retail chains, including Mercantile Department Stores and Brooks Fashion Stores. Mr. Novack received a B.S. degree in Accounting in 1976 from Brooklyn College, City University of New York.

Michael L. Konig, Senior Vice President, Secretary and General Counsel. Mr. Konig serves as the Senior Vice President and General Counsel of our company and our advisor. Mr. Konig has also served as counsel for Bluerock and its affiliates since December 2004. Mr. Konig has over 20 years of experience in law and business. Mr. Konig was an attorney at the firms of Greenbaum Rowe Smith & Davis, from September 1987 to September 1989, and Ravin Sarasohn Cook Baumgarten Fisch & Baime, from September 1989 to March 1997, representing borrowers and lenders in numerous financing transactions, primarily involving real estate, distressed real estate and Chapter 11 reorganizations, as well with respect to a broad variety of litigation and corporate law matters. From 1998 to 2002, Mr. Konig served as legal counsel, including as General Counsel, at New World Restaurant Group, Inc. (now known as Einstein Noah Restaurant Group, Inc. (NASDAQ: BAGL)). From 2002 to December 2004, Mr. Konig served as Senior Vice President of Roma Food Enterprises, Inc. where he led operations and the restructuring and sale of the privately held company with approximately $300 million in annual revenues. Mr. Konig received a J.D. degree cum laude in 1987 from California Western School of Law, located in San Diego, California, an M.B.A. degree in Finance in 1988 from San Diego State University and a Bachelor of Commerce degree in 1982 from the University of Calgary.

Brian D. Bailey, Independent Director. Mr. Bailey has served as one of our independent directors since January 2009. Mr. Bailey has more than 15 years of experience in sourcing, evaluating, structuring and managing private investments, as well as 8 years of experience with real estate and real estate-related debt financing. Mr. Bailey founded and currently serves as Managing Member of Carmichael Partners, LLC, a private equity investment firm based in Charlotte, North Carolina. From December 2008 to December 2009, Mr. Bailey served as a Senior Advisor of Carousel Capital, LLC, a private equity investment firm. From April 2000 to December 2008, Mr. Bailey served as a Managing Partner of Carousel Capital. Since its inception, Carousel has made portfolio investments in more than 25 operating companies and has completed numerous additional acquisitions and financings related to these portfolio companies, including sale leaseback transactions, and has utilized such financings in several of its investments. Mr. Bailey’s duties at Carousel Capital included sourcing and evaluating investment opportunities, managing the firm’s investment process, serving on the firm’s Investment Committee, managing the firm’s fundraising efforts and communications with its limited partners and Board of Advisors, and serving as a director on the boards of certain portfolio companies, some of which have meaningful real estate assets on their balance sheets. Thus, Mr. Bailey has been involved in the management of numerous real estate issues over the course of his involvement with such portfolio companies. From 1999 to 2000, Mr. Bailey was a team member of Forstmann Little & Co., a private equity firm in New York, New York. From 1996 to 1999, Mr. Bailey was a Principal at the Carlyle Group, a global private equity firm in Washington, D.C. Earlier in his career, Mr. Bailey worked in the leveraged buyout group at CS First Boston in New York, New York and in the mergers and acquisitions group at Bowles Hollowell Conner & Company in Charlotte, North Carolina. Mr. Bailey has also worked in the public sector, as Assistant to the Deputy Chief of Staff and Special Assistant to the President at the White House from 1994 to 1996 and as Director of Strategic Planning and Policy at the U.S. Small Business Administration in 1994. He currently serves as a director of the Telecommunications Development Fund, a private equity investment fund headquartered in Washington, DC, and as a trustee at the North Carolina School of Science and Mathematics. Mr. Bailey received a B.A. degree in Mathematics and Economics in 1988 from the University of North Carolina at Chapel Hill and an M.B.A. degree in 1992 from the Stanford Graduate School of Business, located in Stanford, California.

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I. Bobby Majumder, Independent Director. Mr. Majumder has served as one of our independent directors since January 2009. Mr. Majumder became a partner at the law firm of K&L Gates LLP in May 2005, where he specializes in corporate and securities transactions with an emphasis on the representation of underwriters, placement agents and issuers in both public and private offerings, private investment in public equity (PIPE) transactions and venture capital and private equity funds. From January 2000 to April 2005, Mr. Majumder was a partner at the firm of Gardere Wynne Sewell LLP. Through his law practice, Mr. Majumder has gained significant experience relating to the acquisition of a number of types of real property assets including raw land, improved real estate and oil and gas interests. Mr. Majumder also has served as an independent director on the Board of Directors of Total Income (plus) Real Estate Fund, a closed-end interval fund organized by our sponsor, since July 2012. He is an active member of the Park Cities Rotary Club, a charter member of the Dallas Chapter of The Indus Entrepreneurs and an Associates Board member of the Cox School of Business at Southern Methodist University. Mr. Majumder received a J.D. degree in 1993 from Washington and Lee University School of Law, located in Lexington, Virginia, and a B.A. degree in 1990 from Trinity University, located in San Antonio, Texas.

Romano Tio, Independent Director. Mr. Tio has served as one of our independent directors since January 2009. Mr. Tio serves as Managing Director at RM Capital Management LLC, a boutique investment and advisory firm focused on investing in distressed commercial mortgages at discounts that provide attractive risk adjusted returns. From January 2008 to May 2009, Mr. Tio served as a Managing Director and co-head of the commercial real estate efforts of HCP Real Estate Investors, LLC, an affiliate of Harbinger Capital Partners Funds, a $10+ billion private investment firm specializing in event/distressed strategies. From August 2003 until December 2007, Mr. Tio was a Managing Director at Carlton Group Ltd., a boutique real estate investment banking firm where he was involved in over $2.5 billion worth of commercial real estate transactions. Earlier in his career, Mr. Tio was involved in real estate sales and brokerage for 25 years. Mr. Tio also has served as an independent director of the Board of Directors of Total Income (plus) Real Estate Fund, a closed-end interval fund organized by our sponsor, since July 2012. Mr. Tio received a B.S. degree in Biochemistry in 1982 from Hofstra University located in Hempstead, New York.

Selection of Our Board of Directors

In determining the composition of our board of directors, our goal was to assemble a group of individuals of sound character, judgment and business acumen, whose varied backgrounds, leadership experience and real estate experience would complement each other to bring a diverse set of skills and perspectives to the board. We have determined that each of our directors, including our independent directors, has at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by our company.

Mr. Kamfar, who controls our sponsor, was chosen to serve as the Chairman of the Board because, as our prior Chief Executive Officer, Mr. Kamfar was and continues to be well positioned to provide essential insight and guidance to the board from the inside perspective of the day-to-day operations of the company. Furthermore, Mr. Kamfar brings to the board approximately 20 years of experience in building operating companies, and in various aspects of real estate, mergers and acquisitions, private equity investing, public and private financings, and retail operations. His experience with complex financial and operational issues in the real estate industry, as well as his strong leadership ability and business acumen make him critical to proper functioning of our board.

Mr. Babb was selected to serve as one of our directors because of his extensive expertise in real estate acquisition, management, finance and disposition. With more than 20 years of experience investing in and managing real estate investments, Mr. Babb offers key insights and perspective with respect to our real estate portfolio. As one of our executive officers and the Chief Investment Officer of our advisor, Mr. Babb also informs and advises the board with respect to the critical operational issues facing our company.

Mr. Bailey was selected as one of our independent directors to leverage his extensive experience in sourcing, evaluating, structuring and managing private equity investments and his experience related to real estate and real estate-related debt financing. In addition, Mr. Bailey’s prior service on the audit committees of numerous privately-held companies provides him with the requisite skills and knowledge to serve effectively on our audit committee.

Mr. Majumder was selected as one of our independent directors due to his depth of legal experience in advising clients with respect to corporate and securities transactions, including representations of underwriters, placement agents and issuers in both public and private offerings. Mr. Majumder also brings with him significant legal experience relating to the acquisition of a number of types of real estate assets.

Mr. Tio was selected as one of our independent directors as a result of his demonstrated leadership skill and industry-specific experience developed through a number of high-level management positions with investment and advisory firms specialized in the commercial real estate sector.

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Our Advisor

We are externally managed and advised by Bluerock Multifamily Advisor, LLC. Our officers and two of our directors are also officers of our advisor. Our advisor is primarily responsible for managing our day-to-day business affairs and assets and carrying out the directives of our board of directors. Our advisor has contractual and fiduciary responsibilities to us and our stockholders. Bluerock serves as the manager of our advisor. Our advisor will conduct our operations and manage our portfolio of real estate investments. We have no paid employees. The qualifications of the advisor are set forth in this prospectus below relating to this offering of our shares of common stock and the members of the board will determine that any successor advisor possesses significant qualifications to (1) perform the advisory function for our company, and (2) justify compensation provided for in its contract with our company.

The executive officers of our advisor are as follows:

Name	Age*	Position
Randy I. Anderson	45	Chief Executive Officer
James G. Babb, III	48	Chief Investment Officer
Jordan B. Ruddy	49	President and Chief Operating Officer
Jerold E. Novack	56	Senior Vice President and Chief Financial Officer
Michael L. Konig	51	Senior Vice President and General Counsel

*As of January 1, 2013

The background and experience of Messrs. Anderson, Babb, Ruddy, Novack, and Konig are described above in “Management — Our Executive Officers and Directors.”

Our Sponsor — Bluerock Real Estate, L.L.C.

Bluerock is a national real estate investment firm headquartered in Manhattan with regional offices in Southfield, Michigan, Boise, Idaho, Newport Beach, California and Orlando, Florida. Bluerock focuses on acquiring, managing, developing and syndicating stabilized, value-added and opportunistic multifamily and commercial properties throughout the United States. Bluerock and its principals have collectively sponsored or structured real estate transactions totaling approximately 30 million square feet and with approximately $6 billion in value. Mr. Kamfar controls Bluerock. Mr. Babb is Bluerock’s Chief Investment Officer and Managing Director. Mr. Babb has been involved exclusively in real estate acquisition, management, financing and disposition for more than 20 years, primarily on behalf of investment funds since 1992, including as one of the founding team members and as a Senior Vice President of Starwood Capital, an investment management firm specializing in real estate and real estate-related investments on behalf of institutional investors. Mr. Babb is the Chief Investment Officer of our company and the President and Chief Investment Officer of our advisor. See “— Our Advisor’s Chief Investment Officer.”

Randy I. Anderson, Ph.D. is the President of Bluerock, and brings over 20 years of experience in various aspects of real estate research, strategy, and investment. Prior to Bluerock, Dr. Anderson was a Founding Partner of Franklin Square Capital Partners, where he helped pioneer the industry’s first non-traded Business Development Company (BDC) for retail investors, and helped create a $2.5 billion business within its first 3 years. Prior to Franklin Square, he was Division President at CNL Financial Group, where he built a successful business with over $700 million in AUM in his first year. He has also served as Chief Economist and Investment Committee member at the Marcus & Millichap Company, and as Vice President of Investment Research at Prudential Real Estate Investors. Dr. Anderson is the current editor of the Journal of Real Estate Portfolio Management; and also serves on the Board of the Real Estate Investment Securities Association.

Our Advisor’s Chief Investment Officer

Mr. Babb is the Chief Investment Officer of our company and of our advisor. Prior to his tenure with Bluerock, Mr. Babb was a founding team member of Starwood Capital where he was involved in the formation of the Starwood Funds with investment objectives similar to ours (but not focused solely on apartment sector investments) and that have invested an aggregate of approximately $8 billion (including equity, debt and investment of income and sales proceeds) in approximately 250 separate transactions. During his tenure with Starwood Capital, Mr. Babb either personally led or shared investment responsibility for the following:

•	Starwood Funds:

The structuring of over 75 real estate investment transactions totaling $2.5 billion of asset value in transactions comprising more than 20 million square feet of residential, office and industrial properties located in 25 states and seven foreign countries. The first two Starwood Funds were almost exclusively focused on multifamily assets, acquired primarily through the purchase of equity and distressed debt from the Resolution Trust Corporation, the Federal Deposit Insurance Corporation, various savings and loan associations, over-leveraged partnerships and tax-exempt bondholders during the real estate credit crunch of the early 1990s. A significant number of the properties were later contributed to the initial public offerings of Equity Residential Properties Trust (NYSE: EQR), the nation’s largest multifamily REIT at that time;

•	Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT):

A substantial number of the hotel investments made by a global owner/operator of hotels with brands such as Sheraton, Westin, the St. Regis Luxury Collection, and the W, which incorporated an “Enhanced” strategy to transform the concept of a hotel from a functional product to a lifestyle product in order to increase room rates, market share, and customer loyalty;

•	iStar Financial (NYSE: SFI):

The creation and launch of a separate private fund focused on tailored high-yield debt and debt/equity investments backed by commercial real estate, many with control or participation features that enabled the fund to enhance yield at a lower risk profile in the capital structure, in addition to acquiring commercial bank debt obligations that were restructured or converted to an ownership position at substantial discounts to replacement cost. The investments in the fund were subsequently used to sponsor the public offering of iStar Financial, the largest publicly owned finance company at that time focused exclusively on commercial real estate; and

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•	Through the Starwood Funds, playing an integral role in raising over $2.6 billion of equity from institutional and third-party investors.

By noting Mr. Babb’s prior role in the raising of capital from institutional investors, we do not suggest that we are assured of raising funds in this offering from such investors. If institutional investors do participate in this offering, they would likely invest in amounts entitling them to volume discounts such that their returns, if any, would likely be greater than those who purchase shares in this offering at $10 per share.

In addition, you should note that Bluerock has not sponsored the funds and programs formed or participated in by Mr. Babb, and you should not assume that you will experience returns comparable to those experienced by investors in those programs, or that the investment opportunities similar to those available to those programs will be available to us. Therefore, investors who purchase shares of our common stock will not thereby acquire any ownership interest in Starwood Capital or the Starwood Funds, and the information presented here regarding Starwood Capital and Starwood Funds is provided solely for you to evaluate Mr. Babb’s experience and expertise.

Our Dealer Manager

Bluerock Capital Markets, our dealer manager, is a member firm of FINRA and was organized in 2005 under the name Halcyon Capital Markets. In 2011, an affiliate of our sponsor acquired Halcyon Capital Markets and changed its name to Bluerock Capital Markets. Bluerock Capital Markets was acquired for the purpose of participating in and facilitating the distribution of securities of Bluerock sponsored programs. Bluerock controls our dealer manager. See “Prospectus Summary—Organizational Chart for Our Company, Our Advisor, Our Dealer Manager, and Affiliates.” Bluerock Capital Markets provides certain wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus.

Compensation of Directors and Officers

Director Compensation

We pay each of our independent directors an annual retainer of $25,000. In addition, we will pay our independent directors $2,500 in cash per board meeting attended, $2,000 in cash for each committee meeting attended, and $1,000 in cash for each teleconference meeting of the board or any committee. All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors.

We have approved and adopted an independent directors compensation plan, which will operate as a sub-plan of our Incentive Plan as described below. See “—Incentive Stock Plan.” Under the independent directors compensation plan and subject to such plan’s conditions and restrictions, each of our current independent directors received, in connection with the commencement of the initial offering, 5,000 shares of restricted stock. Going forward, each new independent director that joins the board will receive 5,000 shares of restricted stock upon election or appointment to the board. In addition, on the date following an independent director’s re-election to the board, he or she will receive 2,500 shares of restricted stock. Restricted stock will generally vest as to 20% of the shares on the date of grant and as to 20% of the shares on each of the first four anniversaries of the date of grant. Notwithstanding the foregoing, the restricted stock will become fully vested on the earlier occurrence of (1) the termination of the grantee’s service as a director due to his or her death, disability or termination without cause or (2) the occurrence of a change in our control.

Executive Officer Compensation

We do not currently have any employees and our company’s executive officers are employed by our advisor. We will not reimburse our advisor for compensation paid to our executive officers. Officers will be eligible for awards under our Incentive Plan, however, we currently do not intend to grant any such awards. As of December 31, 2012, no awards have been granted to our executive officers under our Incentive Plan.

The Advisory Agreement

Under the terms of the advisory agreement, our advisor is obligated to use its reasonable efforts to present us with investment opportunities that provide a continuing and suitable investment program for us consistent with our investment policies and objectives as adopted by our board of directors. Pursuant to the advisory agreement, our advisor will manage our day-to-day operations, retain the property managers for our property investments (subject to the authority of our board of directors and officers) and perform other duties, including:

•	finding, presenting and recommending to us real estate investment opportunities consistent with our investment policies and objectives;

•	structuring the terms and conditions of our real estate investments, sales and joint ventures;

•	acquiring properties and other investments on our behalf in compliance with our investment objectives and policies;

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•	arranging for financing and refinancing of properties and our other investments;

•	entering into leases and service contracts for our properties;

•	supervising and evaluating each property manager’s performance;

•	reviewing and analyzing the properties’ operating and capital budgets;

•	assisting us in obtaining insurance;

•	generating an annual budget for us;

•	reviewing and analyzing financial information for each of our assets and the overall portfolio;

•	formulating and overseeing the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our properties;

•	performing investor-relations services;

•	maintaining our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the IRS and other regulatory agencies;

•	engaging and supervising the performance of our agents, including our registrar and transfer agent; and

•	performing any other services reasonably requested by us.

The advisory agreement has a one-year term expiring October 14, 2013, and may be renewed for an unlimited number of successive one-year periods upon the mutual consent of our advisor and us. Additionally, either party may terminate the advisory agreement without penalty upon 60 days’ written notice and, in such event, our advisor must cooperate with us and our directors in making an orderly transition of the advisory function. Upon termination of the advisory agreement, our advisor may be entitled to previously earned but unpaid fees and to convert the convertible stock it holds. See “Management Compensation” for a detailed discussion of the fees payable to our advisor under the advisory agreement. We also describe in that section our obligation to reimburse our advisor for organization and offering expenses, the costs of providing services to us (other than for services for which it earns specified fees) and payments made by our advisor to third parties in connection with potential investments.

Our advisor and its affiliates may engage in other business ventures, and, as a result, they will not dedicate their resources exclusively to our business. However, pursuant to the advisory agreement, our advisor must devote sufficient resources to our business to discharge its obligations to us. Our advisor may assign the advisory agreement to an affiliate upon our approval. We may assign or transfer the advisory agreement to a successor entity.

Our advisor is subject to the supervision of our board of directors and, except as expressly provided in the advisory agreement, has only such additional functions as are delegated to it. In addition, our advisor will have a fiduciary duty to our company’s stockholders. A copy of the advisory agreement has been filed as an exhibit to the registration statement, of which this prospectus is a part, and you may obtain a copy from us.

Other Services

In addition to the services described above to be provided by our advisor and its affiliates, affiliates of our advisor may provide other property-level services to our company and may receive compensation for such services, including but not limited to leasing, property tax reduction and risk management fees. However, under no circumstances will such compensation exceed an amount that would be paid to non-affiliated third parties for similar services. A majority of the independent directors must approve all compensation for such other services paid to our advisor or any of its affiliates.

Annual Determination of Fees and Expenses by Independent Directors

The independent directors will determine, from time to time but at least annually, that the total fees and expenses of our company are reasonable in light of our investment performance, our net assets, our net income and the fees and expenses of other comparable unaffiliated REITs. This determination will be reflected in the minutes of the meetings of our board of directors. For purposes of this determination, net assets are our company’s total assets, other than intangibles, calculated at cost before deducting depreciation, bad debt or other non-cash reserves, less total liabilities and computed at least quarterly on a consistently applied basis.

In addition, the independent directors will determine from time to time, but at least annually, that the compensation that we contract to pay to our advisor is reasonable in relation to the nature and quality of the services performed and that such compensation is within the limits prescribed by any applicable state regulatory authorities. The independent directors will also supervise the performance of our advisor and the compensation paid to it to determine that the provisions of the advisory agreement are being carried out. The independent directors will base each determination on the factors set forth below and other factors that they deem relevant. This determination also will be reflected in the minutes of the meetings of the board of directors.

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Such factors include:

•	the size of the advisory fee in relation to the size, composition and profitability of our portfolio of properties;

•	the success of our advisor in generating opportunities that meet our investment objectives;

•	the fees charged to similar REITs and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by our advisor and any affiliate through their relationship with us, including real estate commissions, servicing and other fees, whether paid by us or by others with whom we do business;

•	the quality and extent of the service and advice furnished by our advisor;

•	the performance of our portfolio of properties, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio of properties in relationship to the investments generated by our advisor for its own account or for the account of other entities it advises.

Possible Internalization

Many REITs that are listed on a national securities exchange or included for quotation on a national market system are considered “self-administered” because the employees of the REIT perform all significant management functions. In contrast, REITs that are not self-administered, like our company, typically engage a third-party to perform management functions on its behalf. Accordingly, if we apply to have our shares listed for trading on a national securities exchange or included for quotation on a national market system, it may be in our best interest to become self-administered. The method by which we could internalize these functions could involve one of several different forms. If the independent directors determine that we should become self-administered, the advisory agreement contemplates the internalization of our advisor into our company and the termination of the advisory agreement and property management agreement, with the consideration in such internalization and for such termination to be determined by our company and our advisor.

On February 27, 2013, upon the recommendation of our advisor, our company and our advisor amended the advisory agreement to provide that, in the event our board of directors determines that it is in our best interest to become self-administered by internalizing any management functions provided by our advisor, then in such event, neither the company nor its operating partnership will pay any internalization fee or other consideration to our advisor for such internalization, or any affiliate thereof, in connection with the internalization transaction.

In the event our advisor is internalized into our company, many of our advisor’s key employees will become employees of our company. In such an internalization transaction, there is no assurance that we will realize the perceived benefits of such a transaction or that we will be able to integrate a new staff of managers or employees. While we would then be relieved of paying fees to our advisor under the advisory agreement, we would be required to pay the salaries of our advisor’s employees and related costs and expenses formerly absorbed by our advisor under the advisory agreement. Finally, internalization transactions have been the subject of litigation, and defending against claims from such litigation could reduce the amounts available for investment. See “Risk Factors — Investment Risks — If we internalize our management functions, we could incur other significant costs associated with being self-managed.”

Incentive Stock Plan

We have adopted the Bluerock Multifamily Growth REIT, Inc. Long Term Incentive Plan, which we refer to as the Incentive Plan, in order to enable us to (1) provide an incentive to our employees, officers, directors, and consultants and employees and officers of our advisor to increase the value of our common stock, (2) give such persons a stake in our future that corresponds to the stake of each of our stockholders, and (3) obtain or retain the services of these persons who are considered essential to our long-term success, by offering such persons an opportunity to participate in our growth through ownership of our common stock or through other equity-related awards. We intend to issue awards to our independent directors under our Incentive Plan (which awards will be granted under the independent directors compensation plan as discussed above under “— Compensation of Directors and Officers”). We do not intend to issue awards to employees and officers on account of their service on the board of directors.

We have reserved and authorized an aggregate number of 2,000,000 shares of our common stock for issuance under the Incentive Plan. In the event of a transaction between our company and our stockholders that causes the per-share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the share authorization limits under the Incentive Plan will be adjusted proportionately, and the board of directors must make such adjustments to the Incentive Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under the Incentive Plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

Our board of directors, or a committee of the board, administers the Incentive Plan, with sole authority to determine all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. The Incentive Plan provides for the granting of awards in the following forms to persons selected by the plan administrator for participation in the Incentive Plan:

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•	options to purchase shares of our common stock, which may be designated under the Code as nonstatutory stock options (which may be granted to all participants) or incentive stock options (which may be granted to officers and employees but not to non-employee directors);

•	stock appreciation rights, which give the holder the right to receive the difference (payable in cash or stock, as specified in the award certificate) between the fair market value per share of our common stock on the date of exercise over the base price of the award;

•	restricted stock, which is subject to restrictions on transferability and other restrictions set by the plan administrator;

•	restricted or deferred stock units, which represent the right to receive shares of stock (or an equivalent value in cash or other property, as specified in the award certificate) in the future, based upon the attainment of stated vesting or performance criteria in the case of restricted stock units;

•	performance awards, which are awards payable in cash or stock upon the attainment of specified performance goals (any award that may be granted under the plan may be granted in the form of a performance award);

•	dividend equivalents, which entitle the holder of a full-value award to cash payments (or an equivalent value payable in stock or other property) equal to any dividends paid on the shares of stock underlying the full-value award;

•	other stock based awards in the discretion of the plan administrator, including unrestricted stock grants; and/or

•	cash-based awards.

Any stock options and stock appreciation rights granted under the Incentive Plan will have an exercise price or base price that is not less than the fair market value of our common stock on the date of grant.

As described above under “— Compensation of Directors and Officers”, the board of directors has adopted a sub-plan to provide for regular grants of restricted stock to our independent directors.

No awards will be granted under either plan if the grant or vesting of the awards would jeopardize our status as a REIT under the Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless otherwise determined by our board of directors, no award granted under the Incentive Plan will be transferable except through the laws of descent and distribution.

The Incentive Plan will automatically expire on the tenth anniversary of the date on which it was adopted, unless extended or earlier terminated by our board of directors. Our board of directors may terminate the Incentive Plan at any time. The expiration or other termination of the Incentive Plan will have no adverse impact on any award previously granted. The board of directors may amend the Incentive Plan at any time, but no amendment will adversely affect any award previously granted, and no amendment to the Incentive Plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the Incentive Plan.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

Our charter limits the personal liability of our directors and officers to us and our stockholders for monetary damages and requires us to indemnify and advance expenses to our directors, our officers, our advisor and its affiliates except to the extent prohibited by the Maryland General Corporation Law and as set forth below.

Under the Maryland General Corporation Law, a Maryland corporation may limit in its charter the liability of directors and officers to the corporation and its stockholders for money damages unless such liability results from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

In addition, the Maryland General Corporation Law requires a corporation (unless its charter provides otherwise) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity and allows directors and officers to be indemnified against judgments, penalties, fines, settlements, and expenses actually incurred in a proceeding unless the following can be established:

•	the act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

However, under the Maryland General Corporation Law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

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Finally, the Maryland General Corporation Law permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

However, our charter provides that a director, our advisor and any affiliate of our advisor will be indemnified by us for losses suffered by such person and held harmless for losses suffered by us only if all of the following conditions are met:

•	the party seeking indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the party seeking indemnification was acting on our behalf or performing services for us;

•	in the case of an independent director, the liability or loss was not the result of gross negligence or willful misconduct by the independent director;

•	in the case of a non-independent director, our advisor or one of its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the stockholders.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Furthermore, our charter prohibits the indemnification of our directors, our advisor, its affiliates or any person acting as a broker-dealer for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Our charter further provides that the advancement of funds to our directors and to our advisor and its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if all of the following conditions are satisfied: the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf; the person seeking the advancement has provided us with written affirmation of such person’s good faith belief that the standard of conduct necessary for indemnification has been met; the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and the person seeking the advancement undertakes in a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

We have purchased and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

Transactions with Affiliates of Our Advisor

We have entered into several transactions with three private real estate funds that are affiliates of Bluerock Real Estate, our sponsor and an affiliate of our advisor, in connection with our investments. Bluerock Special Opportunity + Income Fund, LLC, who we refer to as BEMT Co-Investor, is managed and controlled by Bluerock. Bluerock Special Opportunity + Income Fund II, LLC, who we refer to as BEMT Co-Investor II, is managed and controlled by a wholly owned subsidiary of Bluerock. Bluerock Special Opportunity + Income Fund III, LLC, who we refer to as BEMT Co-Investor III, is managed and controlled by a wholly owned subsidiary of Bluerock. Ramin Kamfar, our chairman of the board of directors, is the owner of Bluerock Real Estate, and each of our Company’s and our advisor’s officers is also an officer of Bluerock Real Estate.

Joint Ventures with BEMT Co-Investor and BEMT Co-Investor II

In connection with our acquisitions of our joint venture investments in the Creekside Property, the Springhouse Property, the Augusta Property, the Hillsboro Property, the Enders Property, the Berry Hill Property, and the MDA Property, we entered into joint venture agreements with BEMT Co-Investor, BEMT Co-Investor II and BEMT Co-Investor III, as applicable, as further described in “Description of Our Investments.”

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Additionally, on April 9, 2010, through a wholly owned subsidiary, we completed an investment in a joint venture along with BEMT Co-Investor, BEMT Co-Investor II and Bell Partners, Inc., or Bell, an unaffiliated entity, to acquire a 258-unit multifamily community known as The Apartments at Meadowmont, or the Meadowmont Property, located in Chapel Hill, North Carolina. The Company invested $1.52 million to acquire a 32.5% equity interest in BR Meadowmont Managing Member, LLC, or the Meadowmont Managing Member JV Entity, through a wholly-owned subsidiary of our operating partnership, BEMT Meadowmont, LLC, or BEMT Meadowmont. BEMT Co-Investor invested $1.17 million to acquire a 25% interest and BEMT Co-Investor II invested $1.98 million to acquire the remaining 42.5% interest in the Meadowmont Managing Member JV Entity. We subsequently sold our interest in the Meadowmont Property, as described below.

Loans from BEMT Co-Investor and BEMT Co-Investor II

In connection with our investment in the Springhouse joint venture, on December 3, 2009, BEMT Springhouse entered into a loan agreement with BEMT Co-Investor pursuant to which BEMT Springhouse borrowed $2.8 million, or the BEMT Co-Investor Springhouse Loan. The BEMT Co-Investor Springhouse Loan initially had a six-month term, maturing June 3, 2010, which was subsequently extended to June 3, 2012. It bore interest compounding monthly at a rate of 30-day LIBOR + 5.00%, subject to a minimum rate of 7.00%, annualized, which was the maximum rate in effect at any time during the term of the loan. A partial repayment in the amount of $1.1 million was made on June 23, 2010. An additional partial repayment in the amount of $1.0 million was made on December 29, 2011. The loan plus accrued interest in the aggregate amount of $649,785 was paid in full on March 30, 2012.

In connection with our investment in the Creekside joint venture, on March 31, 2010, BEMT Creekside entered into a loan agreement with BEMT Co-Investor II pursuant to which we were authorized to borrow up to $1.1 million, or the BEMT Co-Investor II Creekside Loan, of which BEMT Co-Investor II advanced $541,932 in connection with closing. The BEMT Co-Investor II Creekside Loan had a six-month term, maturing December 31, 2010. It bore interest compounding monthly at a rate of 30-day LIBOR + 5.00%, subject to a minimum rate of 7.00%, annualized, which was the maximum rate in effect at any time during the term of the loan. The loan plus accrued interest in the aggregate amount of $560,900 was paid in full on September 28, 2010.

On September 30, 2010, BEMT Hillsboro LLC entered into a loan agreement with BEMT Co-Investor II, pursuant to which it borrowed $1.3 million, or the BEMT Co-Investor II Hillsboro Loan.  The BEMT Co-Investor II Hillsboro Loan initially had a six-month term maturing March 31, 2011, which was subsequently extended to March 31, 2012.  It bore interest compounding monthly at a rate of 30-day LIBOR + 5.00%, subject to a minimum rate of 7.00%, annualized, which was the maximum rate in effect at any time during the term of the loan.   The loan plus accrued interest in the aggregate amount of $1,264,259 was paid in full on March 30, 2012.

On January 20, 2011, BEMT Meadowmont, LLC, a wholly-owned subsidiary of the Company’s operating partnership, or BEMT Meadowmont, entered into an agreement with BEMT Co-Investor II for a line of credit represented by a promissory note, or the BEMT Co-Investor II Meadowmont Loan. Under the terms of the BEMT Co-Investor II Meadowmont Loan, BEMT Meadowmont had the ability to borrow, from time to time, up to $500,000, for general working capital. The BEMT Co-Investor II Meadowmont Loan had a six-month term from the date of the first advance which matured on July 20, 2011, and was subsequently extended to July 20, 2012. It bore interest compounding monthly at a rate of 30-day LIBOR + 5.00%, subject to a minimum rate of 7.00%, annualized, which was the maximum rate in effect at any time during the term of the loan. The loan plus accrued interest in the aggregate amount of $150,633 was paid in full on November 22, 2011.

In connection with our investment in the Augusta joint venture, on September 1, 2010, BEMT Augusta entered into a loan agreement with BEMT Co-Investor II pursuant to which it borrowed $1.9 million, or the BEMT Co-Investor II Augusta Loan. The BEMT Co-Investor II Augusta Loan had a six-month term with a three-month extension. The initial maturity date was February 28, 2011, and was prepayable without penalty. It bore interest compounding monthly at a rate of 30-day LIBOR + 5.00%, subject to a minimum rate of 7.00%, annualized, which was the maximum rate in effect at any time during the term of the loan. The BEMT Co-Investor II Augusta Loan plus accrued interest in the aggregate amount of $1,942,597 was paid in full on June 29, 2012.

On October 2, 2012, we entered into a working capital line of credit provided by BEMT Co-Investor II and BEMT Co-Investor III, pursuant to which we may borrow up to $12.5 million, or the BEMT Co-Investor LOC. On October 2, 2012, we borrowed approximately $4.8 million off the BEMT Co-Investor LOC in connection with our investment in the Enders Property, on October 18, 2012, we borrowed approximately $3.2 million off the BEMT Co-Investor LOC in connection with our investment in the Berry Hill Property and on December 17, 2012, we borrowed approximately $6.0 million off the BEMT Co-Investor LOC in connection with our investment in the MDA Property.

The BEMT Co-Investor LOC had an initial term of six (6) months, an initial maturity date of April 2, 2013, and was prepayable without penalty. The BEMT Co-Investor LOC was to bear interest compounding monthly at a rate of 30-day LIBOR + 6.00%, subject to a minimum rate of 7.50%, annualized for three months, and thereafter to bear interest compounding monthly at a rate of 30-day LIBOR + 6.00%, subject to a minimum rate of 8.50% for the remainder of the initial term. Interest on the BEMT Co-Investor LOC is paid on a current basis from cash flow distributed to us from our real estate assets, and is secured by a pledge of our unencumbered real estate assets, including those of its wholly owned subsidiaries. Pursuant to the terms of the BEMT Co-Investor LOC, we are entitled to extend the maturity date in our sole and absolute discretion, with at least five (5) days’ prior written notice to the BEMT Co-Investors, for an additional six (6) month period to bear interest compounding monthly at a rate of 30-day LIBOR + 6.00%, subject to a minimum rate of 8.50%.

On March 4, 2013, our company and the BEMT Co-Investors agreed to amend the BEMT Co-Investor LOC, or the BEMT Co-Investor LOC Amendment, by increasing the commitment amount thereunder from $12.5 million to $13.5 million and extending the initial term by six (6) months to October 2, 2013. All other terms of the BEMT Co-Investor LOC remain unchanged. In accordance with the requirements of our charter, the BEMT Co-Investor LOC Amendment was reviewed and approved by a majority of our board of directors (including a majority of the independent directors) as being fair, competitive, and commercially reasonable and no less favorable to our company than loans between unaffiliated parties under the same circumstances.

In accordance with the requirements of our charter, each of the affiliate loans discussed above was reviewed and approved by a majority of our board of directors (including a majority of our independent directors) as being fair, competitive, and commercially reasonable and no less favorable to us than loans between unaffiliated parties under the same circumstances. Furthermore, due to the unique investment opportunity presented by each of the Springhouse Property, Creekside Property, Hillsboro Property, Augusta Property, Enders Property, Berry Hill Property, and MDA Property, including the opportunity to distinguish ourselves competitively from other early-stage non-traded REITs, our board of directors expressly considered and approved leverage in excess of our general charter-imposed limitations in connection with entering into the above described loans.

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Acquisitions from BEMT Co-Investor, BEMT Co-Investor II and BEMT Co-Investor III

On June 27, 2012, BEMT Co-Investor sold a 1.0% limited liability company interest in the Springhouse Managing Member JV Entity to BEMT Springhouse for a purchase price of $93,000. BEMT Co-Investor’s original allocated cost to purchase this interest was approximately $51,800. The transaction was unanimously approved by the independent members of our board of directors as fair and reasonable to our company. The independent members of the board of directors found that the excess of the purchase price over BEMT Co-Investor’s original allocated cost was substantially justified by the gain in the market value of the Springhouse Property. The purchase price was determined based on a third party appraisal of the Springhouse property dated May 2012, and did not exceed the allocated fair market value of the Springhouse Property as determined by the third party.

On June 27, 2012, BEMT Co-Investor and BEMT Co-Investor II each sold a 1.0% limited liability company interest in the Creekside Managing Member JV Entity, to BEMT Creekside, for a purchase price of $54,766 for each 1.0% interest ($109,532 in the aggregate). BEMT Co-Investor’s original allocated cost to purchase its transferred interest was approximately $18,200, and BEMT Co-Investor II’s original allocated cost to purchase its transferred interest was approximately $18,200. The transaction was unanimously approved by the independent members of our board of directors as fair and reasonable to our company. The independent members of the board of directors found that the excess of the purchase price over original allocated cost for each of BEMT Co-Investor and BEMT Co-Investor II was substantially justified by the gain in the market value of the Creekside Property. The purchase price was determined based on a third party appraisal of the Creekside property dated May 2012, and did not exceed the allocated fair market value of the Creekside Property as determined by a third party appraisal dated May 2012.

 On December 17, 2012, BEMT Co-Investor III sold a 6.253% limited liability company interest in BR Berry Hill Member JV Entity to BEMT Berry Hill in consideration of our commitment to fund a $369,034 capital contribution to the BR Berry Hill Member JV Entity for the benefit of BEMT Co-Investor III. The consideration was based on the cost basis of BEMT Co-Investor III’s limited liability company interest in BR Berry Hill Member JV Entity. Prior to consummation of the transaction, our board of directors, including all of our independent directors, determined that the purchase of the additional equity interest for the consideration paid was fair and reasonable to the Company.

Sale to BEMT Co-Investor II

On June 27, 2012, we (through BEMT Meadowmont, LLC, our wholly owned subsidiary) completed the sale of all of our 32.5% limited liability interest in BR Meadowmont Managing Member, LLC, or the Meadowmont Managing Member JV Entity, to BEMT Co-Investor II, for a purchase price of $3.1 million, excluding closing costs and a disposition fee paid to an affiliate of the advisor of $136,216. The purchase price was determined based on a third party appraisal of the Meadowmont property dated May 2012. The transaction was unanimously approved by the independent members of our board of directors as fair and reasonable to our company. The Meadowmont Managing Member JV Entity holds an indirect 50% equity interest in a 258-unit multifamily community known as The Apartments at Meadowmont, located in Chapel Hill, North Carolina. We purchased our interest in the Meadowmont Managing Member JV Entity in April 2010 for $1.52 million and had a current total investment of approximately $1.6 million prior to the disposition. The net proceeds received from this sale were approximately $3.0 million, after the disposition fee.

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MANAGEMENT COMPENSATION

The Compensation Table below outlines all the compensation that we will pay to our advisor and its affiliates, the dealer manager and the broker-dealers participating in this offering during the stages in the life of our company and other payments that are subordinated to achieving the returns listed in the table.

Type of Compensation	Method of Compensation	Estimated Amount of Maximum Offering (1)

	Offering Stage

Selling Commissions (2)	We pay the dealer manager up to 7.0% of the gross proceeds of our primary offering, a portion of which may be reallowed to participating broker-dealers. No selling commissions are payable on shares sold under the distribution reinvestment plan.	$35,000,000
Dealer Manager Fee (2)	We pay the dealer manager 3.0% of the gross proceeds of our primary offering. No dealer manager fee is payable on shares sold under the distribution reinvestment plan. The dealer manager expects to reallow a portion of the dealer manager fee to participating broker-dealers.	$15,000,000
Issuer Organization and Offering Costs (3)	Our advisor or its affiliates may advance issuer organization and offering costs incurred on our behalf, and we will reimburse such advances, but only to the extent that such reimbursements do not exceed actual expenses incurred by our advisor or its affiliates and would not cause the cumulative selling commissions, dealer manager fee, and issuer organization and offering expenses borne by us to exceed 15.0% of the gross proceeds of our primary offering. We estimate such expenses will be approximately 1.44% of the gross proceeds of the primary offering if the maximum offering is sold.	$7,209,220
	Acquisition and Development Stage

Acquisition Fee (4)

For its services in connection with the selection, due diligence and acquisition of a property or investment, our advisor receives an acquisition fee equal to 2.5% of the purchase price. The purchase price of a property or investment equals the amount paid or allocated to the purchase, development, construction or improvement of a property, inclusive of expenses related thereto, and the amount of debt associated with such property or investment. The purchase price allocable for a joint venture investment equals the product of (1) the purchase price of the underlying property and (2) our economic ownership percentage or percentage of capital provided to the joint venture.

		$12,282,645 (assuming no debt) $49,130,578 (assuming leverage of 75% of the cost).

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Type of Compensation	Method of Compensation	Estimated Amount of Maximum Offering (1)

Operating Stage

Asset Management Fee

We pay our advisor a monthly asset management fee for management of our assets and operations, which day-to-day equals one-twelfth of 0.65% of the higher of the cost or the value of each asset, where (A) cost equals the amount actually paid, excluding acquisition fees and expenses, to purchase each asset we acquire, including any debt attributable to the asset (including debt encumbering the asset after its acquisition), provided that, with respect to any properties we develop, construct or improve, cost will include the amount expended by us for the development, construction or improvement, and (B) the value of an asset is the fair market value established by the most recent independent valuation report, without reduction for depreciation, bad debts or other non-cash reserves; provided, however, that 50% of the advisor’s asset management fee will not be payable until stockholders have received distributions in an amount equal to at least a 6.0% per annum cumulative, non-compounded return on invested capital, at which time all such amounts will become due and payable. For these purposes, “invested capital” means the original issue price paid for the shares of our common stock reduced by prior distributions identified as special distributions from the sale of our assets. The asset management fee will be based only on the portion of the cost or value attributable to our investment in an asset if we do not own all of an asset.

Actual amounts depend upon the assets we acquire and, therefore, cannot be determined at the present time.
Oversight Fee

We may contract property management services for certain properties directly to non-affiliated third parties, in which event we will pay our advisor an oversight fee equal to 1% of monthly gross revenues of such properties.

Actual amounts to be paid depend upon the gross revenues of the properties and, therefore, cannot be determined at the present time.

Financing Fee

We pay our advisor a financing fee equal to 1% of the amount available under any loan or line of credit made available to us. The advisor may reallow some or all of this fee to reimburse third parties with whom it may subcontract to procure such financing for us.

Actual amounts depend upon the amount of indebtedness incurred to acquire an investment and, therefore, cannot be determined at the present time.
Reimbursable Expenses (4)

We reimburse our advisor or its affiliates for all reasonable and actually incurred expenses in connection with the services provided to us, including related personnel, rent, utilities and information technology costs. We will not reimburse for personnel costs in connection with services for which our advisor receives acquisition, asset management or disposition fees.

Actual amounts to be paid depend upon expenses paid or incurred and therefore cannot be determined now.
Disposition/Liquidation/Listing Stage

Disposition Fee (5)

To the extent it provides a substantial amount of services in connection with the disposition of one or more of our properties or investments (except for securities that are traded on a national securities exchange), our advisor will receive fees equal to the lesser of (A) 1.5% of the sales price of each property or other investment sold or (B) 50% of the selling commission that would have been paid to a third-party sales broker in connection with such disposition. However, in no event may the disposition fees paid to our advisor or its affiliates and to unaffiliated third parties exceed in the aggregate 6.0% of the contract sales price.

Actual amounts depend upon the sale price of investments and, therefore, cannot be determined at the present time.

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Type of Compensation	Method of Compensation	Estimated Amount of Maximum Offering (1)

Common Stock Issuable Upon Conversion of Convertible Stock	Our convertible stock will convert to shares of common stock if and when: (A) we have made total distributions on the then outstanding shares of our common stock equal to the original issue price of those shares plus an 8% cumulative, non-compounded, annual return on the original issue price of those shares; or (B) subject to the conditions described below, we list our common stock for trading on a national securities exchange. For these purposes and elsewhere in this prospectus, a “listing” which will result in conversion of our convertible stock to common stock also will be deemed to have occurred on the effective date of any merger of our company in which the consideration received by the holders of our common stock is cash and/or the securities of another issuer that are listed on a national securities exchange. In general, each share of our convertible stock will convert into a number of shares of common stock equal to 1/1000 of the quotient of (A) 15.0% of the excess of (1) our “enterprise value” (as defined in our charter) plus the aggregate value of distributions paid to date on the then outstanding shares of our common stock over the (2) aggregate purchase price paid by stockholders for those outstanding shares of common stock plus an 8.0% cumulative, non-compounded, annual return on the original issue price of those outstanding shares, divided by (B) our enterprise value divided by the number of outstanding shares of common stock, in each case calculated as of the date of the conversion. In the event that either of the events triggering the conversion of the convertible stock occurs after our advisory agreement with our advisor is not renewed or terminates (other than because of a material breach by our advisor), the number of shares of common stock that our advisor will receive upon conversion will be prorated to account for the period of time since our initial offering that the advisory agreement was in force.	Actual amounts depend on the value of our company at the time the convertible stock converts or becomes convertible and therefore cannot be determined at the present time.

(1)	The maximum dollar amounts are based on the sale of the maximum of $500,000,000 in shares to the public in our primary offering and the maximum of $50,000,000 in shares pursuant to our distribution reinvestment plan.

(2)	All or a portion of the selling commissions or, in some cases, the dealer manager fee may be reduced or waived in connection with certain categories of sales, such as sales for which a volume discount applies, sales through registered investment advisors or banks acting as trustees of fiduciaries, sales to our affiliates and sales under our distribution reinvestment plan. The total amount of all items of compensation from any source, including from offering proceeds and in the form of trail commissions, if any, payable to underwriters, broker-dealers or associated persons thereof will not exceed an amount that equals 10% of the gross proceeds of this offering (excluding proceeds from shares to be sold through our distribution reinvestment plan). See “Plan of Distribution.”

(3)	“Issuer Organization and Offering Costs” include all organization and offering expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing, technology, filing fees, charges of our escrow holder and transfer agent, charges of our advisor for administrative services related to the issuance of shares in the offering, amounts to reimburse costs in connection with preparing supplemental sales materials, and reimbursements for actual costs incurred for travel, meals and lodging by employees of our advisor and its affiliates to attend retail seminars hosted by broker-dealers and bona fide training and education meetings hosted by our advisor or its affiliates.

(4)	We will not reimburse our advisor for any amount by which our total operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of: (A) 2% of our average invested assets, or (B) 25% of our net income determined (1) without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and (2) excluding any gain from the sale of our assets for that period. We will not reimburse for personnel costs in connection with services for which our advisor receives acquisition, asset management or disposition fees. In addition, our charter limits our ability to make or purchase property or other investments if the total of all acquisition or origination fees and expenses relating to the investment exceed 6% of the contract purchase price or 6% of the total funds advanced. “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. See “Investment Strategy, Objectives and Policies — Charter Imposed Investment Limitations.” “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (1) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, wholesaling, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (2) interest payments; (3) taxes; (4) non-cash expenditures such as depreciation, amortization and bad debt reserves; (5) reasonable incentive fees based on the gain in the sale of our assets; and (6) acquisition fees and expenses (including expenses relating to potential investments that we do not close), disposition fees on the resale of property and other expenses connected with the acquisition, disposition and ownership of real estate interests, loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property). If we have already reimbursed our advisor for such excess operating expenses, our advisor will be required to repay such amount to us. Notwithstanding the above, we may reimburse our advisor for expenses in excess of this limitation if a majority of the independent directors determines that such excess expenses are justified based on unusual and non-recurring factors.

(5)	Although we are most likely to pay disposition fees to our advisor or an affiliate in the event of our liquidation, these fees may also be earned during our operational stage. In addition, the disposition fee paid upon the sale of any assets other than real property will be included in the calculation of operating expenses for purposes of the limitation on total operating expenses described above.

In addition to the services described above to be provided by our advisor and its affiliates, affiliates of our advisor may provide other property-level services to our company and may receive compensation for such services, including leasing, property tax reduction, development, construction management and risk management fees. However, under no circumstances will such compensation exceed an amount that would be paid to non-affiliated third parties for similar services. A majority of the independent directors must approve all compensation for such other services paid to our advisor or any of its affiliates.

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Summarized below are the fees earned and expenses reimbursable to our advisor and its affiliates, including the dealer manager, and any related amounts payable, from inception through December 31, 2012 (no amounts were incurred or payable for the year ended December 31, 2008; however, $1,300,000 was incurred on our behalf by our advisor, but was not recorded as an expense or payable as of December 31, 2008.):

	Incurred for the Year Ended December 31, 2012	Payable as of December 31, 2012	Incurred for the Year Ended December 31, 2011	Payable as of December 31, 2011	Incurred for the Year Ended December 31, 2010	Payable as of December 31, 2010	Incurred for the Year Ended December 31, 2009	Payable as of December 31, 2009
Type of Compensation
Selling Commissions	$711,737	$-	$200,681	$-	$395,574	$-	$-	$-
Dealer Manager Fee (1)	324,627	-	192,375	-	169,755	-	-	-
Asset Management and Oversight Fees	315,696	426,938	330,156	562,732	223,436	232,576	9,140	9,140
Acquisition Fees	848,737	322,440	-	81,776	362,766	81,776	191,953	-
Financing Fees	357,809	5,891	-	14,491	75,064	14,491	43,875	-
Other Offering Costs (2)	-	-	-	-	507,656	-	-	-
Reimbursable Organizational Costs	-	49,931	-	49,931	49,931	49,931	-	-
Reimbursable Operating Expenses (3)	411,719	431,850	719,372	900,512	973,607	-	-	-
Reimbursable Offering Costs	49,808	197,300	171,099	171,099	-	-	-	-

(1) Includes amounts reallowed from the dealer manager fee to selected dealers.

(2) Our advisor has incurred an additional $2.4 million of other offering expenses on our behalf; these will become payable as additional offering proceeds are raised in this offering to the extent that selling commissions, dealer manager fees and other organization and offering costs do not exceed 15% of gross offering proceeds.

(3) Under our advisory agreement our advisor and its affiliates have the right to seek reimbursement from us for all costs and expenses they incur in connection with their provision of services to us, including our allocable share of our advisor’s overhead, such as rent, employee costs, utilities and information technology costs. We do not, however, reimburse our advisor for personnel costs in connection with services for which our advisor receives acquisition, asset management or disposition fees or for personnel costs related to the salaries of our executive officers. From January 1, 2009 through March 31, 2011, our advisor and its affiliates incurred $677,415 of operating expenses on our behalf. Our charter limits our total operating expenses at the end of the four preceding fiscal quarters to the greater of (A) 2% of our average invested assets, or (B) 25% of our net income determined (1) without reductions for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and (2) excluding any gain from the sale of our assets for the period. Notwithstanding the above limitation, we may reimburse amounts in excess of the limitation if a majority or our independent directors determines that such excess amounts were justified based on unusual and non-recurring factors. Due to the limitations discussed above and because operating expenses incurred directly by us have exceeded the 2% threshold, the amount due to the advisor had not been recorded on its income statement as of December 31, 2010. Further, $973,607 had been recorded as a receivable from the advisor as of December 31, 2010 for the excess operating expenses incurred directly by us over the 2% threshold. Our board of directors, including all of our independent directors, reviewed our total operating expenses for the four fiscal quarters ended December 31, 2009 (and the four fiscal quarters ended each quarter after) and an estimate of our total operating expenses for the four fiscal quarters to end March 31, 2011 and unanimously determined the excess amounts to be justified because of the costs of operating a public company in our early stages of operating. Upon approval of these costs on March 22, 2011, $1,646,818 of total costs, were expensed and $677,415 became a liability to us payable to our advisor and its affiliates. As the board of directors has previously approved such expenses, all 2011 and 2012 operating expenses have been and will be expensed as incurred. As of December 31, 2012, $677,415 has been paid to our advisor.

We do not intend to pay our affiliates in shares of our common stock or units of limited partnership interests in our operating partnership for the services they provide to us, but we reserve the right to do so if our board of directors, including a majority of our independent directors, determines that it is prudent to do so under the circumstances.

In those instances in which there are maximum amounts or ceilings on the compensation which may be received by our advisor for services rendered, our advisor may not recover any amounts in excess of such ceilings or maximum amounts for those services by reclassifying such services under a different compensation or fee category.

Limitation on Operating Expenses

In the absence of a showing to the contrary, satisfactory to a majority of our independent directors, our total operating expenses will be deemed to be excessive if, in any fiscal year, they exceed the greater of:

•	2% of our average invested assets; or

•	25% of our net income for such year.

Absent a satisfactory rationale, the independent directors have a fiduciary responsibility to limit such expenses to amounts that do not exceed these limitations.

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Within 60 days after the end of any four fiscal quarters for which our total operating expenses for the 12 months then ended exceeded the greater of 2% of our average invested assets or 25% of net income, we will send our stockholders a written disclosure of such fact. Our advisor will reimburse us at the end of the fiscal quarter the amount by which the aggregate expenses paid or incurred by us exceed the limitations provided above, if such excess amount is not approved by a majority of our independent directors based on unusual and non-recurring factors.

Total operating expenses include aggregate expenses of every character paid or incurred by us as determined under GAAP, including the fees we pay to our advisor. However, total operating expenses do not include:

•	the expenses we incur in raising capital such as organization and offering expenses, legal, audit, accounting, wholesaling, underwriting, brokerage, listing registration and other such fees, printing and other expenses, and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock;

•	interest payments;

•	taxes;

•	non-cash expenditures, such as depreciation, amortization and bad debt reserves;

•	reasonable incentive fees based on the gain from the sale of our assets, if any; and

•	acquisition fees and expenses (including expenses relating to potential investments that we do not close), disposition fees on resale of properties and other expenses connected with the acquisition, disposition and ownership of real estate interests, loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

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PRIOR PERFORMANCE SUMMARY

Prior Investment Programs

The information presented in this section represents the historical experience of real estate programs sponsored by Bluerock. These are all private programs as Bluerock has sponsored no public programs other than our Company. Investors in this offering should not assume that they will experience returns, if any, comparable to those experienced by investors in any of Bluerock’s prior programs. Investors who purchase our shares will not acquire any ownership interest in any of the programs discussed in this section.

The Prior Performance Tables set forth information as of December 31, 2011 regarding certain of these prior programs regarding: (1) experience in raising and investing funds (Table I); (2) compensation to Bluerock or its affiliate (separate and distinct from any return on its investment) (Table II); (3) annual operating results (Table III); and (4) sales or disposals of properties (Table V); and Table IV regarding results of completed programs has been omitted because no transactions of this nature have been completed during the three years ended December 31, 2011. We will furnish copies of Table VI which shows acquisitions of properties by prior programs to any prospective investor upon request and without charge.

As of December 31, 2011, Bluerock was the sponsor of nine private programs that had closed offerings in the prior three years; eight of which had investment objectives similar to our Company (see Tables I and II), and was the sponsor of sixteen private programs that had closed offerings in the prior five years; fourteen of which had investment objectives similar to our Company (see Tables III). Only one program, Woodlands I, LLC, had been completed as of December 31, 2011, and because it completed operations prior to January 1, 2007, it has not been included in Table IV. Bluerock was the sponsor of three programs that resulted in sales or disposals of property (Table V).

Private Programs

As of December 31, 2011, Bluerock was sponsor of a total of twenty-two private programs, which had raised in the aggregate $280.9 million in equity and debt capital from a total of 2,172 syndication investors, and acquired a total of twenty-six properties. Nineteen of these programs had similar investment objectives to our Company, including two multifamily residential programs and one real estate opportunity fund for which offerings have not closed as of December 31, 2011 and the results of which are not included in the Prior Performance Tables. As of December 31, 2011, six properties had been sold by these programs. Of these twenty-two programs, two had closed or been completed, as applicable, prior to the time periods for which information is required to be reported in the Prior Performance Tables.

Bluerock directly or indirectly contributed the necessary equity to acquire the properties for these programs and the remaining portion was typically borrowed on a non-recourse basis with the properties purchased serving as collateral for the borrowings.

Investors in these programs were not entitled to approve property acquisition sales or refinancing. However, tenant-in-common investors in the Cummings Research Park I, Cummings Research Park II and Cummings Research Park III Office Portfolio (Huntsville, Alabama) and Landmark/Laumeier Office Portfolio (St. Louis, Missouri), have the right to approve the sale or refinancing of those properties in order to garner tax-deferred treatment under Section 1031 of the Code at the time of the investor’s acquisition of an interest in the program. Investors in programs that are multi-asset funds do not have the opportunity to review specific properties for investment prior to the program’s investment in that property.

As a percentage of acquisition and development costs, the diversification of these properties by geographic area is as follows:

Geographic Area	%
South	60.83%
Midwest	20.41%
Northeast	12.91%
West	5.85%

As a percentage of acquisition and development costs, the diversification of these properties by asset class is as follows:

Asset Class	%
Office	55.48%
Multifamily Residential	33.67%
Development	8.25%
Assisted Living	2.60%

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As a percentage of acquisition and development costs, 91.75% was spent on existing or used residential and office properties, and 8.25% was spent on land acquired for development.

An affiliate of Bluerock serves, or, in the case of the completed programs, served, as either property manager or asset manager for each of its programs.

In addition to these programs with similar investment objectives, two notes programs sponsored by Bluerock offered notes to be issued by a limited liability company affiliated with Bluerock. The issuer in each note program borrowed funds from investors, who invested in the issuer’s notes. In one note programs, the issuer in turn contributed the note offering proceeds to a subsidiary for investment in real estate or real estate-related debt and investments. In the other notes program, the issuer in turn used the offering proceeds to fund real estate-based loans secured by a first position mortgage. Investors in these notes programs made loans to the respective issuer by investing in its notes, and did not acquire equity interests therein.

Additionally, one program sponsored by Bluerock offered notes and preferred equity to be issued by a limited liability company affiliated with Bluerock. The issuer in this program borrowed funds from investors, who invested in the issuer’s notes, and issued preferred equity to investors in exchange for capital contributions. The issuer in turn used the offering proceeds to fund the development costs of a residential condominium project.

As of December 31, 2011, Bluerock, through the first notes program, had raised approximately $11.8 million from 181 investors. Including interest accrued through December 31, 2011, a total of approximately $10.9 million of those proceeds had been invested principally with other Bluerock affiliates. Through the second note program, Bluerock had raised $5.8 million from 85 investors as of December 31, 2011. Including interest accrued through December 31, 2011, a total of approximately $2.8 million of those proceeds had been invested. As of December 31, 2011, Bluerock through the third program raised approximately $15.0 million from 247 investors and a total of approximately $10.0 million of those proceeds had been invested.

Adverse Business Developments

Recent conditions in the general economy have adversely affected the financial and real estate markets, as well as certain of our private programs.

The BR-North Park Towers program’s property, located in Southfield, Michigan, suspended investor distributions in December 2010 due to continued pressure from the weak Michigan economy and the deterioration of the domestic automobile manufacturing industry. In September 2009, the distributions to investors were reduced from a 6% to a 3.5% cash yield on their investment through an option, which expired December 2010. In March 2012, the property received a lender default notice, and hired a consultant to assist in negotiating a potential discounted payoff with the special servicer; which discussions are ongoing.

The 1355 First Avenue program, as a result of the general lack of credit in the current depressed economic environment, has been unable to secure construction financing at the originally anticipated loan-to-cost ratio in order to commence construction, necessitating additional capital raising efforts and a suspension of investor distributions in August 2009.

The Summit at Southpoint program reduced distributions in April 2009, a 7.25% to a 1% cash yield in order to rebuild reserves that were depleted to accommodate a new, large tenant in connection with a new lease with a longer than projected term, in order to build reserves for upcoming lease roll-overs and associated tenant improvement and leasing commission expenses.

The Valley Townhomes DST program reduced distributions from a 6.0% to a 2.0% cash yield effective July 2010, in order to build reserves due to lower than projected revenues.

The Town and Country DST program, while 100% leased, suspended distributions effective October 2010 in order to build necessary reserves for upcoming lease roll-overs and associated tenant improvement and leasing commission expenses as required by the lender.

The BR Capital notes program suspended distributions as a result of its substantial investment in the 1355 First Ave program listed above, pending a refinance or completion and sale of the 1355 First Avenue project.

The Cummings Research Park DST program reduced distributions from 6.75% to 1.0% effective March 2012 as a result of higher than expected vacancy as a result of a softening in the leasing market related to defense spending cuts and the uncertainty of tenant contracts and in order to build-up reserves for upcoming lease roll-overs and associated tenant improvement and leasing commissions expenses.

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The Landmark/ Laumeier DST program reduced distributions effective April 2012 from 7.50% to 1.0% as a result of higher than expected vacancy and in order to build-up reserves for upcoming lease roll-overs and associated tenant improvement and leasing commissions expenses.

The total return to those programs will be lower than previously anticipated due to adverse market conditions.

Acquisitions of Properties by Programs

In the three years ended December 31, 2011, six multifamily residential programs and one real estate opportunity fund were sponsored by Bluerock which fund acquired a total of eight properties or indirect equity interests therein. Eleven properties were multifamily residential and were located in San Antonio, El Paso, and Austin, Texas, Nashville and Chattanooga, Tennessee, Chapel Hill, North Carolina, Atlanta, Georgia, Newport News, Virginia, and one property was assisted living and located in Marietta, GA. The acquisitions were financed with a combination of cash equity and purchase money financing, as further described in Table VI, which is included in Part II of our Registration Statement of which our prospectus is a part, and which provides more detailed information on the acquisition of these properties. We will furnish copies of Table VI, which shows acquisitions of properties by prior funds, to any prospective investor upon request and without charge.

CONFLICTS OF INTEREST

Our management will be subject to various conflicts of interest arising out of our relationship with our advisor, our dealer manager and their affiliates. Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise and will have a fiduciary obligation to act on behalf of the stockholders. The material conflicts of interest are discussed below.

Competition for the Time and Service of Our Advisor and Its Affiliates

We rely on our advisor and its affiliates to select our properties and manage our assets and daily operations. Many of the same persons serve as directors, officers and employees of our company, our advisor and its affiliates. This amount will vary from week to week depending on our needs and the status of this offering, as well as the needs of our affiliates for which our officers perform functions. Certain of our advisor’s affiliates, including its principals, are presently, and plan in the future to continue to be, and our advisor plans in the future to be, involved with real estate programs and activities which are unrelated to us. As a result of these activities, our advisor, its employees and certain of its affiliates have conflicts of interest in allocating their time between us and other activities in which they are or may become involved. Our advisor and its employees will devote only as much of their time to our business as our advisor, in its judgment, determines is reasonably required, which may be substantially less than their full time. Therefore, our advisor and its employees may experience conflicts of interest in allocating management time, services, and functions among us and other affiliates of our sponsors and any other business ventures in which they or any of their key personnel, as applicable, are or may become involved. This could result in actions that are more favorable to other affiliates of our sponsors than to us. However, our advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the activities of affiliates of our sponsors in which they are involved.

Allocation of Investment Opportunities

Bluerock has sponsored privately offered real estate programs and may in the future sponsor privately and publicly offered real estate programs that may have investment objectives similar to ours. As a result of this competition, certain investment opportunities may not be available to us. Our advisor and its affiliates could be subject to conflicts of interest between our company and other real estate programs.

Our advisor will present an investment opportunity to the affiliate for which the investment opportunity is most suitable in our advisor’s view. This determination is made by our advisor. However, our advisory agreement requires that our advisor inform our board of directors of the method to be applied by it in allocating investment opportunities among us and its other affiliates.

Affiliated Dealer Manager

Because Bluerock Capital Markets is an affiliate of our advisor, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities.

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Acquisitions From Our Advisor and Its Affiliates

We may acquire properties or investments from our sponsor, advisor, directors or officers, or their respective affiliates. The prices we pay for such properties will not be the subject of arms’-length negotiations. However, we will not acquire a property from our sponsor, advisor, directors or officers, or their respective affiliates, unless a competent independent appraiser (a member in good standing of the Appraisal Institute) confirms that our purchase price is equal to or less than the property’s fair market value and a majority of our board of directors, including a majority of our independent directors not otherwise interested in the transaction, determines that the transaction and the purchase price are fair and reasonable to us. We cannot absolutely assure that the price we pay for any such property will not, in fact, exceed that which would be paid by an unaffiliated purchaser. In no event, however, will the cost of a property to our company exceed such property’s current appraised value.

Joint Venture Investments

As of the date of this prospectus, all of our investments in equity interests in real property have been made through joint venture arrangements with affiliates of Bluerock as well as unaffiliated third parties. We expect that our advisor will continue to be presented with opportunities to purchase all or a portion of a property. In such instances, it is likely that we will continue to work together with other programs sponsored by Bluerock to apportion the assets within the property among us and the other programs in accordance with the investment objectives of the various programs. After such apportionment, the property would be owned by two or more programs sponsored by Bluerock or joint ventures composed of programs sponsored by affiliates of Bluerock. The negotiation of how to divide the property among the various programs will not be at arms’ length and conflicts of interest will arise in the process. Under our charter, the terms and conditions on which we invest in such joint ventures must be fair and reasonable to us and must be substantially the same as those received by the other joint venturers, both as determined by a majority of our board and a majority of our independent directors. Nevertheless, we cannot assure you that we will be as successful as we otherwise would be if we enter into joint venture arrangements with other programs sponsored by Bluerock or with affiliates of our sponsor or advisor. It is possible that in connection with the purchase of a property or in the course of negotiations with other programs sponsored by Bluerock to allocate portions of such property, we may be required to purchase a property that we would otherwise consider inappropriate for our portfolio, in order to also purchase a property that our advisor considers desirable. Although independent appraisals of the assets comprising the property will be conducted prior to apportionment, it is possible that we could pay more for an asset in this type of transaction than we would pay in an arms’-length transaction with a third party unaffiliated with our advisor.

Our advisor and its affiliates may have conflicts of interest in determining which Bluerock-sponsored program should enter into any particular joint venture agreement. The terms pursuant to which affiliates of Bluerock manage one of our joint venture partners will differ from the terms pursuant to which our advisor manages us. Moreover, affiliates of our sponsor may also have a much more significant ownership interest in such joint venture partner than in us. As a result, our sponsor may have financial incentives to (1) recommend that we co-invest with such joint venture partner rather than pursue an investment opportunity on our own as the sole investor and (2) structure the terms of the joint venture in a way that favors such joint venture partner. In addition, the co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. Since our sponsor and its affiliates control both us and any affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture do not have the benefit of arms’-length negotiation of the type normally conducted between unrelated co-venturers.

Receipt of Fees and Other Compensation by Our Advisor and its Affiliates

Our advisor, our dealer manager and their affiliates receive the compensation as described in “Management Compensation.” The acquisition fee payable is based upon the purchase price of the properties we acquire and is payable to our advisor despite the lack of cash available to make distributions to our stockholders. In addition, in the event we contract property management services for certain properties directly to non-affiliated third parties, our advisor shall receive the oversight fee computed based upon the amount of gross revenues generated by such properties. To that extent, our advisor benefits from our retaining ownership of properties and leveraging our properties, while our stockholders may be better served by our disposing of a property or holding a property on an unleveraged basis.

Legal Counsel for us, Our Sponsor and Some of Our Affiliates is the Same Law Firm

Kaplan Voekler Cunningham & Frank, PLC acts as legal counsel to us, our sponsor and some of our affiliates. Kaplan Voekler Cunningham & Frank, PLC is not acting as counsel for any specific group of stockholders or any potential investor. There is a possibility in the future that the interests of the various parties may become adverse and, under the Code of Professional Responsibility of the legal profession, Kaplan Voekler Cunningham & Frank, PLC may be precluded from representing any one or all of such parties. If any situation arises in which our interests appear to be in conflict with those of our advisor or our affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected. Moreover, should such a conflict not be readily apparent, Kaplan Voekler Cunningham & Frank, PLC may inadvertently act in derogation of the interest of parties which could adversely affect us, and our ability to meet our investment objectives and, therefore, our stockholders.

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Certain Conflict Resolution Measures

Allocation of Investment Opportunities

We rely on our sponsor, Bluerock, and the executive officers and real estate professionals of our sponsor acting on behalf of our advisor to identify suitable investments. Our sponsor currently serves as advisor or manager for other real estate investment programs and intends to sponsor future real estate programs with investment objectives similar to ours. As such, many investment opportunities may be suitable for us as well as other real estate programs sponsored by affiliates of our advisor, and we will rely upon the same executive officers and real estate professionals to identify suitable investments for us as such other programs. When these real estate professionals direct investment opportunities to any real estate program sponsored or managed by Bluerock, they, in their sole discretion, will offer the opportunity to the program for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program. As a result, these Bluerock real estate professionals could direct attractive investment opportunities to other entities or investors.

Our advisor’s success in generating investment opportunities for us and its fair allocation of opportunities among programs sponsored by its affiliates are important criteria in the determination by our independent directors to continue or renew our annual contract with our advisor. Our independent directors have a duty to ensure that our advisor fairly applies its method for allocating investment opportunities among the programs sponsored by our advisor or its affiliates.

Independent Directors

In order to ameliorate the risks created by conflicts of interest, our charter requires our board to be comprised of a majority of persons who are “independent” directors. An “independent” director is a person who is not one of our officers or employees or an officer or employee of our advisor or its affiliates and has not been so for the previous two years. Serving as a director of another affiliate-sponsored program, or having an ownership interest in our company will not, by itself, preclude independent director status. The independent directors are, as a group, authorized to retain their own legal and financial advisors. Among the matters we expect the independent directors to act upon are:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement;

•	public offerings of securities;

•	sales of properties and other investments;

•	investments in properties and other assets;

•	borrowings;

•	transactions with affiliates;

•	compensation of our officers and directors who are affiliated with our advisor;

•	whether and when we seek to list our shares of common stock on a national securities exchange;

•	whether and when we seek to become self-managed, which decision could lead to our acquisition of our advisor and affiliates at a substantial price; and

•	whether and when our company or its assets are sold.

A majority of our board of directors, including a majority of our independent directors, will approve any investments we acquire from our sponsor, advisor and directors, or any of their respective affiliates.

Charter Provisions Relating to Conflicts of Interest

In order to reduce or eliminate certain potential conflicts of interest, our charter contains a number of restrictions relating to conflicts of interest, including the following:

Advisor Compensation

Our charter requires that our independent directors evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by our charter. Our independent directors will supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine whether the provisions of our compensation arrangements are being carried out. This evaluation will be based on the following factors as well as any other factors deemed relevant by the independent committee:

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•	the amount of the advisory fee in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating appropriate investment opportunities;

•	the rates charged to other REITs, especially similarly structured REITs, and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us;

•	the quality and extent of service and advice furnished by our advisor and its affiliates;

•	the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by our advisor and its affiliates for the account of its other clients.

Term of Advisory Agreement

Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. The independent directors or our advisor may terminate our advisory agreement with our advisor without cause or penalty on 60 days’ written notice.

Our Acquisitions

We will not purchase or lease properties in which our advisor, any of our directors or any of their respective affiliates has an interest without a determination by a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value as determined by an independent expert selected by our independent directors not otherwise interested in the transaction. An appraisal is “current” if obtained within the prior year. We will not sell or lease properties to our sponsor, our advisor, any of our directors or any of their respective affiliates unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, determines the transaction is fair and reasonable to us. We expect that from time to time our advisor or its affiliates will temporarily enter into contracts relating to investment in properties and other assets, all or a portion of which is to be assigned to us prior to closing, or may purchase property or other investments in their own name and temporarily hold title for us.

Loans

We will not make any loans to our sponsor, our advisor, any of our directors or any of their respective affiliates, except that we may make loans to wholly owned subsidiaries and we may make or invest in mortgage loans involving our sponsor, our advisor, our directors or their respective affiliates, provided that an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved as fair and reasonable to us and on terms no less favorable to us than those available from third parties. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage and the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of our sponsor, our advisor, our directors or officers or any of their affiliates. In addition, we will not borrow from these persons unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the same circumstances. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our advisor or its affiliates.

Other Transactions Involving Affiliates

A majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, must conclude that all other transactions, including joint ventures, between us and our advisor, any of our officers or directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

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Limitation on Operating Expenses

Our advisor must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless our independent directors has determined that such excess expenses were justified based on unusual and non-recurring factors. If our independent directors determine that such excess expenses are justified, within 60 days after the end of the fiscal quarter, we will send our stockholders a written disclosure of such fact. “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (1) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (2) interest payments; (3) taxes; (4) non-cash expenditures such as depreciation, amortization and bad debt reserves; (5) reasonable incentive fees based on the gain from the sale of our assets; and (6) acquisition fees and expenses (including expenses relating to potential investments that we do not close), disposition fees on the resale of property and other expenses connected with the acquisition, disposition and ownership of real estate interests, loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

Issuance of Options and Warrants to Certain Affiliates

Until our shares of common stock are listed on a national securities exchange, our charter prohibits the issuance of options or warrants to purchase our capital stock to our sponsor, our advisor, our directors or any of their affiliates (1) on terms more favorable than we offer such options or warrants to the general public or (2) in excess of an amount equal to 10% of our outstanding capital stock on the date of grant.

Repurchase of Our Shares

Our charter prohibits us from paying a fee to our advisor or our directors or officers or any of their affiliates in connection with our repurchase of our capital stock.

Reports to Stockholders

Our charter requires that we prepare and deliver an annual report and deliver to our stockholders within 120 days after the end of each fiscal year. Our directors are required to take reasonable steps to ensure that the annual report complies with our charter provisions. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•	financial statements prepared in accordance with GAAP that are audited and reported on by independent certified public accountants;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of other fees or charges paid to our advisor and any of its affiliates by us or third parties doing business with us during the year;

•	our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the independent directors that our policies are in the best interests of our common stockholders and the basis for such determination; and

•	a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by the independent directors with regard to the fairness of such transactions.

Voting of Shares Owned by Affiliates

Our charter prohibits our advisor, our directors and their affiliates from voting their shares regarding (1) the removal of our advisor, any such directors or any of their affiliates or (2) any transaction between any of them and us and further provides that, in determining the requisite percentage in interest of shares necessary to approve a matter on which our advisor, any such director and any of their affiliates may not vote or consent, any shares owned by any of them will not be included.

Financial Support From Our Sponsor

Our current corporate operating expenses exceed the cash flow received from our investments in real estate joint ventures. If the rate at which we raise offering proceeds does not improve significantly, our general and administrative costs will remain higher relative to the size of our portfolio. To the extent cash on hand is not sufficient to meet our short-term liquidity requirements we expect to utilize credit facilities obtained from affiliates or unaffiliated third parties. Our sponsor has agreed to provide financial support to us, as necessary, sufficient for us to satisfy all of our obligations and debt service requirements as they come due until at least March 14, 2014 and will satisfy, on a timely basis, all of our liabilities and obligations that we are unable to satisfy when due, through and including March 14, 2014. In addition, our sponsor has agreed to defer payment, if needed, of current year property and asset management fees and operating expenses that are allocated to us, acquisition fees, property and asset management fees and other costs, and operating expenses which have been accrued as of December 31, 2012, and offering costs advanced on our behalf. In addition, our sponsor, which has management control of the affiliates that are lenders to us, has the authority to extend and will extend the BEMT Co-Investor LOC beyond October 2, 2013, for at least another six-month term, depending on our ability to repay that obligation.

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SUMMARY OF DISTRIBUTION REINVESTMENT PLAN

General

We have adopted a distribution reinvestment plan, or DRIP, that allows you the opportunity to purchase, through reinvestment of distributions, additional shares of common stock. The following is a summary of our DRIP. A complete copy of our DRIP is attached as Exhibit B to this prospectus.

The DRIP provides you with a simple and convenient way to invest your cash distributions in additional shares of common stock. As a participant in the DRIP, you may purchase shares at $9.50 per share until all $50,000,000 in shares that are authorized and reserved initially for the DRIP have been purchased or until the termination of this offering, whichever occurs first. We may, in our sole discretion, effect registration of additional shares of common stock for issuance under the DRIP.

Eligibility

You must participate with respect to 100% of your shares. If your shares are held of record by a broker or nominee and you want to participate in the DRIP, you must make appropriate arrangements with your broker or nominee. We may refuse participation in the DRIP to stockholders residing in states where shares offered pursuant to the DRIP are neither registered under applicable securities laws nor exempt from registration.

Administration

The DRIP is administered by DST Systems, Inc, which we refer to as the DRIP Administrator, but a different entity may act as DRIP Administrator in the future, including us or one of our affiliates. The DRIP Administrator will keep all records of your DRIP account and send statements of your account to you.

Enrollment

You may become a participant in the DRIP by indicating your election to participate on your signed enrollment form available from the DRIP Administrator enclosed with this prospectus and returning it to us at the time you subscribe for shares.

Your participation in the DRIP will begin with the first distribution payment after your enrollment form is received by us, provided such form is received on or before ten days prior to the payment date established for that distribution. If your enrollment form is received after the tenth day prior to the record date for a distribution and before payment of that distribution, reinvestment of your distributions will begin with the next distribution payment date.

Costs

Purchases under the DRIP will not be subject to selling commissions or dealer manager fees. All costs of administration of the DRIP will be paid by us.

Purchases of Shares

Common stock distributions will be invested within 30 days after the date on which common stock distributions are paid. Payment dates for common stock distributions will be ordinarily on or about the last calendar day of each month but may be changed to quarterly in our sole discretion. Any distributions not so invested will be returned to participants in the DRIP. Distributions will be paid on both full and fractional shares held in your account and are automatically reinvested.

Reinvested Distributions. We will use the aggregate amount of distributions to all participants for each distribution period to purchase shares for the participants. If the aggregate amount of distributions to participants exceeds the amount required to purchase all shares then available for purchase, we will purchase all available shares and will return all remaining distributions to the participants within 30 days after the date such distributions are made. We will allocate the purchased shares among the participants based on the portion of the aggregate distributions received on behalf of each participant, as reflected on our books. Distributions on all shares purchased pursuant to the DRIP will be automatically reinvested.

Optional Cash Purchases. Until determined otherwise by us, DRIP participants may not make additional cash payments for the purchase of common stock under the DRIP.

Reports

Within 90 days after the end of the fiscal year, you will receive a report of all your investment, including information with respect to the distributions reinvested during the year, the number of shares purchased during the year, the per share purchase price for such shares, the total administrative charge retained by us or the DRIP Administrator and tax information with respect to income earned on shares purchased under the DRIP for the year. These statements are your continuing record of the cost of your purchases and should be retained for income tax purposes. We shall provide such information reasonably requested by the dealer manager or a participating broker-dealer, in order for the dealer manager or participating broker-dealer to meet its obligations to deliver written notification to participants of the information required by Rule 10b-10(b) promulgated under the Securities Exchange Act of 1934, or the Exchange Act.

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Certificates for Shares

The ownership of shares purchased under the DRIP will be uncertificated and noted in book-entry form until our board of directors determines otherwise. The number of shares purchased will be shown on your statement of account.

Termination of Participation

You may discontinue reinvestment of distributions under the DRIP with respect to all, but not less than all, of your shares (including shares held for your account in the DRIP) at any time without penalty by notifying the DRIP Administrator in writing no less than ten days prior to the next distribution payment date. A notice of termination received by the DRIP Administrator after such cutoff date will not be effective until the next following distribution payment date. Participants who terminate their participation in the DRIP may thereafter rejoin the DRIP by notifying us and completing all necessary forms and otherwise as required by us.

We reserve the right to prohibit certain employee benefit plans from participating in the DRIP if such participation could cause our underlying assets to constitute “plan assets” of such plans.

Amendment, Suspension and Termination of the DRIP

The board of directors may, in its sole discretion, suspend or terminate the DRIP or amend any aspect of the DRIP (except for the ability of each participant to withdraw from participation in the DRIP) without the consent of participants or other stockholders, provided that written notice of suspension, termination or any material amendment is sent to participants at least 10 days prior to the effective date thereof. The board of directors also may terminate any participant’s participation in the DRIP at any time by notice to such participant if continued participation will, in the opinion of the board of directors, jeopardize our status as a real estate investment trust under the Code.

Voting of Shares Held Under the DRIP

You will be able to vote all whole shares of common stock purchased under the DRIP at the same time that you vote the other shares registered in your name on our records. Fractional shares will not be voted.

Responsibility of the DRIP Administrator Under the DRIP

The DRIP Administrator will not be liable for any claim based on an act done in good faith or a good faith omission to act. You should recognize that neither we nor the DRIP Administrator can provide any assurance of a profit or protection against loss on any shares purchased under the DRIP.

Federal Income Tax Consequences of Participation in the DRIP

The following discussion summarizes the principal federal income tax consequences, under current law, of participation in the DRIP. It does not address all potentially relevant federal income tax matters, including consequences particular to persons subject to special provisions of federal income tax law (such as tax-exempt organizations, insurance companies, financial institutions, broker-dealers and foreign persons). The discussion is based on various rulings of the IRS regarding several types of distribution reinvestment plans. No ruling, however, has been issued or requested regarding the DRIP. The following discussion is for your general information only, and you must consult your own tax advisor to determine the particular tax consequences (including the effects of any changes in law) that may result from your participation in the DRIP and the disposition of any shares purchased pursuant to the DRIP.

Stockholders subject to federal income taxation who elect to participate in the DRIP will incur a tax liability for distributions allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested pursuant to the DRIP. Specifically, participants will be treated as if they received the distribution from us and then applied such distribution to purchase shares in the DRIP. To the extent that a stockholder purchases shares through the DRIP at a discount to fair market value, the stockholder will be treated for tax purposes as receiving an additional distribution equal to the amount of such discount. A stockholder designating a distribution for reinvestment will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend. In such case, such designated portion of the distribution will be taxed as a capital gain. The amount treated as a distribution to you will constitute a dividend for federal income tax purposes to the same extent as a cash distribution. For a discussion of the tax consequences of receiving a distribution from us, see “Material Federal Income Tax Considerations.”

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SHARE REPURCHASE PLAN

Our board of directors has adopted a share repurchase plan that enables you to sell your shares to us, subject to conditions and limitations of the plan. Pursuant to the terms of our share repurchase plan, the purchase price for shares repurchased under the share repurchase plan will reflect our estimated value per share of $10.04 as of December 17, 2012. Except in the instance of a stockholder’s death or qualifying disability, we will repurchase shares at the lesser of (1) 100% of the average price per share the original purchaser paid to us for all of the shares (as adjusted for any stock distributions, combinations, splits, recapitalizations, special distributions and the like with respect to our common stock), or (2) $9.04 per share (i.e., 90% of our estimated net asset value per share of $10.04). Repurchases sought upon a stockholder’s death or “qualifying disability”, as that term is discussed below and defined in our share repurchase plan, will be made at a repurchase price of $10.04 per share. Shares subject to repurchase must be held for at least one year. Although our board of directors has not undertaken to update our estimated value per share, the price at which we repurchase shares of our common stock under our share repurchase plan may change in the future if we update our estimated value per share.

There are several limitations on our ability to repurchase your shares under the plan:

•	Our share repurchase plan limits the number of shares we may repurchase to those that we could purchase with the net proceeds from the sale of shares under our distribution reinvestment plan during the previous fiscal year;

•	During any calendar year, we may not repurchase in excess of 5% of the number of shares of common stock outstanding as of the same date in the prior calendar year; and

•	We have no obligation to repurchase shares if the repurchase would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency.

Generally, the cash available for repurchase will be limited to the net proceeds from the sale of shares under our distribution reinvestment plan during the previous fiscal year. However, to the extent that the aggregate proceeds received from the sale of shares pursuant to our distribution reinvestment plan are not sufficient to fund repurchase requests pursuant to the limitations outlined above, the board of directors may, in its sole discretion, choose to use other sources of funds to repurchase shares of our common stock. Such sources of funds could include cash on hand, cash available from borrowings and cash from liquidations of securities investments as of the end of the applicable month, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders or purchases of real estate assets. We have engaged DST Systems, P.O. Box 219003, Kansas City, Missouri 64121-9003 to administer the share repurchase plan. We intend to repurchase shares quarterly under the plan. The plan administrator must receive your written request for redemption on or before the last day of the second month of each calendar quarter in order to have shares eligible for repurchase in that same quarter. If we cannot repurchase all shares presented for repurchase in any quarter, we will attempt to honor repurchase requests on a pro rata basis. We will deviate from pro rata purchases in two minor ways: (1) if a pro rata repurchase would result in you owning less than half of the minimum purchase amount of 250 shares, then we will repurchase all of your shares; and (2) if a pro rata repurchase would result in you owning more than half but less than all of the minimum purchase amount, then we will not repurchase any shares that would reduce your holdings below the minimum purchase amount. In the event that you are selling all of your shares, there will be no holding period requirement for shares purchased pursuant to our distribution reinvestment plan.

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During the year ended December 31, 2012, we repurchased $271,772 of common stock as a result of repurchase requests. Proceeds from our distribution reinvestment plan for the year ended December 31, 2011 were $212,767, which under our share repurchase plan, establishes the maximum amount of repurchase requests we may satisfy during the year ended December 31, 2012, subject to exceptional circumstances as determined by our board of directors. As of December 31, 2012, we received a total of four repurchase requests during the twelve month period ended December 31, 2012 for an aggregate of 10,500 shares, not including the partial and wholly deferred repurchase requests from the year ended December 31, 2011 in the amount of $192,022. We honored the deferred repurchase requests from 2011 in full. Of the remaining four repurchase requests, we honored a total of 8,000 shares aggregating $79,750, of which $59,005 was repurchased based on extraordinary circumstances, and deferred the remaining repurchase requests with respect to 2,500 shares. The average repurchase price for the fulfilled repurchases during the twelve months ended December 31, 2012 was $9.96 per share. Funds for the payment of repurchase requests were derived from the proceeds of our distribution reinvestment plan and net proceeds from the sale of our interest in the Meadowmont property.

During the year ended December 31, 2011, the company redeemed $63,334 of common stock as a result of redemption requests. Proceeds from our distribution reinvestment plan for the year ended December 31, 2010 were $63,334, which under our share redemption plan established the maximum amount of redemption requests we may satisfy for the year ended December 31, 2011, subject to exceptional circumstances as determined by our board of directors. We received a total of four redemption requests during this period, two of which were honored and two of which were deferred. Of the two redemption requests which were honored, one request in the amount of $15,000 was fully honored at a price of $10.00 per share, and the second request in the amount of $83,250 was partially honored in the amount of $48,334 at a price of $9.25 per share. The remainder of the second request in the amount of $34,915 was paid in 2012. The two remaining requests, in the amounts of $145,544 and $11,563, were deferred until 2012. All funds for the payment of the foregoing share redemption requests were derived from the proceeds of our distribution reinvestment plan.

If we do not completely satisfy a stockholder’s repurchase request at quarter-end because the plan administrator did not receive the request in time or because of the restrictions on the number of shares we could repurchase under the plan, we will treat the unsatisfied portion of the repurchase request as a request for repurchase at the next repurchase date funds are available for repurchase unless the stockholder withdraws his or her request before the next date for repurchases. Any stockholder can withdraw a repurchase request upon written notice to the plan administrator at any time prior to the date of repurchase.

In order for a disability to entitle a stockholder to the special repurchase terms described above (a “qualifying disability”), (1) the stockholder must receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be redeemed, and (2) such determination of disability will have to be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive (the “applicable governmental agency”). The “applicable governmental agencies” will be limited to the following: (1) if the stockholder paid Social Security taxes and, therefore, could be eligible to receive Social Security disability benefits, then the applicable governmental agency would be the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (2) if the stockholder did not pay Social Security benefits and, therefore, could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System, or CSRS, then the applicable governmental agency would be the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (iii) if the stockholder did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and, therefore, could be eligible to receive military disability benefits, then the applicable governmental agency will be the Veteran’s Administration or the agency charged with the responsibility for administering military disability benefits at that time if other than the Veteran’s Administration.

Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums would not entitle a stockholder to the special repurchase terms described above. Repurchase requests following an award by the applicable governmental agency of disability benefits would have to be accompanied by: (1) the investor’s initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Veteran’s Administration record of disability-related discharge or such other documentation issued by the applicable governmental agency that we would deem acceptable and would demonstrate an award of the disability benefits.

We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

•	disabilities occurring after the legal retirement age; and

•	disabilities that do not render a worker incapable of performing substantial gainful activity.

Therefore, such disabilities will not qualify for the special repurchase terms, except in the limited circumstances when the investor would be awarded disability benefits by the other “applicable governmental agencies” described above.

The share repurchase plan may be suspended or terminated if:

•	our shares are listed on any national securities exchange, or are subject to bona fide quotes on any inter-dealer quotation system or electronic communications network, or are subject of bona fide quotes in the pink sheets; or

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•	our board of directors determines that it is in our best interest to suspend or terminate the share repurchase plan.

We may amend or modify any provision of the plan at any time in our board’s discretion without prior notice to participants. In the event that we amend, suspend or terminate the share repurchase plan, however, we will send stockholders notice of the change(s) following the date of such amendment, suspension or modification, and we will disclose the change(s) in a report filed with the SEC on either Form 8-K, Form 10-Q or Form 10-K, as appropriate. During this offering, we will also include this information in a prospectus supplement or post-effective amendment to the registration statement, as required under federal securities laws.

Our share repurchase plan will only provide stockholders a limited ability to sell shares for cash until the shares are listed for trading on a national securities exchange, at which time the plan will terminate and you will have no right to request repurchase of your shares. We cannot assure you that the shares will ever be listed for trading on a national securities exchange.

You must present for repurchase a minimum of 25% of your shares.

Our company is only obligated to repurchase shares submitted for repurchase in accordance with the terms of our share repurchase plan. However, we are not precluded from voluntarily repurchasing the shares if such repurchase does not impair the capital or operations of our company, provided, that we may implement excess share provisions that provide for mandatory repurchase in order to preserve our status as a REIT. Our sponsor, advisor, board members and their affiliates are prohibited from receiving a fee on the repurchase of shares by our company.

Qualifying stockholders who desire for our company to repurchase their shares must give written notice to us at Bluerock Multifamily Growth REIT, Inc. c/o DST Systems, P.O. Box 219003, Kansas City, Missouri 64121-9003.

PRINCIPAL STOCKHOLDERS

The following table shows, as of February 12, 2013, the number and percentage of shares of our common stock owned by any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, each director and executive officer, and all directors and executive officers as a group.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percent of all Shares
R. Ramin Kamfar (3)	24,089	1.06%
James G. Babb, III	–	–
Jordan B. Ruddy	–	–
Jerold E. Novack	–	–
Michael L. Konig	–	–
Brian D. Bailey	14,415	0.63%
I. Bobby Majumder	12,800	0.56%
Romano Tio	12,844	0.57%

All Named Executive Officers and Directors as a Group	64,148	2.82%

(1)	The address of each beneficial owner listed is 712 Fifth Avenue, 9th Floor, New York, New York 10019.

(2)	None of the securities listed are pledged as a security.

(3)	As of the date of this prospectus, our sponsor owns 23,089 shares of our common stock, all of which are issued and outstanding stock, and our advisor owns 1,000 shares of convertible stock, all of which are issued and outstanding. The shares of our common stock owned by our sponsor include the 22,100 shares of our common stock purchased by our advisor for $200,000 in October 2008 as our initial capitalization and subsequently distributed to our sponsor by dividends from our advisor. Our advisor is controlled by BER Holdings, LLC, which is indirectly controlled by Mr. Kamfar. Thus, Mr. Kamfar has the power to direct how our advisor and our sponsor votes its shares of common stock.

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DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock highlights material provisions of our charter and bylaws as in effect as of the date of this prospectus. Because it is a description of what is contained in our charter and bylaws, it may not contain all the information that is important to you.

Common Stock

Under our charter, we have 1,000,000,000 authorized shares of stock, consisting of 749,999,000 shares of common stock, $0.01 par value per share, 250,000,000 shares of preferred stock, $0.01 par value per share and 1,000 shares of non-participating, non-voting convertible stock, $0.01 per share available for issuance. We have authorized the issuance of up to 55,263,158 shares of common stock in connection with this offering. The common stock offered by this prospectus, when issued, will be duly authorized, fully paid and nonassessable. The common stock is not convertible or subject to redemption.

Holders of our common stock:

•	are entitled to receive distributions authorized by our board of directors and declared by us out of legally available funds after payment of, or provision for, full cumulative distributions on and any required redemptions of shares of preferred stock then outstanding;

•	are entitled to share ratably in the distributable assets of our company remaining after satisfaction of the prior preferential rights of the preferred stock and the satisfaction of all of our debts and liabilities in the event of any voluntary or involuntary liquidation or dissolution of our company; and

•	do not have preference, conversion, exchange, sinking fund, or redemption rights or preemptive rights to subscribe for any of our securities and generally have no appraisal rights unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of shares, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise appraisal rights.

We will generally not issue certificates for our shares. Shares will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. DST Systems, Inc. acts as our registrar and as the transfer agent for our shares. Transfers can be effected simply by mailing to DST Systems, Inc. a transfer and assignment form, which we will provide to you at no charge upon written request.

Stockholder Voting

Except as otherwise provided, all shares of common stock will have equal voting rights. Because stockholders do not have cumulative voting rights, holders of a majority of the outstanding shares of common stock can elect our entire board of directors. The voting rights per share of our equity securities issued in the future will be established by our board of directors; provided, however, that the voting rights per share sold in a private offering will not exceed the voting rights which bear the same relationship to the voting rights of a publicly held share as the consideration paid to us for each privately offered share bears to the book value of each outstanding publicly held share.

Our charter provides that generally we may not, without the affirmative vote of stockholders entitled to cast at least a majority of all the votes entitled to be cast on the matter:

•	amend our charter, including, by way of illustration, amendments to provisions relating to director qualifications, fiduciary duty, liability and indemnification, conflicts of interest, investment policies or investment restrictions, except for amendments with respect to increases or decreases in the number of shares of stock of any class or series or the aggregate number of shares of stock, a change of our name, a change of the name or other designation or the par value of any class or series of stock and the aggregate par value of our stock and certain reverse stock splits;

•	sell all or substantially all of our assets other than in the ordinary course of our business or in connection with our liquidation or dissolution;

•	cause a merger or consolidation of our company; or

•	dissolve or liquidate our company.

Our charter further provides that, without the necessity for concurrence by our board of directors, holders of a majority of voting shares who are present in person or by proxy at an annual meeting at which a quorum is present may vote to elect a director and that any or all of our directors may be removed from office at any time by the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of directors.

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Each stockholder entitled to vote on a matter may do so at a meeting in person or by proxy directing the manner in which he or she desires that his or her vote be cast or without a meeting by a consent in writing or by electronic transmission. Any proxy must be received by us prior to the date on which the vote is taken. Pursuant to Maryland law and our charter, if no meeting is held, 100% of the stockholders must consent in writing or by electronic transmission to take effective action on behalf of our company.

Preferred Stock

Our charter authorizes our board of directors without further stockholder action to provide for the issuance of up to 250,000,000 shares of preferred stock, in one or more classes or series, with such terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as our board of directors approves. As of the date of this prospectus, there are no shares of preferred stock outstanding and we have no present plans to issue any preferred stock. However, the issuance of preferred stock must be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access at our expense to our legal counsel or to independent legal counsel.

Issuance of Additional Securities and Debt Instruments

Our board of directors is authorized to issue additional securities, including common stock, preferred stock, convertible preferred stock and convertible debt, for cash, property or other consideration on such terms as they may deem advisable and to classify or reclassify any unissued shares of capital stock of our company without approval of the holders of the outstanding securities. We may issue debt obligations with conversion privileges on such terms and conditions as the directors may determine, whereby the holders of such debt obligations may acquire our common stock or preferred stock. We may also issue warrants, options and rights to buy shares on such terms as the directors deem advisable, despite the possible dilution in the value of the outstanding shares which may result from the exercise of such warrants, options or rights to buy shares, as part of a ratable issue to stockholders, as part of a private or public offering or as part of other financial arrangements. Our board of directors, with the approval of a majority of the directors and without any action by stockholders, may also amend our charter from time to time to increase or decrease the aggregate number of shares of our stock or the number of shares of stock of any class or series that we have authority to issue.

Restrictions on Ownership and Transfer

In order to qualify as a REIT under the federal tax laws, we must meet several requirements concerning the ownership of our outstanding capital stock. Specifically, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the federal income tax laws to include specified private foundations, employee benefit plans and trusts, and charitable trusts, during the last half of a taxable year, other than our first REIT taxable year. Moreover, 100 or more persons must own our outstanding shares of capital stock during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year, other than our first REIT taxable year.

Because our board of directors believes it is essential for our company to qualify and continue to qualify as a REIT and for other corporate purposes, our charter, subject to the exceptions described below, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the federal income tax laws, more than 9.8% of:

•	the total value of the outstanding shares of our capital stock; or

•	the total value or number (whichever is more restrictive) of outstanding shares of our common stock.

This limitation regarding the ownership of our shares is the “9.8% Ownership Limitation.” Further, our charter provides for certain circumstances where our board of directors may exempt (prospectively or retroactively) a person from the 9.8% Ownership Limitation and establish or increase an excepted holder limit for such person. This exception is the “Excepted Holder Ownership Limitation.” Subject to certain conditions, our board of directors may also increase the 9.8% Ownership Limitation for one or more persons and decrease the 9.8% Ownership Limitation for all other persons.

To assist us in preserving our status as a REIT, among other purposes, our charter also contains limitations on the ownership and transfer of shares of common stock that would:

•	result in our capital stock being beneficially owned by fewer than 100 persons, determined without reference to any rules of attribution;

•	result in our company being “closely held” under the federal income tax laws; and

•	cause our company to own, actually or constructively, 9.8% or more of the ownership interests in a tenant of our real property, under the federal income tax laws or otherwise fail to qualify as a REIT.

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Any attempted transfer of our stock which, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be null and void, with the intended transferee acquiring no rights in such shares of stock. If any transfer of our stock occurs which, if effective, would result in any person owning shares in violation of the other limitations described above (including the 9.8% Ownership Limitation), then that number of shares the ownership of which otherwise would cause such person to violate such limitations will automatically result in such shares being designated as shares-in-trust and transferred automatically to a trust effective on the day before the purported transfer of such shares. The record holder of the shares that are designated as shares-in-trust, or the prohibited owner, will be required to submit such number of shares of capital stock to our company for registration in the name of the trust. We will designate the trustee, but it will not be affiliated with our company. The beneficiary of the trust will be one or more charitable organizations that are named by our company. If the transfer to the trust would not be effective for any reason to prevent a violation of the limitations on ownership and transfer, then the transfer of that number of shares that otherwise would cause the violation will be null and void, with the intended transferee acquiring no rights in such shares.

Shares-in-trust will remain shares of issued and outstanding capital stock and will be entitled to the same rights and privileges as all other stock of the same class or series. The trust will receive all dividends and other distributions on the shares-in-trust and will hold such dividends or other distributions in trust for the benefit of the beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. The trust will vote all shares-in-trust and, subject to Maryland law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the beneficiary as follows. The prohibited owner generally will receive from the trust the lesser of:

•	the price per share such prohibited owner paid for the shares of capital stock that were designated as shares-in-trust or, in the case of a gift or devise, the market price per share on the date of such transfer; or

•	the price per share received by the trust from the sale of such shares-in-trust.

The trustee may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the trustee. The trust will distribute to the beneficiary any amounts received by the trust in excess of the amounts to be paid to the prohibited owner. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then the shares shall be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for the shares that exceeds the amount such prohibited owner was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, the shares-in-trust will be deemed to have been offered for sale to our company, or our designee, at a price per share equal to the lesser of:

•	the price per share in the transaction that created such shares-in-trust or, in the case of a gift or devise, the market price per share on the date of such gift or devise; or

•	the market price per share on the date that our company, or our designee, accepts such offer.

We may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the beneficiary.  We will have the right to accept such offer for a period of 90 days after the later of the date of the purported transfer which resulted in such shares-in-trust or the date we determine in good faith that a transfer resulting in such shares-in-trust occurred.

“Market price” on any date means the closing price for our stock on such date. The “closing price” refers to the last quoted price as reported by the primary securities exchange or market on which our stock is then listed or quoted for trading. If our stock is not so listed or quoted at the time of determination of the market price, our board of directors will determine the market price in good faith.

If you acquire or attempt to acquire shares of our capital stock in violation of the foregoing restrictions, or if you owned common or preferred stock that was transferred to a trust, then we will require you immediately to give us immediate written notice of such event or, in the case of a proposed or attempted transaction, at least 15 days written notice, and to provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

If you own, directly or indirectly, more than 5%, or such lower percentages as required under the federal income tax laws, of our outstanding shares of stock, then you must, within 30 days after January 1 of each year, provide to us a written statement or affidavit stating your name and address, the number of shares of capital stock owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect stockholder shall provide to us such additional information as we may request in order to determine the effect, if any, of such ownership on our qualification as a REIT and to ensure compliance with the ownership limit.

The ownership limit generally will not apply to the acquisition of shares of capital stock by an underwriter that participates in a public offering of such shares. In addition, our board of directors, upon receipt of a ruling from the IRS or an opinion of counsel and upon such other conditions as our board of directors may direct, including the receipt of certain representations and undertakings required by our charter, may exempt (prospectively or retroactively) a person from the ownership limit and establish or increase an excepted holder limit for such person. However, the ownership limit will continue to apply until our board of directors determines that it is no longer in the best interests of our company to attempt to qualify, or to continue to qualify, as a REIT or that compliance is no longer required for REIT qualification.

All certificates, if any, representing our common or preferred stock, will bear a legend referring to the restrictions described above.

The ownership limit in our charter may have the effect of delaying, deferring or preventing a takeover or other transaction or change in control of our company that might involve a premium price for your shares or otherwise be in your interest as a stockholder.

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Distributions

Some or all of our distributions have been paid and may continue to be paid from sources other than cash flow from operations, such as from the proceeds of this offering, cash advances to us by our advisor, the sale of our assets, cash resulting from a waiver of asset management fees and borrowings (including borrowings secured by our assets) in anticipation of future operating cash flow until such time as we have sufficient cash flow from operations to fully fund the payment of distributions therefrom. Generally, our policy is to pay distributions from cash flow from operations. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. We may fund such distributions from third party borrowings, offering proceeds, sale proceeds, advances from our advisor or sponsors or from our advisor’s deferral of its asset management fee. To the extent that we make payments or reimburse certain expenses to our advisor pursuant to our advisory agreement, our cash flow and therefore our ability to make distributions from cash flow, as well as cash flow available for investment, will be negatively impacted. See “Management – The Advisory Agreement.” In addition, certain amounts we are required to pay to our advisor, including the monthly asset management fee, the oversight fee, the financing fee, the disposition fee and the payment made upon conversion of our convertible stock, depend on the assets acquired, gross revenues of the properties managed, indebtedness incurred, sales prices of investments sold or the value of our company at the time of conversion, respectively, and therefore cannot be quantified or reserved for until such fees have been earned. See “Management Compensation.” We are required to pay these amounts to our advisor regardless of the amount of cash we distribute to our stockholders and therefore our ability to make distributions from cash flow, as well as cash flow available for investment, to our stockholders may be negatively impacted. In addition, to the extent we invest in development or redevelopment projects or in properties that have significant capital requirements, these properties will not immediately generate operating cash flow. Thus, our ability to make distributions may be negatively impacted, especially during our early periods of operation.

We expect to declare distributions on a quarterly basis and to pay distributions to our stockholders on a monthly basis. We intend to calculate these monthly distributions based on daily record and distribution declaration dates so our investors will become eligible for distributions immediately upon the purchase of their shares. Distributions will be paid to stockholders as of the record dates for the periods selected by the directors.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. Generally, distributed income will not be taxable to us under the Code if we distribute at least 90% of our REIT taxable income.

Distributions are authorized at the discretion of our board of directors, in accordance with our earnings, cash flow, anticipated cash flow and general financial condition. The board’s discretion will be directed, in substantial part, by its intention to cause us to continue to qualify as a REIT. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We may utilize capital, borrow money, issue new securities or sell assets in order to make distributions. In addition, from time to time, our advisor and its affiliates may, but are not required to, agree to waive or defer all or a portion of the acquisition, asset management or other fees or other incentives due to them, enter into lease agreements for unleased space, pay general administrative expenses or otherwise supplement investor returns in order to increase the amount of cash available to make distributions to our stockholders.

Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions. There can be no assurance that future cash flow will support distributions at the rate that such distributions are paid in any particular distribution period.

Under Maryland law, we may issue our own securities as stock dividends in lieu of making cash distributions to stockholders. We may issue securities as stock dividends in the future. Our charter provides that distributions in kind are not permitted, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for the dissolution of our company and the liquidation of our assets in accordance with the terms of our charter, or distributions in which (a) our board advises each stockholder of the risks associated with direct ownership of the distributed property, (b) our board offers each stockholder the election of receiving the in-kind distributions, and (c) in-kind distributions are made only to those stockholders that accept the offer.

Convertible Stock

Our authorized capital stock includes 1,000 shares of convertible stock, par value $0.01 per share. We have issued all of such shares to our advisor. No additional consideration is due upon the conversion of the convertible stock. There will be no distributions paid on shares of convertible stock. The conversion of the convertible stock into shares of common stock will decrease the percentage of our shares of common stock owned by persons purchasing shares in this offering.

Except in limited circumstances, shares of convertible stock will not be entitled to vote on any matter, or to receive notice of, or to participate in, any meeting of our stockholders at which they are not entitled to vote. However, the affirmative vote of the holders of more than two-thirds of the outstanding shares of convertible stock will be required (1) for any amendment, alteration or repeal of any provision of our charter that materially and adversely changes the rights of the holders of the convertible stock or (2) to effect a merger of our company into another entity, or a merger of another entity into our company, unless in each case each share of convertible stock (A) will remain outstanding without a material and adverse change to its terms and rights or (B) will be converted into or exchanged for shares of stock or other ownership interest of the surviving entity having rights identical to that of our convertible stock.

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Each outstanding share of our convertible stock will convert into the number of shares of our common stock described below if:

•	we have made total distributions on the then outstanding shares of our common stock equal to the price paid for those shares plus an 8% cumulative, non-compounded, annual return on the price paid for those outstanding shares of common stock; or

•	we list our common stock for trading on a national securities exchange. For these purposes, a “listing” also will be deemed to occur on the effective date of any merger in which the consideration received by the holders of our common stock is cash and/or the securities of another issuer that are listed on a national securities exchange.

Upon the occurrence of either triggering event described above, each share of convertible stock will be converted into a number of shares of common stock equal to 1/1000 of the quotient of (A) 15% of the amount, if any, by which (1) the enterprise value (determined in accordance with the provisions of the charter and summarized in the second following paragraph) as of the date of the event triggering the conversion plus the total distributions paid to our stockholders through such date on the then outstanding shares of our common stock exceeds (2) the sum of the aggregate purchase price paid for those outstanding shares of common stock plus an 8% cumulative, non-compounded, annual return on the price paid for those outstanding shares of common stock, divided by (B) the enterprise value divided by the number of outstanding shares of common stock, in each case, as of the date of the event triggering the conversion. In the case of a conversion upon a listing, the number of shares to be issued will not be determined until the 31st trading day after the date of the listing.

Unless the advisory agreement is terminated or not renewed because of a material breach by our advisor, in the event that either of the events triggering the conversion of the convertible stock occurs after an “advisory agreement termination,” as defined below, each share of convertible stock will be converted into that number of shares of common stock as described in the preceding paragraph, multiplied by the quotient of (A) the number of days since the effective date of this offering during which the advisory agreement with our advisor was in force divided by (B) the number of days elapsed from the effective date of our initial offering through the date of the event triggering the conversion of the convertible stock. As used herein and in our charter, “advisory agreement termination” means a termination or expiration without renewal (except to the extent of a termination or expiration with our company followed by the adoption of the same or substantially similar advisory agreement with a successor, whether by merger, consolidation, sale of all or substantially all of our assets, or otherwise) of our advisory agreement with our advisor for any reason except for a termination or expiration without renewal due to a material breach of the advisory agreement by our advisor.

As used above and in our charter, “enterprise value” as of a specific date means our actual value as a going concern on the applicable date based on the difference between (A) the actual value of all of our assets as determined in good faith by our board, including a majority of the independent directors, and (B) all of our liabilities as set forth on our balance sheet for the period ended immediately prior to the determination date, provided that (1) if such value is being determined in connection with a change of control that establishes our net worth, then the value shall be the net worth established thereby and (2) if such value is being determined in connection with the listing of our common stock for trading on a national securities exchange, then the value shall be the number of outstanding shares of common stock multiplied by the closing price of a single share of common stock, averaged over a period of 30 trading days, as mutually agreed upon by the board of directors, including a majority of the independent directors and the advisor. If the holder of shares of convertible stock disagrees with the value determined by the board, then each of the holder of the convertible stock and us shall name one appraiser and the two named appraisers shall promptly agree in good faith to the appointment of one other appraiser whose determination of the value of the company shall be final and binding on the parties. The cost of such appraisal will be shared evenly between us and our advisor.

Our charter provides that if we:

•	reclassify or otherwise recapitalize our outstanding common stock (except to change the par value, or to change from no par value to par value, or to subdivide or otherwise split or combine shares); or

•	consolidate or merge with another entity in a transaction in which we are either (1) not the surviving entity or (2) the surviving entity but that results in a reclassification or recapitalization of our common stock (except to change the par value, or to change from no par value to par value, or to subdivide or otherwise split or combine shares), then we or the successor or purchasing business entity must provide that the holder of each share of our convertible stock outstanding at the time one of the events triggering conversion described above occurs will continue to have the right to convert the convertible stock upon such a triggering event. After one of the above transactions occurs, the convertible stock will be convertible into the kind and amount of stock and other securities and property received by the holders of common stock in the transaction that occurred, such that upon conversion, the holders of convertible stock will realize as nearly as possible the same economic rights and effects as described above in the description of the conversion of our convertible stock. This right will apply to successive reclassifications, recapitalizations, consolidations and mergers until the convertible stock is converted.

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Our board of directors will oversee the conversion of the convertible stock to ensure that the number of shares of common stock issuable in connection with the conversion is calculated in accordance with the terms of our charter. Further, if in the good faith judgment of our board of directors full conversion of the convertible stock would cause a holder of our stock to violate the 9.8% Ownership Limitation or the Excepted Holder Ownership Limitation (collectively referred to as the “Convertible Stock Limitations”), then only such number of shares of convertible stock (or fraction of a share thereof) will be converted into shares of our common stock such that no holder of our stock would violate the Convertible Stock Limitations. The conversion of the remaining shares of convertible stock will be deferred until the earliest date after our board of directors determines that such conversion will not violate the Convertible Stock Limitations. Any such deferral will not otherwise alter the terms of the convertible stock.

Our Estimated Value Per Share

On December 17, 2012, our board of directors determined an estimated value per share of our common stock of $10.04 as of December 17, 2012. We are providing the estimated value per share to assist broker-dealers and stockholders in their evaluation of us.

The objective of our board of directors in determining the estimated value per share was to arrive at a value, based on the most recent data available, that it believed was reasonable based on a valuation utilizing independent appraisals of each of the properties in which we are invested. The estimated value per share is based on (x) the estimated value of our assets based on independent appraisals less the estimated value of our liabilities, divided by (y) the number of outstanding shares of our common stock, all as of December 17, 2012. Investors are cautioned that the market for commercial real estate can fluctuate quickly and substantially and values of our assets and liabilities are expected to change in the future.

Our board of directors determined the estimated per share value in its sole discretion and is ultimately and solely responsible for establishing the estimated value of a share of our common stock. Our advisor did, however, engage the services of Whitewater Realty Advisors, LLC, or the Appraisal Firm, an independent appraisal firm, to appraise all of the properties in which we are invested on an individual basis, and our board has reviewed the Appraisal Firm’s appraisals in determining the estimated value of a share of our common stock. Our board of directors has further reviewed our outstanding liabilities and other assets as reported by our advisor.

The Appraisal Firm conducted its valuation in conformity with the requirements of the Code of Professional Ethics & Standards of Professional Practice of the Appraisal Institute, which include the Uniform Standards of Professional Appraisal Practice. Certain of the Appraisal Firm’s personnel, including those who conducted the appraisals of our properties, have Member of Appraisal Institute, or MAI, designations. The Appraisal Firm does not have any direct or indirect material interest in any transaction with us or in any currently proposed transaction to which we, our advisor or our board of directors or officers are a party. We believe there are no material conflicts of interest between the Appraisal Firm, on the one hand, and us, our advisor or our directors or officers, on the other hand.

Methodology

The following is a summary of the valuation methodologies used for each type of asset:

Real Estate Investments.

As of December 17, 2012, we owned interests in seven total properties, through joint ventures. Six of our properties are currently operational and one of our properties, 23Hundred @ Berry Hill, or our development property, is currently in development.

The Appraisal Firm valued each of our properties on an individual basis using the Income Capitalization Approach and Sales Comparison Approach, which it then reconciled based on its weighing of the reliability and applicability of each valuation method to determine a final value. The Appraisal Firm valued our development property, assuming the completion of construction and the stabilization of our development property’s occupancy, as of November 1, 2014 (which is further discounted in our valuation below), and our operational properties on an “as is” basis as of November 1, 2012.

The Income Capitalization Approach is a method of converting anticipated economic benefits from owning property into a value. The Appraisal Firm used both the direct capitalization method and a discounted cash flow analysis in converting each of our properties anticipated net income into a value. The direct capitalization method is used to convert a single year’s stabilized net operating income into a value by dividing that net operating income by an established capitalization rate. In the discounted cash flow method, anticipated future cash flows from a property and a reversionary (sale) value are discounted to a net present value using a chosen yield rate (internal rate of return).

The Appraisal Firm independently developed the models and assumptions it used in applying the Income Capitalization Approach. In order to build its models and develop its assumptions, the Appraisal Firm reviewed current rent rolls and historical financial statements provided by our advisor, studied market data (including rents and expenses), and performed site visits and interviewed property staff at each of our properties.

To determine a capitalization rate to apply when using the direct capitalization method, the Appraisal Firm reviewed the capitalization rates for the sales of recent properties comparable to our own in location and features, as well as national surveys of the capitalization rates for the sale of apartment properties. Then, the Appraisal Firm divided each property’s projected future net operating income by its capitalization rate to determine each property’s value. For our development property, the Appraisal Firm used the projected net operating income for its expected first year of stabilized occupancy, 2015.

The Appraisal Firm also valued each of our properties using a discounted cash flow analysis. The Appraisal Firm chose the discount period for each asset (either 7 or 10 years) based on several factors, including the approximate loan term and the typical real estate investment hold period. The Appraisal Firm calculated the value of each property using the Appraisal Firm’s own cash flow projections, terminal capitalization rates and discount rates as the Appraisal Firm believed appropriate for each property based upon its review of the market for similarly situated properties. In projecting each property’s cash flow, the Appraisal Firm made key assumptions regarding annual rent and expense growth at our properties. While we believe that the Appraisal Firm’s assumptions and projections are reasonable for each of our properties, any change in these assumptions or projections would change the estimated value of our properties. A table presenting the ranges and weighted averages, as applicable, of the Appraisal Firm’s key assumptions with respect to its discounted cash flow analysis is set forth below (weighted averages are based on the appraised value of each property):

Annual Rent Growth Range	3.0% - 4.8%
Annual Expense Growth Range	2.7% - 3.1%
Weighted Average Exit Cap Rate	6.6%
Weighted Average Unleveraged Discount Rate	7.4%
Weighted Average Leveraged Discount Rate	9.8%

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A change in the Appraisal Firm’s assumptions would impact the calculation of the value of the properties in which we are invested on a discounted cash flow basis. For example, assuming all other factors remain unchanged, an increase of 25 basis points in the unleveraged discount rate used with respect to each appraisal would yield a decrease in the value of our real estate assets of 1.64%, while a decrease of 25 basis points in the unleveraged discount rate used with respect to each appraisal would yield an increase in the value of our real estate assets of 1.68%. Likewise, an increase of 25 basis points in the exit capitalization rate used with respect to each appraisal would yield a decrease in the value of our real estate assets of 2.36%, while a decrease of 25 basis points in the exit capitalization rate used with respect to each appraisal would yield an increase in the value of our real estate assets of 2.56%.

In addition to using the Income Capitalization Approach, the Appraisal Firm valued our properties according to the Sales Comparison Approach, whereby the Appraisal Firm directly compared each property to recent, similarly situated, property sales. After adjusting for differences in quality and age of properties, the Appraisal Firm established a market rate of value per unit for each property and multiplied that by the number of units in the applicable property to establish a value.

After reconciling the valuations provided by the Income Capitalization Approach and the Sales Comparison Approach, the Appraisal Firm estimated the value of each of the properties as of November 1, 2012, resulting in an aggregate of the appraised values of $270,600,000 as of November 1, 2012. The aggregate purchase price of these same properties (as adjusted for capital expenditures) was approximately $189,100,000 at December 17, 2012, the date as of which our board of directors determined an estimated value per share of our common stock.

The aggregate of the appraised values exceeds the aggregate of the discounted cash flow valuations performed by the Appraisal Firm by $347,170.

When including our development property in the calculation of the estimated value of our assets, our board of directors discounted the equity value of our development property by the present value of the future development profit by 10% per annum over two years (the expected development period). Our board of directors determined this discount to be the projected “as stabilized” value by reviewing industry practices, including those of banks and independent valuation firms, with respect to the valuation of properties in development.

Notes Payable. The valuation of our liabilities prepared by our advisor contained a valuation of our notes payable based on the current carrying value of our notes payable as of December 17, 2012 with a mark to market adjustment. The carrying value of our notes payable as of December 17, 2012 was $155,548,000 to which our advisor added a mark to market adjustment of $8,628,000 to find the estimated fair value of our notes payable to be $164,176,000.

Other Assets and Liabilities. Our advisor’s report on our other assets and liabilities contained a majority of our other assets and liabilities, consisting primarily of cash, restricted cash, accounts receivable, accounts payable and notes payable to our affiliates, which were considered by us to be equal to fair value due to their short maturities.

Our estimated value per share was based upon 2,186,000 shares of our stock outstanding at the close of business as of December 17, 2012.

The estimated per share value does not reflect a liquidity discount for the fact that the shares are not currently traded or listed on a national securities exchange, a discount for the non-assumability or prepayment obligations associated with certain of our debt, or a discount for our corporate level overhead.

The following table presents how the estimated value per share was determined as of December 17, 2012 (in thousands):

Value of Properties		$270,600
Notes Payable		(155,548)
Mark to Market of Notes Payable		(8,628)
Partner Promote (1) and Development Discount		(2,590)
Gross Equity Value		$103,834
Our Equity Percentage	%	34.6835
Our Equity Market Value		$36,013
Other Assets		356
Other Liabilities (including notes payable to affiliates)		(14,414)
Net Asset Value (2)		$21,955
Shares Outstanding		2,186
Estimated per share value		$10.04

(1) Includes a promote share of profits payable to our joint venture partners in two of our investments after we receive a return of our capital and preferred return on our investments.

(2) Net Asset Value is calculated using the asset and liability amounts and descriptions provided in the above paragraphs.

Limitations of the Estimated Value Per Share

As with any valuation methodology, the methodologies used to determine the estimated value per share were based upon a number of assumptions, estimates and judgments that may not be accurate or complete. Further, different parties using different property-specific and general real estate and capital market assumptions, estimates, judgments and standards could derive a different estimated value per share, which could be significantly different from the estimated value per share determined by us. The estimated value per share determined by us does not represent the fair value of our assets less liabilities in accordance with GAAP, and such estimated value per share is not a representation, warranty or guarantee that:

•	a stockholder would be able to realize the estimated share value if such stockholder attempts to sell his or her shares;
•	a stockholder would ultimately realize distributions per share equal to the estimated value per share upon liquidation of our assets and settlement of our liabilities or a sale of the company;
•	shares of our common stock would trade at the estimated value per share on a national securities exchange;
•	a third party would offer the estimated value per share in an arms’-length transaction to purchase all or substantially all of the shares of our common stock; or
•	the methodologies used to estimate the value per share would be acceptable to the Financial Industry Regulatory Authority, Inc., or FINRA, or under the Employee Retirement Income Security Act, or ERISA, with respect to their respective requirements.

Further, the estimated value per share was calculated as of a moment in time, and, although the value of our shares will fluctuate over time as a result of, among other things, future acquisitions or dispositions of assets, developments related to individual assets and changes in the real estate and capital markets, we have only provided an estimated value per share as of December 17, 2012, and such value will not take into account any subsequent events. As a result, stockholders should not rely on the estimated value per share as being an accurate measure of the then-current value of our shares of common stock in making an investment decision. For the reasons set forth above and due to the fact that we are still conducting our continuous public offering of common stock and remain in our acquisition phase, our board of directors has determined that it is not appropriate to revise the price at which shares of our common stock are offered in our continuous public offering or under our distribution reinvestment plan at this time. FINRA rules provide no guidance on the methodology an issuer must use to determine its estimated net asset value per share.

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IMPORTANT PROVISIONS OF MARYLAND CORPORATE LAW AND
OUR CHARTER AND BYLAWS

The following is a summary of some important provisions of Maryland law, our charter and our bylaws in effect as of the date of this prospectus, copies of which are filed as an exhibit to the registration statement to which this prospectus relates and may also be obtained from us.

Our Charter and Bylaws

Stockholder rights and related matters are governed by the Maryland General Corporation Law, or MGCL, and our charter and bylaws. Our board of directors, including our independent directors, reviewed, ratified and unanimously approved our charter and bylaws. Provisions of our charter and bylaws, which are summarized below, may make it more difficult to change the composition of our board of directors and may discourage or make more difficult any attempt by a person or group to obtain control of our company.

Stockholders’ Meetings

An annual meeting of our stockholders will be held upon reasonable notice and within a reasonable period (not less than 30 days) following delivery of our annual report for the purpose of electing directors and for the transaction of such other business as may come before the meeting. The members of the board of directors, including our independent directors, will be required to take reasonable steps to ensure this requirement is met. A special meeting of our stockholders may be called in the manner provided in the bylaws, including by the president, the chief executive officer, the chairman of the board, a majority of our board of directors or a majority of the independent directors, and must be called by the secretary upon written request of stockholders entitled to cast at least 10% of all the votes entitled to be cast at such meeting. Upon receipt of a written request, either in person or by mail, stating the purpose(s) of the meeting, we will provide all stockholders, within 10 days after receipt of such request, written notice, either in person or by mail, of a meeting and the purpose of such meeting to be held on a date not less than 15 nor more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to our stockholders. At any meeting of the stockholders, each stockholder is generally entitled to one vote for each share owned of record on the applicable record date. In general, the presence in person or by proxy of 50% of the outstanding shares of the company entitled to vote constitutes a quorum, and the majority vote of our stockholders will be binding on all of our stockholders.

Our Board of Directors

Our charter provides that a majority of our directors will be independent directors. This provision may only be amended if the amendment is declared advisable by our board of directors and approved by stockholders entitled to cast at least a majority of all the votes entitled to be cast on the matter. A vacancy in our board of directors caused by the death, resignation or incapacity of a director or by an increase in the number of directors may be filled only by the vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred. With respect to a vacancy created by the death, resignation or incapacity of an independent director, the remaining independent directors will nominate a replacement. Any director may resign at any time and may be removed with or without cause by our stockholders entitled to cast at least a majority of the votes entitled to be cast generally in the election of directors.

Each director will serve a term beginning on the date of his or her election and ending on the next annual meeting of the stockholders and when his or her successor is duly elected and qualifies. Because holders of common stock have no right to cumulative voting for the election of directors, at each annual meeting of stockholders, the holders of the shares of common stock with a majority of the voting power of the common stock will be able to elect all of the directors.

Fiduciary Duties

Our advisor and directors are deemed to be in a fiduciary relationship to us and our stockholders, and our directors have a fiduciary duty to the stockholders to supervise our relationship with the advisor.

Limitation of Liability and Indemnification

Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Maryland law requires a corporation (unless its charter provides otherwise) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity and permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

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•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

Finally, Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Our charter limits the liability of our directors and officers to us and our stockholders for monetary damages and requires us to indemnify and advance expenses to our directors, our officers, our advisor and its affiliates (including any director or officer who is or was serving at the request of our company as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) except to the extent prohibited by Maryland law and as set forth below.

In spite of the above provisions of Maryland law, our charter provides that a director, our advisor and any affiliate of our advisor will be indemnified by us for losses suffered by such person and held harmless for losses suffered by us only if all of the following conditions are met:

•	the party was acting on behalf of or performing services on the part of our company;

•	the party has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of our company;

•	such indemnification or agreement to be held harmless is recoverable only out of our net assets and not from our stockholders; and

•	such liability or loss was not the result of:

•	negligence or misconduct by our directors (other than the independent directors) or our advisor or its affiliates; or

•	gross negligence or willful misconduct by the independent directors.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Furthermore, our charter prohibits us from indemnifying our directors, our advisor or its affiliates or broker-dealers for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful determination on the merits of each count involving alleged material securities law violations as to the party seeking indemnification;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or

•	a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the SEC and of the published opinions of any state securities regulatory authority in which shares of our stock were offered and sold as to indemnification for securities law violations.

We may advance amounts to our directors, our advisor and its affiliates for reasonable expenses and costs incurred as a result of any proceeding for which indemnification is being sought in advance of a final disposition of the proceeding only if all of the following conditions are satisfied:

•	the legal action relates to acts or omissions with respect to the performance of duties or services by the indemnified party for or on behalf of our company;

•	the legal action is initiated by a third party who is not a stockholder of our company or the legal action is initiated by a stockholder of our company acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement;

•	the party receiving such advances furnishes our company with a written statement of his or her good faith belief that he or she has met the standard of conduct described above; and

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•	the indemnified party receiving such advances furnishes to our company a written undertaking, personally executed on his or her behalf, to repay the advanced funds to our company, together with the applicable legal rate of interest thereon, if it is ultimately determined that he or she did not meet the standard of conduct described above.

Authorizations of payments will be made by a majority vote of a quorum of disinterested directors.

Also, our board of directors may cause our company to indemnify or contract to indemnify any person not specified above who was, is, or may become a party to any proceeding, by reason of the fact that he or she is or was an employee or agent of our company, to the same extent as if such person were specified as one whom indemnification is granted as described above.

We may also purchase and maintain insurance to indemnify such parties against the liability assumed by them whether or not we are required or have the power to indemnify them against this same liability.

Inspection of Books and Records

Our advisor keeps, or causes to be kept, on our behalf, full and true books of account on an accrual basis of accounting, in accordance with GAAP. We maintain at all times at our principal office all of our books of account, together with all of our other records, including a copy of our charter.

Any stockholder or his or her agent will be permitted access to all of our records to which such stockholder is entitled under applicable law at all reasonable times, and may inspect and copy any of them. We will permit the official or agency administering the securities laws of a jurisdiction to inspect our books and records upon reasonable notice and during normal business hours. As part of our books and records, we maintain an alphabetical list of the names, addresses and telephone numbers of our stockholders along with the number of shares held by each of them. We will make the stockholder list available for inspection by any stockholder or his or her agent at our principal office upon the request of the stockholder. However, such request cannot be made to secure a copy of our stockholder list or other information for the purpose of selling the list or using the list or other information for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of our company. In addition, a stockholder is permitted under applicable law to inspect and copy our bylaws, minutes of stockholder proceedings, annual statements of affairs, voting trust agreements deposited with our company at our principal office, and a statement showing all stock and securities issued and consideration received by us within the preceding 12 months (which we will prepare within 20 days of the request). A stockholder will not be entitled to obtain or examine any other records of our company. For example, a stockholder is not entitled to request written or electronic communications among the executive officers of our company.

We update, or cause to be updated, the stockholder list at least quarterly to reflect changes in the information contained therein.

We will mail a copy of the stockholder list to any stockholder requesting the stockholder list within ten days of the request, subject to verification of the purpose for which the list is requested, as discussed below. The copy of the stockholder list will be printed in alphabetical order, on white paper, and in a readily readable type size. We may impose a reasonable charge for copy work incurred in reproducing the stockholder list.

The purposes for which a stockholder may request a copy of the stockholder list include, without limitation, matters relating to stockholders’ voting rights and the exercise of stockholders’ rights under federal proxy laws.

If our advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of the stockholder list as requested, our advisor and our board of directors will be liable to any stockholder requesting the list for the costs, including attorneys’ fees, incurred by that stockholder for compelling the production of the stockholder list, and for actual damages suffered by any stockholder by reason of such refusal or neglect. It will be a defense that the actual purpose and reason for the request for inspection or for a copy of the stockholder list is to secure such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of our company. We may require that the stockholder requesting the stockholder list represent that he or she is not requesting the list for a commercial purpose unrelated to the stockholder’s interests in our company and that he or she will not make any commercial distribution of such list or the information disclosed through such inspection. These remedies are in addition to, and will not in any way limit, other remedies available to stockholders under federal law, or the laws of any state.

The list may not be sold for commercial purposes.

Tender Offers

Our charter provides that any tender offer made by any person, including any “mini-tender” offer, must comply with most of the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. Among other things, the offeror must provide us notice of such tender offer at least ten business days before initiating the tender offer. If the offeror does not comply with the provisions set forth above, we will have the right to redeem that offeror’s shares, if any, and any shares acquired in such tender offer. In addition, the non-complying offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance. Shares owned by residents of the State of Alabama which are acquired in a tender offer shall not be subject to redemption by our company due to the non-compliance by the tender offeror acquiring such shares with the provisions of Regulation 14D of the Exchange Act or the provisions of our charter.

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Restrictions on Roll-Up Transactions

In connection with a proposed “roll-up transaction,” which, in general terms, is any transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of our company and the issuance of securities of an entity that would be created or would survive after the successful completion of the roll-up transaction, we will obtain an appraisal of all of our properties from an independent expert. If the appraisal will be included in a prospectus used to offer the securities of the entity surviving completion of the roll-up transaction, the appraisal shall be filed as an exhibit with the SEC and, if applicable, the states in which registration of such securities are sought, as an exhibit to the registration statement for the offering. In order to qualify as an independent expert for this purpose, the person or entity must have no material current or prior business or personal relationship with our advisor or directors and must be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by our company. Our properties will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of our properties as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal will assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of such independent expert will clearly state that the engagement is for the benefit of our company and our stockholders. We will include a summary of the independent appraisal, indicating all material assumptions underlying the appraisal, in a report to the stockholders in connection with a proposed roll-up transaction.

In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to common stockholders who vote against the proposal a choice of:

•	accepting the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction offered in the proposed roll-up transaction; or

•	one of the following:

•	remaining stockholders of our company and preserving their interests in our company on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

Our company is prohibited from participating in any proposed roll-up transaction:

•	which would result in the common stockholders having voting rights in the entity that would be created or would survive after the successful completion of the roll-up transaction that are less than those provided in our charter, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of the charter, and dissolution of our company;

•	which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction, except to the minimum extent necessary to preserve the tax status of such entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the entity that would be created or would survive after the successful completion of the roll-up transaction on the basis of the number of shares held by that investor;

•	in which a common stockholder’s rights to access of records of the entity that would be created or would survive after the successful completion of the roll-up transaction will be less than those provided in our charter and described in “Inspection of Books and Records,” above; or

•	in which our company would bear any of the costs of the roll-up transaction if our common stockholders reject the roll-up transaction.

Takeover Provisions of the MGCL

The following paragraphs summarize some provisions of Maryland law and our charter and bylaws which may delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our stockholders.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined as any person who beneficially owns 10% or more of the voting power of the corporation’s then outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board. After the five-year prohibition, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than voting stock held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder.

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Pursuant to the statute, our board of directors has opted out of these provisions of the MGCL provided that the business combination is first approved by our board of directors, in which case, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and any person. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by our company with the super-majority vote requirements and the other provisions of the statute.

Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors:

•	a person who makes or proposes to make a control share acquisition;

•	an officer of the corporation; or

•	an employee of the corporation who is also a director of the corporation.

“Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply to (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. We cannot assure you that such provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

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•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

We have elected to provide that vacancies on our board of directors may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships provided that the number is not less than three.

Dissolution or Termination of Our Company

We are an infinite-life corporation which may be dissolved under the MGCL at any time by the affirmative vote of a majority of our entire board and of stockholders entitled to cast at least a majority of all the votes entitled to be cast on the matter. Our operating partnership has a perpetual existence. Depending upon then prevailing market conditions, it is our intention to pursue a liquidity event for our stockholders, such as a portfolio sale, the listing of our shares of common stock, or liquidating our assets and distributing the net proceeds to our stockholders, one year after the termination of our offering stage. See “Investment Strategy, Objectives and Policies — Listing or Liquidity Policy.”

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of the board of directors or (3) by a stockholder who is a stockholder of record both at time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting on the election or proposal of other business and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of the board of directors or (3) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is a stockholder of record both at time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

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THE OPERATING PARTNERSHIP AGREEMENT

General

Bluerock Multifamily Holdings, L.P., which we refer to as our operating partnership, is a recently formed Delaware limited partnership. We expect to own substantially all of our assets and conduct our operations through the operating partnership. We are the sole general partner of the operating partnership and, as of the date of this prospectus, our wholly-owned subsidiary, Bluerock REIT Holdings, LLC, is the sole limited partner of the operating partnership. As the sole general partner, we have the exclusive power to manage and conduct the business of the operating partnership.

As we accept subscriptions for shares in this offering, we will transfer substantially all of the net proceeds of the offering to our operating partnership as a capital contribution in exchange for units of limited partnership interest that will be held by our wholly-owned subsidiary, Bluerock REIT Holdings, LLC; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. The operating partnership will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering.

As a result of this structure, we are considered an UPREIT, or an umbrella partnership real estate investment trust. An UPREIT is a structure that REITs often use to acquire real property from sellers on a tax-deferred basis because the sellers can generally accept partnership units and defer taxable gain otherwise required to be recognized by them upon the disposition of their properties. Such sellers may also desire to achieve diversity in their investment and other benefits afforded to stockholders in a REIT. Because we currently own, directly and indirectly, 100% of the partnership interests in our operating partnership, our operating partnership is a disregarded entity for federal income tax purposes and we are treated as owning all of our operating partnership’s assets and income for purposes of satisfying the asset and income tests for qualification as a REIT. Once our operating partnership is treated as having two partners for federal income tax purposes, it will be treated as a partnership, and the REIT’s proportionate share of the assets and income of the operating partnership will be deemed to be assets and income of the REIT for purposes of satisfying the asset and income tests for qualification as a REIT.

If we ever decide to acquire properties in exchange for units of limited partnership interest in the operating partnership, we expect to amend and restate the partnership agreement to provide substantially as set forth below.

Capital Contributions

We would expect the partnership agreement to require us to contribute the proceeds of any offering of our shares of stock to the operating partnership as an additional capital contribution. If we did contribute additional capital to the operating partnership, we would receive additional partnership interests and our percentage interest in the operating partnership would be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of the operating partnership at the time of such contributions. We also expect that the partnership agreement would allow us to cause the operating partnership to issue partnership interests for less than their fair market value if we conclude in good faith that such issuance is in the best interest of the operating partnership and us. The operating partnership would also be able to issue preferred partnership interests in connection with acquisitions of property or otherwise. These preferred partnership interests could have priority over common partnership interests with respect to distributions from the operating partnership, including priority over the partnership interests that we would own as a limited partner. If the operating partnership would require additional funds at any time in excess of capital contributions made by us or from borrowing, we could borrow funds from a financial institution or other lender and lend such funds to the operating partnership on the same terms and conditions as are applicable to our borrowing of such funds.

Operations

We would expect the partnership agreement to provide that, so long as we remain qualified as a REIT, the operating partnership would be operated in a manner that would enable us to satisfy the requirements for being classified as a REIT for tax purposes. We would also have the power to take actions to ensure that the operating partnership would not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code. Classification as a publicly traded partnership could result in the operating partnership being taxed as a corporation, rather than as a partnership.

Distributions and Allocations of Profits and Losses

The partnership agreement would provide that the operating partnership would distribute cash flow from operations to its partners in accordance with their respective percentage interests on at least a monthly basis in amounts that we determine. The effect of these distributions would be that a holder of one unit of limited partnership interest in our operating partnership would receive the same amount of annual cash flow distributions as the amount of annual distributions paid to the holder of one of our shares of common stock.

Similarly, the partnership agreement would provide that the operating partnership would allocate taxable income to its partners in accordance with their respective percentage interests. Subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and the corresponding Treasury regulations, the effect of these allocations would be that a holder of one unit of limited partnership interest in the operating partnership would be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares of common stock. Losses, if any, would generally be allocated among the partners in accordance with their respective percentage interests in the operating partnership. Losses could not be passed through to our stockholders.

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Upon liquidation of the operating partnership, after payment of, or adequate provision for, debts and obligations of the operating partnership, including partner loans, any remaining assets of the operating partnership would be distributed to its partners in accordance with their respective positive capital account balances.

Rights, Obligations and Powers of the General Partner

We would expect to be the sole general partner of the operating partnership. As sole general partner, we generally would have complete and exclusive discretion to manage and control the operating partnership’s business and to make all decisions affecting its assets. Under an amended and restated partnership agreement, we would also expect to have the authority to:

•	acquire, purchase, own, operate, lease and dispose of any real property and any other assets;

•	construct buildings and make other improvements on owned or leased properties;

•	authorize, issue, sell, redeem or otherwise purchase any debt or other securities;

•	borrow or loan money;

•	originate loans;

•	make or revoke any tax election;

•	maintain insurance coverage in amounts and types as we determine is necessary;

•	retain employees or other service providers;

•	form or acquire interests in joint ventures; and

•	merge, consolidate or combine the operating partnership with another entity.

Under an amended and restated partnership agreement, we expect that the operating partnership would pay all of the administrative and operating costs and expenses it incurs in acquiring and operating real properties. The operating partnership would also pay all of our administrative costs and expenses and such expenses would be treated as expenses of the operating partnership. Such expenses would include:

•	all expenses relating to our formation and continuity of existence;

•	all expenses relating to the public offering and registration of our securities;

•	all expenses associated with the preparation and filing of our periodic reports under federal, state or local laws or regulations;

•	all expenses associated with our compliance with applicable laws, rules and regulations; and

•	all of our other operating or administrative costs incurred in the ordinary course of business.

The only costs and expenses we could incur that the operating partnership would not reimburse would be costs and expenses relating to properties we may own outside of the operating partnership. We would pay the expenses relating to such properties directly.

Exchange Rights

We expect that an amended and restated partnership agreement would also provide for exchange rights. We expect the limited partners of the operating partnership would have the right to cause the operating partnership to redeem their units of limited partnership interest for cash equal to the value of an equivalent number of our shares, or, at our option, we could purchase their units of limited partnership interest for cash or by issuing one share of our common stock for each unit redeemed. Limited partners, however, would not be able to exercise this exchange right if and to the extent that the delivery of our shares upon such exercise would:

•	result in any person owning shares in excess of the 9.8% Ownership Limitation (unless exempted by our board of directors);

•	result in our shares being owned by fewer than 100 persons;

•	result in our shares being “closely held” within the meaning of Section 856(h) of the Code; or

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•	cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code.

Furthermore, limited partners could exercise their exchange rights only after their units of limited partnership interest had been outstanding for one year. A limited partner could not deliver more than two exchange notices each calendar year and would not be able to exercise an exchange right for less than 1,000 units of limited partnership interest, unless such limited partner held less than 1,000 units. In that case, he would be required to exercise his exchange right for all of his units.

Change in General Partner

We expect that we generally would not be able to withdraw as the general partner of the operating partnership or transfer our general partnership interest in the operating partnership (unless we transferred our interest to a wholly owned subsidiary). The principal exception to this would be if we merged with another entity and (1) the holders of a majority of partnership units (including those we held) approved the transaction; (2) the limited partners received or had the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately before such transaction; (3) we were the surviving entity and our stockholders did not receive cash, securities or other property in the transaction; or (4) the successor entity contributed substantially all of its assets to the operating partnership in return for an interest in the operating partnership and agreed to assume all obligations of the general partner of the operating partnership. If we voluntarily sought protection under bankruptcy or state insolvency laws, or if we were involuntarily placed under such protection for more than 90 days, we would be deemed to be automatically removed as the general partner. Otherwise, the limited partners would not have the right to remove us as general partner.

Transferability of Interests

With certain exceptions, the limited partners would not be able to transfer their interests in the operating partnership, in whole or in part, without our written consent as the general partner.

Amendment of Limited Partnership Agreement

We expect amendments to the amended and restated partnership agreement would require the consent of the holders of a majority of the partnership units including the partnership units we and our affiliates held. Additionally, we, as general partner, would be required to approve any amendment. We expect that certain amendments would have to be approved by a majority of the units held by third-party limited partners.

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mATERIAL FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes the material federal income tax considerations that you, as a stockholder, may consider relevant in connection with the purchase, ownership and disposition of our common stock. Hunton & Williams LLP has acted as our special tax counsel, has reviewed this summary, and is of the opinion that the discussion contained herein is accurate in all material respects. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or to certain types of stockholders that are subject to special treatment under the U.S. federal income tax laws, such as:

•	insurance companies;

•	tax-exempt organizations (except to the limited extent discussed in “— Taxation of Tax-Exempt Stockholders” below);

•	financial institutions or broker-dealers;

•	non-U.S. individuals and foreign corporations (except to the limited extent discussed in “— Taxation of Non-U.S. Stockholders” below);

•	U.S. expatriates;

•	persons who mark-to-market our common stock;

•	subchapter S corporations;

•	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

•	regulated investment companies and REITs;

•	trusts and estates;

•	holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code; and

•	persons holding our common stock through a partnership or similar pass-through entity.

This summary assumes that stockholders hold shares as capital assets for U.S. federal income tax purposes, which generally means property held for investment.

The statements in this section are not intended to be, and should not be construed as, tax advice. The statements in this section based on the Code, current, temporary and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS, and court decisions. The reference to IRS interpretations and practices includes the IRS practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this discussion. Future legislation, Treasury regulations, administrative interpretations and court decisions could change the current law or adversely affect existing interpretations of current law on which the information in this section is based. Any such change could apply retroactively. We have not received any rulings from the IRS concerning our qualification as a REIT. Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.

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WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR COMMON STOCK AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of our Company

We elected to be taxed as a REIT under the federal income tax laws commencing with our taxable year ended December 31, 2010.  We believe that we have operated so as to qualify us as a REIT since our election and intend to continue to so operate.  This section discusses the laws governing the federal income tax treatment of a REIT and its stockholders.  These laws are highly technical and complex.

In connection with this offering, we have received an opinion from Hunton & Williams LLP that we qualified to be taxed as a REIT under the federal income tax laws for our taxable years ended December 31, 2010, through December 31, 2012, and our organization and current and proposed method of operation will enable us to continue to qualify as a REIT for our taxable year ending December 31, 2013 and in the future. Investors should be aware that Hunton & Williams LLP’s opinion is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets, the conduct of our business and the value of our common stock, and is not binding upon the IRS or any court and speaks as of the date issued. In addition, Hunton & Williams LLP’s opinion is based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT will depend upon our ability to meet on a continuing basis, through actual results, certain qualification tests set forth in the U.S. federal income tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our capital stock ownership, and the percentage of our earnings that we distribute. Hunton & Williams LLP has not reviewed our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. Hunton & Williams LLP’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which would require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see “— Failure to Qualify.”

As a result of our qualification as a REIT, we generally will not be subject to U.S. federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, which generally results from owning stock in a corporation. However, we will be subject to U.S. federal tax in the following circumstances:

•	We will pay U.S. federal income tax on any taxable income, including undistributed net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the “alternative minimum tax” on any items of tax preference including any deductions of net operating losses.

•	We will pay income tax at the highest corporate rate on:

•	net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business, and

•	other non-qualifying income from foreclosure property.

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•	We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•	If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “— Gross Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by a fraction intended to reflect our profitability.

•	If we fail to distribute during a calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income required to be distributed from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.

•	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we made a timely designation of such gain to the stockholders) and would receive a credit or refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% excise tax on transactions with any TRSs we form in the future that are not conducted on an arms’-length basis.

•	If we fail to satisfy any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or 10% value test, as described below under “— Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we file a description of each asset that caused such failure with the IRS, and we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest federal income tax rate then applicable to U.S. corporations (currently 35%) on the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•	If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•	If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:

•	the amount of gain that we recognize at the time of the sale or disposition, and

•	the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

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•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Recordkeeping Requirements.”

•	The earnings of our lower-tier entities that are subchapter C corporations, including any TRSs we form in the future, will be subject to U.S. federal corporate income tax.

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, any TRSs we form in the future will be subject to federal, state and local corporate income tax on their taxable income.

Requirements for Qualification

A REIT is a corporation, trust, or association that meets each of the following requirements:

1.	It is managed by one or more trustees or directors.

2.	Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

3.	It would be taxable as a domestic corporation, but for the REIT provisions of the U.S. federal income tax laws.

4.	It is neither a financial institution nor an insurance company subject to special provisions of the U.S. federal income tax laws.

5.	At least 100 persons are beneficial owners of its shares or ownership certificates.

6.	Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.

7.	It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT qualification.

8.	It meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to stockholders.

9.	It uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the U.S. federal income tax laws.

We must meet requirements 1 through 4, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining stock ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.

Our charter provides restrictions regarding the transfer and ownership of shares of our capital stock. See “Description of Capital Stock — Restrictions on Ownership and Transfer.” We believe that we have issued sufficient stock with sufficient diversity of ownership to allow us to satisfy requirements 5 and 6 above. The restrictions in our charter are intended (among other things) to assist us in continuing to satisfy requirements 5 and 6 above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy such share ownership requirements. If we fail to satisfy these share ownership requirements, our qualification as a REIT may terminate.

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Qualified REIT Subsidiaries. A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, other than a TRS, all of the stock of which is owned by the REIT. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

Other Disregarded Entities and Partnerships. An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner, generally is not treated as an entity separate from its owner for U.S. federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for U.S. federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Our proportionate share for purposes of the 10% value test (see “— Asset Tests”) will be based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share will be based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for U.S. federal income tax purposes in which we acquire an equity interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

We own limited partner or non-managing member interests in partnerships and limited liability companies that are joint ventures, and we intend to acquire similar interests in the future. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were able to qualify for a statutory REIT “savings” provision, which may require us to pay a significant penalty tax to maintain our REIT qualification.

Taxable REIT Subsidiaries. A REIT may own up to 100% of the shares of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the securities will automatically be treated as a TRS. We will not be treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by a TRS to us will be an asset in our hands, and we will treat the distributions paid to us from such TRS, if any, as income. This treatment may affect our compliance with the gross income and asset tests. Because we will not include the assets and income of TRSs in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities, such as earning fee income, that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

A TRS pays income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis.

A TRS may not directly or indirectly operate or manage any health care facilities or lodging facilities or provide rights to any brand name under which any health care facility or lodging facility is operated. A TRS is not considered to operate or manage a “qualified health care property” or “qualified lodging facility” solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so.

Rent that we receive from a TRS will qualify as “rents from real property” as long as (1) at least 90% of the leased space in the property is leased to persons other than TRSs and related-party tenants, and (2) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space, as described in further detail below under “— Gross Income Tests — Rents from Real Property.” If we lease space to a TRS in the future, we will seek to comply with these requirements.

Gross Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property, or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

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•	gain from the sale of real estate assets;

•	income and gain derived from foreclosure property; and

•	income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of shares or securities, or any combination of these. Cancellation of indebtedness, or COD, income and gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from “hedging transactions” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. Finally, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See “— Foreign Currency Gain.” The following paragraphs discuss the specific application of the gross income tests to us.

Rents from Real Property. Rent that we receive, including as a result of our ownership of preferred or common equity interests in a partnership that owns rental properties , from our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

•	First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

•	Second, neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rent, other than a TRS.

•	Third, if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.

•	Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and noncustomary services to our tenants without tainting our rental income for the related properties.

If a portion of the rent that we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. If, however, the rent from a particular property does not qualify as “rents from real property” because either (1) the rent is considered based on the income or profits of the related tenant, (2) the tenant either is a related party tenant or fails to qualify for the exceptions to the related party tenant rule for qualifying TRSs or (3) we furnish noncustomary services to the tenants of the property, or manage or operate the property, other than through a qualifying independent contractor or a TRS, none of the rent from that property would qualify as “rents from real property.”

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Our operating partnership and its subsidiaries generally lease substantially all our properties to tenants’ that are individuals. Our leases typically have a term of at least one year and require the tenant to pay fixed rent. We do not anticipate leasing significant amounts of personal property pursuant to our leases. Moreover, we do not intend to perform any services other than customary ones for our tenants, unless such services are provided through independent contractors or a TRS. Accordingly, we anticipate that our leases will generally produce rent that qualifies as “rents from real property” for purposes of the 75% and 95% gross income tests.

In addition to the rent, the tenants may be required to pay certain additional charges. To the extent that such additional charges represent reimbursements of amounts that we are obligated to pay to third parties, such charges generally will qualify as “rents from real property.” To the extent such additional charges represent penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.” However, to the extent that late charges do not qualify as “rents from real property,” they instead will be treated as interest that qualifies for the 95% gross income test.

Interest. The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and

•	an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

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Dividends. Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.

Prohibited Transactions. A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our properties will be held primarily for sale to customers and that a sale of any of our properties will not be in the ordinary course of our business. However, there can be no assurance that the IRS would not disagree with that belief. For example, in the event we decide to dispose of our properties in one or more transactions and liquidate, the IRS could assert that net gain recognized on the sale of recently acquired assets is subject to the 100% prohibited transactions tax. Whether a REIT holds a property “primarily for sale to customers in the ordinary course of a trade or business” depends on the facts and circumstances in effect from time to time, including those related to a particular property. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

•	the REIT has held the property for not less than two years;

•	the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

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•	either (1) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year or (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year;

•	in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

•	if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

We will attempt to comply with the terms of the safe-harbor provisions in the U.S. federal income tax laws prescribing when a property sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.

Fee Income. Fee income generally will not be qualifying income for purposes of both the 75% and 95% gross income tests. Any fees earned by a TRS will not be included for purposes of the gross income tests.

Foreclosure Property. We will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year (or, with respect to qualified health care property, the second taxable year) following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•	on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

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•	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

Hedging Transactions. From time to time, we or our operating partnership may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests provided we satisfy the indemnification requirements discussed below. A “hedging transaction” means either (1) any transaction entered into in the normal course of our or our operating partnership’s trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets and (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain). We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

COD Income.  From time-to-time, we and our subsidiaries may recognize COD income in connection with repurchasing debt at a discount.  COD income is excluded from gross income for purposes of both the 95% gross income test and the 75% gross income test.

Foreign Currency Gain. Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

Failure to Satisfy Gross Income Tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the U.S. federal income tax laws.  Those relief provisions are available if:

•	our failure to meet those tests is due to reasonable cause and not to willful neglect; and

•	following such failure for any taxable year, we file a schedule of the sources of our income in accordance with regulations prescribed by the Secretary of the U.S. Treasury.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables and money market funds and, in certain circumstances, foreign currencies;

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•	government securities;

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgage loans secured by real property;

•	stock in other REITs; and

•	investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets, or the 5% asset test.

Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power of any one issuer’s outstanding securities or 10% of the value of any one issuer’s outstanding securities, or the 10% vote test or 10% value test, respectively.

Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs.

Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test, or the 25% securities test.

For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term “securities” does not include shares in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term “securities” does not include:

•	“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into equity, and (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-“straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

•	a contingency relating to the time of payment of interest or principal, as long as either (1) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

•	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

•	Any loan to an individual or an estate;

•	Any “section 467 rental agreement,” other than an agreement with a related party tenant;

•	Any obligation to pay “rents from real property”;

•	Certain securities issued by governmental entities;

•	Any security issued by a REIT;

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•	Any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and debt securities of the partnership; and

•	Any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “— Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

We believe that our holdings of assets comply with the foregoing asset tests, and we intend to monitor compliance on an ongoing basis.  However, independent appraisals have not been obtained to support our conclusions as to the value of our assets or the value of any particular security or securities.  Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future.

We will continue to monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. However, there is no assurance that we will not inadvertently fail to comply with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•	the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

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If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

If we violate the 5% asset test, the 10% vote test or the 10% value test described above, we will not lose our REIT qualification if (1) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (2) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (1) dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, (2) we file a description of each asset causing the failure with the IRS and (3) pay a tax equal to the greater of $50,000 or 35% of the net income from the assets causing the failure during the period in which we failed to satisfy the asset tests.

Distribution Requirements

Each year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

•	the sum of

•	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, and

•	90% of our after-tax net income, if any, from foreclosure property, minus

•	the sum of certain items of non-cash income.

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (1) we declare the distribution before we timely file our U.S. federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (2) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (1) are taxable to the stockholders in the year in which paid, and the distributions in clause (2) are treated as paid on December 31 st of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

We will pay U.S. federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year,

•	95% of our REIT capital gain income for such year, and

•	any undistributed taxable income from prior periods.

We will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.

In order to satisfy the REIT distribution requirements, the dividends we pay must not be “preferential.” A dividend determined to be preferential will not qualify for the dividends paid deduction. To avoid paying preferential dividends, we must treat every stockholder of a class of stock with respect to which we make a distribution the same as every other stockholder of that class, and we must not treat any class of stock other than according to its dividend rights as a class. For example, if certain stockholders receive a distribution that is more or less than the distributions received by other stockholders of the same class, the distribution will be preferential. If any part of a distribution is preferential, none of that distribution will be applied towards satisfying our REIT distribution requirements.

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Stockholders participating in our DRIP receive distributions in the form of shares of our common stock rather than in cash. Currently, the purchase price per share under our DRIP is equal to 95% of the “market price” of a share of our common stock. Because our common stock is not yet listed for trading, for these purposes, “market price” means the fair market value of a share of our common stock, as estimated by us. Pursuant to an IRS ruling, the prohibition on preferential dividends does not prohibit a REIT from offering shares under a distribution reinvestment plan at discounts of up to 5% of fair market value, but a discount in excess of 5% of the fair market value of the shares would be considered a preferential dividend. Any discount we offer is intended to fall within the safe harbor for such discounts set forth in the ruling published by the IRS. However, the fair market value of our common stock has not been susceptible to a definitive determination. If the purchase price under our DRIP is deemed to have been at more than a 5% discount at any time, we would be treated as having paid one or more preferential dividends. Similarly, we would be treated as having paid one or more preferential dividends if the IRS successfully asserted that the value of the common stock distributions paid to stockholders participating in our DRIP exceeded on a per-share basis the cash distribution paid to our other stockholders, which could occur if the IRS successfully asserted that the fair market value of our common stock exceeded the “market value” used for purposes of calculating the distributions under our DRIP.

We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized capital losses from our “REIT taxable income.” Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds or, if possible, pay taxable dividends of our capital stock or debt securities.

We may satisfy the 90% distribution test with taxable distributions of our stock or debt securities. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in stock as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for U.S. federal income tax purposes. Those rulings may be relied upon only by taxpayers to whom they were issued, but we could request a similar ruling from the IRS. In addition, the IRS previously issued a revenue procedure authorizing publicly traded REITs to make elective cash/stock dividends. Accordingly, it is unclear whether and to what extent we will be able to make taxable dividends payable in cash and stock.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “— Gross Income Tests” and “— Asset Tests.”

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to U.S. federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, distributions to stockholders generally would be taxable as ordinary income. Subject to certain limitations of the U.S. federal income tax laws, corporate stockholders may be eligible for the dividends received deduction and stockholders taxed at individual rates may be eligible for the reduced U.S. federal income tax rate of 15% through 2012 on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

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Taxation of Taxable U.S. Stockholders

As used herein, the term “U.S. stockholder” means a holder of our common stock that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	any trust if (1) a court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common stock, you should consult your tax advisor regarding the consequences of the ownership and disposition of our common stock by the partnership.

As long as we qualify as a REIT, a taxable U.S. stockholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. A U.S. stockholder will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. stockholder generally will not qualify for the 20% tax rate for “qualified dividend income.” The maximum tax rate for qualified dividend income received by U.S. stockholders taxed at individual rates is currently 20%. The maximum tax rate on qualified dividend income is lower than the maximum tax rate on ordinary income, which is 39.6%. Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to U.S. stockholders that are taxed at individual rates. Because we are not generally subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our stockholders (See — “Taxation of Our Company” above), our dividends generally will not be eligible for the 20% rate on qualified dividend income. As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. However, the 20% tax rate for qualified dividend income will apply to our ordinary REIT dividends (1) attributable to dividends received by us from non REIT corporations, and (2) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our common stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our common stock becomes ex-dividend.

A U.S. stockholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. stockholder has held our common stock. We generally will designate our capital gain dividends as either 20% or 25% rate distributions. See “— Capital Gains and Losses.” A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder’s common stock. Instead, the distribution will reduce the adjusted basis of such stock. A U.S. stockholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in his or her stock as long-term capital gain, or short-term capital gain if the shares of stock have been held for one year or less, assuming the shares of stock are a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

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U.S. stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our common stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the U.S. stockholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our common stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify U.S. stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

Certain U.S. stockholders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax. The Medicare tax will apply to, among other things, dividends and other income derived from certain trades or business and net gains from the sale or other disposition of property, such as our capital stock, subject to certain exceptions. Our dividends and any gain from the disposition of our common stock generally will be the type of gain that is subject to the Medicare tax.

Taxation of U.S. Stockholders on the Disposition of Common Stock

A U.S. stockholder who is not a dealer in securities must generally treat any gain or loss realized upon a taxable disposition of our common stock as long-term capital gain or loss if the U.S. stockholder has held our common stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis. A stockholder’s adjusted tax basis generally will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. However, a U.S. stockholder must treat any loss upon a sale or exchange of common stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of shares of our common stock may be disallowed if the U.S. stockholder purchases other shares of our common stock within 30 days before or after the disposition.

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate currently is 39.6%. The maximum tax rate on long-term capital gain applicable to taxpayers taxed at individual rates is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the Section 1250 property.

With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to U.S. stockholders taxed at individual rates currently at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

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Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. Although many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. However, if a tax-exempt stockholder were to finance (or be deemed to finance) its acquisition of common stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the U.S. federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our capital stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our capital stock only if:

•	the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

•	we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our capital stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our capital stock in proportion to their actuarial interests in the pension trust; and

•	either:

•	one pension trust owns more than 25% of the value of our capital stock; or

•	a group of pension trusts individually holding more than 10% of the value of our capital stock collectively owns more than 50% of the value of our capital stock.

Taxation of Non-U.S. Stockholders

The term “non-U.S. stockholder” means a holder of our common stock that is not a U.S. stockholder, a partnership (or entity treated as a partnership for U.S. federal income tax purposes) or a tax-exempt stockholder. The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules. We urge non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on the purchase, ownership and sale of our common stock, including any reporting requirements .

Distributions

A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest,” or USRPI, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distribution, and a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax with respect to that distribution. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with us;

•	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income; or

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•	the distribution is treated as attributable to a sale of a USRPI under FIRPTA (discussed below).

A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its common stock. Instead, the excess portion of such distribution will reduce the adjusted basis of such stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. We must withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

For any year in which we qualify as a REIT, a non-U.S. stockholder may incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA. A USRPI includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution.

However, if our common stock becomes regularly traded on an established securities market in the United States, capital gain distributions on our common stock that are attributable to our sale of a USRPI will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as the non-U.S. stockholder did not own more than 5% of our common stock at any time during the one-year period preceding the distribution. In such a case, non-U.S. stockholders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends.

We do not anticipate that our common stock will be regularly traded on an established securities market in the United States following this offering. Consequently, unless and until our common stock is regularly traded on an established securities market in the United States, capital gain distributions that are attributable to our sale of USRPIs will be subject to tax under FIRPTA, as described above. In such case, we must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold. Moreover, if a non-U.S. stockholder disposes of our common stock during the 30-day period preceding a dividend payment, and such non-U.S. stockholder (or a person related to such non-U.S. stockholder) acquires or enters into a contract or option to acquire our common stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. stockholder, then such non-U.S. stockholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

For payments after December 31, 2013, a U.S. withholding tax at a 30% rate will be imposed on dividends paid to certain non-U.S. stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such dividends will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Dispositions

Non-U.S. stockholders could incur tax under FIRPTA with respect to gain realized upon a disposition of our common stock if we are a United States real property holding corporation during a specified testing period. If at least 50% of a REIT’s assets are USRPIs, then the REIT will be a United States real property holding corporation. We believe that we are, and that we will continue to be, a United States real property holding corporation based on our investment strategy. However, even if we are a United States real property holding corporation, a non-U.S. stockholder generally would not incur tax under FIRPTA on gain from the sale of our common stock if we are a “domestically controlled qualified investment entity.”

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A “domestically controlled qualified investment entity” includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. stockholders. We cannot assure you that this test will be met.

If our common stock becomes regularly traded on an established securities market, an additional exception to the tax under FIRPTA will be available with respect to our common stock, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. stockholder sells our common stock. Under that exception, the gain from such a sale by such a non-U.S. stockholder will not be subject to tax under FIRPTA if (1) our common stock is treated as being regularly traded under applicable Treasury Regulations on an established securities market and (2) the non-U.S. stockholder owned, actually or constructively, 5% or less of our common stock at all times during a specified testing period. However, as noted above, our common stock will not be regularly traded on an established securities market following this offering.

If the gain on the sale of our common stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. In addition, distributions that are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a non-U.S. stockholder treated as a corporation (under U.S. federal income tax principles) that is not otherwise entitled to treaty exemption. Finally, if we are not a domestically controlled qualified investment entity at the time our stock is sold and the non-U.S. stockholder does not qualify for the exemptions described in the preceding paragraph, under FIRPTA the purchaser of our common stock also may be required to withhold 10% of the purchase price and remit this amount to the IRS on behalf of the selling non-U.S. stockholder.

With respect to individual non-U.S. stockholders, even if not subject to FIRPTA, capital gains recognized from the sale of our common stock will be taxable to such non-U.S. stockholder if he or she is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual may be subject to a U.S. federal income tax on his or her U.S. source capital gain.

A U.S. withholding tax at a 30% rate will be imposed on proceeds from the sale of our common stock received after December 31, 2016 by certain non-U.S. stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such proceeds will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Information Reporting Requirements and Withholding

We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding with respect to distributions unless the stockholder:

•	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. stockholder of common stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

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Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s U.S. federal income tax liability if certain required information is furnished to the IRS. Stockholders should consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

For payments after December 31, 2013, a U.S. withholding tax at a 30% rate will be imposed on dividends received by U.S. stockholders who own our capital stock through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed on proceeds from the sale of our common stock received after December 31, 2016 by U.S. stockholders who own our common stock through foreign accounts or foreign intermediaries. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. stockholders who fail to certify their non-foreign status to us. We will not pay any additional amounts in respect of amounts withheld.

Other Tax Consequences

Tax Aspects of Our Investments in Our Operating Partnership and Subsidiary Partnerships

The following discussion summarizes certain U.S. federal income tax considerations applicable to our direct or indirect investments in our operating partnership and any subsidiary partnerships or limited liability companies that we form or acquire (each individually a “Partnership” and, collectively, the “Partnerships”). Our operating partnership currently is a disregarded entity because we own 100% of the interests in it, directly or through other disregarded entities. If we admit other limited partners, our operating partnership will be treated as a partnership for tax purposes, as described below. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as Partnerships. We are entitled to include in our income our distributive share of each Partnership’s income and to deduct our distributive share of each Partnership’s losses only if such Partnership is classified for U.S. federal income tax purposes as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity is treated as having only one owner or member for U.S. federal income tax purposes) rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for U.S. federal income tax purposes if it:

•	is treated as a partnership under the Treasury Regulations relating to entity classification (the “check-the-box regulations”); and

•	is not a “publicly-traded partnership.”

Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity is treated as having only one owner or member for U.S. federal income tax purposes) for U.S. federal income tax purposes. Once our operating partnership is no longer treated as a disregarded entity, we intend for our operating partnership intends to be classified as a partnership for U.S. federal income tax purposes and will not cause our operating partnership to elect to be treated as an association taxable as a corporation under the check-the-box regulations.

A publicly-traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly-traded partnership will not, however, be treated as a corporation for any taxable year if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly-traded partnership, 90% or more of the partnership’s gross income for such year consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends, or (the “90% passive income exception”). Treasury Regulations provide limited safe harbors from the definition of a publicly-traded partnership. Pursuant to one of those safe harbors (the “private placement exclusion”), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act of 1933, as amended, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (1) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. Each Partnership in which we own an interest currently qualifies for the private placement exclusion.

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Once our operating partnership is no longer treated as a disregarded entity, we do not intend to request a ruling from the IRS that our operating partnership will be classified as a partnership for U.S. federal income tax purposes once it is treated as having two partners for U.S. federal income tax purposes. If for any reason our operating partnership were taxable as a corporation, rather than as a partnership, for U.S. federal income tax purposes, we likely would not be able to qualify as a REIT unless we qualified for certain relief provisions. See “— Gross Income Tests” and “– Asset Tests.” In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “— Distribution Requirements.” Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership’s taxable income.

Income Taxation of the Partnerships and their Partners

Partners, Not the Partnerships, Subject to Tax. A partnership is not a taxable entity for U.S. federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership’s income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership.

Partnership Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the U.S. federal income tax laws governing partnership allocations. If an allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership’s allocations of taxable income, gain, and loss are intended to comply with the requirements of the U.S. federal income tax laws governing partnership allocations.

Tax Allocations With Respect to Partnership Properties. We may in the future acquire properties in exchange for limited partnership interests in our operating partnership. Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss (“built-in gain” or “built-in loss”) is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Any property purchased for cash initially will have an adjusted tax basis equal to its fair market value, resulting in no book-tax difference.

Allocations with respect to book-tax differences are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The U.S. Treasury Department has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. Under certain available methods, the carryover basis of contributed properties in the hands of our operating partnership (1) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (2) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding benefit to the contributing partners. An allocation described in (2) above might cause us to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends. We have not yet decided what method will be used to account for book-tax differences for properties that may be acquired in the future by our operating partnership in exchange for limited partnership interests.

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Sale of a Partnership’s Property

Generally, any gain realized by a Partnership on the sale of property held by the Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Under Section 704(c) of the Code, any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners of the Partnership who contributed such properties to the extent of their built-in gain or loss on those properties for U.S. federal income tax purposes. The partners’ built-in gain or loss on such contributed properties will equal the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution as reduced for any decrease in the “book-tax difference.” See “― Income Taxation of the Partnerships and their Partners ― Tax Allocations With Respect to Partnership Properties.” Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.

Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for REIT status. See “— Gross Income Tests.” We do not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership’s trade or business.

Legislative or Other Actions Affecting REITs

The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described herein are currently under review and are subject to change. Prospective shareholders are urged to consult with their own tax advisors regarding the effect of potential changes to the federal tax laws on an investment in our common stock.

State and Local Taxes

We and/or you may be subject to taxation by various states and localities, including those in which we or a stockholder transacts business, owns property or resides. The state and local tax treatment may differ from the U.S. federal income tax treatment described above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws upon an investment in our common stock.

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ERISA CONSIDERATIONS

The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of the Code that may be relevant to a prospective purchaser, including plans and arrangements subject to the fiduciary rules of ERISA (“ERISA Plans”); plans and accounts that are not subject to ERISA but are subject to the prohibited transaction rules of Section 4975 of the Code, including IRAs, Keogh plans, and medical savings accounts (together with ERISA Plans, “Benefit Plans” or “Benefit Plan Investors”); and governmental plans, church plans, and foreign plans that are exempt from ERISA and the prohibited transaction provisions of the Code but that may be subject to state law or other requirements, which we refer to as Other Plans. This discussion does not address all the aspects of ERISA, the Code or other laws that may be applicable to a Benefit Plan or Other Plan, in light of their particular circumstances.

In considering whether to invest a portion of the assets of a Benefit Plan or Other Plan, fiduciaries should consider, among other things, whether the investment:

•	will be in accordance with the documents and instruments covering the investments by such plan;

•	in the case of an ERISA plan, will satisfy the prudence and diversification requirements of ERISA;

•	will result in unrelated business taxable income to the plan;

•	will provide sufficient liquidity; and

•	whether the plan fiduciary will be able to value the asset in accordance with ERISA or other applicable law.

ERISA and the corresponding provisions of the Code prohibit a wide range of transactions involving the assets of the Benefit Plan and persons who have specified relationships to the Benefit Plan, who are “parties in interest” within the meaning of ERISA and, “disqualified persons” within the meaning of the Code. Thus, a designated plan fiduciary of a Benefit Plan considering an investment in our shares should also consider whether the acquisition or the continued holding of our shares might constitute or give rise to a prohibited transaction. Fiduciaries of Other Plans should satisfy themselves that the investment is in accord with applicable law.

Section 3(42) of ERISA and regulations issued by the Department of Labor provide guidance on the definition of plan assets under ERISA. These regulations also apply under the Code for purposes of the prohibited transaction rules. Under the regulations, if a plan acquires an equity interest in an entity which is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act, the plan’s assets would include both the equity interest and an undivided interest in each of the entity’s underlying assets unless an exception from the plan asset regulations applies.

The regulations define a publicly-offered security as a security that is:

•	“widely-held;”

•	“freely-transferable;” and

•	either part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or sold in connection with an effective registration statement under the Securities Act of 1933, provided the securities are registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering occurred.

The regulations provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be widely held because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. As of December 31, 2012, our common stock is held by 100 or more independent investors.

The regulations provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. If a security is part of an offering in which the minimum investment is $10,000 or less, the regulations provide that certain restrictions ordinarily will not, alone or in combination, affect the determination of whether a security is freely transferable. The restrictions identified in the regulations which will not ordinarily prevent a security from being freely transferable include:

•	any restriction on or prohibition against any transfer or assignment that would result in the termination or reclassification of an entity for federal or state tax purposes, or that otherwise would violate any federal or state law or court order;

•	any requirement that advance notice of a transfer or assignment be given to the issuer;

•	any administrative procedure that establishes an effective date, or an event, such as completion of an offering, prior to which a transfer or assignment will not be effective;

•	any restriction on or prohibition against any transfer or assignment to an ineligible or unsuitable investor; and

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•	any limitation or restriction on transfer or assignment that is not imposed by the issuer or a person acting on behalf of the issuer.

We believe that the restrictions imposed under our charter on the ownership and transfer of our common stock should not prevent our common stock from being freely transferable for purposes of the Department of Labor plan asset regulations. However, no assurance can be given that the Department of Labor or the Treasury Department will not reach a contrary conclusion.

Our shares of common stock are being sold in connection with an effective registration statement under the Securities Act of 1933 and we expect that our shares of common stock will be registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 when we are required to register the shares based on the number of our investors and capitalization. Although it is not free from doubt, we believe that registration under the Securities Exchange Act of 1934 on that basis should satisfy the requirements of the “publicly-offered securities” exception because we believe that (1) the date that registration is required may be treated as a “later date” for registration allowed by the Securities and Exchange Commission and (2) the 120 period referenced in the “publicly-offered securities” exception may not begin until the completion of this offering. While we believe that the requirements of the “publicly-offered exception have or will be satisfied, there can be no assurance that the Department of Labor will not reach a contrary conclusion.

Another exception in the plan asset regulations applies to a Benefit Plan’s investment in a “real estate operating company.” If a Benefit Plan acquires an equity security issued by a real estate operating company, the Benefit Plan’s assets include that equity security but do not include an undivided interest in the underlying assets of the real estate operating company. To constitute a “real estate operating company” under the plan asset regulations, an entity such as us must, on its initial valuation date and during each annual valuation period, have at least 50% of its assets (valued at cost and excluding short-term investments pending long-term commitment or distribution) invested in real estate which is managed or developed and with respect to which the entity has the right to substantially participate directly in the management and development activities and must, in the ordinary course of business, engage in real estate management and development activities. We believe that we may qualify as a “real estate operating company” so that our assets should not constitute the assets of a Benefit Plan that acquires or holds our common stock. However, we have not monitored our compliance with the requirements for this exception under the plan asset regulations so no assurance can be given that the exception applies or that the Department of Labor or the Treasury Department will not reach a contrary conclusion.

Another exception in the plan asset regulations applies if Benefit Plan participation in an entity is “insignificant.” The plan asset regulations provide that Benefit Plan participation in an entity is insignificant if Benefit Plans do not hold 25% or more of any class of equity security in the entity (disregarding for this purpose, any equity securities held by persons, other than Benefit Plans, who have discretionary authority or control with respect to the assets of the entity or a person who provides investment advice for a fee with respect to those assets). We may qualify for this exception so that our assets should not constitute the assets of a Benefit Plan that acquires or holds our common stock. However, we have not monitored the investments by Benefit Plans and have not restricted the transfer of our securities to Benefit Plans. Thus, no assurance can be given that the “insignificant participation” exception will apply to us.

If the underlying assets of our company were treated by the Department of Labor as “plan assets,” the management of our company would be treated as fiduciaries with respect to Benefit Plan stockholders and the prohibited transaction restrictions of ERISA and the Code could apply to transactions involving our assets and transactions with Benefit Plan stockholders. If the underlying assets of our company were treated as “plan assets,” an investment in our company also might constitute an improper delegation of fiduciary responsibility to our company under ERISA and expose the ERISA Plan fiduciary to co-fiduciary liability under ERISA and might result in an impermissible commingling of plan assets with other property.

If a prohibited transaction were to occur, an excise tax equal to 15% of the amount involved would be imposed under the Code, with an additional 100% excise tax if the prohibited transaction is not “corrected.” Such taxes will be imposed on any disqualified person who participates in the prohibited transaction. In addition, our advisor and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted such prohibited transaction to occur or who otherwise breached their fiduciary responsibilities could be required to restore to the plan any profits realized by these fiduciaries as a result of the transaction or beach. With respect to an IRA or similar account that invests in our company, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status. In that event, the IRA or other account owner generally would be taxed on the fair market value of all the assets in the account as of the first day of the owner’s taxable year in which the prohibited transaction occurred.

Annual Valuation Requirement

A fiduciary of a Benefit Plan subject to ERISA’s reporting requirements is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value, assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA or similar account must provide the account holder with a statement of the value of the IRA or account each year. In discharging its obligation to value assets of a plan a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

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Unless and until our shares are listed for trading on a national securities exchange, it is not expected that a public market for our shares will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of such shares if there is no public market for the shares.

To assist fiduciaries of Benefit Plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our shares, we intend to provide reports of our annual estimates of the current value of a share of our common stock to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. Until we develop an estimated per-share value of our common stock for ERISA purposes, we intend to use the price paid per share as the estimated value of a share of our common stock; provided, however, that if we have sold properties or other assets and have made one or more special distributions to stockholders of all or a portion of the net proceeds from such sales, the estimated value of a share of our common stock will be equal to the offering price of shares in our most recent offering less the amount of net sale proceeds per share that constitute a return of capital distributed to investors as a result of such sales. Our advisor, or another firm we choose for that purpose, will estimate the value of our shares based on a number of assumptions that may not be accurate or complete, beginning 18 months after the completion of our offering stage, if not developed earlier.

This estimated value is not likely to reflect the proceeds you would receive upon our liquidation or upon the sale of your shares. Accordingly, we can make no assurances that such estimated value will satisfy the applicable annual valuation requirements under ERISA and the Internal Revenue Code. The Department of Labor or the Internal Revenue Service may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our common shares. In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties or other sanctions.

With respect to the valuation of our shares, a plan fiduciary or IRA or similar account trustee or custodian should be aware of the following:

•	a value included in the annual statement may not be realized by us or by our stockholders upon liquidation (in part because the estimated values do not necessarily indicate the price at which assets could be sold and because the estimated values may not take into account the expenses of selling our assets);

•	you may not realize these values if you were to attempt to sell your stock; and

•	an annual statement of value (or the method used to establish value) may not comply with the requirements of ERISA or the Code.

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PLAN OF DISTRIBUTION

General

In this follow-on offering, we are offering a maximum of $500,000,000 in shares of our common stock in our primary offering, at an offering price of $10.00 per share, to the public through Bluerock Capital Markets, our dealer manager, which is a broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority, Inc., or FINRA. We also are offering up to $50,000,000 in shares pursuant to our distribution reinvestment plan at $9.50 per share. We reserve the right to reallocate the shares we are offering between our primary offering and our distribution reinvestment plan. The shares are being offered on a “best efforts” basis, which means generally that our dealer manager and the participating broker-dealers described below are required to use only their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares of our common stock. Our agreement with our dealer manager may be terminated by either party upon 60 days’ written notice.

We commenced our initial public offering of shares of our common stock on October 15, 2009, which we refer to as our initial offering. We had gross offering proceeds of approximately $22.2 million from the sale of approximately 2.4 million shares in our initial offering, which terminated on April 12, 2013.

We expect to offer shares of common stock in our primary offering until the earlier of the date on which all of the shares under this follow-on offering have been sold or April 12, 2015, unless extended by our board of directors for an additional year as permitted under applicable law. If we have not sold all of the shares within two years, we may continue the primary offering by up to 12 months. If we decide to continue our primary offering beyond April 12, 2015, we will provide that information in a prospectus supplement. We may continue to offer shares under our distribution reinvestment plan beyond these dates. In many states, we will need to renew the registration statement or file a new registration statement to continue the offering beyond a one-year registration period. We may terminate or suspend this offering at any time.

Our board of directors determined the offering price of the shares. Neither prospective investors nor stockholders should assume that the per share prices reflect the intrinsic or realizable value of our shares or otherwise reflect our historical book value or earnings or other objective measures of worth. Our board of directors determined the offering price of our shares of common stock based primarily on the range of offering prices of other REITs that do not have a public trading market. In addition, our board of directors set the offering price of our shares at $10, a round number, in order to facilitate calculations relating to the offering price of our shares. However, the offering price of our shares of common stock may not reflect the price at which the shares may trade if they were listed on an exchange or actively traded by brokers, or the proceeds that a stockholder may receive if we were liquidated or dissolved.

Subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds will be returned to subscribers within three business days of rejection. Investors whose subscriptions are accepted will be admitted as stockholders of our company periodically, but not less often than quarterly.

Our Dealer Manager

Bluerock Capital Markets, our dealer manager, is a member firm of FINRA. An affiliate of our sponsor, BR Capital Markets, LLC owns a 100% interest in Bluerock Capital Markets. BR Capital Markets is 100% owned by R. Ramin Kamfar, a principal of our sponsor, and a family limited liability company controlled by Mr. Kamfar. Bluerock controls our dealer manager. See “Prospectus Summary – Organizational Chart for Our Company, Our Advisor, Our Dealer Manager, and Affiliates.” Bluerock Capital Markets is a Massachusetts limited liability company headquartered at 11 Fish Cove Road, Meredith, New Hampshire 03253 and its telephone number is (877) 826-BLUE (2583).

Dealer Manager and Participating Broker-Dealer Compensation and Terms

Except as provided below, our dealer manager receives a selling commission of 7% of the gross proceeds from the sale of shares of our common stock in the primary offering. Our dealer manager also receives 3.0% of the gross proceeds from the sale of shares in the primary offering in the form of a dealer manager fee as compensation for acting as our dealer manager. Our dealer manager will not receive any selling commission or dealer manager fee for shares sold pursuant to our distribution reinvestment plan. We also reimburse our dealer manager for bona fide due diligence expenses incurred and supported by detailed and itemized invoices.

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We reimburse our advisor or its affiliates for actual issuer organization and offering expenses incurred on our behalf such as legal, accounting, printing, mailing, technology, filing fees, charges of our escrow holder and transfer agent, charges of our advisor for administrative services related to the issuance of shares in the offering, amounts to reimburse costs in connection with preparing supplemental sales materials, and reimbursements for actual costs incurred for travel, meals and lodging by employees of our advisor and its affiliates to attend retail seminars hosted by broker-dealers and bona fide training and education meetings hosted by our advisor or its affiliates. Any such reimbursements will not exceed actual expenses incurred by our advisor or its affiliates and will only be made to the extent that such reimbursements would not cause the cumulative amount of underwriting compensation and issuer organization and offering expenses borne by us to exceed 15% of gross offering proceeds from the sale of shares in the primary offering. Our advisor and its affiliates will be responsible for the payment of issuer organization and offering expenses to the extent that cumulative selling commissions, the dealer manager fee, additional underwriting expenses and issuer organization and offering expenses borne by us exceed 15% of the gross proceeds of our primary offering, without recourse against or reimbursement by us. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares of our common stock.

Our dealer manager has authorized certain additional broker-dealers who are members of FINRA, which we refer to as participating broker-dealers, to participate in selling shares of our common stock to investors. Our dealer manager may re-allow all or a portion of its selling commissions from the sale of shares in the primary offering to such participating broker-dealers with respect to shares of our common stock sold by them. Our dealer manager, in its sole discretion, may also re-allow to participating broker-dealers a portion of its dealer manager fee for reimbursement of marketing expenses. The maximum amount of reimbursements would be based on such factors as the number of shares sold by participating broker-dealers and the assistance of such participating broker-dealers in marketing the offering. We also reimburse participating broker-dealers for bona fide due diligence expenses incurred and supported by detailed and itemized invoices.

The table below sets forth the nature and estimated amount of all items viewed as “underwriting compensation” by FINRA, assuming we sell all of the shares offered hereby. As required by the rules of FINRA, the total amount of all items of compensation from any source, including from offering proceeds and in the form of trail commissions, if any, payable to underwriters, broker-dealers or associated persons thereof will not exceed an amount that equals 10% of the gross proceeds of this offering (excluding proceeds from shares to be sold through our distribution reinvestment plan). To show the maximum amount of dealer manager and participating broker-dealer compensation that we may pay in this offering, or approximately $50,000,000, which represents approximately 10% of the maximum gross proceeds from shares sold in our primary offering, this table assumes that all shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fee. Many states limit our total organization and offering expenses, which includes all items of underwriting compensation, to 15% of gross offering proceeds. We reimburse our advisor for actual organization and offering expenses incurred by our advisor, which amount, including all items of underwriting compensation, shall not exceed the 15% limitation.

Dealer Manager and Participating Broker-Dealer Compensation

(Maximum Offering)

Selling commissions	$35,000,000	7.0%
Dealer manager fee (1)	15,000,000	3.0
Total	$50,000,000	10.0%

*	Less than 0.1%

(1)	The dealer manager fee will be used by our dealer manager to pay: (a) commissions, salaries and expense reimbursement allowances to its FINRA-registered personnel engaged in marketing and distributing this offering, which are estimated to be approximately $7.1 million, (b) reallowances to participating broker-dealers to assist participating broker-dealers in marketing this offering which are estimated to be approximately $5.0 million, (c) amounts used to reimburse broker-dealers participating in this offering for actual costs incurred by their FINRA-registered personnel for travel, meals, lodging and attendance fees to attend training and education meetings sponsored by us or the dealer manager and amounts used to pay registration fees and other sponsorship costs, such as group meal expenses, for retail seminars sponsored by third-party broker-dealers, which are estimated to be approximately $1.4 million, (d) amounts used to reimburse our dealer manager for actual costs incurred by its FINRA-registered personnel for travel, meals, lodging and attendance fees to attend training and education meetings sponsored by us or the dealer manager and retail seminars sponsored by participating broker-dealers, which are estimated to be approximately $240,000 (e) the costs associated with certain promotional items that will be provided by the dealer manager to registered representatives of participating broker-dealers, which are estimated to be approximately $125,000, (f) the costs associated with certain business entertainment anticipated to be provided by the dealer manager to registered representatives of participating broker-dealers, which are estimated to be approximately $125,000, (g) the costs associated with the production of certain newsletters to be provided to registered representatives of participating broker-dealers, which are estimated to be approximately $60,000, and (h) our dealer manager’s legal fees which are estimated to be approximately $50,000. The remainder of the dealer manager fee is expected to be retained by the dealer manager.

Volume Discounts

A “purchaser,” as defined below, who purchases more than $500,000 of shares at any one time through a single participating broker-dealer may receive a discount on the purchase price of those shares. The selling commissions payable to the participating broker dealer will be commensurately reduced. The amount of selling commissions otherwise payable to a participating dealer may be reduced in accordance with the following schedule.

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	Commission	Price per
Dollar Amount Purchased in the Transaction	Rate	Share
Up to $500,000	7%	$10.00
$500,000 up to $1,000,000	6%	$9.90
$1,000,001 up to $2,000,000	5%	$9.80
$2,000,001 up to $3,000,000	4%	$9.70
$3,000,001 up to $4,000,000	3%	$9.60
$4,000,001 up to $5,000,000	2%	$9.50
$5,000,001 and over	1%	$9.40

We will apply the reduced selling price and selling commission to the entire purchase. All commission rates and dealer manager fees are calculated assuming a price per share of $10.00. For example, a purchase of 250,000 shares in a single transaction would result in a purchase price of $2,425,000 ($9.70 per share), and selling commissions of $100,000.

In addition, in order to encourage purchases of $2,500,000 or more of shares, an investor who agrees to purchase at least $2,500,000 of shares may negotiate with our dealer manager to reduce the dealer manager fee with respect to the sale of the shares. In addition or in the alternative, for sales of at least $5,000,000 of shares, our advisor may agree to forego a portion of the amount we would otherwise be obligated to reimburse our advisor for our organization and offering expenses. Other accommodations may be agreed to by our sponsor in connection with a purchase of $5,000,000 or more of shares.

Because all investors will be deemed to have contributed the same amount per share to our company for purposes of distributions of cash available for distribution, an investor qualifying for a volume discount will receive a higher return on his investment in our company than investors who do not qualify for such discount.

Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any “purchaser,” as that term is defined below, provided all such shares are purchased through the same broker-dealer. The volume discount may be prorated among the separate subscribers considered to be a single “purchaser.” Any request to combine more than one subscription must be made in writing, and must set forth the basis for such request. Any such request will be subject to verification by our advisor that all of such subscriptions were made by a single “purchaser.” You must mark the “Additional Investment” space on the first page of the subscription agreement in order for purchases to be combined. We are not responsible for failing to combine purchases if you fail to mark the “Additional Investment” space.

For the purposes of such volume discounts, the term “purchaser” includes:

•	an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own accounts;
•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;
•	an employees’ trust, pension, profit sharing or other employee benefit plan qualified under the federal income tax laws; and
•	all commingled trust funds maintained by a given bank.

Notwithstanding the above, in connection with volume sales made to investors in our company, our dealer manager may, in its sole discretion, waive the “purchaser” requirements and aggregate subscriptions as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same broker-dealer, including our dealer manager. Any such reduction in selling commission may be prorated among the separate subscribers except that, in the case of purchases through our dealer manager, our dealer manager may allocate such reduction among separate subscribers considered to be a single “purchaser” as it deems appropriate. An investor may reduce the amount of his purchase price to the net amount shown in the foregoing table, if applicable. If such investor does not reduce the purchase price, the excess amount submitted over the discounted purchase price will be returned to the actual separate subscribers for shares.

Once you qualify for a volume discount, you will be eligible to receive the benefit of such discount for subsequent purchases of shares in our primary offering through the same participating broker-dealer. If a subsequent purchase entitles an investor to an increased reduction in the sales commissions and/or the dealer manager fee, the volume discount will apply only to the current and future investments. Except as provided in this paragraph and the three immediately preceding paragraphs, separate subscriptions will not be cumulated, combined or aggregated.

California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of the California corporate securities laws. Under these laws, volume discounts can be made available to California residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to our company from the sale of the shares to different purchasers of the same offering;
•	all purchasers of the shares must be informed of the availability of quantity discounts;
•	the same volume discounts must be allowed to all purchasers of shares which are part of the offering;
•	the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

151

•	the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and
•	no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

Other Discounts

No selling commissions will be paid and the price per share will be reduced to $9.30 in connection with sales to investors who have engaged the services of a registered investment advisor with whom the investor has agreed to pay a fee for investment advisory services in lieu of normal commissions.  The net proceeds to us will not be affected by eliminating commissions payable in connection with sales to investors purchasing through such investment advisors.  Such sales may be made to the clients of registered investment advisors, whether or not associated with a registered broker-dealer, although such sales must be made through a registered broker-dealer. Sales made to clients of registered investment advisors who are not associated with a registered broker-dealer may be made directly by our dealer manager as the broker-dealer of record.

Our advisor and its affiliates may, at their option, purchase shares offered hereby at the public offering price, net of the selling commissions and the dealer manager fee, in which case they have advised us that they would expect to hold such shares as stockholders for investment and not for distribution.

Our dealer manager has agreed to sell up to 5% of the shares offered hereby in our primary offering to persons to be identified by us at a discount from the public offering price. We intend to use this “friends and family” program to sell shares to certain investors identified by us, including investors who have a prior business relationship with our sponsor, such as real estate brokers, joint venture partners and their employees, title insurance company executives, surveyors, attorneys and others to the extent consistent with applicable laws and regulations. We will require all such purchasers to represent that they are purchasing shares for investment only and to enter into one-year lock-up agreements with respect to the purchased shares. The purchase price for such shares will be $9.00 per share, reflecting that selling commissions in the amount of $0.70 per share and the dealer manager fee in the amount of $0.30 per share will not be payable in connection with such sales. The net proceeds to us from such sales made net of commissions and the dealer manager fee will be substantially the same as the net proceeds we receive from other sales of shares.

In addition, our dealer manager may sell shares to retirement plans of broker-dealers participating in this offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities net of the selling commissions of $0.70, for a purchase price of $9.30, in consideration of the services rendered by such broker-dealers and registered representatives in the distribution. We will require all such purchasers to represent that they are purchasing shares for investment only and to enter into 180-day lock-up agreements with respect to the purchased stock. The net proceeds of these sales to our company also will be substantially the same as our net proceeds from other sales of shares.

Subscription Procedures

To purchase shares in the offering, you must complete and sign a subscription agreement (in the form attached to this prospectus as Exhibit A) for a specific number of shares and pay for the shares at the time of your subscription. Payment for shares should be made by check payable to “Bluerock Multifamily Growth REIT, Inc.” or “BMG.” Subscriptions will be effective only upon acceptance by us, and we reserve the right to reject any subscription in whole or in part. In no event may a subscription for shares be accepted until at least five business days after the date the subscriber receives a final prospectus. Each subscriber will receive a confirmation of his purchase. Except for purchase under the distribution reinvestment plan, all accepted subscriptions will be for whole shares and for not less than 250 shares, or $2,500. There will be no sales to discretionary accounts without the prior specific written approval of the customer.

You have the option of placing a transfer on death, or TOD, designation on your shares purchased in this offering. A TOD designation transfers ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right of survivorship of the shares. This option, however, is not available to residents of the states of Louisiana and Texas. If you would like to place a TOD designation on your shares, you must complete and return the TOD form included as part of the subscription agreement attached as Exhibit A to this prospectus in order to effect the designation.

Investments through IRA Accounts

Both Sterling Trust Company and Pershing LLC have agreed to act as IRA custodians for purchasers of our common stock who would like to purchase shares though an IRA account and desire to establish a new IRA account for that purpose. We will pay the fees related to the establishment of investor accounts with either of these custodians. For investments over $5,000, we will pay the first year annual IRA maintenance fee. Thereafter, investors will be responsible for the annual IRA maintenance fees unless the investment exceeds $25,000, in which case we will continue to pay the annual fee for a basic IRA for either of these custodians, subject to certain limitations. For investors who wish to receive cash dividends rather than reinvest them, an annual money market account fee will be charged. Further information about custodial services is available through your financial advisor or through our dealer manager.

152

Automatic Investment Plan

Investors who desire to purchase shares in this offering at regular intervals may be able to do so by electing to participate in the automatic investment plan by completing the appropriate section of our subscription agreement (in the form attached to this prospectus as Exhibit A). Only investors who have already met the minimum purchase requirement may participate in the automatic investment plan. The minimum periodic investment is $100 per month. We will pay dealer manager fees and selling commissions in connection with sales under the automatic investment plan to the same extent that we pay those fees and commissions on shares sold in this offering outside of the automatic investment plan. Residents of the States of Alabama and Nebraska are not eligible to participate in this automatic reinvestment plan. If you elect to participate in both the automatic investment plan and our distribution reinvestment plan, distributions earned from shares purchased pursuant to the automatic investment plan will automatically be reinvested pursuant to the distribution reinvestment plan. For a discussion of the distribution reinvestment plan, see “Summary of Distribution Reinvestment Plan.”

You will receive a confirmation of your purchases under the automatic investment plan no less than quarterly. The confirmation will disclose the following information:

•	the amount invested for your account during the period;

•	the date of the investment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

To qualify for a volume discount as a result of purchases under the automatic investment plan, you must notify us in writing when you initially become eligible to receive a volume discount and at each time your purchase of shares through the program would qualify you for an additional reduction in the price of shares under the volume discount provisions described in this prospectus.

You may terminate your participation in the automatic investment plan at any time by providing us with written notice. If you elect to participate in the automatic investment plan, you must agree that if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus or in the subscription agreement, you will promptly notify us in writing of that fact and your participation in the plan will terminate. See the “Investor Suitability Standards” section of this prospectus and the form of subscription agreement attached hereto as Exhibit A.

153

SALES LITERATURE

In addition to this prospectus, we may use certain supplemental sales material in connection with the offering of the shares. However, such sales material will only be used when accompanied by or preceded by the delivery of this prospectus. This material, prepared by our advisor, may include the following: a brochure describing the advisor and its affiliates and our investment objectives; a fact sheet that provides information regarding properties purchased to date and other summary information related to our offering; property brochures; a power point presentation that provides information regarding our company and our offering; and the past performance of programs managed by our sponsor. No person has been authorized to prepare for, or furnish to, a prospective investor any sales material other than that described herein and “tombstone” newspaper advertisements or solicitations of interest that are limited to identifying the offering and the location of sources of additional information.

The offering of our shares is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be considered a part of this prospectus or the registration statement, of which this prospectus is a part.

LEGAL MATTERS

The statements under the caption “Material Federal Income Tax Considerations” as they relate to U.S. federal income tax matters have been reviewed by our special tax counsel, Hunton & Williams LLP, which have opined as to certain federal income tax matters relating to Bluerock Multifamily Growth REIT, Inc. We have engaged a law firm, Venable LLP, which has rendered an opinion to us regarding certain matters of Maryland law, including the validity of the shares offered hereby.

EXPERTS

The consolidated balance sheet of Bluerock Multifamily Growth REIT, Inc. and subsidiaries as of December 31, 2012, and the consolidated statement of operations, stockholders’ equity, and cash flow for the year ended December 31, 2012 have been incorporated by reference herein in reliance upon the report of BDO USA, LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated balance sheet of Bluerock Multifamily Growth REIT, Inc. (formerly Bluerock Enhanced Multifamily Trust, Inc.) and subsidiaries as of December 31, 2011 and the consolidated statements of operations, stockholders’ (deficit) equity, and cash flows for the two-year period ended December 31, 2011 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The statements of revenue in excess of certain expenses of Springhouse at Newport News for the years ended December 31, 2011 and 2010 and the statements of revenue in excess of certain expenses of The Reserve at Creekside Village for the year ended December 31, 2011 and the period from March 31, 2010 (date of original acquisition) to December 31, 2010, included in our Current Report on Form 8-K filed with the SEC on June 28, 2012, have been incorporated by reference herein, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The statement of revenues and certain operating expenses of Estates at Perimeter for the year ended December 31, 2009, included in our Current Report on Form 8-K/A filed with the SEC on January 19, 2011; and of Gardens at Hillsboro Village for the year ended December 31, 2009, included in our Current Report on Form 8-K/A filed with the SEC on January 19, 2011, and all incorporated by reference into this prospectus, have been audited by Freedman & Goldberg, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports on the statement of revenues and certain operating expenses expresses an unqualified opinion and includes explanatory paragraphs referring to the purpose of the statement). Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The historical statement of revenues and certain direct operating expenses of Enders Place at Baldwin Park for the year ended December 31, 2011, included in our Current Report on Form 8-K/A filed with the SEC on December 17, 2012, incorporated by reference into this prospectus, have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The historical statement of revenues and certain direct operating expenses of MDA City Apartments for the year ended December 31, 2011 and included in our Current Report on Form 8-K/A filed with the SEC on March 4, 2013, incorporated by reference into this prospectus, have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. You can access documents that are incorporated by reference into this prospectus at the website we maintain at http://www.bluerockre.com (URL for documents: http://www.bluerockre.com/secfilings). There is additional information about us and our affiliates at our website, but unless specifically incorporated by reference herein as described in the paragraphs below, the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

154

The following documents filed with the SEC are incorporated by reference in this prospectus (Commission File No. 333-184006), except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC on March 13, 2013;

•	Current Report on Form 8-K filed with the SEC on March 8, 2013;

•	Current Report on Form 8-K/A filed with the SEC on March 4, 2013;

•	Current Report on Form 8-K filed with the SEC on March 4, 2013;

•	Current Report on Form 8-K filed with the SEC on January 2, 2013;

•	Current Report on Form 8-K/A filed with the SEC on December 17, 2012;

•	Current Report on Form 8-K filed with the SEC on June 28, 2012;

•	Current Report on Form 8-K filed with the SEC on April 17, 2012;

•	Current Report on Form 8-K/A filed with the SEC on January 19, 2011; and

•	Current Report on Form 8-K/A filed with the SEC on January 19, 2011.

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-11, as amended, of which this prospectus is a part under the Securities Act of 1933 with respect to the shares offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, portions of which have been omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the content of any contract or other document filed as an exhibit to the registration statement are necessarily summaries of such contract or other document, with each such statement being qualified in all respects by such reference and the schedules and exhibits to this prospectus. For further information regarding our company and the shares offered by this prospectus, reference is made by this prospectus to the registration statement and such schedules and exhibits.

We will provide to each person, including any beneficial owner, to whom our prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into our prospectus but not delivered with our prospectus. To receive a free copy of any of the documents incorporated by reference in our prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at:

155

Bluerock Multifamily Growth REIT, Inc.

c/o Bluerock Real Estate, L.L.C.

712 Fifth Avenue

9th Floor

New York, New York 10019

(877) 826-BLUE (2583)

The registration statement and the schedules and exhibits forming a part of the registration statement filed by us with the SEC can be inspected and copies obtained from the Securities and Exchange Commission at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the Securities and Exchange Commission, Room 1580, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a website that contains reports, proxies and information statements and other information regarding our company and other registrants that have been filed electronically with the SEC. The address of such site is http://www.sec.gov.

156

EXHIBIT A

SUBSCRIPTION AGREEMENT

Subscription Agreement (We are currently not accepting subscriptions from residents of Pennsylvania or Ohio.)

The undersigned hereby tenders this subscription and applies for the purchase of the dollar amount of shares of common stock (the “Shares”) of Bluerock Multifamily Growth REIT, Inc., a Maryland corporation (sometimes referred to herein as the “Company”) set forth below.

1. Investment (Select only one.)	Amount of Subscription $_________________________

☐	Initial Investment (minimum initial investment of $2500) (Purchases made by residents of TN must meet their state’s minimum amount of $5000.)
☐	Additional Investment in this Offering (minimum of $100)
☐	Shares are being purchased net of commissions (Purchase through an RIA or by a registered rep. on his/her own behalf.)

2. Type of Ownership (Select only one.)

NON - CUSTODIAL OWNERSHIP		CUSTODIAL OWNERSHIP
☐	Individual — One signature required.	☐ Traditional IRA — Owner and custodian
☐	Joint Tenants with Rights of Survivorship —	signatures required.
	All parties must sign.	☐ Roth IRA — Owner and custodian signatures required.
☐	Community Property — All parties must sign.	☐ Simplified Employee Pension/Trust (SEP) — Owner and
☐	Tenants in Common — All parties must sign.	custodian signatures required.
☐	Uniform Gift to Minors Act — State of ________	☐ KEOGH — Owner and custodian signatures required.
	Custodian signature required.	☐ Other — ___________________
☐	Uniform Transfer to Minors Act — State of ________	Owner and custodian signatures required.
Custodian signature required.
☐	Qualified Pension or Profit Sharing Plan —	CUSTODIAN INFORMATION (To be completed by custodian.)
	Include plan documents.	Name of Custodian:
☐	Trust — Include title, signature and “Powers of	Mailing Address:
	the Trustees” pages.	City:
☐	Corporation — Include corporate resolution,	State: Zip Code:
	articles of incorporation and bylaws.	Custodian Tax ID #:
	Authorized signature required.	Custodian Account #:
☐	Partnership — Include partnership agreement.	Custodian Phone #:
Authorized signature(s) required.
☐	Other (Specify) — _________________________
Include title and signature pages.

3. Investor Information (You must include a permanent street address even if your mailing address is a P.O. Box.)

Individual/Beneficial Owner (Please print name(s) to whom shares are to be registered.)
First, Middle, Last Name:	Social Security #:	Date of Birth:
Street Address:	City:	State:	Zip Code:
Daytime Phone #:	If Not a US Citizen, Specific Country of Citizenship:
E-mail Address:

Joint Owner/Minor (If applicable.)
First, Middle, Last Name:	Social Security #:	Date of Birth:
Street Address:	City:	State:	Zip Code:
Daytime Phone #:	If Not a US Citizen, Specific Country of Citizenship:

Bluerock Multifamily Growth REIT	Bluerock © 2013. All rights reserved. BEMT-SA-02.13 B-1

Securities offered through Bluerock Capital Markets, Member FINRA/SIPC | 11 Fish Cove Road | Meredith, NH 03253 | 877.826.BLUE (2583)

A-1

Subscription Agreement

3. Investor Information (continued)

Trust
Name of Trust:	Tax ID #:	Date of Trust:
Name(s) of Trustee(s):	Name of Beneficial Owner(s):
Beneficial Owner(s) Street Address:	City:	State:	Zip Code:
Social Security #:	Date of Birth:	Occupation:

Corporation/Partnership/Other
Entity Name:	Tax ID #:	Date of Entity Foundation:
Name of Officer(s), General Partner or other Authorized Person(s):
Street Address:	City:	State:	Zip Code:

4. Distributions (Select only one.)

I hereby subscribe for shares of Bluerock Multifamily Growth REIT, Inc. and elect the distribution option indicated below (choose one of the three options):

☐	I choose to receive distributions in cash.
☐	I choose to receive distributions in the form of shares of the Company’s common stock to the extent the Company makes a stock distribution and, if not, in cash.
☐	I choose to participate in the Company’s Distribution Reinvestment Plan.
Each investor that elects to have his or her distributions invested in the Company’s Distribution Reinvestment Plan agrees to notify the Company and the broker dealer named in this Subscription Agreement in writing if any time he or she is unable to make any representations and warranties set forth in the Prospectus, as supplemented, and this Subscription Agreement, including but not limited to the representations and warranties contained in Section 6 below.

Please choose one of the below options:
☐	I choose to have distributions mailed to me at the address listed in Section 3. (Not available for IRA accounts without custodian approval.)
☐	I choose to have distributions mailed to me at the following address. _______________________________________ (Not available for IRA accounts without custodian approval.)
☐

I choose to have distributions deposited in a checking, savings or brokerage account.
(Not available for IRA accounts without custodian approval.)

I authorize the Company or its agent to deposit my distribution to the account indicated below. This authority will remain in force until I notify the Company to cancel it. In the event that the Company deposits funds erroneously into my account, the Company is authorized to debit my account for the amount of the erroneous deposit.

Name of Financial Institution:	Your Bank’s ABA Routing #:
Your Account #:	Name on Account or FBO:	Account Type: ☐ Checking ☐ Savings ☐ Brokerage
Mailing Address:	City:	State:	Zip Code:
☐ Attach a pre-printed, voided check.
The deposit services above cannot be established without a pre-printed, voided check. For Electronic Funds Transfers, the signatures of the bank account owner(s) must appear exactly as they appear on the bank registration.
If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.

Signature of Individual/Trustee/Beneficial Owner	Signature of Joint Owner/Co-Trustee	Date

5. Electronic Delivery of Documents (Optional)

☐

In lieu of receiving documents by mail, I authorize the company to make available on its web site at www.BluerockRE.com its quarterly reports, annual reports, proxy statements, Prospectus supplements, or other reports required to be delivered to me, as well as any investment or marketing updates, and to notify me via e-mail when such reports or updates are available. (Any investor who elects this option must provide an e-mail address below.)

E-mail Address:

Bluerock Multifamily Growth REIT	Bluerock © 2013. All rights reserved. BEMT-SA-02.13 B-1

Securities offered through Bluerock Capital Markets, Member FINRA/SIPC | 11 Fish Cove Road | Meredith, NH 03253 | 877.826.BLUE (2583)

A-2

Subscription Agreement

6. Subscriber Signatures

Please carefully read and separately initial each of the representations below (a-d). In the case of joint investors, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person power of attorney to make such representations on your behalf. In order to induce the fund to accept this subscription, I (we) hereby represent and warrant that:		Owner	Joint Owner
a.	I (we) have received a Prospectus for the Company relating to the Shares, wherein the terms and conditions of the offering are described and agree to the following terms and conditions.
b.	I (we) certify that I (we) have (1) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more; or (2) a net worth (exclusive of home, home furnishings and automobiles) of at least $70,000 and had during the last tax year or estimate that I (we) will have during the current tax year a minimum of $70,000 annual gross income, or that I (we) meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.” Please check the appropriate box(es) below regarding state suitability requirements.
c.	I am (we are) purchasing Shares for my (our) own account.
d.	I (we) acknowledge that the Shares are not liquid, there is no public market for the Shares, and I (we) may not be able to sell the Shares.

In addition to “b.” above, please check and initial the applicable section.
☐	1.	I am (we are) a resident of California, I (we) certify that I (we) have (1) a liquid net worth of at least $250,000 or (2) a gross annual income of at least $75,000 and a net worth of at least $100,000. I (we) also certify that this investment does not exceed 10% of my (our) net worth.
☐	2.	I am (we are) a resident of Iowa, I (we) certify that I (we) have (1) a liquid net worth of at least $350,000 or (2) a gross annual income of at least $70,000 and a liquid net worth of at least $100,000. I (we) also certify that this investment, combined with any investment in any of the Company’s affiliates, does not exceed 10% of my (our) liquid net worth. Iowa defines “liquid net worth” as that portion of net worth (total assets exclusive of home, home furnishings and automobiles) that is comprised of cash, cash equivalents and readily marketable securities, but excluding IRA assets owned or held by investors.
☐	3.	I am (we are) a resident of Missouri, I (we) certify that this investment does not exceed 10% of my (our) liquid net worth.
☐	4.	I am (we are) a resident of Kentucky or Nevada, I (we) certify that this investment does not exceed 10% of my (our) net worth.
☐	5.	I am (we are) a resident of Michigan, I (we) certify that this investment, combined with any investment in any affiliate of the Company, does not exceed 10% of my (our) net worth.
☐	6.	I am (we are) a resident of Oregon, I (we) certify that this investment, combined with any investment in any affiliate of the Company, does not exceed 10% of my (our) liquid net worth. Oregon defines “liquid net worth” as the remaining balance of cash and other assets easily converted to cash after subtracting the investor’s total liabilities from total assets.
☐	7.	I am (we are) a resident of Alabama, I (we) certify that this investment, combined with investments in similar programs, does not exceed 10% of my (our) liquid net worth.
☐	8.	I am (we are) a resident of Tennessee, I (we) certify that I (we) have a net worth of at least $500,000 or (2) a gross annual income of at least $100,000 and a net worth of at least $100,000. I (we) also certify that this investment does not exceed 10% of my (our) liquid net worth.
☐	9.	I am (we are) a resident of New Mexico, I (we) certify that this investment, combined with my investment in any of the Company’s affiliates, does not exceed 10% of my (our) net worth.
☐	10.	I am (we are) a resident of North Dakota, I (we) certify that I (we) have a net worth of at least ten times this investment.
☐	11.

I am (we are) a resident of Maine, I (we) understand that the Maine Office of Securities recommends that Maine investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

☐	12.

I am (we are) a resident of New Jersey, I (we) certify that I (we) have either (i) a liquid net worth of $250,000 and an annual gross income of $100,000, or (ii) a minimum liquid net worth of $500,000. I (we) also certify that this investment, combined with investments in similar programs, does not exceed 10% of my (our) liquid net worth. New Jersey defines “liquid net worth” as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

☐	13.

I am (we are) a resident of Massachusetts, I (we) certify that I (we) have either (i) a net worth of at least $500,000, or (ii) an annual gross income of at least $100,000 and a net worth of at least $100,000. I (we) also certify that this investment, combined with any investment in any other illiquid direct participation programs, does not exceed 10% of my (our) liquid net worth.

Substitute IRS Form W-9 Certification

I (we) declare that the information supplied in this Subscription Agreement is true and correct and may be relied upon by the Company in connection with my investment in the company. Under penalties of perjury, each investor signing below certifies that (1) the number shown in the Investor Social Security Number/Taxpayer Identification Number field in Section 3 of this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a resident alien). NOTE: You must cross out item(2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Bluerock Multifamily Growth REIT	Bluerock © 2013. All rights reserved. BEMT-SA-02.13 B-1

Securities offered through Bluerock Capital Markets, Member FINRA/SIPC | 11 Fish Cove Road | Meredith, NH 03253 | 877.826.BLUE (2583)

A-3

Subscription Agreement

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

By signing below, you hereby acknowledge receipt of the Prospectus of the Company dated April 12, 2013 not less than five (5) business days prior to the signing of this Subscription Agreement. You agree that if this subscription is accepted, it will be held, together with the accompanying payment, on the terms described in the Prospectus. You agree that subscriptions may be rejected in whole or in part by the Company in its sole and absolute discretion. You understand that you will receive a confirmation of your purchase, subject to acceptance by the Company, within 30 days from the date your subscription is received, and that the sale of Shares pursuant to this subscription agreement will not be effective until at least five business days after the date you have received a final Prospectus. Residents of the States of Maine, Massachusetts, Minnesota, Missouri, and Nebraska who first received the Prospectus only at the time of subscription may receive a refund of the subscription amount upon request to the Company within five business days of the date of subscription.

By signing below, you also acknowledge that you have been advised that the assignability and transferability of the Shares is restricted and governed by the terms of the Prospectus; there are risks associated with an investment in the Shares and you should rely only on the information contained in the Prospectus and not on any other information or representations from other sources; and you should not invest in the Shares unless you have an adequate means of providing for your current needs and personal contingencies and have no need for liquidity in this investment.

The Company is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, the Company may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. You further agree that the Company may discuss your personal information and your investment in the Shares at any time with your then current financial advisor. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Printed Name – Owner or Authorized Person	Signature – Owner or Authorized Person	Date

Printed Name – Joint Owner or Authorized Person (if applicable)	Signature – Joint Owner or Authorized Person	Date

7. Financial Advisor (Please read and complete the following.)

The undersigned confirm on behalf of the Broker Dealer that they (i) are registered in the state in which the sale of the Shares to the investor executing this Subscription Agreement has been made and that the offering of the Shares is registered for sale in such state; (ii) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (iii) have discussed such investor’s prospective purchase of Shares with such investor; (iv) have advised such investor of all pertinent facts with regard to the fundamental risks of the investment, including the lack of liquidity and marketability of the Shares; (v) have delivered a current Prospectus and related supplements, if any, to such investor; (iv) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; and (vii) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that the undersigned will obtain and retain records relating to such investor’s suitability for a period of six years, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto and that such investor has an understanding of the fundamental risks of the investment, the background and qualifications of the persons managing the Company and the tax consequences of purchasing and owning Shares. The undersigned Financial Advisor further represents and certifies that, in connection with this subscription for Shares, he has compiled with and has followed all applicable policies and procedures under his firm’s existing Anti-Money Laundering Program and Customer Identification Program.

Broker Dealer And Financial Advisor Information
Name of Broker Dealer:
Name of Financial Advisor:	Advisor #:	Branch #:
Advisor Street Address/PO Box:	City:	State:	Zip Code:
E-mail Address:	Telephone #:	Fax #:
Financial Advisor Signature:		Date:
Principal Signature (if applicable):		Date:

Bluerock Multifamily Growth REIT	Bluerock © 2013. All rights reserved. BEMT-SA-02.13 B-1

Securities offered through Bluerock Capital Markets, Member FINRA/SIPC | 11 Fish Cove Road | Meredith, NH 03253 | 877.826.BLUE (2583)

A-4

Subscription Agreement

☐	Registered Investment Advisor (RIA). No Selling Commissions are Paid on These Accounts. Check Only If investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, with whom the investor has agreed to pay a fee for investment advisory services in lieu of normal commissions. All sales must be made through a registered broker-dealer.

8. Automatic Investments

Complete the following information if you wish to authorize additional investments in the Company via automatic debits from your bank account. Each investor who elects to participate in the automatic investment plan agrees that (i) the agreements, representations and warranties made by the investor in this Subscription Agreement apply to all additional investments made under the plan including that the investor meets the suitability standards set forth in the current Prospectus, as supplemented, and this Subscription Agreement, and (ii) if at any time the investor fails to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the current Prospectus, as supplemented, or in this Subscription Agreement, the investor will promptly notify us in writing of that fact and the investor’s participation in the automatic investment plan will terminate. The investor also acknowledges and understands that the notices set forth in this Subscription Agreement also apply to the additional investments made under the automatic investment plan.

I wish to make an automatic investment ($100 minimum) in the amount of $__________________ monthly (on the last business day of each month).

☐	I authorize payment for automatic investment through direct debits from my checking account. Not available on IRA custodial accounts or other retirement accounts.

Please enclose a voided check for the appropriate account to participate in the automatic investment plan. By enclosing a voided check you authorize the Company to begin making electronic debits from the checking account designated by the enclosed voided check on the last business day of each month. Such deductions and investments will continue until you notify the Company in writing to change or discontinue them. Should your checking account contain insufficient funds to cover the authorized deduction, no deduction or investment will occur. In such event, your bank may charge you a fee for insufficient funds. If the Company does not receive any payment from you for three consecutive months, the Company may notify you in writing of your termination from the automatic investment plan.

9. Investment Instructions

☐	By Mail — Checks should be made payable to “Bluerock Multifamily Growth REIT, Inc.” or “BMG”.
☐	By Wire Transfer — Forward this Subscription Agreement to the address listed below. Escrow agent wiring instructions:
UMB Bank, N.A.
ABA Routing Number: 101000695
Account Number: 9871737713
Account Name: UMB Bank, N.A., for Bluerock Multifamily Growth REIT, Inc.
☐	By Asset Transfer
☐	Custodial Accounts — Forward this Subscription Agreement directly to the custodian.

Form Mailing Address

Regular Mail	Bluerock, c/o DST Systems, Inc.	Overnight Mail	Bluerock, c/o DST Systems, Inc.
	PO Box 219003		430 West 7th Street
	Kansas City, MO 64121-9003		Kansas City, MO 64105

Bluerock Multifamily Growth REIT	Bluerock © 2013. All rights reserved. BEMT-SA-02.13 B-1

Securities offered through Bluerock Capital Markets, Member FINRA/SIPC | 11 Fish Cove Road | Meredith, NH 03253 | 877.826.BLUE (2583)

A-5

EXHIBIT B

BLUEROCK MULTIFAMILY GROWTH REIT, INC.

DISTRIBUTION REINVESTMENT PLAN

The Distribution Reinvestment Plan (the “DRIP”) for Bluerock Multifamily Growth REIT, Inc., a Maryland corporation (the “Company”), offers to holders of the Company’s common stock, $0.01 par value per share (the “Common Stock”), the opportunity to purchase, through reinvestment of distributions, additional shares of Common Stock, on the terms, subject to the conditions and at the prices herein stated.

The DRIP will be implemented in connection with the Company’s Registration Statement under the Securities Act of 1933 on Form S-11, including the prospectus contained therein (the “Prospectus”) and the registered public offering of 55,263,158 shares of the Company’s Common Stock (the “Offering”), of which amount $50,000,000 in shares will be registered and authorized and reserved for distribution pursuant to the DRIP.

Distributions reinvested pursuant to the DRIP will be applied to the purchase of shares of Common Stock at a price per share (the “DRIP Price”) equal to $9.50 until all $50,000,000 in shares reserved initially for the DRIP (the “Initial DRIP Shares”) have been purchased or until the termination of the Offering, whichever occurs first. Thereafter, the Company may, in its sole discretion, effect additional registrations of common stock for use in the DRIP. In any case, the per share purchase price under the DRIP for such additionally acquired shares will equal the DRIP Price.

The DRIP

The DRIP provides you with a simple and convenient way to invest your cash distributions in additional shares of Common Stock. As a participant in the DRIP, you may purchase shares at the DRIP Price until all $50,000,000 in Initial DRIP Shares have been purchased or until the Company elects to terminate the DRIP. The Company may, in its sole discretion, effect registration of additional shares of Common Stock for issuance under the DRIP.

Shares for the DRIP will be purchased directly from the Company. Such shares will be authorized and may be either previously issued or unissued shares. Proceeds from the sale of the DRIP Shares provide the Company with funds for general corporate purposes.

Eligibility

Holders of record of Common Stock must participate with respect to 100% of their shares of Common Stock. If your shares are held of record by a broker or nominee and you want to participate in the DRIP, you must make appropriate arrangements with your broker or nominee.

The Company may refuse participation in the DRIP to stockholders residing in states where shares offered pursuant to the DRIP are neither registered under applicable securities laws nor exempt from registration.

Administration

The DRIP will be administered by DST Systems, Inc. (the “DRIP Administrator”), but a different entity may act as DRIP Administrator in the future. The DRIP Administrator will keep all records of your DRIP purchases and send statements of your purchases to you. Shares of Common Stock purchased under the DRIP will be registered in the name of each participating stockholder.

Enrollment

You must own shares of Common Stock in order to participate in the DRIP. You may become a participant in the DRIP by indicating your election to participate on your signed enrollment form available from the DRIP Administrator enclosed with this Prospectus and returning it to us at the time you subscribe for shares. If you receive a copy of the Prospectus or a separate prospectus relating solely to the DRIP and have not previously elected to participate in the DRIP, then you may so elect at any time by completing an enrollment form available from the DRIP Administrator or participating broker-dealers or by other appropriate written notice to the Company of your desire to participate in the DRIP.

Your participation in the DRIP will begin with the first distribution payment after your enrollment form is received, provided such form is received on or before ten days prior to the payment date established for that distribution. If your enrollment form is received after the tenth day prior to the record date for any distribution and before payment of that distribution, reinvestment of your distributions will begin with the next distribution payment date. Distributions are expected to be paid monthly as authorized by the Company’s Board of Directors and declared by the Company.

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Costs

Purchases under the DRIP will not be subject to selling commissions or the dealer manager fee for purchases made under the DRIP. All costs of administration of the DRIP will be paid by the Company.

Purchases and Price of Shares

Common Stock distributions will be invested within 30 days after the date on which Common Stock distributions are paid (the “Investment Date”). Payment dates for Common Stock distributions will be ordinarily on or about the last calendar day of each month but may be changed to quarterly in the sole discretion of the Company. Any distributions not so invested will be returned to participants in the DRIP.

You become an owner of shares purchased under the DRIP as of the Investment Date. Distributions paid on shares held in the DRIP (less any required withholding tax) will be credited to your DRIP account. Distributions will be paid on both full and fractional shares held in your account and are automatically reinvested.

Reinvested Distributions. The Company will use the aggregate amount of distributions to all participants for each distribution period to purchase shares for the participants. If the aggregate amount of distributions to participants exceeds the amount required to purchase all shares then available for purchase, the Company will purchase all available shares and will return all remaining distributions to the participants within 30 days after the date such distributions are made. The Company will allocate the purchased shares among the participants based on the portion of the aggregate distributions received on behalf of each participant, as reflected on the Company’s books.

Optional Cash Purchases. Until determined otherwise by the Company, DRIP participants may not make additional cash payments for the purchase of Common Stock under the DRIP.

Reports

Within 90 days after the end of each fiscal year, you will receive a report of all your investment, including information with respect to the distributions reinvested during the year, the number of shares purchased during the year, the per share purchase price for such shares, the total administrative charge retained by the Company or DRIP Administrator and tax information with respect to income earned on shares purchased under the DRIP for the year. These statements are your continuing record of the cost of your purchases and should be retained for income tax purposes. The Company shall provide such information reasonably requested by the dealer manager or a participating broker-dealer, in order for the dealer manager or participating broker-dealer to meet its obligations to deliver written notification to participants of the information required by Rule 10b-10(b) promulgated under the Securities Exchange Act of 1934.

Certificates for Shares

The ownership of shares purchased under the DRIP will be uncertificated and noted in book-entry form until the Company’s Board of Directors determines otherwise. The number of shares purchased will be shown on your statement of account. This feature permits ownership of fractional shares, protects against loss, theft or destruction of stock certificates and reduces the costs of the DRIP.

Termination of Participation

You may discontinue reinvestment of distributions under the DRIP with respect to all, but not less than all, of your shares (including shares held for your account in the DRIP) at any time without penalty by notifying the DRIP Administrator in writing no less than ten days prior to the next distribution payment date. A notice of termination received by the DRIP Administrator after such cutoff date will not be effective until the next following distribution payment date. Participants who terminate their participation in the DRIP may thereafter rejoin the DRIP by notifying the Company and completing all necessary forms and otherwise as required by the Company.

A participant who changes his or her address must promptly notify the DRIP Administrator. If a participant moves his or her residence to a state where shares offered pursuant to the DRIP are neither registered nor exempt from registration under applicable securities laws, the Company may deem the participant to have terminated participation in the DRIP.

The Company reserves the right to prohibit certain employee benefit plans from participating in the DRIP if such participation could cause the underlying assets of the Company to constitute “plan assets” of such plans.

B-2

Amendment, Suspension and Termination of the DRIP

The Board of Directors may, in its sole discretion, suspend or terminate the DRIP or amend any aspect of the DRIP (except for the ability of each participant to withdraw from participation in the DRIP) without the consent of participants or other stockholders, provided that written notice of suspension, termination or any material amendment is sent to participants at least 10 days prior to the effective date thereof. You will be notified if the DRIP is suspended, terminated or materially amended. The Board of Directors also may terminate any participant’s participation in the DRIP at any time by notice to such participant if continued participation will, in the opinion of the Board of Directors, jeopardize the status of the Company as a real estate investment trust under the Code.

Voting of Shares Held Under the DRIP

You will be able to vote all whole shares of Common Stock purchased under the DRIP at the same time that you vote the other shares registered in your name on the records of the Company. Fractional shares will not be voted.

Responsibility of the DRIP Administrator and the Company Under the DRIP

The DRIP Administrator will not be liable for any claim based on an act done in good faith or a good faith omission to act. This includes, without limitation, any claim of liability arising out of failure to terminate a participant’s account upon a participant’s death, the prices at which shares are purchased, the times when purchases are made, or fluctuations in the market price of Common Stock.

All notices from the DRIP Administrator to a participant will be mailed to the participant at his or her last address of record with the DRIP Administrator, which will satisfy the DRIP Administrator’s duty to give notice. Participants must promptly notify the DRIP Administrator of any change in address.

You should recognize that neither the Company nor the DRIP Administrator can provide any assurance of a profit or protection against loss on any shares purchased under the DRIP.

Interpretation and Regulation of the DRIP

The Company reserves the right, without notice to participants, to interpret and regulate the DRIP as it deems necessary or desirable in connection with its operation. Any such interpretation and regulation shall be conclusive.

Federal Income Tax Consequences of Participation in the DRIP

The following discussion summarizes the principal federal income tax consequences, under current law, of participation in the DRIP. It does not address all potentially relevant federal income tax matters, including consequences peculiar to persons subject to special provisions of federal income tax law (such as tax-exempt organizations, insurance companies, financial institutions, broker-dealers and foreign persons). The discussion is based on various rulings of the Internal Revenue Service regarding several types of distribution reinvestment plans.

No ruling, however, has been issued or requested regarding the DRIP. The following discussion is for your general information only, and you must consult your own tax advisor to determine the particular tax consequences (including the effects of any changes in law) that may result from your participation in the DRIP and the disposition of any shares purchased pursuant to the DRIP.

Stockholders subject to federal income taxation who elect to participate in the DRIP will incur a tax liability for distributions allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested pursuant to the DRIP. Specifically, participants will be treated as if they received the distribution from the Company and then applied such distribution to purchase the shares in the DRIP. To the extent that a stockholder purchases shares through the DRIP at a discount to fair market value, the stockholders will be treated for tax purposes as receiving an additional distribution equal to the amount of such discount. A stockholder designating a distribution for reinvestment will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless the Company has designated all or a portion of the distribution as a capital gain dividend. In such case, such designated portion of the distribution will be taxed as a capital gain. The amount treated as a distribution to you will constitute a dividend for federal income tax purposes to the same extent as a cash distribution.

B-3

EXHIBIT C

PRIOR PERFORMANCE TABLES

As used herein, the terms “we”, “our” and “us” refer to Bluerock Multifamily Growth REIT, Inc.

The following Prior Performance Tables, or Tables, provide information relating to real estate investment programs sponsored by Bluerock Real Estate, L.L.C., or Bluerock, or Prior Real Estate Programs, through December 31, 2011. All of the Prior Real Estate Programs presented in the Tables or otherwise discussed in the section entitled “Prior Performance Summary” in our Registration Statement on Form S-11 (File No. 333-153135), as amended are private programs that have no public reporting requirements. Bluerock has not previously sponsored a public program.

As of December 31, 2011, Bluerock served as sponsor of a total of twenty-two Prior Real Estate Programs, fourteen of which had been closed to outside investors after December 31, 2006 and had similar investment objectives to our Company. Certain relevant information regarding these programs is presented in Table VI, which is included in Part II of our Registration Statement on Form S-11 (File No. 333-153135), as amended. An affiliate of Bluerock serves as either property manager or asset manager for each of these programs.

In addition to these programs with similar investment objectives, two notes programs sponsored by Bluerock offered notes to be issued by a limited liability company affiliated with Bluerock. The issuer in each note program borrowed funds from investors, who invested in the issuer’s notes. In one note program, the issuer in turn contributed the note offering proceeds to a subsidiary for investment in real estate or real estate-related debt and investments. In the other notes program, the issuer in turn used the offering proceeds to fund real estate-based loans secured by a first position mortgage. Investors in these notes programs made loans to the respective issuer by investing in its notes, and did not acquire equity interests therein.

Additionally, one program sponsored by Bluerock offered notes and preferred equity to be issued by a limited liability company affiliated with Bluerock. The issuer in this program borrowed funds from investors, who invested in the issuer’s notes, and issued preferred equity to investors in exchange for capital contributions. The issuer in turn used the offering proceeds to fund the development costs of a residential condominium project. We refer to this program and the notes programs discussed in the paragraph above as the “Notes Programs.”

Other than the Notes Programs sponsored by Bluerock, certain of the investment objectives of the Bluerock-sponsored programs. are similar to ours, including the acquisition and operation of commercial or multifamily properties; the provision of stable cash flow available for distribution to investors; preservation and protection of investor capital; and the realization of capital appreciation upon the ultimate sale or refinancing of the program properties. See “Investment Strategies, Objectives and Policies” in our Registration Statement on Form S-11 (File No. 333-153135), as amended. Bluerock considers the investment objectives of the Notes Programs to be different than the other Prior Real Estate Programs. An investor in each Notes Program is making an investment in notes, which is a loan to the issuer, not an equity investment. The investment objective of each Notes Program is to provide fixed payments of interest to notes investors and return principal to notes investors, regardless of the underlying performance of the real estate assets or loans, and to provide a high, risk-adjusted return to investors in the preferred equity of the third Notes Program based on sales of individual, residential condominium units to be developed and not the operation and rental of the underlying property. Because the Notes Programs do not have similar investment objectives to Bluerock’s other Prior Real Estate Programs, the Tables do not include information on the Notes Programs.

C-1

Our advisor is responsible for the acquisition, financing, operation, maintenance and disposition of our investments. Key members of the management of Bluerock indirectly own and control our advisor and will play a significant role in the promotion of this offering and the operation of our advisor. The financial results of the Prior Real Estate Programs thus may provide some indication of our advisor’s ability to perform its obligations. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

As an investor in our company, you will not own any interest in the Prior Real Estate Programs and should not assume that you will experience returns, if any, comparable to those experienced by investors in the Prior Real Estate Programs.

The following tables are included herein:

•	Table I – Experience in Raising and Investing Funds;

•	Table II – Compensation to Sponsor;

•	Table III – Operating Results of Prior Programs; and

•	Table IV – Results of Completed Programs has been omitted because no Prior Real Estate Programs were responsive to the instructions of this table.

•	Table V – Sales of Disposals of Properties.

The information in these tables should be read together with the summary information under “Prior Performance Summary” in our Registration Statement on Form S-11 (File No. 333-153135), as amended.

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TABLE I

(UNAUDITED)

EXPERIENCE IN RAISING AND INVESTING FUNDS

This Table I sets forth a summary of experience of Bluerock Real Estate, L.L.C. in raising and investing funds in Prior Real Estate Programs the offerings of which have closed in the three years ended December 31, 2011. All of the Prior Real Estate Programs presented in this Table I have similar or identical investment objectives to Bluerock Multifamily Growth REIT, Inc. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of December 31, 2011.

	Valley Townhomes, DST		Plaza Gardens, DST		Town & Country Corporate Center		BR Mesa Ridge, DST		BR Marietta, LLC (Savannah Court)		Bluerock Special Opportunity + Income Fund, LLC		BR Tech Ridge Investment, LLC		BR Chapel Hill Investment, LLC

Dollar amount offered	$19,567,189		$8,620,783		$24,090,630		$5,156,471		$7,949,505		$50,000,000		$2,500,000		$3,053,465
Dollar amount raised	$17,909,635	91.5%	$8,620,783	100.0%	$24,090,630	100.0%	$5,156,471	100.0%	$7,949,505	100.0%	$29,118,119	58.2%	$2,500,000	100.0%	$3,053,465	100.0%
Less offering expenses:
Selling commissions and discounts retained by affiliates	1,433,484	8.0%	775,871	9.0%	2,168,157	9.0%	489,865	9.5%	564,505	7.1%	2,940,653	10.1%	288,710	11.6%	304,650	10.0%
Organizational expenses	560,719	3.1%	215,520	2.5%	602,266	2.5%	128,912	2.5%	198,738	2.5%	1,641,015	5.6%	135,290	5.4%	84,851	2.8%
Reserves	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Amount available for investment	$15,915,432	80.4%	$7,629,392	88.5%	$21,320,207	88.5%	$4,537,694	88.0%	$7,186,262	90.4%	$24,536,451	42.5%	$2,076,000	83.0%	$2,663,964	87.2%
Acquisition costs:
Cash invested	14,161,820	36.4%	6,853,268	26.9%	19,647,761	36.6%	4,253,777	38.9%	6,430,743	35.9%	15,981,024	97.1%	1,900,050	97.7%	2,410,100	93.0%
Acquisition fees	1,196,760	3.1%	633,000	2.5%	1,282,500	2.3%	328,244	3.0%	693,566	3.9%	484,537	2.9%	8,163	0.4%	146,068	5.7%
Loan costs	556,852	1.4%	1,134,516	4.4%	3,160,368	5.9%	574,450	5.2%	715,908	4.0%	-	-	37,422	1.9%	34,808	1.3%
Mortgage financing	23,011,000	59.1%	16,880,000	66.2%	29,650,000	55.2%	5,785,000	52.9%	10,075,000	56.2%	-	-	-	-	-	-
Total acquisition cost	$38,926,432	100.0%	$25,500,784	100.0%	$53,740,629	100.0%	$10,941,471	100.0%	$17,915,217	100.0%	$16,465,561	100.0%	$1,945,635	100.0%	$2,590,976	100.0%

Percent leverage	59.1%		66.2%		55.2%		52.9%		56.2%		0.0%		0.0%		0.0%

Date offering began	7/17/2008		9/19/2008		11/15/2008		1/15/2011		1/26/2011		2/8/2008		4/2/2010		2/28/2011

Length of offering (in months)	20.5		33.0		12.0		8.0		4.0		22.0		4.0		4.0

Months to invest 90% of amount available for investment (measured from the beginning of the offering)	13		30		6	(1)	7		4		19		2		4

(1)	Total raised through sales to investors for Town & Country is $1,783,264. 90% of that total was reached in the 6 month of the offering period.

C-3

TABLE II

(UNAUDITED)

COMPENSATION TO SPONSOR

This Table II sets forth the types of compensation received by Bluerock Real Estate, L.L.C., and its affiliates, including compensation paid out of offering proceeds and compensation paid in connection with ongoing operations, in connection with seven programs the offerings of which have closed in the three years ended December 31, 2011 All of the Prior Real Estate Programs presented in this Table II have similar or identical investment objectives to Bluerock Multifamily Growth REIT, Inc. All figures are as of December 31, 2011.

	Valley Townhomes, DST	Plaza Gardens, DST	Town & Country Corp Center	BR Mesa Ridge, DST	BR Marietta, LLC (Savannah Court)	Bluerock Special Opportunity + Income Fund, LLC	BR Tech Ridge Investment, LLC		BR Chapel Hill Investment, LLC		Other Programs (3)	Total
Date offering commenced	7/17/2008	9/19/2008	11/15/2008	1/15/2011	1/26/2011	2/8/2008	4/2/2010		2/28/2011

Dollar amount raised	$17,909,635	$8,620,783	$24,090,630	$5,156,471	$7,949,505	$29,118,119	$2,500,000		$3,053,465		$130,066,716	$228,465,324

Amount paid to sponsor from proceeds of offering:
Underwriting fees	$-	$-	$-	$-	$-	$-	$-		$-		$-	$-
Acquisition fees
- real estate commissions	-	-	-	-	-	-	-		-		-	-
- advisory fees	1,196,760	278,484	-	328,244	538,566	1,238,264	8,163		146,068		7,815,474	11,550,023
- Reimbursed offering expenses	560,719	256,152	785,458	122,402	198,738	146,341	-		-		3,063,825	5,133,635
Other	-	-	-	-	-	-	135,290		84,851		70,000	290,141
Total amount paid to sponsor	$1,757,479	$534,636	$785,458	$450,646	$737,304	$1,384,605	$143,453		$230,919		$10,949,299	$16,973,799

Dollar amount of cash generated from operations before deducting payments to sponsor	$2,963,612	$232,547	$2,682,477	$224,365	$279,498	$9,241,835	$886,747		$118,965		$73,629,782	$90,259,828

Amount paid to sponsor from operations:
Property management fees	-	-	-	-	-	318,217	73,865		37,450		2,547,302	2,976,834
Partnership management fees	-	-	-	-	-	-	-		-		-	-
Construction management fees	-	-	-	-	-	-	253,087		9,227		1,362,048	1,624,362
Reimbursements	-	-	-	-	-	-	54,477		27,485		190,057	272,019
Leasing commissions	-	-	-	-	-	69,186	-		-		186,483	255,669
Asset Management Fee	-	-	-	-	-	-	-		-		614,453	614,453
Oversight Fee	-	-	-	11,842	-	-	-		-		-	11,842
Other	-	-	-	-	-	997,202	-		-		-	997,202

Dollar amount of property sales and refinancing before deducting payments to sponsor:
- cash	-	-	-	-	-	-	-		-		-	-
- notes	-	-	-	-	-	-	4,408,600	(1)	2,175,500	(2)	-	6,584,097

Amount paid to sponsor from property sales and refinancing:
Real estate commissions	-	-	-	-	-	-	-		-		-	-
Incentive fees	-	-	-	-	-	-	-		-		-	-
Other	-	-	-	-	-	807,870	37,422		21,755		-	867,047

(1)	Tech Ridge Property in which the Tech Ridge Fund holds an indirect equity ownership of 31.49% in refinanced its property loan for $14.0 million. $4,408,600 represents the Fund's pro-rata ownership share of the $14.0 million loan.
(2)	Chapel Hill Property, in which the Chapel Hill Fund holds an indirect equity ownership of 43.51%, refinanced its property loan for $5.0 million. $2,175,000 represents the Fund's pro-rata ownership share of the $5.0 million loan.
(3)	Includes amounts paid to sponsor in the most recent three years for seven other programs that closed prior to most recent three years.

C-4

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

This Table III sets forth the annual operating results of Prior Real Estate Programs sponsored by Bluerock Real Estate, L.L.C. and its affiliates that have closed offerings during the five years ended December 31, 2011. All of the Prior Real Estate Programs presented in this Table III have similar or identical investment objectives to Bluerock Multifamily Growth REIT, Inc. All figures are for the period commencing January 1 of the year acquired, except as otherwise noted.

BR North Park Towers, DST (Sponsored by Bluerock Real Estate, L.L.C.)

	2006	2007	2008	2009	2010	2011
Gross revenue	$867,355	$2,165,177	$2,145,856	$2,099,164	$2,409,865	$1,222,156
Interest income	-	-	-	-	-	-

Less:
Operating expenses	-	-	-	-	-	-
Interest expense	334,676	806,665	817,705	838,047	891,853	764,926
Property and asset management fees	-	-	-	-	-	-
General and administrative	32,044	116,998	120,162	118,150	607,654	469,230
Commissions	-	-	-	-	-	-
Depreciation and amortization	512,927	1,259,215	1,286,330	1,295,774	1,349,138	1,370,314
Net income - GAAP basis	$(12,292)	$(17,701)	$(78,340)	$(152,807)	$(438,780)	$(1,382,314)

Taxable income
- from operations	$(12,292)	$(17,701)	$(78,340)	$(152,807)	$(438,780)	$(1,382,314)
- from gain on sale	-	-	-	-	-	-

Cash generated from operations	193,293	838,586	247,915	415,545	302,906	-
Cash generated from sales	-	-	-	-	-	-
Cash generated from financing/refinancing	-	-	-	-	-	-
Total cash generated from operations, sales	-	-	-	-	-	-
and refinancing	193,293	838,586	247,915	415,545	302,906	-

Less: Cash distributed to investors
- from operating cash flow	88,823	-	215,589	415,545	104,274	-
- from sales and refinancing	-	-	-	-	-	-
- from other	-	-	-	191,054	-	-

Cash generated (deficiency) after cash distributions	104,470	838,586	32,326	(191,054)	198,632	-

Special items (not including sales and refinancing)
Improvements to building	72,080	219,681	205,489	445,544	238,500	65,506
Other	34,837	34,224	65,660	25,231	35,158	-

Cash generated (deficiency) after cash distributions and special items	$(2,446)	$584,681	$(238,822)	$(661,829)	$(75,026)	$(65,506)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	$(1)	$(2)	$(7)	$(13)	$(38)	$(50)
- from recapture	-	-	-	-	-	-

Capital gain (loss)	$-	$-	$-	$-	$-	$-

Cash distribution to investors
Source (on GAAP basis)
- from investment income	$8	$-	$19	$36	$9	$-
- from return of capital	-	-	-	-	-	-
Total distributions on GAAP basis	$8	$-	$19	$36	$9	$-

Source (on cash basis)
- from operations	$8	$-	$19	$36	$9	$-
- from refinancing	-	-	-	-	-	-
- from other	-	-	-	-	-	-
- from sales	-	-	-	-	-	-
Total distributions on cash basis	$8	$-	$19	$36	$9	$-

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%	100%	100%	100%

C-5

Summit at Southpoint (sponsored by Bluerock Real Estate, L.L.C.)

	2007	2008	2009	2010	2011
Gross revenue	$4,594,040	$4,844,940	$4,543,029	$4,855,748	$3,127,210
Interest income	63,770	19,749	7,855	5,117	4,487

Less:
Operating expenses	1,893,957	1,876,996	1,817,877	1,652,949	1,533,306
Interest expense	1,620,832	1,356,549	1,352,842	1,352,842	1,363,961
Property and asset management fees	181,349	355,891	227,596	253,871	123,519
General and administrative	82,099	112,526	49,678	86,382	229,731
Commissions	-	-	-	-	-
Depreciation and amortization	587,252	614,799	696,371	785,649	442,938
Net Income - GAAP basis	$292,320	$547,928	$406,520	$729,172	$(561,758)

Taxable income
- from operations	$292,320	$547,928	$406,520	$729,172	$(561,758)
- from gain on sale	-	-	-	-	-

Cash generated from operations	1,151,744	1,188,747	(596,287)	1,386,285	10,201
Cash generated from sales	-	-	-	-	-
Cash generated from financing/refinancing	-	-	-	-	-
Total cash generated from operations, sales	-	-	-	-	-
and refinancing	1,151,744	1,188,747	(596,287)	1,386,285	10,201

Less: Cash distributed to investors
- from operating cash flow	537,825	1,114,975	357,558	135,450	135,450
- from sales and refinancing	-	-	-	-	-
- from other	-	-	-	-	-

Cash generated (deficiency) after cash distributions	613,919	73,772	(953,845)	1,250,835	(125,249)

Special items (not including sales and refinancing)
Improvements to building	336,367	147,866	207,036	245,457	812,091
Other	21,020	-	-	-	-

Cash generated (deficiency) after cash distributions and special items	$256,532	$(74,094)	$(1,160,881)	$1,005,378	$(937,340)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	$22	$41	$30	$54	$(41)
- from recapture	-	-	-	-	-

Capital gain (loss)	$-	$-	$-	$-	$-

Cash distribution to investors
Source (on GAAP basis)
- from investment income	$40	$83	$27	$10	$10
- from return of capital	-	-	-	-	-
Total distributions on GAAP basis	$40	$83	$27	$10	$10

Source (on cash basis)
- from operations	$40	$83	$27	$10	$10
- from refinancing	-	-	-	-	-
- from other	-	-	-	-	-
- from sales	-	-	-	-	-
Total distributions on cash basis	$40	$83	$27	$10	$10

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%	100%	100%

(1) The property owned by Summit at Southpoint was purchased on February 22, 2006.

C-6

Landmark/Laumeier Office Portfolio (sponsored by Bluerock Real Estate, L.L.C.)

	2007 (1)	2008	2009	2010	2011
Gross revenue	$3,202,979	$3,608,620	$3,784,480	$3,462,669	$3,494,587
Interest income	2,978	24,729	16,688	6,237	4,705

Less:
Operating expenses	998,593	1,491,113	1,319,332	1,209,159	1,362,757
Interest expense	880,119	1,049,505	1,046,637	1,046,637	1,046,638
Property and asset management fees	142,422	217,125	228,895	218,323	214,766
General and administrative	19,136	55,346	108,149	144,903	194,395
Depreciation and amortization	479,502	578,004	596,984	619,872	841,546
Net Income - GAAP basis	$686,185	$242,257	$501,171	$230,012	$(160,810)

Taxable income
- from operations	$686,185	$242,257	$501,171	$230,012	$(160,810)
- from gain on sale	-	-	-	-	-

Cash generated from operations	306,846	1,683,131	810,365	854,816	745,856
Cash generated from sales	-	-	-	-	-
Cash generated from financing/refinancing	-	-	-	-	-
Total cash generated from operations, sales	-	-	-	-	-
and refinancing	306,846	1,683,131	810,365	854,816	745,856

Less: Cash distributed to investors
- from operating cash flow	197,822	530,401	557,726	564,375	564,375
- from sales and refinancing	-	-	-	-	-
- from other	-	-	-	-	-

Cash generated (deficiency) after cash distributions	109,024	1,152,730	252,639	290,441	181,481

Special items (not including sales and refinancing)
Improvements to building	87,649	66,696	142,668	153,992	1,183,514
Other	-	147,937	63,880	33,717	-

Cash generated (deficiency) after cash distributions and special items	$21,375	$938,097	$46,091	$102,732	$(1,002,033)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	$92	$33	$67	$31	$(21)
- from recapture	-	-	-	-	-

Capital gain (loss)	$-	$-	$-	$-	$-

Cash distribution to investors
Source (on GAAP basis)
- from investment income	$27	$71	$75	$76	$75
- from return of capital	-	-	-	-	-
Total distributions on GAAP basis	$27	$71	$75	$76	$75

Source (on cash basis)
- from operations	$27	$71	$75	$76	$75
- from refinancing	-	-	-	-	-
- from other	-	-	-	-	-
- from sales	-	-	-	-	-
Total distributions on cash basis	$27	$71	$75	$76	$75

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%	100%	100%

(1) The property owned by Landmark/Laumeier Portfolio was purchased on May 14, 2007.

C-7

1355 First Avenue (sponsored by Bluerock Real Estate, L.L.C.)

	2007 (1)	2008	2009	2010	2011
Gross revenue	$-	$2,787,649	$2,500,000	$1,249,500	$1,249,500
Interest income	59,607	96,724	36,916	2	-

Less:
Operating expenses	60,000	-	-	-	1,249,500
Interest expense	1,020,964	-	-	-	-
Property and asset management fees	-	-	-	-	-
General and administrative	95,225	19,609	929,600	1,281,830	12,474
Commissions	-	-	-	-	-
Depreciation and amortization	-	-	-	-	-
Net Income - GAAP basis	$(1,116,582)	$2,864,765	$1,607,316	$(32,328)	$(12,474)

Taxable income
- from operations	$-	$2,864,765	$1,607,316	$(32,328)	$(12,474)
- from gain on sale	-	-	-	-	-

Cash generated from operations	(1,347,451)	2,864,765	1,607,316	(32,328)	-
Cash generated from sales	-	-	-	-	-
Cash generated from financing/refinancing	-	-	-	-	-
Total cash generated from operations, sales	-	-	-	-	-
and refinancing	(1,347,451)	2,864,765	1,607,316	(32,328)	-

Less: Cash distributed to investors
- from operating cash flow	-	1,641,714	1,641,714	-	-
- from sales and refinancing	101,719	-	-	-	-
- from other	-	-	-	-	-

Cash generated (deficiency) after cash distributions	(1,449,170)	1,223,051	(34,398)	(32,328)	-

Special items (not including sales and refinancing)
Improvements to building	1,348,767	13,254,395	-	-	-
Other	-	-	-	-	-

Cash generated (deficiency) after cash distributions
and special items	$(2,797,937)	$(12,031,344)	$(34,398)	$(32,328)	$-

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	$(55)	$92	$51	$(1)	$-
- from recapture	-	-	-	-	-

Capital gain (loss)	$-	$-	$-	$-	$-

Cash distribution to investors
Source (on GAAP basis)
- from investment income	$-	$53	$53	$-	$-
- from return of capital	-	-	-	-	-
Total distributions on GAAP basis	$-	$53	$53	$-	$-

Source (on cash basis)
- from operations	$-	$53	$53	$-	$-
- from refinancing	-	-	-	-	-
- from other	-	-	-	-	-
- from sales	-	-	-	-	-
Total distributions on cash basis	$-	$52	$52	$-	$-

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%	100%	100%

(1) The property owned by 1355 First Avenue was purchased on June 29, 2007.

C-8

Huntsville - Cummings Research Park - Portfolio I

	2007	2008	2009	2010	2011
Gross revenue	$1,487,708	$7,289,265	$7,352,316	$8,414,035	$8,780,506
Interest income	31,243	26,097	12,190	3,928	2,863

Less:
Operating expenses	268,377	3,544,865	3,054,756	3,254,161	3,534,892
Interest expense	-	2,121,351	2,137,262	2,115,555	2,115,555
Property and asset management fees	33,867	367,068	539,099	511,091	512,824
General and administrative	4,949	106,368	83,840	171,097	94,034
Commissions	-	-	-	-	-
Depreciation and amortization	517,388	3,120,810	3,160,544	3,212,140	3,672,263
Net Income - GAAP basis	$694,370	$(1,945,100)	$(1,610,995)	$(846,081)	$(1,146,199)

Taxable income
- from operations	$694,370	$(1,945,100)	$(1,610,995)	$(846,081)	$(1,146,199)
- from gain on sale

Cash generated from operations	11,107,095	1,185,345	2,913,660	2,104,243	2,201,329
Cash generated from sales	-	-	-	-	-
Cash generated from financing/refinancing	-	-	-	-	-
Total cash generated from operations, sales	-	-	-	-	-
and refinancing	11,107,095	1,185,345	2,913,660	2,104,243	2,201,329

Less: Cash distributed to investors
- from operating cash flow	-	1,350,057	1,561,452	877,587	1,885,638
- from sales and refinancing	-	-	-	-	-
- from other	-	-	-	-	-

Cash generated (deficiency) after cash distributions	11,107,095	(164,712)	1,352,208	1,226,656	315,691

Special items (not including sales and refinancing)
Improvements to building	-	2,388,717	146,824	324,236	1,024,522
Other	-	96,876	351,925	114,385	-

Cash generated (deficiency) after cash distributions and special items	$11,107,095	$(2,650,305)	$853,459	$788,035	$(708,831)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	$-	$(80)	$(67)	$(35)	$(47)
- from recapture	-	-	-	-	-

Capital gain (loss)	$-	$-	$-	$-	$-

Cash distribution to investors
Source (on GAAP basis)
- from investment income	$-	$56	$64	$36	$78
- from return of capital	$-	$-	$-	$-	$-
Total distributions on GAAP basis	$-	$56	$64	$36	$78

Source (on cash basis)
- from operations	$-	$56	$64	$36	$78
- from refinancing	-	-	-	-	-
- from other	-	-	-	-	-
- from sales	-	-	-	-	-
Total distributions on cash basis	$-	$55.77	$64.50	$36.25	$77.89

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%	100%	100%

C-9

Huntsville - Cummings Research Park - Portfolio II

	2007	2008	2009	2010	2011
Gross revenue	$1,314,505	$8,511,115	$9,213,136	$9,287,664	$9,448,259
Interest income	136,487	29,370	9,768	2,716	1,228

Less:
Operating expenses	260,708	3,466,514	3,632,458	3,606,173	3,706,749
Interest expense	-	2,690,334	2,702,035	2,682,983	2,682,983
Property and asset management fees	41,392	534,851	602,508	545,046	609,413
General and administrative	9,020	136,070	97,671	221,110	101,982
Commissions	-	-	-	-	-
Depreciation and amortization	359,308	2,174,579	2,247,563	2,404,671	4,085,029
Net Income - GAAP basis	$780,564	$(461,863)	$(59,331)	$(169,603)	$(1,736,669)

Taxable income
- from operations	$780,564	$(461,863)	$(59,331)	$(169,603)	$(1,736,669)
- from gain on sale	-	-	-	-	-

Cash generated from operations	11,020,459	2,945,123	3,105,688	2,756,518	2,488,750
Cash generated from sales	-	-	-	-	-
Cash generated from financing/refinancing	-	-	-	-	-
Total cash generated from operations, sales	-	-	-	-	-
and refinancing	11,020,459	2,945,123	3,105,688	2,756,518	2,488,750

Less: Cash distributed to investors
- from operating cash flow	-	1,227,028	1,500,710	1,303,198	1,680,651
- from sales and refinancing	-	-	-	-	-
- from other	-	-	-	-	-

Cash generated (deficiency) after cash distributions	11,020,459	1,718,095	1,604,978	1,453,320	808,099

Special items (not including sales and refinancing)
Improvements to building	-	1,461,149	1,366,653	69,728	929,934
Other	-	-	-	1,524,497	-

Cash generated (deficiency) after cash distributions and special items	$11,020,459	$256,946	$238,325	$(140,905)	$(121,835)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	$-	$(22)	$(3)	$(8)	$(84)
- from recapture	-	-	-	-	-

Capital gain (loss)	$-	$-	$-	$-	$-

Cash distribution to investors
Source (on GAAP basis)
- from investment income	$-	$58	$71	$61	$81
- from return of capital	-	-	-	-	-
Total distributions on GAAP basis	$-	$58	$71	$61	$81

Source (on cash basis)
- from operations	$-	$58	$71	$61	$81
- from refinancing	-	-	-	-	-
- from other	-	-	-	-	-
- from sales	-	-	-	-	-
Total distributions on cash basis	$-	$58	$71	$61	$81.34

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%	100%	100%

C-10

Huntsville - Cummings Research Park - Portfolio III

	2007	2008	2009	2010	2011
Gross revenue	$1,218,835	$8,164,819	$8,691,299	$8,852,890	$8,947,715
Interest income	31,534	19,721	10,224	4,973	3,278

Less:
Operating expenses	305,746	3,631,519	3,651,460	3,618,446	3,819,206
Interest expense	-	2,262,117	2,250,949	2,255,936	2,255,936
Property and asset management fees	33,426	324,969	561,211	503,519	557,989
General and administrative	9,952	327,175	144,304	242,521	131,624
Commissions	-	-	-	-	-
Depreciation and amortization	319,636	2,205,383	2,262,351	2,340,006	3,278,927
Net Income - GAAP basis	$581,609	$(566,623)	$(168,752)	$(102,565)	$(1,092,689)

Taxable income
- from operations	$581,609	$(566,623)	$(168,752)	$(102,565)	$(1,092,689)
- from gain on sale

Cash generated from operations	8,981,298	2,661,423	2,155,584	1,984,281	2,154,407
Cash generated from sales	-	-	-	-	-
Cash generated from financing/refinancing	-	-	-	-	-
Total cash generated from operations, sales	-	-	-	-	-
and refinancing	8,981,298	2,661,423	2,155,584	1,984,281	2,154,407

Less: Cash distributed to investors
- from operating cash flow	-	1,244,261	1,483,267	1,290,065	1,707,436
- from sales and refinancing	-	-	-	-	-
- from other	-	-	-	-	-

Cash generated (deficiency) after cash distributions	8,981,298	1,417,162	672,317	694,216	446,971

Special items (not including sales and refinancing)
Improvements to building	-	941,557	403,095	16,448	951,336
Other	4,508,843	-	-	208,665	-

Cash generated (deficiency) after cash distributions and special items	$4,472,455	$475,605	$269,222	$469,103	$(504,365)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	$-	$(27)	$(8)	$(5)	$(52)
- from recapture

Capital gain (loss)	$-	$-	$-	$-	$-

Cash distribution to investors
Source (on GAAP basis)
- from investment income	$-	59	70	61	81
- from return of capital	-	-	-	-	-
Total distributions on GAAP basis	$-	$59	$70	$61	$81

Source (on cash basis)
- from operations	$-	59	70	61	81
- from refinancing	-	-	-	-	-
- from other	-	-	-	-	-
- from sales	-	-	-	-	-
Total distributions on cash basis	$-	$59	$70	$61	$81

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%	100%	100%

C-11

Valley Townhomes, DST

	2008	2009	2010	2011
Gross revenue	$1,414,438	$3,205,082	$3,340,515	$2,662,940
Interest income	3,847	-	-	417

Less:
Operating expenses	280,482	941,867	998,446	-
Interest expense	1,076,864	2,615,301	2,631,181	1,423,166
Property and asset management fees	40,380	96,148	99,930	-
General and administrative	91,704	33,676	75,400	694
Commissions	-	-	-	-
Depreciation and amortization	16,042	1,750,616	-	1,518,908
Net Income - GAAP basis	$(87,187)	$(2,232,526)	$(464,442)	$(279,411)

Taxable income
- from operations	$(87,187)	$(2,232,526)	$(464,442)	$(279,411)
- from gain on sale

Cash generated from operations	734,909	849,492	530,744	848,467
Cash generated from sales	-	-	-	-
Cash generated from financing/refinancing	-	-	-	-
Total cash generated from operations, sales
and refinancing	734,909	849,492	530,744	848,467

Less: Cash distributed to investors
- from operating cash flow	141,508	909,072	769,796	358,193
- from sales and refinancing	-	-	-	-
- from other	-	-	-	-

Cash generated (deficiency) after cash distributions	593,401	(59,580)	(239,052)	490,274

Special items (not including sales and refinancing)
Improvements to building	-	723,407	-	307,680
Other	-	548,420	33,706	-

Cash generated (deficiency) after cash distributions and special items	$593,401	$(1,331,407)	$(272,758)	$182,594

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	$(5)	$(125)	$(26)	$(16)
- from recapture

Capital gain (loss)	$-	$-	$-	$-

Cash distribution to investors
Source (on GAAP basis)
- from investment income	8	51	43	20
- from return of capital	-	-	-	-
Total distributions on GAAP basis	8	51	43	20

Source (on cash basis)
- from operations	8	51	43	20
- from refinancing	-	-	-	-
- from other	-	-	-	-
- from sales	-	-	-	-
Total distributions on cash basis	8	51	43	20

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%	100%

(1) The property owned by Valley Townhomes, DST was purchased on July 31, 2008.

C-12

Plaza Gardens, DST (Sponsored by Bluerock Real Estate, L.L.C.)

	2009	2010	2011
Gross revenue	$1,304,980	$1,429,935	$1,635,999
Interest income	-	-	-

Less:
Operating expenses	-	-	-
Interest expense	787,733	907,300	1,097,200
Property and asset management fees	-	-	-
General and administrative	27,081	2,500	978
Commissions	-	-	-
Depreciation and amortization	978,827	962,252	1,156,634
Net Income - GAAP basis	$(488,661)	$(442,117)	$(618,813)

Taxable income
- from operations	$(488,661)	$(442,117)	$(618,813)
- from gain on sale

Cash generated from operations	198,503	320,813	232,547
Cash generated from sales	-	-	-
Cash generated from financing/refinancing	-	-	-
Total cash generated from operations, sales
and refinancing	198,503	320,813	232,547

Less: Cash distributed to investors
- from operating cash flow	162,448	318,313	506,916
- from sales and refinancing	-	-	-
- from other	-	-	-

Cash generated (deficiency) after cash distributions	36,055	2,500	(274,369)

Special items (not including sales and refinancing)
Improvements to building	-	14,541	-
Other	-	-	-

Cash generated (deficiency) after cash distributions and special items	$36,055	$(12,041)	$(274,369)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	$(110)	$(64)	$(74)
- from recapture

Capital gain (loss)	$-	$-	$-

Cash distribution to investors
Source (on GAAP basis)
- from investment income	37	46	59
- from return of capital	-	-	-
Total distributions on GAAP basis	37	46	59

Source (on cash basis)
- from operations	37	46	59
- from refinancing	-	-	-
- from other	-	-	-
- from sales	-	-	-
Total distributions on cash basis	37	46	59

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%

(1) The property owned by Plaza Gardens, DST was purchased on August 29, 2008.

C-13

Mesa Ridge, DST (Sponsored by Bluerock Real Estate, L.L.C.)

2011
Gross revenue	$550,201
Interest income	457

Less:
Operating expenses	-
Interest expense	224,804
Property and asset management fees	-
General and administrative	7,375
Commissions	-
Depreciation and amortization	883,570
Net Income - GAAP basis	$(565,091)

Taxable income
- from operations	$(565,091)
- from gain on sale

Cash generated from operations	224,365
Cash generated from sales	-
Cash generated from financing/refinancing	-
Total cash generated from operations, sales
and refinancing	224,365

Less: Cash distributed to investors
- from operating cash flow	225,552
- from sales and refinancing	-
- from other	-

Cash generated (deficiency) after cash distributions	(1,187)

Special items (not including sales and refinancing)
Improvements to building	34,426
Other	-

Cash generated (deficiency) after cash distributions and special items	$(35,613)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	$(110)
- from recapture

Capital gain (loss)	$-

Cash distribution to investors
Source (on GAAP basis)
- from investment income	44
- from return of capital	-
Total distributions on GAAP basis	44

Source (on cash basis)
- from operations	44
- from refinancing	-
- from other	-
- from sales	-
Total distributions on cash basis	44

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%

(1) The property owned by BR Mesa Ridge, DST was purchased on March 31, 2011.

C-14

BR Marietta, LLC (Savannah Court) (Sponsored by Bluerock Real Estate, L.L.C.)

2011
Gross revenue	$726,014
Interest income	-

Less:
Operating expenses	-
Interest expense	285,501
Property and asset management fees	-
General and administrative	12,750
Commissions	-
Depreciation and amortization	373,885
Net Income - GAAP basis	$53,878

Taxable income
- from operations	$53,878
- from gain on sale

Cash generated from operations	279,498
Cash generated from sales	-
Cash generated from financing/refinancing	-
Total cash generated from operations, sales
and refinancing	279,498

Less: Cash distributed to investors
- from operating cash flow	326,692
- from sales and refinancing	-
- from other	-

Cash generated (deficiency) after cash distributions	(47,194)

Special items (not including sales and refinancing)
Improvements to building	28,630
Other	-

Cash generated (deficiency) after cash distributions and special items	$(75,824)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	$7
- from recapture

Capital gain (loss)	$-

Cash distribution to investors
Source (on GAAP basis)
- from investment income	41
- from return of capital	-
Total distributions on GAAP basis	41

Source (on cash basis)
- from operations	41
- from refinancing	-
- from other	-
- from sales	-
Total distributions on cash basis	41

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%

(1) The property owned by BR Marietta, LLC was purchased on May 27, 2011.

C-15

BR Chapel Hill Investment, LLC (Sponsored by Bluerock Real Estate, L.L.C.)

2011
Gross revenue	$-
Equity in loss of joint ventures	(504,357)
Interest income	-

Less:
Operating expenses	-
Interest expense	-
Property and asset management fees	46,677
General and administrative	33,359
Acquisition fees	146,068
Depreciation and amortization	14,866
Net Income - GAAP basis	$(745,327)

Taxable income
- from operations	$(722,798)
- from gain on sale	-

Cash generated from operations	(188,965)
Cash generated from sales	-
Cash generated from financing/refinancing (2)	(21,755)
Total cash generated from operations, sales
and refinancing	(210,720)

Less: Cash distributed to investors
- from operating cash flow	-
- from sales and refinancing	-
- from other	-

Cash generated (deficiency) after cash distributions	(210,720)

Special items (not including sales and refinancing)
Issuance of equity (net of syndication costs)	2,663,964
Investment in joint venture	(2,410,000)
Other	-

Cash generated (deficiency) after cash distributions and special items	$43,244

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	$(237)
- from recapture

Capital gain (loss)	$-

Cash distribution to investors
Source (on GAAP basis)
- from investment income	-
- from return of capital	-
Total distributions on GAAP basis	-

Source (on cash basis)
- from operations	-
- from refinancing	-
- from other	-
- from sales	-
Total distributions on cash basis	-

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	N/A (1)

(1) 2011 is the first year of Chapel Hill.

(2) Amount represents financing fee paid.

C-16

BR Tech Ridge Investment, LLC (Sponsored by Bluerock Real Estate, L.L.C.)

	2010	2011
Gross revenue	$-	$-
Equity in loss of joint ventures	(130,756)	(51,627)
Interest income	-	-

Less:
Operating expenses	-	-
Interest expense	-	-
Property and asset management fees	253,698	71,330
General and administrative	2,536	70,311
Acquisition fees	8,163	-
Depreciation and amortization	15,593	21,830
Net Income - GAAP basis	$(410,746)	$(215,098)

Taxable income
- from operations	$(150,341)	$(283,555)
- from gain on sale	-	-

Cash generated from operations	(4,930)	(351,107)
Cash generated from sales	-	-
Cash generated from financing/refinancing	-	-
Total cash generated from operations, sales		-
and refinancing	(4,930)	(351,107)

Less: Cash distributed to investors
- from operating cash flow	-	-
- from sales and refinancing	-	-
- from other	-	531,250

Cash generated (deficiency) after cash distributions	(4,930)	(882,357)

Special items (not including sales and refinancing)
Issuance of equity (net of syndication costs)	2,076,714	-
Investment in joint venture	(1,900,050)	-
Distributions from joint ventures		827,968
Other	-	(38,993)

Cash generated (deficiency) after cash distributions and special items	$171,734	$(93,382)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	$(60)	$(113)
- from recapture

Capital gain (loss)	$-	$-

Cash distribution to investors
Source (on GAAP basis)
- from investment income	-	-
- from return of capital	-	213
Total distributions on GAAP basis	-	213

Source (on cash basis)
- from operations	-	-
- from refinancing	-	-
- from other	-	213
- from sales	-	-
Total distributions on cash basis	-	213

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	N/A (1)	100%

(1) 2010 is the first year of Tech Ridge.

C-17

 Special Opportunity and Income Fund, LLC (Sponsored by Bluerock Real Estate, L.L.C.)

	2010	2011
Gross revenue	$11,728,966	$6,674,820
Equity in Loss from Investments	(600,786)	(423,447)
Interest income	163,728	214,681

Less:
Operating expenses	5,184,864	2,717,488
Interest expense	2,822,712	1,815,519
Property and asset management fees	1,277,914	639,440
General and administrative	698,818	605,473
Commissions	-	-
Depreciation and amortization	5,130,071	2,126,834
Acquisition & Disposition Fees	818,378	757,834
(Gain) from Discontinued operations	-	(10,135,635)
Noncontrolling Interest	(1,345,394)	4,332,519
Net Income - GAAP basis	$(3,295,455)	$3,606,582

Taxable income
- from operations	$(3,703,126)	$(3,311,984)
- from gain on sale	-	5,983,078

Cash generated from operations	2,764,759	1,229,290
Cash generated from sales	-	17,228,931
Cash generated from financing/refinancing	11,264,008	(127,000)
Total cash generated from operations, sales
and refinancing	14,028,767	18,331,221

Less: Cash distributed to investors
- from operating cash flow	2,329,321	2,336,849
- from sales and refinancing	-	582,886
- from other	-	113,640

Cash generated (deficiency) after cash distributions	11,699,446	15,297,846

Special items (not including sales and refinancing)
Issuance of equity, net	162,047	-
Investments in joint ventures	(3,575,323)	(3,182,856)
Acquisition of land and buildings	(17,850,371)	-
Distributions from joint ventures	69,293	506,811
Contributions from non-controlling interests	3,835,837	-
Distributions to non-controlling interests	-	(8,883,960)
Improvements to building	-	-
Other	(963,964)	3,757,759

Cash generated (deficiency) after cash distributions and special items	$(6,623,035)	$7,495,600

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	$(127)	$(114)
- from recapture

Capital gain (loss)	$-	$205

Cash distribution to investors
Source (on GAAP basis)
- from investment income	95	244
- from return of capital	-	74
Total distributions on GAAP basis	95	317

Source (on cash basis)
- from operations	95	244
- from refinancing	-	-
- from other	-	-
- from sales	-	74
Total distributions on cash basis	95	317

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	68%

(1) Includes net activity of restricted cash, investments in and collections on note receivables, and redemptions.

C-18

TABLE V
(UNAUDITED)
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments						Cost of Properties Including Closing and Soft Costs		Excess (Deficiency) of Property Operating Receipts over Cash Expenditures(6)

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total		Original mortgage financing	Total acquisition cost, capital improvement closing and soft costs(5)	Total
Mesa Ridge Apartments (1)	12/30/2008	3/31/2011	$3,234,905	$5,450,945	$-	$-	$8,685,850	(2)	$5,397,000	$820,860	$1,386,894
The Ashford Apartments	11/12/2009	9/27/2011	9,160,916	14,812,000	-	-	23,972,916	(3)	14,812,000	414,956	2,134,346
Meadows Apartments	12/30/2008	10/11/2011	2,404,434	2,804,658	-	-	5,209,092	(4)	2,842,000	567,126	936,573

(1)	Mesa Ridge Apartments was sold by Bluerock Special Opportunity + Income Fund, LLC to BR Mesa Ridge, DST, an affiliate of Bluerock.

(2)	The sale of Mesa Ridge Apartments produced ordinary income of $736,219 and capital gains of $1,978,946.

(3)	The sale of Meadows Apartments produced ordinary income of $581,961 and capital gains of $1,590,433.

(4)	The sale of The Ashford Apartments produced ordinary income of $797,036 and capital gains of $6,916,825.

(5)	Amounts shown do not include pro rata share of program’s original offering costs.

(6)	Program administrative costs are not included.

C-19

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.		BLUEROCK MULTIFAMILY GROWTH REIT, INC.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1	Maximum Offering of
RISK FACTORS	16	$550,000,000
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	36
ESTIMATED USE OF PROCEEDS	37
MULTIFAMILY MARKET OVERVIEW	38
INVESTMENT STRATEGY, OBJECTIVES AND POLICIES	43
DESCRIPTION OF OUR INVESTMENTS	58
SELECTED FINANCIAL DATA	74
MANAGEMENT	78
MANAGEMENT COMPENSATION	91
PRIOR PERFORMANCE SUMMARY	96
CONFLICTS OF INTEREST	98
SUMMARY OF DISTRIBUTION REINVESTMENT PLAN	103
SHARE REPURCHASE PLAN	105
PRINCIPAL STOCKHOLDERS	107
DESCRIPTION OF CAPITAL STOCK	108
IMPORTANT PROVISIONS OF MARYLAND CORPORATE LAW AND OUR CHARTER AND BYLAWS	115
THE OPERATING PARTNERSHIP AGREEMENT	121
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS	124	PROSPECTUS
ERISA CONSIDERATIONS	146
PLAN OF DISTRIBUTION	149
SALES LITERATURE	154
LEGAL MATTERS	154
EXPERTS	154
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	154
ADDITIONAL INFORMATION	155
EXHIBIT A FORM OF SUBSCRIPTION AGREEMENT	A-1
EXHIBIT B DISTRIBUTION REINVESTMENT PLAN	B-1
EXHIBIT C PRIOR PERFORMANCE TABLES	C-1

See "Risk Factors" beginning on page 16 to read about risks you should consider before buying shares of our common stock.		April 12, 2013